UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
SWANK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common stock, $0.10 par value per share

	(2)	Aggregate number of securities to which transaction applies: As of February 16, 2012, 5,549,593 shares of common stock outstanding and 375,000 shares of common stock subject to options

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for purposes of calculating the registration fee, the maximum aggregate value of the transaction was calculated as the sum of (A) 5,512,696 shares of common stock, $.10 par value per share, at $10.00 per share, and (B) 375,000 shares of common stock underlying outstanding stock options with exercise prices less than $10.00 per share multiplied by $5.2064 (which is the difference between $10.00 per share and the weighted average exercise price per share). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.00011460 by the maximum aggregate value of the transaction.

	(4)	Proposed maximum aggregate value of transaction: $57,465,096

	(5)	Total fee paid:

$6,585.50

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

SWANK, INC.

90 Park Avenue

New York, New York 10016

[—], 2012

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders of Swank, Inc., a Delaware corporation (the “Company”), to be held on [—], 2012 at 9:30 a.m. local time, at the Company’s offices at 656 Joseph Warner Boulevard, Taunton, Massachusetts 02780.

On February 3, 2012, the Company entered into an agreement and plan of merger (as it may be amended from time to time, the “merger agreement”), with Randa Accessories Leather Goods LLC, a Delaware limited liability company (“Randa”), Swing Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of Randa (“Intermediate Sub”) and Swing Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Intermediate Sub (“Merger Sub”), providing for the merger (the “merger”) of Merger Sub with and into the Company. Following the merger, the Company will be an indirect wholly-owned subsidiary of Randa.

If the merger is completed, each share of Company common stock issued and outstanding immediately prior to the effective time of the merger, other than certain shares described below, will be converted into the right to receive $10.00 in cash, without interest and less any applicable withholding taxes (the “merger consideration”). Shares held by any stockholders who properly exercise, and do not withdraw or lose, statutory appraisal rights, shares held by the Company as treasury stock, and shares held by Randa, Intermediate Sub or Merger Sub will not be converted into the right to receive the merger consideration.

The merger consideration of $10.00 per share of Company common stock represents a premium of approximately 111% over the closing bid price per share of Company common stock on February 2, 2012, the last trading day prior to the Company’s public announcement of the execution of the merger agreement, and represents a premium of approximately 143% over the average closing bid price per share of Company common stock during the six month period prior to the announcement of the merger.

At the special meeting, you will be asked to consider and vote on the following matters:

•	a proposal to adopt the merger agreement;

•

a proposal to approve, on a nonbinding advisory basis, the “golden parachute” compensation payable to certain of the Company’s executive officers in connection with the merger as described in the accompanying proxy statement; and

•	a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the merger agreement.

Stockholders will also act on any other business that may properly come before the meeting.

After careful consideration, the board of directors of the Company has unanimously approved the merger agreement and declared it to be advisable, fair to and in the best interests of the Company and its stockholders. The board of directors of the Company unanimously recommends that all stockholders vote “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Your vote is very important. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope. We cannot complete the merger unless the holders of a majority of the outstanding shares of Company common stock entitled to vote at the special meeting vote to approve the proposal to adopt the merger agreement. If your shares of Company common stock are beneficially owned and held in nominee or “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of Company common stock without direction from you. You should direct your bank, brokerage firm or other nominee to vote your shares of Company common stock in accordance with the directions provided by your bank, brokerage firm or other nominee.

If you are a participant in The New Swank, Inc. Retirement Plan (the “retirement plan”), you have the right to direct Reliance Trust Company, which has been appointed the independent trustee of the employee stock ownership portion of the retirement plan, as to how to vote the shares of Company common stock allocated to your accounts under the retirement plan. Accordingly, you are being provided a separate voting card as well as instructions on how to direct Reliance Trust Company in connection with the merger agreement and the merger, to vote those shares. If you do not direct Reliance Trust Company as to how the shares of Company common stock allocated to your accounts within the retirement plan are to be voted, then the independent trustee will vote those shares in the same proportion as the shares of Company common stock as to which it has received direction. However, as may be required by applicable law and the retirement plan, the independent trustee may, in the exercise of its fiduciary duty to participants in the retirement plan, vote shares of Company common stock held in the retirement plan in its discretion.

The accompanying proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement. We encourage you to carefully read the entire proxy statement and its annexes, including the merger agreement. You also may obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission by following the instructions listed in the section of the accompanying proxy statement entitled “Where You Can Find More Information” beginning on page 101.

On behalf of the entire board of directors, we thank you in advance for your cooperation and continued support.

Sincerely,

John Tulin

Chairman of the Board and

Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This proxy statement is dated [—], 2012 and is first being mailed to stockholders on or about [—], 2012.

SWANK, INC.

90 Park Avenue

New York, New York 10016

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD [—], 2012

To our stockholders:

A special meeting of stockholders of Swank, Inc., a Delaware corporation (the “Company”), will be held on [—], 2012 at 9:30 a.m. local time, at the Company’s offices at 656 Joseph Warner Boulevard, Taunton, Massachusetts 02780, for the purpose of considering and acting upon the following:

1. To vote on a proposal to adopt the Agreement and Plan of Merger, dated as of February 3, 2012 (as it may be amended from time to time, the “merger agreement”), by and among Randa Accessories Leather Goods LLC, a Delaware limited liability company (“Randa”), Swing Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of Randa (“Intermediate Sub”) and Swing Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Intermediate Sub (“Merger Sub”), providing for the merger (the “merger”) of Merger Sub with and into the Company, all as more fully described in the accompanying proxy statement.

2. To cast a non-binding advisory vote to approve “golden parachute” compensation under existing agreements with the Company that certain executive officers of the Company will receive in connection with the merger.

3. To vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the merger agreement.

4. To transact such other business as may properly come before the special meeting, or any adjournment or postponement thereof.

Only stockholders of record at the close of business on [—], 2012 are entitled to notice of and to vote at the special meeting and any adjournment or postponement thereof.

Your vote is very important. The adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of all outstanding shares of Company common stock outstanding on the record date for the special meeting and entitled to vote at the special meeting. The adoption of the non-binding advisory vote to approve golden parachute compensation and the proposal to adjourn the special meeting, each requires the affirmative vote of a majority of the votes cast by the holders of shares of Company common stock present, in person or by proxy, at the special meeting and entitled to vote at the special meeting. Accordingly, whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope. If you fail to vote your shares or abstain from voting, it will have the same effect as a vote “AGAINST” the adoption of the merger agreement. A failure to vote will have no effect on the adjournment proposal, but an abstention will have the same effect as a vote “AGAINST” this proposal. A failure to vote or an abstention will have no effect on the proposal regarding the golden parachute compensation because the vote is advisory only and nonbinding on the Company.

Holders of Company common stock who do not vote in favor of the adoption of the merger agreement are entitled to seek appraisal of the fair value of their shares under Delaware law in connection with the merger if they comply with the requirements of Section 262 of the General Corporation Law of the State of Delaware explained on page 97 in the accompanying proxy statement. A copy of Section 262 is attached to the Proxy Statement as Annex D.

If you are a participant in The New Swank, Inc. Retirement Plan (the “retirement plan”), you have the right to direct Reliance Trust Company, which has been appointed the independent trustee of the employee stock ownership portion of the retirement plan, as to how to vote the shares of Company common stock allocated to your accounts under the retirement plan. Accordingly, you are being provided a separate voting card as well as instructions on how to direct Reliance Trust Company in connection with the merger agreement and the merger, to vote those shares. If you do not direct Reliance Trust Company as to how the shares of Company common stock allocated to your accounts within the retirement plan are to be voted, then the independent trustee will vote those shares in the same proportion as the shares of Company common stock as to which it has received direction. However, as may be required by applicable law and the retirement plan, the independent trustee may, in the exercise of its fiduciary duty to participants in the retirement plan, vote shares of Company common stock held in the retirement plan in its discretion.

Our Board unanimously recommends that you vote “FOR” the adoption of the merger agreement, “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies and “FOR” the approval, on a non-binding advisory basis, of the “golden parachute” compensation that will or may be received by certain executive officers of the Company in connection with the merger.

By Order of the Board of Directors

Jerold R. Kassner

Secretary

[—], 2012

YOUR VOTES ARE IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, IF YOU ARE A STOCKHOLDER OF RECORD, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE STAMPED, SELF-ADDRESSED ENVELOPE PROVIDED FOR YOUR USE. IF YOUR SHARES ARE HELD IN NOMINEE OR “STREET NAME” BY YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE PROVIDES SO THAT YOUR SHARES CAN BE VOTED BY THEM. IF YOU ARE A PARTICIPANT IN THE RETIREMENT PLAN, WE URGE YOU TO DIRECT THE INDEPENDENT TRUSTEE TO VOTE SHARES ALLOCATED TO YOUR ACCOUNTS IN THE RETIREMENT PLAN BY SUBMITTING A VOTING CARD IN ACCORDANCE WITH THE INSTRUCTIONS THAT HAVE BEEN PROVIDED TO YOU BY THE INDEPENDENT TRUSTEE. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES OF COMPANY COMMON STOCK AT THIS TIME. IF THE MERGER IS APPROVED, YOU WILL RECEIVE A LETTER OF TRANSMITTAL AND RELATED INSTRUCTIONS TO SURRENDER YOUR SHARE CERTIFICATES AND RECEIVE THE MERGER CONSIDERATION.

PROXY STATEMENT

i

ii

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 101.

Parties to the Merger (Page 24)

In this proxy statement, we refer to the agreement and plan of merger, dated February 3, 2012, as it may be amended from time to time, among Randa, Intermediate Sub, Merger Sub and the Company, as the merger agreement, and the merger of Merger Sub with and into the Company, as the merger. The parties to the merger agreement and the merger are:

Swank, Inc., which we refer to in this proxy statement as the Company, we, our, or us, is a Delaware corporation headquartered in New York, New York. The Company is engaged in the importation, sale and distribution of men’s and women’s belts and men’s leather accessories, suspenders, and jewelry. The Company distributes its products to retail outlets throughout the United States and in numerous foreign countries. These products are distributed under the names “Kenneth Cole”, “Tommy Hilfiger”, “Nautica”, “Geoffrey Beene”, “Guess?”, “Tumi”, “Buffalo David Bitton”, “Chaps”, “Donald Trump”, “Pierre Cardin”, “US Polo Association”, and “Swank”. The Company also distributes men’s jewelry and leather items to retailers under private labels.

Randa Accessories Leather Goods LLC, which we refer to as Randa, a Delaware limited liability company, is a global leader in lifestyle accessories and the world’s largest men’s accessories company. Collaborating with 75 leading brands, Randa designs, innovates, manufactures, and markets men’s belts, wallets, neckwear, small leather goods, luggage, backpacks, business cases, seasonal footwear, and gifts. From its origins as a neckwear company over a century ago, Randa now provides fashion, lifestyle, luxury, and private branded products through retailers in all channels of distribution, worldwide. Upon completion of the merger, the Company will be a direct wholly-owned subsidiary of Intermediate Sub. and an indirect, wholly-owned subsidiary of Randa.

Swing Acquisition LLC, which we refer to as Intermediate Sub, is a Delaware limited liability company and Swing Merger Sub, Inc., which we refer to as Merger Sub, is a Delaware corporation formed by Randa solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Upon the completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation of the merger, which we refer to as the surviving corporation.

The Special Meeting (Page 19)

Time, Place and Purpose of the Special Meeting (Page 19)

The special meeting of stockholders of the Company, which we refer to as the special meeting, will be held on [—], starting at 9:30 a.m. local time, at Company’s offices located at 656 Joseph Warner Boulevard, Taunton, Massachusetts 02780. At the special meeting, stockholders will be asked to consider and vote upon the following proposals:

•	a proposal to adopt the merger agreement;

•

a proposal to approve, on a nonbinding advisory basis, the “golden parachute” compensation payable to certain of the Company’s executive officers in connection with the merger as described in the accompanying proxy statement; and

•	a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the merger agreement.

Record Date and Quorum (Page 19)

You are entitled to receive notice of, and to vote at, the special meeting if you were a stockholder of record of the Company’s common stock, $.10 par value per share, which we refer to as Company common stock, as of the close of business on [—], which the Company has set as the record date for determining those of our stockholders entitled to notice of and to vote at the special meeting. We refer to this date as the record date. You will have one vote for each share of Company common stock that you owned on the record date. As of the record date, there were [—] shares of Company common stock outstanding and entitled to vote at the special meeting. A quorum is necessary for the stockholders to vote on the proposals to adopt the merger agreement, to adjourn the special meeting, if necessary, to solicit additional proxies to adopt the merger agreement and to approve the nonbinding advisory proposal regarding “golden parachute” compensation at the special meeting. A majority of the shares of Company common stock issued and outstanding at the close of business on the record date and entitled to vote at the special meeting constitutes a quorum for the purposes of the special meeting. The meeting may be adjourned whether or not a quorum is present.

Vote Required (Page 19)

Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote on the proposal.

Approval of the nonbinding advisory proposal regarding “golden parachute” compensation and approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies, each requires the affirmative vote of a majority of the votes cast by the holders of shares of Company common stock present, in person or by proxy, at the special meeting and entitled to vote at the special meeting.

If you fail to vote your shares or abstain from voting, it will have the same effect as a vote “AGAINST” the adoption of the merger agreement. A failure to vote will have no effect on the adjournment proposal, but an abstention will have the same effect as a vote “AGAINST” this proposal. A failure to vote or an abstention will have no effect on the proposal regarding the golden parachute compensation, because the vote is advisory only and nonbinding on the Company.

If you are a participant in The New Swank, Inc. Retirement Plan, which we refer to as the retirement plan, you have the right to direct Reliance Trust Company, which has been appointed to serve as the independent trustee of the employee stock ownership portion of the retirement plan in connection with the merger agreement and the merger, and which we refer to as the independent trustee, to vote the shares of Company common stock allocated to your accounts under the retirement plan. Accordingly, you are being provided a separate voting card as well as instructions on how to direct the independent trustee to vote those shares. If you do not direct the independent trustee as to how the shares of Company common stock allocated to your accounts within the retirement plan are to be voted, then the independent trustee will vote those shares in the same proportion as the shares of Company common stock as to which it has received direction. However, as may be required by applicable law and the retirement plan, the independent trustee may, in the exercise of its fiduciary duty to participants in the retirement plan, vote shares of Company common stock held in the retirement plan in its discretion.

Proxies and Revocation (Page 22)

Any stockholder of record of Company common stock, whom we refer to collectively as stockholders of record, entitled to vote at the special meeting may submit a proxy by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting. If your shares of Company common stock are beneficially owned and held in nominee or “street name” through a bank, brokerage firm or other nominee, you should direct your bank, brokerage firm or other nominee on how to vote your shares of Company common stock. Please contact your bank, brokerage firm or other nominee for their instructions on how to vote your shares. Please note that if you are a beneficial owner of shares of Company common stock held in nominee or “street name” and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

If you are a stockholder of record, you have the right to revoke a proxy at any time before it is exercised, by giving written notice of revocation to our Secretary, which must be filed with the Secretary by the time the special meeting begins, or by attending the special meeting and voting in person. Attendance at the special meeting will not, in and of itself, revoke any previously submitted proxy.

If your shares of Company common stock are beneficially owned and held through a bank, brokerage firm or other nominee, please contact your bank, brokerage firm or other nominee as to its procedures for the revocation of your previous directions and/or the giving of new directions on how to vote the shares held by them on your behalf.

If your shares of Company common stock are held in your accounts under the retirement plan, you have received a separate explanation of the voting process with respect to such shares and you have been provided with instructions on how to direct the independent trustee to vote those shares and how to revoke your direction to the independent trustee about voting the shares allocated to your accounts.

The Merger and the Merger Consideration (Page 71)

The merger agreement provides that Merger Sub will merge with and into the Company, and that the Company will be the surviving corporation. If the merger agreement is adopted and the merger is consummated, you will no longer own any shares of Company common stock. As a result of the merger, except as provided below, each share of the Company’s common stock will be converted into the right to receive $10.00 in cash, without interest and less any applicable withholding taxes. We refer to this consideration per share of Company common stock to be paid in the merger as the merger consideration. Shares held by any of our stockholders who are entitled to and who properly exercise, and do not withdraw or lose, appraisal rights under Section 262 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, shares held by us as treasury stock, and shares held by Randa, Intermediate Sub, or Merger Sub, will not be converted into the right to receive the merger consideration in connection with the merger. We sometimes refer to the shares described in the foregoing sentence, collectively, as the excluded shares.

Reasons for the Merger; Recommendation of the Board of Directors (Page 38)

After careful consideration of various factors described in the section entitled “The Merger—Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 38, the board of directors of the Company, which we refer to as the board of directors or the board, by a unanimous vote of all directors, including our non-employee directors, determined that the merger agreement and the terms and conditions of the merger and the merger agreement are fair to, advisable and in the best interests of the Company and its stockholders, approved the merger agreement and the merger, approved the execution, delivery and performance by the Company of its obligations under the merger agreement, resolved that the merger agreement be submitted for consideration by the stockholders at the special meeting and recommended that our stockholders vote to adopt the merger agreement.

In considering the recommendation of the board of directors with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, yours. The board was aware of and considered these interests, among other matters, in evaluating the merger agreement and the merger, and in their recommendations with respect to the merger agreement. See the section entitled “The Merger—Interests of Certain Persons in the Merger” beginning on page 56.

The board of directors recommends that you vote “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Opinion of Financo (Page 43)

The board of directors retained Financo, Inc., which together with its affiliated companies we refer to as Financo, to provide it with sale advisory services and an opinion as to the fairness, from a financial point of view, of the merger consideration. The board of directors selected Financo to act as its financial advisor based on Financo’s qualifications, expertise and reputation and its knowledge of the business and affairs of the Company. At the meeting of the board of directors on February 3, 2012, Financo Securities, LLC, the registered Broker-Dealer affiliate of Financo, Inc., which we refer to as Financo Securities, rendered its oral opinion, subsequently confirmed in writing, that as of February 3, 2012, based upon and subject to the various considerations set forth in the opinion, the consideration to be received by holders of Company common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Financo Securities, dated as of February 3, 2012, is attached hereto as Annex C. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Financo in rendering its opinion. We encourage you to read the entire opinion carefully and in its entirety. Financo Securities’ opinion is directed to the board of directors and addresses only the fairness from a financial point of view of the consideration to be received by holders of Company common stock pursuant to the merger agreement as of the date of the opinion. It does not address any other aspects of the merger and does not constitute a recommendation as to whether or not any holder of Company common stock should vote at any stockholder’s meeting held in connection with the merger or whether to take any other action with respect to the merger. The summary of the opinion of Financo Securities is set forth below under “The Merger—Opinion of Financo” beginning on page 43 is qualified in its entirety by reference to the full text of the opinion.

In connection with Financo’s services as the financial advisor to the board, the Company has agreed to pay to Financo an aggregate fee based on the transaction value of the merger, to reimburse Financo for expenses incurred in performing its services and to indemnify Financo for certain liabilities that may arise out of its engagement. See “The Merger—Opinion of Financo” beginning on page 43.

Financing of the Merger (Page 51)

Randa anticipates that the total amount of funds necessary to complete the merger will be approximately $71,700,000. The merger consideration, as well as payments to employees of the Company in consideration of the cancellation of their options to purchase shares of Company common stock, and of the termination of their termination or “golden parachute” agreements, will be paid in cash and Randa intends to satisfy these obligations from available cash resources and proceeds from a new $65,000,000 senior secured first lien revolving credit facility, which we refer to as the debt financing. Randa has obtained a debt financing commitment to provide the debt financing, which we refer to as the debt financing commitment, which is subject to a number of conditions, including conditions that do not relate directly to the merger agreement. Randa, Intermediate Sub and Merger

Sub also have agreed in the merger agreement to maintain a minimum consolidated tangible net worth for certain periods, including minimum levels of cash balances and cash equivalents. See “The Merger—Financing of the Merger” beginning on page 51.

If all or any portion of the debt financing becomes unavailable in accordance with the terms of the debt financing commitment, then Randa must promptly notify the Company and Randa, Intermediate Sub and Merger Sub are required to use their respective reasonable best efforts to obtain any unavailable portion of any debt financing from alternative sources as promptly as practicable, but in any event on or before June 17, 2012, which we refer to as the outside date, on terms that would not reasonably be expected to prevent, materially delay or materially impair the ability of Randa, Intermediate Sub or Merger Sub to consummate the transactions contemplated by the merger agreement on or before the outside date.

If Randa, Intermediate Sub and Merger Sub fail to obtain sufficient financing and/or to maintain sufficient cash balances and cash equivalents, then, under certain circumstances, Randa will be required to pay a reverse termination fee to the Company in the amount of $5,000,000. Payment of the reverse termination fee by Randa is the Company’s sole remedy for breaches of the merger agreement other than liability for fraud or any willful breach of the merger agreement. The Company also reserved its rights and remedies with respect to a termination of the merger agreement for a Material Adverse Effect (as defined in the merger agreement and as described below in “The Merger Agreement—Definition of Material Adverse Effect” beginning on page 80). See “The Merger Agreement—Termination Fees” beginning on page 87 for more information.

Interests of Certain Persons in the Merger (Page 56)

In considering the recommendation of the board of directors with respect to the merger agreement, you should be aware that the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally. The board of directors was aware of these interests and considered them, among other matters, in reaching its determination that the terms and conditions of the merger and the merger agreement were fair to, advisable and in the best interests of the Company and its stockholders and in making its recommendations regarding approval and adoption of the merger and the merger agreement as described in “The Merger—Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 38. These interests include the following:

•

the Company has entered into release agreements and amendment and release agreements with certain of its executive officers, which we collectively refer to as the release agreements, under which the Company will make a lump sum payment in cash equal to 20% of the amounts that would otherwise be payable under their termination or “golden parachute” agreements with the Company in exchange for the termination of their respective agreements;

•

the release agreements between the Company and each of John Tulin, our Chairman and Chief Executive Officer, and Eric P. Luft, our President, provide for certain amendments to their respective employment agreements with the Company that will be become effective at the effective time of the merger, and Randa will honor those employment agreements, as amended, upon the closing of the merger;

•	Randa has agreed to continued indemnification and liability insurance for directors and officers following completion of the merger;

•

the voting stockholders have each entered into a voting and support agreement with Randa, Intermediate Sub and Merger Sub, under which they agreed, among other things, to vote certain shares of Company common stock as to which they have the right to vote (1,245,046 shares, or 22.4% of the outstanding shares of Company common stock on the record date) in favor of the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement. The shares of Company common stock subject to the voting and support agreement do not include the shares of Company common stock allocated to the accounts of the voting stockholders under the retirement plan; and

•

each outstanding option to purchase shares of Company common stock under the Company stock award plans will be cancelled as of the effective time of the merger. Each director and executive officer that holds a Company option to purchase shares of Company common stock that is outstanding and unexercised as of the effective time of the merger and that has an exercise price that is less than the merger consideration will be paid by the surviving corporation, in exchange for the cancellation of such Company stock award, an amount in cash, for each share of Company common stock subject to the option, equal to the excess of $10.00 over the exercise price per share of the Company common stock subject to such option, less applicable tax withholding.

The board of directors was aware of these interests and considered them, among other matters, in reaching its decision to approve the merger agreement and to recommend that the Company’s stockholders vote in favor of adopting the merger agreement. See “The Merger—Interests of Certain Persons in the Merger” beginning on page 56 for additional information.

Approval of “Golden Parachute” Compensation (page 66)

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and Rule 14a-21(c) under the Exchange Act, stockholders have with the opportunity to cast a nonbinding advisory vote with respect to certain payments that may be made to the Company’s named executive officers in connection with the merger, or “golden parachute” compensation, as reported on the Golden Parachute Compensation table on page 66. The board of directors recommends that you vote “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation.

Approval of the proposal regarding “golden parachute” compensation requires the affirmative vote of a majority of the votes cast by the holders of shares of Company common stock present, in person or by proxy, at the special meeting and entitled to vote at the special meeting.

Approval of this proposal is not a condition to completion of the merger. The vote with respect to “golden parachute” compensation is an advisory vote and will not be binding on the Company. Therefore, regardless of whether stockholders approve the “golden parachute” compensation, if the merger agreement is adopted by the stockholders and the merger is completed, the “golden parachute” compensation will still be paid to the Company’s named executive officers to the extent payable in accordance with the release agreements.

Material U.S. Federal Income Tax Consequences of the Merger (Page 67)

The exchange of shares of Company common stock for cash in the merger will generally be a taxable transaction to U.S. holders for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Company common stock are converted into the right to receive cash in the merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes) and its adjusted tax basis in such shares. The merger will generally not be a taxable transaction to non-U.S. holders under U.S. federal income tax laws unless the non-U.S. holder has certain connections to the United States, but may be a taxable transaction under foreign tax laws. Backup withholding may also apply to the cash payments made pursuant to the merger unless the holder or other payee complies with the backup withholding rules. With respect to shares of Company common stock held under the retirement plan, the exchange of shares of Company common stock for cash in the merger will generally not be a taxable transaction to any retirement plan participant or beneficiary. Retirement plan participants and beneficiaries will generally not be taxed on amounts held in the retirement plan until such amounts are distributed from the retirement plan in accordance with the terms thereof. You should read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 67 for the definition of “U.S. holder” and “non-U.S, holder” and a more detailed discussion of the U.S. federal income tax consequences of the merger. You should also consult your tax advisor for a complete analysis of the effect of the merger on your federal, state and local and/or foreign taxes.

The Merger Agreement (Page 71)

Merger Consideration (Page 72)

If the merger is completed, each share of Company common stock, other than the excluded shares, will be automatically cancelled and will be converted into the right to receive $10.00 in cash, less any applicable withholding taxes.

Treatment of Options (Page 73)

Each outstanding option to purchase shares of Company common stock granted under the Company stock award plans will be cancelled as of the effective time of the merger. Each holder of a Company option to purchase shares of Company common stock that is outstanding and unexercised as of the effective time of the merger and that has an exercise price that is less than the merger consideration will be paid by the surviving corporation, in exchange for the cancellation of such Company stock award, an amount in cash, for each share of Company common stock subject to the option, equal to the excess of $10.00 over the exercise price per share of the Company common stock subject to such option. Any amounts payable will be paid less applicable tax withholdings.

Conditions to Closing the Merger (Page 80)

The obligations of the Company, Randa, Intermediate Sub and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permissible) of a number of conditions, at or following the effective time of the merger, including the following:

•	the adoption of the merger agreement by the affirmative vote of a majority of the then outstanding shares of Company common stock entitled to vote thereon;

•	the holders of not more than 15% of the outstanding shares of Company common stock have properly exercised (and not withdrawn) appraisal rights in accordance with applicable law;

•	the rights agreement, dated as of November 11, 2009, between the Company and American Stock Transfer & Trust Company shall have been terminated;

•	since the date of the merger agreement, there shall not have been a Material Adverse Effect;

•

the representations and warranties of the Company, Randa, Intermediate Sub and Merger Sub contained in the merger agreement shall have been true and correct as of the date of the merger agreement and shall be true and correct, in the case of the Company, and true and correct in all material respects, in the case of Randa, Intermediate Sub and Merger Sub, as of the effective time of the merger as though made at and as of the effective time of the merger (except for representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that particular date); and

•	within five days prior to the effective time of the merger, the Company shall have updated certain of the disclosure schedules to the merger agreement.

Tangible Net Worth Covenant (Page 78)

Through March 30, 2012, Randa, Intermediate Sub and Merger Sub have agreed to maintain a consolidated tangible net worth of at least $40,000,000, of which at least $10,000,000 must be in cash or cash equivalents reasonably acceptable to the Company. After March 30, 2012 through the effective time of the merger or the termination of the merger agreement (or, in the event of a termination of the merger agreement requiring payment of a reverse termination fee, two business days after the termination of the merger agreement), Randa,

Intermediate Sub and Merger Sub have agreed to maintain a consolidated tangible net worth of at least $50,000,000, of which at least $20,000,000 must be in cash or cash equivalents reasonably acceptable to the Company. In addition, in the event of a termination of the merger agreement requiring payment of a reverse termination fee, Randa, Intermediate Sub and Merger Sub have agreed to maintain a consolidated tangible net worth of at least $15,000,000, of which at least $2,500,000 must be in cash or cash equivalents, until the earliest of the day on which:

•	Randa pays the $5,000,000 reverse termination fee to the Company;

•

Randa, Intermediate Sub or Merger Sub pays to the Company an amount less than the full $5,000,000 reverse termination fee, if it is finally determined by a court of law or equity that Randa, Intermediate Sub and Merger Sub owe the Company such lesser amount or if all parties to the merger agreement mutually agree to such lesser amount; or

•	it is finally determined by a court of law or equity that none of Randa, Intermediate Sub or Merger Sub owes the full $5,000,000 reverse termination fee or any portion thereof to the Company.

Solicitation (Page 82)

During the period starting with the time all parties signed the merger agreement until 11:59 p.m., New York City time, on March 9, 2012, which we refer to as the go-shop period, we are permitted to initiate, solicit and encourage other acquisition proposals, including by way of public disclosure and providing access to non-public information to any person and, under certain circumstances, to enter into and maintain or continue discussions or negotiations with respect to acquisition proposals or otherwise cooperate with, or assist or participate in, or facilitate any such discussions or negotiations with any person who has made a written acquisition proposal prior to the end of the go-shop period. See “The Merger Agreement—Solicitation” beginning on page 82 for the definition of “acquisition proposal” and for additional information.

After 11:59 p.m., New York City time, on March 9, 2012, which we refer to as the go-shop period end date, we agreed to immediately cease any solicitation, encouragement, discussions or negotiations that were ongoing with any person with respect to an acquisition proposal (except for certain acquisition proposals received prior to such time) and we are not permitted to initiate, solicit or intentionally encourage (including by way of providing non-public information), the submission of any acquisition proposals or any other efforts or attempts that constitute or would reasonably be expected to lead to, any acquisition proposal until the effective time of the merger or, if earlier, the termination of the merger agreement.

Notwithstanding these restrictions, under certain circumstances, we may, from and after the go-shop period end date provide information to and participate in discussions and engage in negotiations with third parties with respect to an acquisition proposal. See “The Merger Agreement—Solicitation” beginning on page 82 for additional information. In addition, if at any time before the merger agreement is adopted by the stockholders, if the board of directors determines that an acquisition proposal constitutes a superior proposal, we may terminate the merger agreement and enter into a definitive agreement relating to such superior proposal so long as we comply with certain terms of the merger agreement, including payment of a termination fee to Randa. See “The Merger Agreement—Solicitation” beginning on page 82 for the definition of “superior proposal.” See also “The Merger Agreement—Solicitation—Restrictions on Change of Recommendation to Stockholders” beginning on page 84, “The Merger Agreement—Termination” beginning on page 85 and “The Merger Agreement—Termination Fees” beginning on page 87.

Restrictions on Change of Recommendation to Stockholders (Page 84)

Under certain circumstances, the board may terminate the merger agreement or effect a change of its recommendation in favor of the adoption of the merger agreement with respect to a superior proposal. However, prior to terminating the merger agreement or effecting a change of recommendation with respect to a superior proposal:

•

we must provide written notice to Randa, at least four business days in advance, of the board’s intention to withdraw or modify its approval of the merger agreement or terminate the merger agreement to enter into a definitive agreement with respect to such superior proposal, which notice shall include (i) if such action is intended to be taken in response to an acquisition proposal, a written summary of the material terms and conditions of such acquisition proposal (including the identity of the party making such acquisition proposal), which is accompanied by a copy of the relevant proposed transaction agreements with the party making such acquisition proposal and any other material documents relating thereto and (ii) if such action is intended to be taken under circumstances not in response to an acquisition proposal, a reasonably detailed written description of the underlying facts giving rise to such action; and

•

during that four business day period, we must negotiate in good faith with Randa, Intermediate Sub and Merger Sub (to the extent Randa, Intermediate Sub and Merger Sub desire to negotiate) to make such adjustments in the terms and conditions of the merger agreement, taking into account any changes to the financial and other terms of the merger agreement proposed by Randa in response to any such written notice, so that the need for terminating the merger agreement, or withdrawing or modifying the board’s approval of the merger agreement, is obviated.

In the event of any amendment to the financial terms or other material terms of such acquisition proposal, we must deliver a new written notice to Randa and Merger Sub and comply with the requirements set forth in the bullet points above with respect to such new written notice, except that the negotiation period will be reduced to two business days.

Termination (Page 85)

Randa, Intermediate Sub, Merger Sub and the Company may mutually agree to terminate the merger agreement at any time prior to the effective time of the merger, even after our stockholders have adopted the merger agreement at the special meeting.

In addition, Randa, Intermediate Sub, Merger Sub, on the one hand, and the Company, on the other hand, each have separate rights to terminate the merger agreement without the agreement of the other parties if, among other things:

•	under certain circumstances, the effective time of the merger has not occurred by the outside date;

•

under certain circumstances, a governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered into a final and nonappealable award, writ, stipulation, injunction, judgment, order, decree, ruling, verdict or applicable law preventing or prohibiting the consummation of the merger; or

•	our stockholders do not vote to adopt the merger agreement at the special meeting (or any adjournment thereof).

Randa, Intermediate Sub or Merger Sub may also terminate the merger agreement if:

•

our board withdraws, amends, modifies or changes its recommendation of the adoption of the merger agreement in any manner adverse to Randa, Intermediate Sub or Merger Sub or has resolved or publicly proposed to do so;

•

our board recommends to stockholders an acquisition proposal (see “The Merger Agreement—Solicitation—After Go-Shop Period” beginning on page 82) or has resolved or publicly proposed to do so or has entered into any letter of intent or similar document or any contact accepting any acquisition proposal;

•

we fail to publicly reaffirm our recommendation of the merger within five business days after the receipt by us of a request of Randa, Intermediate Sub or Merger Sub to publicly reaffirm such recommendation following the receipt by the Company of any acquisition proposal (other than a tender offer or exchange offer) or any material modification thereto and the public announcement of such acquisition proposal or material modification;

•	under certain circumstances, we breach any provision of the merger agreement relating to solicitations;

•

a tender offer or exchange offer for 20% or more of the outstanding Company common stock is commenced (other than by Randa or its affiliates) and, within 10 business days after the commencement of such tender or exchange offer, the board fails to recommend against acceptance of such tender offer or exchange offer (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

•	we or our board of directors board authorizes or publicly proposes any of the actions referred to in the five preceding bullet points;

•

under certain circumstances, if the Company breaches any of its representations, warranties, covenants or agreements contained in the merger agreement, or if any representation or warranty in the merger agreement becomes untrue;

•	a Material Adverse Effect has occurred; or

•

under certain circumstances, Randa has notified us that Randa, Intermediate Sub and Merger Sub are unable to obtain the debt financing or alternative financing or have failed to obtain the debt financing or alternative financing as of the outside date.

We may also terminate the merger agreement if:

•

under certain circumstances, Randa, Intermediate Sub or Merger Sub breaches any of their respective representations, warranties, covenants or agreements contained in the merger agreement, or any representation or warranty in the merger agreement becomes untrue;

•

the Company enters into a definitive agreement with respect to a superior proposal (see “The Merger Agreement—Solicitation—After Go-Shop Period” beginning on page 82) and the Company pays the termination fee to Randa; or

•

under certain circumstances, Randa has notified us that Randa, Intermediate Sub and Merger Sub are unable to obtain the debt financing or alternative financing or has failed to obtain the debt financing or alternative financing as of the outside date.

If the merger agreement is terminated, it will become void, and, except as stated below, there will be no liability on the part of the Company, Randa, Intermediate Sub or Merger Sub or their respective affiliates or the directors, officers, employees, agents or representative of any of them, and all rights and obligations of the Company, Randa, Intermediate Sub or Merger Sub shall cease, except for certain provisions relating to confidentiality, public announcements, confidentiality agreements, effects of termination fees and expenses and general provisions. The Company has reserved its rights to recover damages that it may suffer as a result of a termination of the merger agreement by Randa, Intermediate Sub or Merger Sub as a result of a claimed Material Adverse Effect. Termination of the merger agreement will not relieve any party from liability for fraud or any willful breach of the merger agreement.

Termination Fees (Page 87)

If the merger agreement is terminated under specified circumstances, (i) the Company may be required to pay Randa a termination fee of $2,000,000 (or, if the Merger Agreement is terminated by the Company in order to enter into a definitive agreement in connection with the “go-shop” process, $1,720,000), or (ii) Randa may be required to pay the Company a reverse termination fee of $5,000,000.

Voting and Support Agreements (Page 92)

On February 3, 2012 each of John Tulin, our Chairman of the Board and Chief Executive Officer and a director of the Company, Wendy Tulin (John Tulin’s wife), James E. Tulin, a Senior Vice President and a director of the Company, Eric P. Luft, our President and a director of the Company, Melvin Goldfeder, a Senior Vice President of the Company, Paul Duckett, a Senior Vice President of the Company, and Jerold R. Kassner, our Executive Vice President and Chief Financial Officer, who we collectively refer to as the voting stockholders, entered into a voting and support agreement with Randa, Intermediate Sub and Merger Sub. Under the voting and support agreements, the voting stockholders agreed, among other things, to vote certain shares of Company common stock as to which they have the right to vote (1,245,046 shares, or approximately 22.4% of the outstanding shares of Company common stock on the record date) in favor of the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement. The shares of Company common stock subject to the voting and support agreement do not include the shares of Company common stock allocated to the accounts of the voting stockholders under the retirement plan.

A copy of the form of voting and support agreement executed and delivered by each of the voting stockholders is attached to this proxy statement as Annex B.

Market Price of Company Common Stock (Page 94)

The closing bid price of Company common stock as quoted on the website of OTC Markets, Inc., which we refer to as the OTC Market, on February 2, 2012, the last trading day prior to the public announcement of the merger agreement, was $4.75 per share of Company common stock. The merger consideration represents a premium of approximately 111% over the closing bid price of Company common stock on February 2, 2012.

Appraisal Rights (Page 97)

Under the DGCL, stockholders of record of Company common stock as of the record date who do not vote in favor of the adoption of the merger agreement may elect to pursue their appraisal rights to receive the “fair value” of their shares, plus interest, if any, on the amount determined to be the fair value, as determined by the Delaware Court of Chancery, but only if they comply with all applicable requirements of the DGCL. For a summary of these Delaware law procedures, see “Appraisal Rights” beginning on page 97. The ultimate amount you may receive in an appraisal proceeding could be more than, the same as or less then the merger consideration. Any stockholder of record intending to exercise appraisal rights, among other things, must submit a written demand for appraisal to the Company prior to the vote on the proposal to adopt the merger agreement and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement, and must otherwise strictly comply with all of the procedures set forth in the DGCL.

A copy of Section 262 of the DGCL is included as Annex D to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. We encourage you to read these provisions carefully and in their entirety.

ANY COMPANY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX D CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, SINCE FAILURE TO TIMELY AND FULLY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

Deregistration of Company Common Stock (Page 101)

If the merger is consummated, Intermediate Sub will be our sole stockholder, which will allow us to terminate the registration of Company common stock under the Exchange Act. Effective on and following the termination of the registration of Company common stock under the Exchange Act, we will no longer be subject to any reporting requirements under the Exchange Act or the rules of the SEC applicable to SEC reporting companies. We will, therefore, cease to file annual, quarterly, current, and other reports and documents with the SEC, and stockholders will cease to receive annual reports and proxy statements.

Additional Information (Page 101)

You can find more information about the Company in the periodic reports and other information we filed with the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. For a more detailed description of the additional information available, see “Where You Can Find More Information” beginning on page 101.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in or incorporated by reference in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 101.

Q.	Why am I receiving this proxy statement and proxy card or voting instruction card?

A.	You are receiving this proxy statement and proxy card or voting instruction card in connection with the solicitation of proxies by the Company’s board of directors for use at the special meeting because you owned shares of Company common stock, or you had shares of Company common stock allocated to your accounts under the retirement plan, as of the record date for the special meeting. This proxy statement describes matters on which we urge you to vote your shares of Company common stock and is intended to assist you in deciding how to vote.

Q.	When and where is the special meeting?

A.	The special meeting of stockholders of the Company will be held on will be held on [—], starting at 9:30 a.m. local time, at the Company’s offices at 656 Joseph Warner Boulevard, Taunton, Massachusetts 02780.

Q.	What am I being asked to vote on at the special meeting?

A.	You are being asked to consider and vote on a proposal to adopt the merger agreement, which provides, among other things, for the acquisition of the Company by Randa. You are also being asked to consider and vote, on an advisory basis, on a proposal to approve the “golden parachute” compensation that will be payable to the Company’s named executive officers in connection with the merger as reported in the Golden Parachute Compensation table on page 66, and to approve a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Q.	How does the board of directors recommend that I vote?

A.	The board of directors recommends that you vote “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q.	What vote is required for the Company’s stockholders to approve the proposal to adopt the merger agreement?

A.	Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote the proposal.

Because the affirmative vote required to approve the proposal to adopt the merger agreement is based upon the total number of outstanding shares of Company common stock, if you fail to submit a proxy or to vote in person at the special meeting, or if you vote “ABSTAIN”, or if you are not a stockholder of record and do not provide your bank, brokerage firm or other nominee with voting instructions, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

If you are a participant in the retirement plan and you do not direct the independent trustee as to how to vote the shares Company common stock allocated to your accounts within the retirement plan, then the independent trustee will vote those shares in the same proportion as the shares of Company common stock as to which it has received direction or, in the exercise of its fiduciary duty to participants in the retirement plan, the independent trustee may vote those shares in its discretion.

Q.	What vote is required for the Company’s stockholders to approve the nonbinding advisory proposal regarding “golden parachute” compensation and the proposal to adjourn the special meeting, if necessary or appropriate?

A.	Approval of the nonbinding advisory proposal regarding “golden parachute” compensation and approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies, each requires the affirmative vote of a majority of the votes cast by the holders of shares of Company common stock present, in person or by proxy, at the special meeting and entitled to vote at the special meeting.

If you fail to submit a proxy or to vote in person at the special meeting, or if you are not a stockholder of record and do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of Company common stock will not be voted on these proposals. A failure to vote or an abstention will have no effect on the proposal regarding the golden parachute compensation because the vote is advisory only and nonbinding on the Company. A failure to vote will have no effect on the adjournment proposal, but an abstention will have the same effect as a vote “AGAINST” this proposal.

If you are a participant in the retirement plan and you do not direct the independent trustee as to how to vote the shares Company common stock allocated to your accounts within the retirement plan, then the independent trustee will vote those shares in the same proportion as the shares of Company common stock as to which it has received direction or, in the exercise of its fiduciary duty to participants in the retirement plan, the independent trustee may vote those shares in its discretion.

Q.	Who can vote at the special meeting?

A.	All of our holders of Company common stock of record as of the close of business on [—], the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. Each holder of Company common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of Company common stock that such holder owned as of the record date.

Q.	What constitutes a quorum for the special meeting?

A.	A quorum is necessary for the stockholder vote on the proposal to adopt the merger agreement, to adjourn the special meeting to solicit additional proxies and to approve the proposal regarding “golden parachute” compensation at the special meeting. The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of Company common stock outstanding at the close of business on the record date and entitled to vote constitutes a quorum for the purposes of the special meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present.

Q.	How do I vote?

A.	If you are a stockholder of record, you may vote your shares of Company common stock on matters presented at the special meeting in any of the following ways:

•	in person—you may attend the special meeting and cast your vote there;

•

by proxy—stockholders of record may submit a proxy to have their shares of Company common stock represented and voted at the special meeting by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

If you hold your shares of Company common stock in nominee or “street name,” please refer to the instructions provided by your bank, brokerage firm or other nominee to see the choices available to you. Please note that if you are a beneficial owner of shares of Company common stock held in nominee or “street name” and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

If shares of Company common stock are allocated to your accounts under the retirement plan, a voting card with instructions from the independent trustee was mailed to you and explains how to vote the shares of Company common stock allocated to your accounts under the retirement plan.

Q.	What is a proxy?

A.	A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Company common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Company common stock is called a “proxy card.” Our board of directors has designated John Tulin and Jerold R. Kassner, and each of them singly, with full power of substitution, as proxies for the special meeting.

Q.	What is the difference between holding shares as a stockholder of record and in nominee or “street name”?

A.	If your shares of Company common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares of Company common stock, as the “stockholder of record.” This proxy statement and your proxy card have been sent directly to you by us.

If your shares of Company common stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of Company common stock held in nominee or “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Company common stock, the stockholder of record. As the beneficial owner of shares of Company common stock held in nominee or “street name,” you have the right to direct your bank, brokerage firm or other nominee how to vote your shares of Company common stock by following their instructions for voting.

Q.	If my shares of Company common stock are held in nominee or “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of Company common stock for me?

A.	Your bank, brokerage firm or other nominee will only be permitted to vote your shares of Company common stock if you instruct it how to vote. You should follow the instructions provided by your bank, brokerage firm or other nominee regarding the voting of your shares of Company common stock. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of Company common stock, your shares of Company common stock will not be voted and the effect will be the same as a vote “AGAINST” the proposal to adopt the merger agreement. Your unvoted shares of Company common stock will not have an effect on approval of the advisory proposal regarding “golden parachute” compensation or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q.	How do I vote shares allocated to my accounts under the retirement plan?

A.

You are permitted to direct the independent trustee in the voting of shares of Company common stock allocated to your retirement plan accounts only in accordance with the confidential instructions provided by the independent trustee. The independent trustee will not disclose the confidential voting directions of any individual participant or beneficiary to the Company. If you do not direct the independent trustee as to how to vote the shares Company common stock allocated to your accounts within the retirement plan, then the independent trustee will vote those shares in the same proportion as the shares of Company common stock as to which it has received direction. However, as may be required by applicable law and the retirement plan, the independent trustee may, in the exercise of its fiduciary duty to participants in the retirement plan, vote those shares of Company common stock held in the retirement plan in its discretion.

Q.	How can I change or revoke my proxy?

A.	You have the right to revoke a proxy at any time before it is exercised, by submitting a later-dated proxy or by giving written notice of revocation to our Secretary, Jerold R. Kassner, at 656 Joseph Warner Boulevard, Taunton, Massachusetts 02780, or by attending the special meeting and voting in person. If your shares of Company common stock are held through a bank, brokerage firm or other nominee, please contact your bank, brokerage firm or other nominee as to its procedures for the revocation of your instructions and/or the giving of new instructions on how to vote the shares held by it on your behalf. If your shares of Company common stock are held under the retirement plan, the voting card with instructions from the independent trustee that was mailed to you explains how to revoke your direction to the independent trustee about voting the shares allocated to your account.

Q.	If a stockholder gives a proxy, how will its shares of Company common stock be voted?

A.	The individuals named on the enclosed proxy card, as your proxies, will vote your shares of Company common stock in the way that you indicate.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company common stock should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q.	How are votes counted?

A.	With respect to the proposal to adopt the merger agreement, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Broker non-votes and votes to “ABSTAIN” will have the same effect as votes “AGAINST” the proposal to adopt the merger agreement.

With respect to the proposal regarding “golden parachute” compensation and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Broker non-votes will have no effect on these proposals. An abstention will have the same effect as a vote “AGAINST” the adjournment proposal, but will have no effect on the proposal regarding the golden parachute compensation, because the vote is advisory only and nonbinding on the Company.

Q.	What are broker non-votes?

A.	If your shares of Company common stock are held in “street name,” you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting. Banks, brokerage firms or other nominees who hold shares in nominee or “street name” for their customers only have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, and are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the merger agreement, the proposal to approve the nonbinding advisory proposal regarding “golden parachute” compensation and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. As a result, absent specific instructions from the beneficial owner of such shares of Company common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company common stock on non-routine matters.

Q.	What do I do if I receive more than one proxy or set of voting instructions?

A.	If you hold shares of Company common stock in more than one account, you may receive more than one proxy or set of voting instructions relating to the special meeting. These should each be voted or returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of Company common stock are voted.

Q.	What happens if I sell my shares of Company common stock before the special meeting?

A.	The record date for stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the merger. If you transfer your shares of Company common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of these special arrangements, you will retain your right to vote such shares at the special meeting, although you have transferred the right to receive the per share merger consideration to the person to whom you transfer your shares.

Q.	What do I need to do now?

A.	Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please submit your proxy promptly to ensure that your shares are represented at the special meeting. If you hold your shares of Company common stock in your own name as the stockholder of record, please submit a proxy for your shares of Company common stock by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope. If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner of shares of Company common stock held in nominee or “street name,” please refer to the instructions provided by your bank, brokerage firm or other nominee for the procedures you should use to voting. If you are a participant under the retirement plan with accounts to which shares of Company common stock were allocated as of the close of business on the record date, an explanation from the independent trustee on how to vote shares allocated to your accounts that supplements this proxy statement was also mailed to you.

Q.	Should I send in my stock certificates now?

A.	No. If you are a stockholder of record, a letter of transmittal will be mailed to you promptly after the effective time of the merger, describing how you should surrender your shares of Company common stock for the per share merger consideration. If your shares of Company common stock are held in nominee or “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your nominee or “street name” shares of Company common stock in exchange for the per share merger consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.	What rights do I have if I oppose the merger?

A.	Stockholders of record as of the record date are entitled to exercise appraisal rights under Delaware law by following the procedures and satisfying the requirements specified in Section 262 of the DGCL. A copy of Section 262 is attached as Annex D to this proxy statement. See “Appraisal Rights” beginning on page 97.

Q.	Who can help answer my other questions?

A.	If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of Company common stock, or need additional copies of this proxy statement or the enclosed proxy card, please call our Secretary, Jerold R. Kassner, at (508) 977-4484. If you are a participant or beneficiary under the retirement plan and have questions about voting the shares that are allocated to your accounts under the retirement plan, please contact the independent trustee at the phone number provided in the retirement plan voting instructions.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain a number of “forward-looking statements,” including all statements relating directly or indirectly to the timing or likelihood of completing the merger to which this proxy statement relates and our future plans and objectives. Our ability to do this has been fostered by the Private Securities Litigation Reform Act of 1995 which provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information so long as those statements are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Our forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, general economic and business conditions (including the current worldwide economic downturn and disruption in financial and credit markets), competition in the accessories markets; potential changes in customer spending; acceptance of our product offerings and designs; the level of inventories maintained by our customers; the variability of consumer spending resulting from changes in domestic economic activity; a highly promotional retail environment; any significant variations between actual amounts and the amounts estimated for those matters identified as our critical accounting estimates as well as other significant accounting estimates made in the preparation of our financial statements; and the impact of possible hostilities in the Middle East and elsewhere, as well as other geopolitical concerns. Accordingly, actual results may differ materially from such forward-looking statements. In addition to other factors and matters contained in or incorporated by reference in this proxy statement, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•

the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination under circumstances that could require us to pay a termination fee;

•

Randa’s failure to obtain the debt financing or any alternative financing, or the proceeds of the debt financing or any alternative financing and/or Randa’s cash resources to be sufficient to complete the merger and the transactions contemplated thereby;

•	the effect of the announcement of the merger on our business relationships, operating results and business generally, including our ability to retain key employees;

•	the inability to complete the merger due to the failure to obtain the Company stockholder approval or the failure to satisfy other conditions to completion of the merger;

•	the failure of the merger to close for any other reason;

•	the possibility that alternative takeover proposals will or will not be made;

•	risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger;

•	the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against us or others relating to the merger agreement;

•	diversion of management’s and our other employees’ attention from ongoing business concerns;

•	the merger agreement’s contractual restrictions on the conduct of our business prior to the completion of the merger;

•	the possible adverse effect on our business and the price of our shares of Company common stock if the merger is not consummated in a timely fashion or at all; and

•	the amount of the costs, fees, expenses and charges related to the merger.

You are urged to consider all such factors. In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved. We assume no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the board of directors for use at the special meeting to be held on [—], starting at 9:30 a.m. local time, at the Company’s offices at 656 Joseph Warner Boulevard, Taunton, Massachusetts 02780, or at any adjournment thereof. At the special meeting, holders of Company common stock will be asked to approve the proposal to adopt the merger agreement, to approve the nonbinding advisory proposal regarding “golden parachute” compensation and to approve the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Our stockholders must approve the proposal to adopt the merger agreement in order for the merger to be consummated. If our stockholders fail to approve the proposal to adopt the merger agreement, the merger will not be consummated. A copy of the merger agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.

Record Date and Quorum

We have fixed the close of business on [—] as the record date for the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Company common stock at the close of business on the record date. On the record date, there were [—] shares of Company common stock outstanding and entitled to vote. Each share of Company common stock entitles its holder to one vote on all matters properly coming before the special meeting.

A majority of the shares of Company common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting. Shares of Company common stock represented at the special meeting but not voted, including shares of Company common stock as to which a stockholder votes to “ABSTAIN”, as well as “broker non-votes” (as described below), will be counted for purposes of establishing a quorum. A quorum is necessary for stockholders to vote on the proposals to adopt the merger agreement, to adjourn the special meeting to solicit additional proxies and to approve the “golden parachute” compensation. Once a share of Company common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for an adjourned special meeting, then a new quorum be required. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or recessed until a quorum is present.

Attendance

All stockholders of record and participants in the retirement plan may attend the special meeting by showing photo identification and signing in at the special meeting. If your shares of Company common stock are held through a bank, brokerage firm or other nominee, please bring to the special meeting a copy of your most recent brokerage statement evidencing your beneficial ownership of Company common stock. If you are the representative of a corporate or institutional stockholder, please bring to the special meeting proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Vote Required

Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon. Approval of the nonbinding advisory proposal regarding “golden parachute” compensation and approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies, require the affirmative vote of a majority of the votes cast, in person or proxy, at the special meeting and entitled to vote at the special meeting. For each of these proposals, you may vote “FOR”, “AGAINST” or “ABSTAIN”.

If you are a stockholder of record and you fail to submit a proxy or to vote in person at the special meeting, your shares of Company common stock will not be voted on the proposal to adopt the merger agreement, the advisory proposal regarding the “golden parachute” proposal or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. Your failure to vote or submit a proxy will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. An abstention will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement and the proposal regarding the adjournment of the meeting to solicit additional proxies, but will have no effect on the proposal regarding the golden parachute compensation, because the vote is advisory only and nonbinding on the Company.

If your shares of Company common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares of Company common stock, the “stockholder of record.” This proxy statement and proxy card have been sent directly to you by the Company.

If your shares of Company common stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of Company common stock held in nominee or “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Company common stock, the stockholder of record. As the beneficial owner of shares of Company common stock held in nominee or “street name,” you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting. If you hold your shares of Company common stock in nominee or “street name,” please contact your bank, brokerage firm or other nominee for their instructions on how to vote your shares. Please note that if you are a beneficial owner of shares of Company common stock held in nominee or “street name” and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

Banks, brokerage firms or other nominees who hold shares in nominee or “street name” for their customers only have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, and are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the merger agreement, the proposal to approve the nonbinding advisory proposal regarding “golden parachute” compensation and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. As a result, absent specific instructions from the beneficial owner of such shares of Company common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company common stock on non-routine matters, which we refer to generally as broker non-votes. These broker non-votes will be counted for purposes of determining a quorum, but will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

If you are a stockholder of record, you may vote your shares of Company common stock on matters presented at the special meeting in any of the following ways:

•	in person—you may attend the special meeting and cast your vote there; or

•	by proxy—you may sign and date the enclosed proxy card you receive and return it in the enclosed prepaid reply envelope.

If you are a beneficial owner of Company common stock held in nominee or “street name,” you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of Company common stock voted. Please note that if you are a beneficial owner of Company common stock held in nominee or “street name” and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee.

If you choose to submit your proxy by mailing a proxy card, your proxy card must be received by our Secretary by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. When the merger is consummated, a separate letter of transmittal will be mailed to you that will enable you to surrender your stock certificates and receive the per share merger consideration.

If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named as your proxies on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of Company common stock in the way that you indicate. When completing the enclosed proxy card, you may specify whether your shares of Company common stock should be voted “FOR” “AGAINST” or “ABSTAIN”, some or none of the specific items of business to come before the special meeting.

If your shares of Company common stock are held in your accounts under the retirement plan, you are being provided a separate voting card with respect to such shares and have been provided with instructions on how to direct the independent trustee to vote those shares. If you do not direct the independent trustee as to how the shares of Company common stock allocated to your accounts within the retirement plan are to be voted, then the independent trustee will vote those shares in the same proportion as the shares of Company common stock as to which it has received direction. However, as may be required by applicable law and the retirement plan, the independent trustee may, in the exercise of its fiduciary duty to participants in the retirement plan, vote shares of Company common stock held in the retirement plan in its discretion. Accordingly, if you are a participant in the retirement plan and you do not direct the independent trustee as to how to vote the shares allocated to your accounts, the independent trustee may direct that those shares be voted “FOR” “AGAINST” or “ABSTAIN” as to the proposal to adopt the merger agreement, the nonbinding advisory proposal regarding “golden parachute” compensation and/or the proposal to adjourn the special meeting, if necessary or appropriate.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company common stock should be voted on a matter, the shares of Company common stock represented by your properly signed proxy will be voted “FOR” the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

IT IS IMPORTANT THAT YOU SUBMIT A PROXY FOR YOUR SHARES OF COMPANY COMMON STOCK PROMPTLY AND IF YOU ARE A PARTICIPANT IN THE RETIREMENT PLAN THAT YOU DIRECT THE INDEPENDENT TRUSTEE AS TO HOW TO VOTE THE SHARES ALLOCATED TO YOUR ACCOUNTS UNDER THE RETIREMENT PLAN. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE AND PLEASE DIRECT THE INDEPENDENT TRUSTEE AS TO HOW YOU WISH THE INDEPENDENT TRUSTEE TO VOTE THE SHARES ALLOCATED TO YOUR ACCOUNTS UNDER THE RETIREMENT PLAN.

Voting and Support Agreements

On February 3, 2012, each of the voting stockholders entered into a voting and support agreement with Randa, Intermediate Sub and Merger Sub. Under the voting and support agreements, the voting stockholders agreed, among other things, to vote certain shares of Company common stock as to which they have the right to vote (1,245,046 shares, or 22.4% of the outstanding shares of Company common stock on the record date) in favor of the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement. The shares of Company common stock subject to the voting and support agreement do not include the shares of Company common stock allocated to the accounts, if any, of the voting stockholders under the retirement plan. See “Voting and Support Agreements” beginning on page 92.

A copy of the form of voting and support agreement executed and delivered by each of the voting stockholders is attached to this proxy statement as Annex B.

Proxies and Revocation

Any stockholder of record entitled to vote at the special meeting may submit a proxy by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person at the special meeting. If your shares of Company common stock are held in nominee or “street name” by your bank, brokerage firm or other nominee, you should direct your bank, brokerage firm or other nominee on how to vote your shares of Company common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or if you vote “ABSTAIN”, or if you do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of Company common stock will not be voted on the proposal to adopt the merger agreement, which will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

If you are a stockholder of record, you have the right to revoke a proxy at any time before it is exercised, by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to our Secretary, which must be received by the Company at 656 Joseph Warner Boulevard, Taunton, Massachusetts 02780, or by attending the special meeting and voting in person.

If your shares of Company Common Stock are held through a bank, brokerage firm or other nominee, please contact your bank, brokerage form or other nominee as to its procedures for the revocation of your instructions and/or the giving of new instructions on how to vote the shares held by them on your behalf.

If your shares of Company common stock are held in your accounts under the retirement plan, the instructions from the independent trustee that were mailed to you with your voting card explains how to revoke your direction to the independent trustee about voting the shares allocated to your accounts.

Adjournments

Although it is not currently expected, the special meeting may be adjourned, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. The special meeting may also be adjourned if a quorum is not present at the special meeting. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without additional notice, unless the adjournment is for more than 30 days or a new record date is fixed.

Anticipated Date of Completion of the Merger

We are working towards completing the merger as soon as possible. Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the proposal to adopt the merger agreement, we currently anticipate that the merger will be consummated during the second quarter of 2012.

Appraisal Rights

Stockholders of record of Company common stock as of the record date who do not vote in favor of the proposal to adopt the merger agreement may elect to exercise their appraisal rights to receive the judicially determined “fair value” of their shares, which could be more or less than, or the same as, the per share merger consideration for the common stock, but only if they comply with the procedures required under Delaware law. For a summary of these Delaware law procedures, see “Appraisal Rights” beginning on page 97. An executed proxy that is not marked “AGAINST” or “ABSTAIN” will be voted “FOR” the adoption of the merger agreement and will disqualify the stockholder submitting that proxy from demanding appraisal rights for those shares.

A copy of Section 262 of the DGCL is included as Annex D to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. We encourage you to read these provisions carefully and in their entirety.

ANY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX D CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, BECAUSE FAILURE TO TIMELY AND FULLY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call (a) if you are a stockholder of record, our Secretary, Jerold R. Kassner, at (508) 977-4484, or (b) if shares of Company common stock are allocated to your accounts under the retirement plan, Howard L. Kaplan, Senior Vice President, Reliance Trust Company, the independent trustee, at (404) 965-7227.

PARTIES TO THE MERGER

The Company

Swank, Inc.

90 Park Avenue

New York, New York 10016

(212) 867-2600

The Company is a Delaware corporation with its headquarters in New York, New York. The Company is engaged in the importation, sale and distribution of men’s and women’s belts and men’s leather accessories, suspenders, and jewelry. The Company distributes its products to retail outlets throughout the United States and in numerous foreign countries. These products are distributed under the names “Kenneth Cole”, “Tommy Hilfiger”, “Nautica”, “Geoffrey Beene”, “Guess?”, “Tumi”, “Buffalo David Bitton”, “Chaps”, “Donald Trump”, “Pierre Cardin”, “US Polo Association”, and “Swank”. The Company also distributes men’s jewelry and leather items to retailers under private labels. The Company common stock is quoted on the OTC Market under the symbol “SNKI.”

Randa

Randa, a Delaware limited liability company, is a global leader in lifestyle accessories and the world’s largest men’s accessories company. Collaborating with 75 leading brands, Randa designs, innovates, manufactures, and markets men’s belts, wallets, neckwear, small leather goods, luggage, backpacks, business cases, seasonal footwear, and gifts. From its origins as a neckwear company over a century ago, Randa now provides fashion, lifestyle, luxury, and private branded products through retailers in all channels of distribution, worldwide. Upon completion of the merger, the Company will be a direct wholly-owned subsidiary of Acquisition Corp. and an indirect, wholly-owned subsidiary of Randa.

Intermediate Sub and Merger Sub

Intermediate Sub is a Delaware limited liability company and Merger Sub is a Delaware corporation formed by Randa solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Upon the completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation of the merger, which we refer to as the surviving corporation.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the merger and will continue to do business following the merger. As a result of the merger, the Company will cease to be a publicly traded company. You will not own any shares of the capital stock of the surviving corporation.

Overview of the Merger

The Company, Randa, Intermediate Sub and Merger Sub entered into the merger agreement on February 3, 2012. Under the terms of the merger agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as an indirect wholly-owned subsidiary of Randa. The following will occur in connection with the merger:

•

each share of Company common stock issued and outstanding immediately prior to the effective time (other than the excluded shares) will be converted into the right to receive $10.00, without interest and less any applicable withholding taxes; and

•

each outstanding option to purchase shares of Company common stock granted under the Company stock award plans will be cancelled as of the effective time of the merger; and each holder of a Company option to purchase shares of Company common stock that is outstanding and unexercised as of the effective time of the merger and that has an exercise price that is less than the merger consideration will be paid by the surviving corporation, in exchange for the cancellation of such Company stock award, an amount in cash, for each share of Company common stock subject to the option, equal to the excess of $10.00 over the exercise price per share of the Company common stock subject to such option; any amounts payable will be paid less applicable tax withholdings.

Following and as a result of the merger:

•	Company stockholders will no longer have any interest in, and will no longer be stockholders of, the Company, and will not participate in any of the Company’s future earnings or growth;

•	shares of Company common stock will no longer be quoted on the OTC Market; and

•	the Company intends to terminate the registration of shares of Company common stock under the Exchange Act.

Directors and Officers of the Surviving Corporation

The directors of Merger Sub immediately prior to the effective time of the merger will be the initial directors of the surviving corporation. The initial officers of the surviving corporation will be the following current officers of the Company, John A. Tulin, Chairman of the Board and Chief Executive Officer, Eric P. Luft, President, Jerold R. Kassner, Executive Vice President – Chief Financial Officer, Secretary and Treasurer, James E. Tulin, Senior Vice President – Merchandising, Melvin Goldfeder, Senior Vice President, Special Markets Division and Arthur R. Gately, III, Vice President – Administration, Michelle Der, Senior Vice President, Christine Myerson, Vice President – Jewelry Merch., M. Bradley Seabaugh, Vice President – Belts Merch., Russell Allen, Vice President – Distribution, James Hall, Vice President – Purchasing, Walter Hogan, Vice President – Distribution, Clarence Luiz, Vice President – Export Sales and Brett Cambridge, Vice President – Finance.

Background of the Merger

In July 2010, John Tulin, the Company’s Chairman of the Board and Chief Executive Officer received an unsolicited telephone call from a representative of a strategic competitor of the Company, which we will refer to as Party A, who inquired if the Company would be interested in meeting to discuss a possible business combination between Party A and the Company.

On July 14, 2010, Mr. Tulin met with the representatives of Party A during which the representatives advised Mr. Tulin that Party A would like to explore Party A’s possible acquisition of the Company. The meeting was introductory in nature.

On August 19, 2010, a representative of Party A called the Company to follow up on the July 14, 2010 meeting.

On October 4, 2010, a representative of Party A called the Company asking to set up a meeting with Party A’s senior management.

On October 14, 2010, Mr. Tulin met with senior management of Party A. At this meeting Party A informed Mr. Tulin of Party A’s interest in acquiring the Company, as well as Party A’s experience in acquiring businesses in the Company’s industry, Party A’s customary formula for determining business valuations and acquisition purchase prices, possible synergies from a business combination, and changes to our infrastructure that might impact the valuation of the Company, including cost savings if we were not a SEC-reporting company. On that same day, Mr. Tulin received a follow-up telephone call from a representative of Party A indicating its general interest in continuing discussions.

On October 28, 2010, our board of directors held a meeting which Jerold R. Kassner, our Executive Vice President and Chief Financial Officer, and a representative from Troutman Sanders LLP, legal counsel to the Company, also attended. Mr. Tulin advised the board that he had been contacted by Party A with regard to a possible business transaction, and he summarized his two meetings with Party A. The board discussed Party A’s approach to acquisitions as well as possible synergies from a business combination with Party A. The board determined that, in conjunction with our audit committee, senior management should evaluate the enhancement to shareholder value of the elimination of costs and expenses of being a SEC-reporting company, as well as its impact on the valuation formula of Party A and any other potential extraordinary corporate transaction. Troutman Sanders then reviewed with the members of the board their fiduciary duties in connection with a potential sale transaction. The board then authorized the execution and delivery with Party A of a confidentiality agreement and the delivery to Party A of the information to be developed by senior management and members of our audit committee.

On November 2, 2010, Mr. Tulin advised Party A of the board’s decision to continue preliminary discussions with Party A, and the need for a confidentiality agreement as a condition to those discussions and the furnishing to Party A of any non-public information about the Company. The representative advised Mr. Tulin that Party A would shortly be in contact with him.

On December 9, 2010, Financo and the Company entered into a confidentiality agreement. Mr. Tulin then discussed with Financo its possible representation of the Company in connection with a potential sale transaction with Party A and other possible sale alternatives.

On January 4, 2011, Mr. Tulin called a representative from Party A to determine whether Party A was still interested in discussing a possible acquisition of the Company. Party A advised Mr. Tulin that Party A had continuing interest, and Party A would be in contact with the Company.

On January 6, 2011, a representative from a Party A telephoned Mr. Tulin to again advise Mr. Tulin that Party A was interested in pursuing a possible transaction with the Company but that logistical issues would delay further discussions.

In January 2011, Mr. Tulin received an unsolicited telephone call from another strategic competitor of the Company, which we will refer to as Party B, to inquire whether the Company would be interested in a potential acquisition of the Company by Party B. Mr. Tulin invited Party B to provide the Company with details with regard to the possible transaction so that he could present it to our board of directors.

On February 9, 2011, Mr. Tulin received a telephone call from a representative of Party A to inquire about the status of discussions with senior management of Party A. Mr. Tulin advised the representative that he was waiting for senior management of Party A to contact the Company to move forward.

On February 10, 2011, the Company and Party A signed a confidentiality agreement and the Company subsequently furnished to Party A the initial due diligence materials approved by the board at its October 28, 2010 regular board meeting.

On February 18, 2011, Mr. Tulin received a telephone call from a representative of Party B during which Mr. Tulin and the representative generally discussed Party B’s potential interest in acquiring the Company.

On February 22, 2011, the board held a meeting, which Mr. Kassner and a representative of Troutman Sanders also attended. At the meeting, Mr. Tulin provided the board with an update of his recent discussions with representatives of Party A, the execution of a confidentiality agreement and the delivery to Party A of the cost-savings information authorized by the board at its October 28, 2010 meeting. The board decided that any additional information requests from Party A would be reviewed on a case-by-case basis after consultation among Mr. Tulin and the two non-employee directors on the board, Messrs. John Macht and Michael M. Rubin. The board also discussed Mr. Tulin’s initial conversations with Financo and the possibility of retaining a financial adviser in connection with a possible transaction. The board discussed the type of services to be provided, including analytical services, the management of a due diligence process and data delivery, assistance and participation in negotiations, as well as other customary financial advisory services. The board discussed whether to engage Financo, which had been retained by the Company in the past, as well as Financo’s qualifications, its reputation and experience in the Company’s industry, its knowledge of, and prior deal experience with, Party A, and possible compensation arrangements with Financo. The board also considered that Financo already had a working knowledge of the financial condition of, and financial information concerning, the Company and senior management, that certain directors had had experience in dealing with Financo, and the retention of Financo would require less initial preparation time for Financo to familiarize itself with the Company, management and the Company’s operations. The board further noted Financo had informally advised the Company from time to time in its ongoing discussions with Party A. Based on the foregoing, the board authorized the formal retention of Financo in connection with the possible sale of the Company. Subsequent to the meeting the Company and Financo negotiated the terms and conditions of an engagement letter, and on May 9, 2011, they entered into an engagement letter formally retaining Financo as the Company’s adviser in connection with a possible sale of the Company.

On March 7, 2011, Mr. Tulin and Mr. Kassner attended a meeting with senior executives of Party A to discuss the cost savings and related financial information previously provided to Party A, as well as potential deal structures and valuation matters.

On March 11, 2011, Mr. Tulin received a telephone call from a representative of Party B in which he again expressed interest in discussing a potential transaction with the Company. Mr. Tulin again invited Party B to provide the Company with information on the details of any proposed transaction and an initial expression of interest that included valuation information for presentation to the Company’s board of directors.

On April 1, 2011, Mr. Tulin and representatives of Financo attended a meeting with senior executives of Party A to further discuss the cost savings and related financial information previously provided to Party A, deal structure and valuation matters.

On April 5, 2011, a meeting of the board of directors of the Company was held. Mr. Kassner and representatives of Troutman Sanders were also present. Mr. Tulin provided the board with an update of the status of his recent conversations with representatives from Party A regarding Party A’s unsolicited interest in acquiring the Company. Mr. Tulin noted Party A continued to consider the cost savings information the Company provided to Party A and any potential impact on Party A’s internal valuation as well as any possible proposal by Party A to acquire the Company. Mr. Tulin reviewed with the directors the proposed valuation formula proffered by Party A, and the various discussion points at the recent meetings with Party A with regard to valuation. The board also discussed the possible structure of a transaction, as well as whether, in connection with a sale process, to require a “go-shop” provision to allow the Company to solicit potentially superior indications of interest for the Company. At the April 5, 2011 meeting, Mr. Tulin also reviewed with the board his recent discussion with Party B. Mr. Tulin indicated that the conversation was general in nature and that no non-public information yet had been provided to Party B. The board then authorized Mr. Tulin to continue discussions with Party B conditioned on the execution by the Company and Party B of a confidentiality agreement. Troutman Sanders again reviewed with the board the fiduciary duties of directors in the context of a possible sale transaction.

On May 17, 2011, Mr. Tulin and representatives of Financo met with senior management of Party B to discuss Party B’s interest in the potential acquisition by Party B with the Company, including possible synergies and efficiencies that would be achieved as a result of a possible transaction as well as general valuation matters. At this meeting, Party B’s senior management suggested a gross purchase price of the Company of between $50 million-$60 million, but the parties did not discuss in detail any deductions for debt, liabilities, expenses and any other items which Party B may determine after due diligence. Party B was then invited to consider increasing the level of its interest.

On May 17, 2011, the board of directors held a meeting at which Mr. Kassner and a representative of Troutman Sanders were present. Mr. Tulin provided the board with an update of his recent conversations with representatives from Party A and Party B. He advised the board that Party A had proposed, in a recent conversation with Financo, an initial enterprise value of the Company of approximately $70 million but after additional deductions for certain of the Company’s liabilities, the net valuation would be approximately $53 million to $56 million, and that discussions were ongoing.

On May 20, 2011, Mr. Tulin met with representatives of Party A. Mr. Tulin and Party A further discussed Party A’s initial enterprise valuation and proposed deductions from that valuation. Party A then advised Mr. Tulin that after further due diligence review, Party A had a number of additional, significant deductions from its original valuation, thereby yielding a net valuation below the one previously discussed. Party A also advised Mr. Tulin that it had some transaction structuring concerns due to the Company’s status as a publicly-traded entity. Mr. Tulin and Party A mutually agreed that in light of the significantly reduced net value being considered by Party A, as well as Party A’s structural concerns, the parties would not continue discussions at this time, but agreed to talk again if Party A’s concerns were lessened. The Company agreed to inform Party A in the event that the Company were about to engage in a transaction with a third party.

On May 23, 2011, Mr. Tulin received an unsolicited telephone call from Jeffrey Spiegel, Chief Executive Officer of Randa. Mr. Spiegel asked Mr. Tulin to meet with him for the purpose of discussing a possible acquisition transaction with the Company.

On May 24, 2011, Mr. Tulin and Mr. Spiegel met and discussed whether the Company might be interested in a possible transaction.

On June 1, 2011, the board held a meeting, which Mr. Kassner and a representative of Troutman Sanders attended. At that meeting, Mr. Tulin summarized for the board his conversations with Party A, and that further discussions with Party A were not likely unless Party A’s structural concerns were lessened and/or it became more comfortable with the items that resulted in a further reduced valuation of the Company. The board also discussed the status of discussions with Party B, and again authorized Mr. Tulin to provide Party B with information consistent with that provided to Party A upon the execution by the parties of a confidentiality agreement. Mr. Tulin also informed the board of the unsolicited telephone call he had received from Mr. Spiegel.

On June 6, 2011, Mr. Tulin met with Mr. Spiegel. Mr. Tulin and Mr. Spiegel discussed recent acquisition activity in the accessories industry, as well as the respective businesses of the Company and Randa, including the respective parties’ key strengths. Mr. Spiegel advised Mr. Tulin that he had retained Peter J. Solomon Company, which we will refer to as Peter J. Solomon, to advise him with regard to a potential transaction. Mr. Spiegel indicated interest in pursuing further discussions.

On June 7, 2011, representatives of Peter J. Solomon and Financo had preliminary discussions with regard to a possible transaction between the Company and Randa. No non-public information concerning the Company was exchanged.

On June 15, 2011, the Company and Party B executed a confidentiality agreement.

On June 20, 2011, a meeting of the board of directors was held. Mr. Kassner and a representative of Troutman Sanders were in attendance. Mr. Tulin advised the directors that the Company had signed a confidentiality agreement with Party B. He and Mr. Kassner then reviewed with the board certain initial financial diligence materials that had previously been distributed to the board and that the Company proposed to furnish to Party B. The board approved the release of the financial information to Party B. The board then discussed Mr. Tulin’s recent meetings with Randa, and the board then authorized the execution of a confidentiality agreement with Randa to facilitate additional discussions with Randa.

On June 24, 2011, the Company and Randa executed a confidentiality agreement.

On June 29, 2011, Peter J. Solomon furnished to Financo an initial financial due diligence request.

On July 5, 2011, a meeting of the board of directors of the Company was held at which Mr. Kassner and a representative of Troutman Sanders were present. Mr. Tulin and the directors reviewed in detail Randa’s financial due diligence request. The board authorized Mr. Tulin to provide certain of the requested financial information both to Randa and to Party B.

On July 6, 2011, Mr. Tulin met with Mr. Spiegel at which they conducted a general discussion about their respective companies and potential synergies that would be achieved if Randa acquired the Company.

On July 21, 2011, Mr. Tulin met with Mr. Spiegel and they continued their general discussion about their respective companies and businesses. Also, on July 21, 2011, Party B informed Financo that it would not increase its level of interest in the Company.

On July 29, 2011, the board held a meeting at which Mr. Kassner and a Troutman Sanders representative were in attendance. Mr. Tulin provided the board with an update of the status of an additional information request Financo had received from Peter J. Solomon, which had been distributed to the directors prior to the meeting. The board discussed the items requested by Peter J. Solomon and the draft response that Messrs. Tulin and Kassner had prepared, which also had been previously distributed to the board. Mr. Tulin had been advised that the additional information was necessary for Randa to prepare a valuation and a preliminary expression of interest. The board then authorized Mr. Tulin to provide this information to Randa.

On August 1, 2011, Peter J. Solomon furnished to Financo, for discussion purposes only, a document captioned “Transaction Structure,” which set forth Peter J. Solomon’s preliminary indication of a gross enterprise value for the Company of $70 million, which had been prepared without access to our due diligence data room or substantial conversations between us and Randa. Peter J. Solomon and Financo discussed this document from time to time in the weeks following.

On August 10, 2011, at the Company’s request, Financo inquired of a fourth potential strategic acquirer whether that party would be interested in pursuing a transaction with the Company, but that candidate indicated to Financo that it would not be interested.

On August 16, 2011, Mr. Tulin met with representatives of Party A, during which he informed Party A that the Company was considering a possible transaction with a third party, and asked whether Party A desired to again consider a transaction with the Company. The parties then reviewed in detail matters relating to the Party A’s original structural and valuation concerns.

On August 17, 2011, Mr. Tulin met with Mr. Spiegel. They discussed generally the structure of a potential transaction, and estimated costs and expenses of a potential transaction. Mr. Spiegel also discussed at this meeting his view of the total cost of the transaction, inclusive of the merger consideration and consideration to be paid for options, expenses of various counsel and financial advisors, costs under the Company’s “golden parachute” agreements and license transfer fees. The discussion of the “golden parachute” agreements focused on Mr. Spiegel’s concern about entering into a transaction with the Company with a potential contingent liability of approximately $8,946,000, which would materially increase the costs and expenses of a transaction with the Company. He noted that Mr. Tulin must remain as the chief executive officer of the surviving corporation following the merger for no change of control under those agreements to have occurred. However, if Mr. Tulin did not remain the chief executive officer of the surviving corporation at some point after the merger, whether by virtue of his subsequent death, resignation, termination or otherwise, then a change of control might be claimed to have occurred by the employee-parties to these agreements, which would constitute the first condition to payment of amounts under these agreements. Mr. Spiegel and Mr. Tulin also discussed that if a change of control occurs under these agreements, then certain ordinary course determinations Randa may make after the merger could reasonably be expected to result in the payment of applicable parachute payments. The determinations discussed included normal course synergistic decisions that may be made by any acquiror who had just purchased a business, such as the elimination of an employee’s position, a change in location of the employee, or the transfer of an employee from one position to another within the organization of the surviving corporation with different duties and responsibilities. In order to allay this concern and to move forward with negotiations, Mr. Tulin then suggested the possible termination of these agreements for a substantially reduced payment of 20% to 25% of the amounts that otherwise may be payable. Mr. Spiegel also advised Mr. Tulin that he and his advisors would need to perform additional due diligence in order to arrive at a proposed structure and a formal expression of interest for the Company.

On August 18, 2011, the board held a meeting at which Mr. Kassner and a Troutman Sanders representative were in attendance. Mr. Tulin provided the board with an update on the status of his recent conversations with representatives of Party A and Randa. At this meeting, the board of directors noted that Party A had not yet reengaged with the Company, and Randa was interested in moving forward with a proposed transaction. At the meeting, the board of directors authorized the establishment of an on-line data room in anticipation of providing Randa and other interested parties with information concerning the Company.

On August 25, 2011, the board held a meeting at which a Troutman Sanders representative was in attendance. The purpose of the meeting was to update the board with regard to Mr. Tulin’s recent meeting with representatives of Party A. As a result of that meeting and the continuing review by Party A of the Company, Party A asked for additional due diligence information. The board discussed the information requested and then authorized Mr. Tulin and Financo to provide the same information to all interested parties.

On September 6, 2011, Mr. Tulin and representatives of Financo met with representatives of Party A to further discuss diligence matters.

On September 7, 2011, Mr. Tulin and representatives of Financo met with Mr. Spiegel, John Hastings, the Chief Financial Officer of Randa, and representatives of Peter J. Solomon. At this meeting, Randa presented a formal expression of interest to acquire the Company at $10.00 for each share of outstanding Company common stock and the cash-out of outstanding stock options based on the spread between $10.00 per share and the respective exercise prices of the options. The expression of interest was conditioned on the estimated total costs of the transaction, inclusive of the merger consideration and consideration to be paid for options, expenses of various counsel and financial advisors, costs under the Company’s “golden parachute” agreements, including the termination of the “golden parachute” agreements for a substantially reduced payment to the individuals who were parties to those agreements and license transfer fees and other miscellaneous costs being within an acceptable range, completion of a full due diligence on the Company and the negotiation of acceptable merger transaction documents. The negotiations leading up to Randa’s formal expression of interest did not include a discussion of any changes to Mr. Tulin’s employment arrangements with the Company.

On September 14, 2011, the Company received an unsolicited letter from a financial party, which we will refer to as Party C, indicating that Party C, a private equity fund, and Party D, another strategic competitor of the Company, were interested in discussing the possible acquisition of the Company.

On September 15, 2011, Mr. Tulin and representatives of Financo met with Party C and Party D to discuss their potential interest in acquiring the Company. At the meeting, Party C indicated that subject to the completion of due diligence it would be prepared to acquire the Company at a price per outstanding share of Company common stock between $6.00 to $8.00. Financo indicated that it would distribute to both Party C and Party D a confidentiality agreement that once signed would permit the Company to engage in substantive discussions.

On September 15, 2011, the Company and Party D signed a confidentiality agreement. Party C and the Company continued to negotiate the terms of a confidentiality agreement over the following few weeks.

On September 15, 2011, the board of directors held a meeting which Mr. Kassner attended. Mr. Tulin noted that Party C was concerned with the breadth of the standstill provisions in the form of confidentiality agreement presented to it by Financo. After discussing the provisions and the protections it would yield to the Company and its stockholders, the board determined that if Party C was interested in pursuing an extraordinary transaction with the Company, it would be required to enter into a standstill agreement with the Company.

On September 21, 2011, representatives of the Company participated in a phone interview with representatives of the independent trustee to discuss the potential engagement of the independent trustee as an independent fiduciary and independent trustee to the retirement plan in connection with a possible merger transaction. The initial conversations with the independent trustee were on a no-names basis. The independent trustee provided certain written background materials, which were forwarded to the members of the board of directors.

On September 21, 2011, Mr. Tulin met with Mr. Spiegel to discuss deal structuring issues as well as possible synergies of the proposed transaction.

On September 22, 2011, the board of directors held a meeting at which Mr. Kassner and representatives of Troutman Sanders and Financo were in attendance. At the meeting, Financo made a presentation to the board with regard to discussions that had occurred with Randa and the other various parties who had expressed an interest in pursuing a transaction with the Company, including, as to each party, specified business and financial information, and transaction history. The board discussed general transaction matters, including timing, process, required consents, financing requirements of various parties and the status of current negotiations, including valuations and expressions of interest received to date, as well as general benefits and risks associated with the proposed transactions in general and in particular proposed transactions with each interested party. Financo also presented to the board a financial overview of the Company, and reviewed with the board of directors information with regard to the historical trading and stock prices of Company common stock in the over-the-counter market, historical balance sheet and income statement information, and precedent trading comparables and precedent transaction comparables. The board also discussed general transaction matters, including timing, process, agreement consents, and financing matters.

On September 23, 2011, a representative of Party A and Mr. Tulin had a further telephone conversation to discuss Party A’s concerns in pursuing a transaction with the Company and the status of Party A’s interest in reengaging in discussions with the Company.

On September 26, 2011, a meeting of the board of directors of the Company was held at which Mr. Kassner and representatives of Troutman Sanders were present. The board discussed the Financo presentation of September 22, 2011, and again reviewed the status of the Company’s discussions with Party A and Randa. The board noted that Randa had expressed its readiness to move forward with a transaction at $10.00 per share. The board also noted that Party A continued to express reservations as to certain aspects of the Company’s operations and had not yet obtained internal approval to move forward with its proposed transaction. The board then discussed that Randa would need to finance any transaction, and the need for a review by the board, with the advice of Financo, of Randa’s ability to obtain appropriate financing to support a proposed transaction. The board determined, subject to obtaining evidence from Randa of financial information evidencing Randa’s ability to obtain financing to consummate any transaction, that the Company would allow Randa to conduct a full due diligence of the Company and contemporaneously negotiate definitive agreements for the acquisition by Randa of the Company.

On September 27, 2011, Mr. Tulin telephoned Party A and advised that the Company intended to move forward with a transaction with another party.

On September 28, 2011, the Company’s representatives participated in a phone interview with representatives of another professional trust company to discuss its potential engagement as an independent fiduciary to the ESOP component of the retirement plan in connection with the proposed merger. The initial conversations also were on a no-names basis. This other professional trust company provided certain written background materials, which were subsequently delivered to the board.

On October 3, 2011, the board of directors held a meeting. Mr. Kassner, as well as representatives of Financo and Troutman Sanders, were in attendance. The purpose of the meeting was to review and discuss financial materials provided by Randa, which included both audited and unaudited financial statements, as well as additional analysis prepared by Financo. Financo had also provided a summary of the proposed structure of the transaction along with an initial assessment as to Randa’s capability to finance the proposed acquisition. Financo then reviewed the proposed structure of a transaction, estimated cash needs of Randa, projected sources and uses of funds associated with the transaction, a projected borrowing base analysis, Randa’s current banking relationships, the current asset based lending market and likely conditions to the commitment of funds generally in asset based lending transactions. The consensus of the meeting was that Randa’s financial condition as reflected in its financial statements presented to the board and the combined working capital of Randa and the Company would provide a sufficient basis for Randa to obtain financing of a transaction with the Company, and that the Company should move forward to negotiate a merger agreement with Randa and provide Randa with full access to additional due diligence materials.

On October 4, 2011, representatives of the Company, Randa, Financo, Peter J. Solomon, Troutman Sanders and Olshan Grundman Frome Rosenzweig & Wolosky LLP, or Olshan, counsel to Randa, held an all-hands conference call to discuss procedural issues, including completion of due diligence, negotiation and preparation of a merger agreement, and the financing by Randa of the transaction.

On October 5, 2011, Olshan delivered to Troutman Sanders a legal and financial due diligence request. Also on October 5, 2011, the Company and Randa executed an amendment to their confidentiality agreement to include specified financial institutions as parties to whom confidential information may be provided, subject to the terms and conditions of the confidentiality agreement, so that Randa could move forward to arrange for transaction financing at the same time as it conducted its due diligence and the parties negotiated definitive transaction agreements.

On October 6, 2011, the Company delivered a draft confidentiality agreement to the independent trustee.

On October 6, 2011, the board of directors held a meeting which Mr. Kassner and representatives of Troutman Sanders attended. Troutman Sanders summarized for the directors the status of the negotiations of the confidentiality agreement with Party C. The directors further discussed the particulars of Randa’s expression of interest in the Company and the lack of an alternative offer to date. The directors discussed that a go-shop provision should be included in the definitive agreement with Randa so that the Company could solicit alternative and potentially superior proposals for an acquisition of the Company.

On October 10, 2011, the board of directors held a meeting at which Mr. Kassner, representatives of Troutman Sanders, and representatives of Miller & Martin PLLC, the Company’s retirement plan counsel, attended. The purpose of the meeting was to review with the directors matters associated with the retirement plan in connection with a proposed transaction with Randa. Miller & Martin’s presentation included a description of the retirement plan, including both the ESOP and non-ESOP components, the fiduciary obligations under ERISA of the trustees, administrators, and the board, both generally and in connection with a potential extraordinary corporate transaction, and a description of the voting provisions under the retirement plan in the context of a merger or other extraordinary corporate transaction. The presentation also addressed the appropriateness of appointing an independent fiduciary or independent trustee to represent the interests of participants and beneficiaries with respect to the ESOP component of the retirement plan in order, among other things, to avoid conflicts of interest (whether actual or perceived) that may arise in connection with a proposed merger transaction. Miller & Martin and Troutman Sanders also reviewed with the directors the interviews that had been conducted with the two potential candidates to serve as an independent fiduciary or independent trustee of the ESOP component of the retirement plan, the qualifications and experience of each candidate, the background and marketing materials presented by each candidate, and the anticipated fees and expenses associated with retaining an independent fiduciary or trustee. It was also noted that any independent fiduciary or trustee would retain its own financial advisor, which would provide a fairness opinion to the independent trustee in connection with the transaction as to whether any transaction consideration would be fair to the ESOP component of the retirement plan, and legal counsel, the fees and expenses of which would be paid by the Company. After a discussion of the candidates, the directors authorized the Company to enter into an agreement with the independent trustee to serve as advisor and independent trustee with respect to the ESOP component of the retirement plan, as well as to enter into agreements with the independent trustee’s legal and financial advisors. Also at the meeting, Troutman Sanders and the directors again reviewed their legal and fiduciary responsibilities in connection with a proposed financing transaction. The directors then discussed the procedures for approval of any transaction with Randa or any other interested potential acquisition partner. At this meeting, the directors noted that while no definitive transaction documents had been prepared to date, the directors determined that the unanimous consent of the Company’s two non-employee, independent directors, Messrs. John J. Macht and Michael M. Rubin, would be required as a pre-condition to the full board’s consideration of the approval of any possible transaction, including the approval of any agreements to which any directors or officer of the Company may be a party.

On October 10, 2011, Mr. Tulin and Mr. Spiegel met to further discuss synergies of a proposed business combination between Randa and the Company.

On October 11, 2011, the Company and the independent trustee executed a confidentiality agreement. Also on October 11, 2011 the Company and Party C executed a confidentiality agreement.

On October 12, 2011, Financo had a telephone call with Party C during which Financo advised Party C that the Company was already engaged in discussions with a party who had submitted a proposal providing for consideration in excess of that initially proposed by Party C. Party C indicated that it would not participate in a process at a price per share of Company common stock outside the range previously indicated by Party C.

On October 12, 2011, our representatives participated in a follow-up telephone meeting with representatives of the independent trustee to discuss its potential engagement as an independent fiduciary to the ESOP component of the retirement plan in more detail. Our representatives requested that the independent trustee deliver a written proposal for its engagement.

On October 14, 2011, the independent trustee delivered a written proposal relating to its engagement as independent fiduciary and independent trustee of the ESOP component of the retirement plan, together with a draft engagement letter.

On October 17, 2011, Olshan delivered an initial draft of the merger agreement, and on October 28, 2011 Troutman Sanders forwarded to Olshan the Company’s initial comments on the merger agreement. The Company’s initial comments included: a proposal that certain affiliates of Randa guarantee Randa’s obligations under the merger agreement terms of the initial draft; and a proposal that the reverse termination fee (which, under the terms of the initial draft, was contemplated to be equal to the amount of the termination fee) be replaced with a specific performance remedy. Between October 28, 2011 and the signing of the merger agreement, the Company, Randa, Financo, Peter J. Solomon, Olshan and Troutman Sanders held numerous discussions and negotiated the terms and conditions of the merger agreement, including as described in more detail below.

On October 18, 2011 and October 19, 2011, we received draft engagement letters from Bryan Cave (legal counsel to the independent trustee) and Stout Risius Ross, Inc. (“SRR”) (financial advisor to the independent trustee), respectively.

On October 19, 2011, Mr. Tulin and Mr. Spiegel met to discuss general transaction matters, including whether Mr. Tulin desired to continue employment by the Company after consummation of the merger. Mr. Spiegel and Mr. Tulin then also discussed Mr. Tulin’s past compensation arrangements with the Company, and agreed to compensation of $1.1 million in the event Mr. Tulin agreed to continue to serve as the Company’s chief executive officer.

During the period from October 14, 2011 through October 21, 2011, we negotiated the terms of the engagement letters with the independent trustee, and its legal and financial advisors. On October 21, 2011, the engagement letters for the independent trustee, Bryan Cave and SRR were fully executed and delivered.

On October 31, 2011, Mr. Tulin and Eric Luft, President of the Company met with Mr. Spiegel to discuss the Company’s license agreements, including consents that may be needed from the Company’s licensors to complete the acquisition.

On November 8, 2011, representatives of the Company, Randa, Financo, Peter J. Solomon, Troutman Sanders and Olshan had a conference call to discuss the timing of approaching licensors under the Company’s various license agreements to discuss obtaining consents, as well as Randa’s financing efforts.

On November 9, 2011, Mr. Kassner and a member of his staff had a conference call with representatives of Randa and an independent licensing audit company to discuss Randa’s request for a license compliance audit, as well as the timing, scope and information requirements relating to the audit.

On November 9, 2011, the board of directors held a meeting. Mr. Kassner and representatives of Troutman Sanders were in attendance. Financo also was asked to join the meeting and updated the board on the current status of discussions with Randa, Randa’s due diligence review of the Company and Randa’s discussions with possible financing sources. Troutman Sanders reviewed with the board the major terms and conditions of the initial draft of the merger agreement, including the termination fee and the reverse termination fee provisions, conditions precedent to the transaction, representations and warranties, licensor consents, including the timing of approaching licensors for their respective consents, and the provisions governing the operation of the Company’s business between the signing of definitive agreements and the closing of the transaction.

On November 10, 2011, Messrs. Tulin and Kassner met with the independent trustee and SRR to discuss SRR’s valuation work on behalf of the independent trustee, which included discussions relating to the transaction, operational matters, the Company’s financial conditions, results of operations and prospects, and management and succession issues.

On November 11, 2011, Mr. Tulin and Mr. Spiegel met to discuss potential issues with obtaining licensor consents.

On November 16, 2011, representatives of the Company, Randa, Financo and Peter J. Solomon met to discuss financial due diligence matters.

Beginning on November 16, 2011 through November 22, 2011, Troutman Sanders distributed first drafts of various ancillary documents relating to the merger agreement. These documents included an amendment, which we refer to as the rights agreement amendment, to the Company’s rights agreement, dated as of November 11, 2009, with American Stock Transfer & Trust Company (which would make the rights agreement inapplicable to the transactions contemplated by the merger agreement), as well as the form of stock option cancellation agreement, the amendment and release agreements and the release agreements. Between this time period and the execution and delivery of these documents on February 3, 2012, the parties to these agreements, Olshan and Troutman negotiated and finalized the terms of these agreements.

On November 17, 2011, representatives of the Company, Randa, Financo and Peter J. Solomon met to discuss open diligence matters, as well as the timing of completion of due diligence and obtaining required pre-signing consents.

On November 21, 2011, representatives of Troutman Sanders, Financo, Olshan and Peter J. Solomon met to discuss the open points on the merger agreement, as well as Randa’s financing efforts. These open points included: whether Randa’s obligations under the merger agreement would be guaranteed by certain of its affiliates; the required legal standard of Randa’s financing efforts; whether a maximum number of dissenting shares should be a condition to Randa’s obligation to consummate the merger and, if so, the appropriate threshold; whether the receipt of any third party consents under the Company’s contracts would be a condition to Randa’s obligation to consummate the merger; the amount of any termination fee payable by the Company and the circumstances under which it would be payable, and the amount of the reverse termination fee payable by Randa and the circumstances under which it would be payable.

On November 23, 2011, Olshan distributed a first draft of the voting and support agreements. Between November 23, 2011 and the execution and delivery of these documents on February 3, 2012, the parties to the various voting agreements, Olshan and Troutman negotiated and finalized the terms of the voting and support agreements.

On November 29, 2011, representatives of the Company, Randa, Financo, Peter J. Solomon, Troutman Sanders and Olshan met again to review and negotiate open points on the merger agreement, and to review the status of drafting and completion of required ancillary documents, as well as the status of Randa’s financing efforts. At this meeting, a resolution on most of the open points from the November 21, 2011 meeting was tentatively reached on terms generally consistent with the terms of the merger agreement as finally executed by the parties. The parties tentatively agreed to include a tangible net worth covenant (including a minimum cash component) from Randa in lieu of the requirement of a guarantee of Randa’s obligations under the merger agreement from certain affiliates of Randa. However, the structure and required amounts of such covenant were not resolved at this time. Also on November 29, 2011, Peter J. Solomon distributed to Financo initial drafts of financing term sheets it had obtained from four possible financing sources.

On December 1, 2011, Mr. Tulin and Mr. Spiegel met to discuss required consents of licensors under the Company’s various license agreements.

On December 2, 2011, representatives of the Company, Randa, Financo and Peter J. Solomon had a conference call to discuss the timing of approaching licensors under the Company’s various license agreements to discuss obtaining consents, as well as Randa’s financing efforts.

On December 6, 2011, Mr. Kassner conducted a walk-through of the Company’s warehouse facility in Taunton, MA with representatives of Randa. Also on December 6, 2011, Mr. Tulin and Mr. Spiegel had a telephone call to further discuss required transaction consents.

On December 6, 2011, the board of directors met to discuss the status of the merger agreement, process, and the status of Randa’s financing efforts. Mr. Kassner and representatives of Troutman Sanders were in attendance. Troutman Sanders again reviewed the major points in the merger agreement, including the $10.00 per share merger consideration, the cash-out of outstanding stock options, and the mechanics of payment to stockholders, including participants in the retirement plan, the termination of the termination agreements in exchange for a substantially reduced cancellation payment, representations and warranties, restrictive covenants relating to the operation of the Company’s business between the signing of the merger agreement and the closing of the transaction, the termination of the retirement plan and distribution of the merger consideration to participants, employee benefits, conditions to closing and termination rights of the parties, the termination fee payable by the Company and the reverse termination fee payable by Randa (including the amounts of these fees and the events and circumstances triggering their payment), tangible net worth covenant that Randa would be required to maintain, the timing of approaching licensors, and the terms of the Company’s “fiduciary out” and “go-shop” provisions contained in the merger agreement. The directors also reviewed the financing term sheets originally furnished to Financo on November 29, 2011 and that had been distributed to the board prior to the meeting.

On December 7, 2011, Mr. Tulin had a meeting with a licensor to discuss that licensor’s consent to the proposed merger transaction with Randa. Also on December 7, 2011, Mr. Tulin conducted a walk-through with management of Randa of the Company’s executive offices and showrooms located at 90 Park Avenue, New York, NY.

On December 8, 2011, the independent trustee circulated a draft of a new trust agreement for the ESOP component of the retirement plan, or the ESOP trust agreement. Between December 8, 2011 and the date of the execution and delivery of the ESOP trust agreement on February 3, 2012, the Company and the independent trustee negotiated and finalized the terms of the trust agreement.

On December 14, 2011, Mr. Tulin and representatives of Randa met to discuss licensor consents and the completion of the merger agreement, and Randa’s progress in negotiating debt financing commitments.

On December 15, 2011, December 16, 2011, December 20, 2011 and December 23, 2011, Mr. Tulin met with certain of the Company’s licensors to discuss obtaining consents to the transaction.

On December 16, 2011, Mr. Tulin and Mr. Spiegel met to discuss required consents of licensors under the Company’s various license agreements.

On December 19, 2011, the board held a meeting with Mr. Kassner and representatives of Troutman Sanders in attendance. The board received an update on, and discussed, open items on the merger agreement, the status of discussions with licensors, and Randa’s progress in negotiating debt financing commitments.

On December 26, 2011, Mr. Tulin held a call to update Financo, Mr. Spiegel and Peter J. Solomon on his conversations with licensors.

From January 2, 2012 through the signing of the merger agreement, Mr. Tulin held numerous calls with various licensors concerning the terms of their respective consents to the transaction, and negotiated the terms of those consents. During that period, all of the required consents were obtained.

On January 3, 2012, Mr. Tulin, Mr. Spiegel, Financo and Peter J. Solomon held a call to discuss licensor consents, the status of the merger agreement, including open issues and timing matters.

On January 12, 2012, Peter J. Solomon furnished to Financo a copy of the revised debt financing commitment and related documents from JPMorgan Chase and advised Financo that Randa had chosen JPMorgan Chase to provide financing for the merger. Also on January 12, 2012, John Tulin, James Tulin, a director and a senior vice president of the Company, and Mr. Spiegel met to discuss the Company’s small leather goods and gifts businesses.

On January 20, 2012, the board of directors met with Mr. Kassner and representatives of Troutman Sanders in attendance. The board reviewed the status of the merger agreement and discussed with counsel the remaining open points. The board also reviewed and discussed with counsel the status of the ancillary transaction documents. The board also discussed the final JPMorgan Chase Bank debt financing commitment distributed to the directors before the meeting. Mr. Tulin then summarized the status of the Company’s efforts to obtain the remaining required consents of the Company’s licensing partners.

On January 26, 2012, the Company, Randa, Troutman Sanders, Financo, Olshan and Peter J. Solomon met and negotiated the remaining open items in the merger agreement, including the amount and cash components of the tangible net worth covenant of Randa and certain provisions relating to the treatment of the retirement plan.

On February 1, 2012, the board of directors met. Mr. Kassner, representatives of Troutman Sanders, and representatives of Financo were in attendance. Representatives of Troutman Sanders summarized the principal terms and conditions of the form of definitive merger agreement, as well as the release agreements, amendment and release agreements, voting and support agreements, the stock option cancellation agreements, the debt financing commitment, the ESOP trust agreement and the rights agreement amendment. Representatives of Troutman Sanders also then reviewed the board’s fiduciary duties in connection with the sale of the Company. The board discussed in detail the advantages and disadvantages of the proposed transaction, including those described in “The Merger—Reasons for the Merger; Recommendations of the Board of Directors” below, including, among other things, the directors’ knowledge of the Company’s business, financial condition, results of operations, and prospects, historical trading prices of the Company common stock, the fact that JPMorgan Chase Bank had issued the debt financing commitment to finance the transactions contemplated by the merger agreement, that the merger consideration is to be paid in all cash, which provides value certainty to stockholders and allows them to monetize their investment in the Company in the near future, and the fact that the terms of the merger agreement permitted a 35-day “go-shop” period to allow the Company to solicit potential superior offers. Representatives of Financo then reviewed Financo Securities’ financial analyses and methodologies with regard to the proposed transaction which are described under “The Merger—Opinion of Financo Securities” below. Financo then advised the board that it was prepared to deliver its oral opinion that, as of the date of the opinion, and based upon and subject to the various assumptions and limitations to be set forth in the written opinion, a draft of which was presented to the directors, the $10.00 per share merger consideration to be paid in cash to the holders of shares of Company common stock pursuant to the merger agreement is fair, from a financial point of view, to such holders. The Board then asked and Financo answered questions concerning its analyses, information considered by it, and the results of the analyses.

On February 3, 2012, the board of directors met again by conference call to further discuss and consider the merger agreement and the merger. Mr. Kassner, representatives of Troutman Sanders and representatives of Financo attended the meeting. At the meeting, the board again considered in detail the matters discussed and considered at the February 1, 2012 meeting, including, among other things, Financo’s presentation to the board. At the conclusion of the board’s deliberations, Financo Securities’ delivered its oral opinion, subsequently confirmed in writing, that, based upon and subject to the various assumptions and limitations to be set forth in the written opinion, a draft of which was presented to the directors, the $10.00 per share merger consideration to be paid in cash to the holders of shares of Company common stock pursuant to the merger agreement is fair, from a financial point of view, to such holders. After considering the proposed terms of the merger agreement and the presentations of its advisors, including Financo’s fairness opinion provided to the board of directors, and taking into account all of the factors which had been considered by the board of directors at this meeting, the February 1, 2012 meeting and all of its other meetings, including, without limitation, those described in “The

Merger—Reasons for the Merger; Recommendations of the Board of Directors” below, the board unanimously approved the merger agreement and determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to, and in the best interests of the Company and its stockholders and recommended that the Company’s stockholders adopt the merger agreement. The board also unanimously approved the voting and support agreements, stock option cancellation agreements, release agreements, amendment and release agreements and rights agreement amendment.

On February 3, 2012, after the board meeting, the Company and Randa executed the merger agreement, JPMorgan Chase Bank and Randa executed the debt financing commitment, all signatories to the voting and support agreements, stock option cancellation agreements, release agreements, and amendment and release agreements executed those agreements, and we and American Stock Transfer & Trust Company executed the rights agreement amendment. The Company and Randa then issued a joint press release announcing the execution of the merger agreement.

The merger agreement provides that until 11:59 p.m. on March 9, 2012, the Company, its subsidiaries and its representatives may initiate, solicit and encourage alternative acquisition proposals, including by way of public disclosure and providing access to non-public information, and to enter into, maintain and participate in discussions or negotiations with third parties with regard to those acquisition proposals. At the direction of the board, Financo has been contacting potentially interested parties pursuant to the go-shop process on behalf of the Company. Representatives of Financo have contacted a total of 76 parties to date, comprised of 28 strategic parties and 48 financial parties, to solicit their interest in a possible alternative transaction of which three negotiated and entered into confidentiality agreements with the Company. These parties were subsequently granted access to non-public information regarding the Company through an on-line data room. On March 12, 2012, the Company announced that it had received an alternative acquisition proposal during the go-shop period to acquire all of the shares of Company common stock, and that the board determined in accordance with the merger agreement that the acquisition proposal was reasonably likely to result in a superior proposal. The party who submitted the alternative acquisition proposal was considered to be an “excluded party” under the merger agreement and, therefore, the Company would be able to continue to furnish information and engage in discussions with that party. In addition, if at any time before the merger agreement is adopted by the stockholders, the board of directors determines that an acquisition proposal constitutes a superior proposal, the Company may terminate the merger agreement and enter into a definitive agreement relating to such superior proposal so long as it complies with certain terms of the merger agreement, including payment of a termination fee to Randa. See “The Merger Agreement—Solicitation” beginning on page 82 for the definition of “superior proposal.” See also “The Merger Agreement—Solicitation—Restrictions on Change of Recommendation to Stockholders” beginning on page 84, “The Merger Agreement—Termination” beginning on page 85 and “The Merger Agreement—Termination Fees” beginning on page 87.

Reasons for the Merger; Recommendation of the Board of Directors

At a meeting held on February 3, 2012 the non-employee directors of the Company and then the entire board of directors, in each case by a unanimous vote, determined that the merger agreement and the transactions contemplated by the merger agreement are fair to, advisable and in the best interests of the Company and its stockholders, approved the merger agreement and the merger, approved the execution, delivery and performance by the Company of its obligations under the merger agreement, resolved that the merger agreement be submitted for consideration by the stockholders at the special meeting and recommended that our stockholders vote to adopt the merger agreement.

Before approving the merger agreement and making its recommendation, the board of directors consulted with Financo, its financial advisor, outside legal advisors and with our senior management team. In reaching its decisions, the board of directors considered a variety of factors, including the following:

•	its knowledge of the Company’s business, financial condition and results of operations, on both a historical and a prospective basis. The directors considered:

•

that despite the recession, and a continuing sluggish economic recovery, the Company was able to achieve increases in net sales and increases in net income during the three-year period ended on December 31, 2011, making this an appropriate time in the board’s opinion to maximize value for the Company’s stockholders. The board recognized that due to the Company’s recent past performance, the offer from Randa of $10.00 per share of Company common stock represented a significant premium over the price per share in the over-the-counter market;

•

that, while results of operations for the quarters ended September 30, 2011 and December 31, 2011 reflected small increases in net sales, and merchandise costs for the full year showed a modest decrease, the Company’s costs of goods sold began to be negatively affected from rising costs for commodities, increasing products costs resulting from rising labor costs and the lack of capacity in factories in the Far East and Asia. The board considered the Company’s anticipated inability to pass on these costs to its customers, which would negatively impact both gross profit and net income and may have an adverse effect on the Company’s liquidity and capital resources moving forward;

•

the financial difficulties of retailers generally, the effect on the Company’s results of operations of reported decreasing retail prices and retail sales generally from certain of its customers, as well as the adoption by certain retailers of “everyday low price” policies. In each case, these factors likely would increase pressure on manufacturers and importers in general, and the Company in particular, to produce high quality products at lower prices and potentially adversely affect future gross profit and net income.

•

the current state of the United States and global economy, general uncertainty surrounding forecasted economic conditions, both in the near-term and in the long-term, and the current and prospective impact on the Company’s future financial results including the following:

•

continuing slow economic growth domestically and elsewhere in the world, which could adversely affect the Company’s continued growth and the effect the lack of a significant economic recovery would have on the Company’s prospects and, as a result, on stockholders’ investments in the Company both in the near-term and in the long-term;

•

the variability of consumer spending generally resulting from changes in domestic economic conditions, and the possible effect that any setback in the current economic recovery might have on retail sales generally and the Company’s sales in particular; and

•	a continuing high level of unemployment in the United States and, as that continued, the impact on disposable income in general and sales of the Company’s products in particular.

•

historical trading prices of the Company common stock and the period of time that it could take before the future trading price of the Company’s common stock would reach the per share merger consideration value of $10.00 if the Company continued to operate as an independent public Company;

•

the fact that the $10.00 per share price to be paid in cash in respect of each share of Company common stock represents an approximately 111% premium to the closing bid price for the Company common stock in the over-the-counter market on February 2, 2012, the day before the merger was announced;

•

the fact that the merger consideration is to be paid in all cash, which provides value certainty to our stockholders and allows them to monetize their investment in the Company in the near future, while avoiding long-term business risk;

•

the business reputation of Randa and its management, including the fact that the consent of the Company’s most important licensing partners would be required to consummate a change of control of the Company and, that based on the reputation of Randa and its knowledge and experience in the accessories industry, those consents were more likely to be obtained if the Company pursued a transaction with Randa;

•

the fact that we have obtained from our licensing partners the required consents to the transaction based, in part, on the fact that our management team will continue to operate our business after the closing and the business reputation, knowledge and experience of Randa;

•

the financial analyses and oral opinion, subsequently confirmed in writing, of Financo Securities to the board of directors that, as of February 3, 2012, the $10.00 per share merger consideration to be paid in cash to the holders of shares of Company common stock pursuant to the merger agreement is fair, from a financial point of view, to the holders of Company common stock as more fully described below in “The Merger—Opinion of Financo” beginning on page 43;

•

the fact that the merger agreement provides the Company with operating flexibility to conduct its business in the ordinary course consistent with past practice between the signing of the merger agreement and the closing of the merger;

•

the fact that, in order to meet Randa’s requirements relating to the transaction and to consummate the merger, the Company’s executive officers and other employees agreed, in exchange for a total payment of $1,789,201.35, to the termination of their termination or “golden parachute” agreements, as more fully described below in “The Merger—Interest of Certain Persons in the Merger—Amendment and Release Agreements; Release Agreements” beginning on page 62, to eliminate the possibility that at or after the closing of the merger, the surviving corporation might be required under those agreements to pay to such employees as much as $8,946,000;

•	the likelihood that the merger would be completed, based on, among other things:

•

the fact that Randa had obtained committed debt financing for the transaction, the nature of the conditions in the debt financing commitment, and the reputation of JPMorgan Chase Bank, N.A, or JPMorgan Chase Bank;

•

the fact that in addition to having obtained committed debt financing, Randa, Intermediate Sub and Merger Sub have agreed in the merger agreement to maintain a consolidated tangible net worth through March 30, 2012 of not less than $40,000,000, including cash balances and cash equivalents reasonably acceptable to the Company of not less than $10,000,000, and have further agreed to maintain a consolidated tangible net worth of not less than $50,000,000, including cash balances and cash equivalents of not less than $20,000,000 commencing on March 31, 2012 until the earlier of (a) the effective time of the merger, (b) the termination of the merger agreement under any provision of the merger agreement other than a provision that requires a reverse termination fee or (c) two business days after a date the merger agreement is terminated, although Randa, Intermediate Sub and Merger Sub will be required to maintain a consolidated tangible net worth of $15,000,000, of which at least $2,500,000 shall be in cash or cash equivalents, for the period beginning on the day immediately after this two business day period and continuing until the earliest of the day on which (i) Randa pays the full reverse termination fee of $5,000,000 to the Company, (ii) Randa, Intermediate Sub or Merger Sub pays to the Company an amount less than the full reverse termination fee if a court of law or equity in an action brought under the provisions of the merger agreement has finally determined that a lesser amount is due or if such parties mutually agree to a lesser amount, or (iii) a court of law or equity in an action brought under the provisions of the merger agreement has finally determined that none of Randa, Intermediate Sub or Merger Sub owe all or any portion of the reverse termination fee.

•

that, under certain circumstances, if Randa were not to obtain financing for the transactions contemplated by the merger agreement, Randa would be required to pay to the Company a $5,000,000 reverse termination fee; and

•

the likelihood and anticipated timing of completing the proposed merger in light of the scope of the conditions to completion, including that there are no significant required regulatory approvals required to close the merger;

•

the other terms and conditions of the merger agreement and the course of negotiations of the merger agreement, including the nature of the parties’ representations, warranties, covenants and other provisions regarding deal certainty. The directors believed, after reviewing the merger agreement with its legal advisors and financial advisors, that the merger agreement offered reasonable assurances as to the likelihood of consummation of the merger, did not impose unreasonable burdens on the Company and would not preclude another party from submitting a superior proposal. In particular, the directors noted:

•

the Company’s ability to initiate, solicit and encourage alternative acquisition proposals from third parties for a go-shop period of 35 days after execution of the merger agreement, and to continue to engage in negotiations thereafter with any third party who makes a superior proposal (or a proposal that the board determines is reasonably likely to lead to a superior proposal) during the go-shop period and, in that regard, that the termination fee of $1,720,000 which under certain circumstances may be payable in the event that the merger agreement is terminated due to the Company entering into an alternative transaction in connection with the go-shop process, which represents approximately 3.0% of the proposed transaction value, is reasonable for a transaction of this size and type;

•

the board’s belief that the duration and structure of the go-shop provisions in the merger agreement would encourage third parties who might have an interest in acquiring the Company to make an offer at a higher price;

•

the Company’s ability following the expiration of the “go-shop” period to respond to any persons submitting takeover proposals to the Company that did not result from a breach by the Company of its obligations relating to the solicitation of takeover proposals and engage in discussions or negotiations with such persons, and furnish information pursuant to an appropriate confidentiality agreement, if the board of directors determines in its good faith judgment, after consultation with its financial advisor and outside legal counsel, that such takeover proposal either constitutes a superior proposal or could reasonably be expected to lead to a superior proposal, and that the termination fee of $2,000,000 which under certain circumstances may be payable following the expiration of the go-shop period, which represents approximately 3.5% of the proposed transaction value, is reasonable for a transaction of this size and type;

•	the ability of the board of directors, under certain circumstances, to change, qualify, withhold, withdraw or modify its recommendation that its stockholders vote to adopt the merger agreement; and

•	the rights of stockholders to seek statutory appraisal of their shares of Company common stock under Delaware law.

The board of directors did not believe that the Company’s current financial situation or near-term future prospects indicated a need to sell the Company. However, it believed that the merger agreement and the merger are advisable, fair to and in the best interests of the Company’s stockholders for the foregoing reasons.

The board of directors was aware of and also considered the following risks and other factors concerning the merger agreement and the merger as being generally negative or unfavorable:

•

that the merger, while providing certainty of cash value to the Company’s stockholders, would not allow the Company’s stockholders to have any ongoing equity participation in the Company following the closing of the merger, meaning that the Company’s stockholders will cease to participate in our future earnings or growth, and will not benefit from any increases in the value of the Company common stock following the closing of the merger;

•

the possibility that Randa will be unable to obtain all or a portion of the financing for the merger and related transactions, including the proceeds of the debt financing contemplated by the debt financing commitment or any alternative financing, or will not be able to maintain sufficient cash balances and/or cash equivalents in order to consummate the transactions contemplated by the merger;

•

that the announcement and pendency of the merger could result in the disruption of our business, including the possible diversion of management and employee attention, potential employee attrition and potential adverse effects on our business relationships;

•	that if the merger is not completed, we may be adversely affected due to potential disruptions in our operations;

•

the possibility that the $1,720,000 or $2,000,000 termination fee that may be payable by the Company upon termination of the merger agreement could discourage other potential acquirers from making a competing bid to acquire the Company;

•

that we are subject to restrictions on the conduct of our business prior to the consummation of the merger requiring us to conduct our business in the ordinary course consistent with past practice, subject to specified limitations, which may delay or prevent us from undertaking business opportunities that may arise during the pendency of the merger, whether or not the merger is completed;

•	that the proposed merger will be a taxable transaction for our stockholders for U.S. federal income tax purposes; and

•

the risk that, while the merger is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, and as a result, it is possible that the merger may not be completed even if approved by our stockholders.

In considering the recommendation of the board of directors with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, yours. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in their recommendations with respect to the merger agreement. See the section entitled “The Merger—Interests of Certain Persons in the Merger” beginning on page 56.

The foregoing discussion of the factors considered by the board is not intended to be exhaustive, but includes the material factors considered by the board. In view of the large number of factors considered by the board in connection with the evaluation of the merger agreement and the merger and the complexity of these matters, the board did not consider it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching a decision, nor did the board evaluate whether these factors were of equal importance. In addition, each member of the board may have given different weight to the various factors. The board’s determinations and recommendations were based upon the totality of the information considered.

The board of directors recommends that you vote “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Opinion of Financo

The board of directors retained Financo to provide it with sale advisory services and to render an opinion as to the fairness, from a financial point of view, of the merger consideration payable to the holders of the Company’s common stock. The board of directors selected Financo to act as its financial advisor based upon Financo’s qualifications, expertise and reputation and its knowledge of the business and affairs of the Company. Financo is an investment banking firm that, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate restructurings, private placements of capital, and for other purposes. In this capacity, Financo is continually engaged in valuing these businesses. At the meeting of the board of directors on February 3, 2012, Financo Securities rendered its oral opinion, followed by the delivery of a written opinion of even date, which we refer to as the Opinion, that, as of February 3, 2012, and based upon and subject to the various considerations set forth in the Opinion, the consideration to be paid to the holders of Company common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of the written opinion of Financo Securities, dated as of February 3, 2012, is attached hereto as Annex B. The Opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Financo Securities in rendering the Opinion. We encourage you to read the entire Opinion carefully and in its entirety. The Opinion is directed to the board of directors and addresses only the fairness from a financial point of view of the consideration to be paid to the holders of Company common stock pursuant to the merger agreement as of the date of the Opinion. It does not address any other aspects of the merger and does not constitute a recommendation as to whether or not any holder of Company common stock should vote at any stockholder’s meeting held in connection with the merger or whether to take any other action with respect to the merger. The summary of the Opinion set forth below is qualified in its entirety by reference to the full text of the Opinion.

In connection with rendering the Opinion, Financo Securities reviewed and analyzed such financial and other matters that they deemed relevant, including, among other things (collectively we refer to the foregoing as, the “Information”):

•

certain publicly available information concerning the Company, including, without limitation, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and Amendment No. 1 on Form 10-K/A filed with the Securities and Exchange Commission on May 13, 2011, the Company’s Forms 10-Q for the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011 and the Company’s definitive Proxy Statement on Schedule 14A dated July 15, 2011 relating to its 2011 annual meeting of stockholders;

•

certain internal financial and operating information with respect to the past and current business operations, financial condition and prospects of the Company furnished to Financo Securities by the Company and its advisors;

•

reported historic trading activity for the Company common stock, including prices and volume, for certain historic periods as well as a comparison of that trading history with those companies that Financo Securities deemed relevant to its analysis;

•

a comparison of the financial and operating information and valuations of other publicly-traded companies that Financo Securities believed to be generally comparable to the Company that Financo Securities deemed relevant and appropriate;

•	a comparison of the financial terms of the merger with the terms of certain other recent transactions that Financo Securities deemed relevant, necessary or appropriate;

•	the merger agreement and certain ancillary and related documents that Financo Securities deemed relevant, necessary or appropriate;

•	projected financial information provided to Financo Securities by management of the Company;

•	certain financial information concerning Randa provided by management of Randa or its advisors;

•	the debt financing commitment between Randa and JPMorgan Chase Bank, N.A regarding the provision of debt financing to Randa in connection with the merger; and

•	such other financial, strategic and market information that Financo Securities deemed relevant.

In addition, Financo Securities had discussions with the management and staff of the Company and its advisors concerning the material terms of the merger and the Company’s business and operations, assets, present condition and future prospects, and undertook such other studies, analyses and investigations as Financo Securities deemed relevant, necessary or appropriate.

In preparing the Opinion, Financo Securities assumed and relied upon the accuracy and completeness of, and did not independently verify, the Information (including, without limitation, the representations and warranties contained in the merger agreement) supplied or otherwise made available to Financo Securities, discussed or reviewed by or for Financo Securities, or publicly available information, and Financo Securities did not assume any responsibility for, nor make any independent verification of, any of the Information. Financo Securities further relied on the assurances of management and staff of the Company and its advisors that they were unaware of any facts that would make such portions of the Information supplied to Financo Securities by Randa or the Company incomplete or misleading. Financo Securities assumed that any and all regulatory and third party approvals, consents and releases in respect of the merger were or will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on Randa or the Company or the contemplated benefits of the merger. In addition, Financo Securities further assumed that all representations and warranties set forth in the merger agreement were and will be true and correct as of all the dates made or deemed made and that each party would comply with all covenants required to be performed by it under the merger agreement.

Financo Securities did not subject the Information to either (i) any independent review of any kind by Financo Securities or a third party or (ii) an audit in accordance with generally accepted accounting attestation standards or the Statement on Standards for Prospective Financial Information issued by the American Institute of Certified Public Accountants. Further, the preparation of the Opinion did not include a detailed review of any Randa or Company transactions, and cannot be expected to identify errors, irregularities or illegal acts, including fraud or defalcations, that may exist. In addition, Financo Securities assumed and relied upon the reasonableness and accuracy of all financial projections, forecasts and analyses provided to Financo Securities and assumed that such projections, forecasts and analyses were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Company’s management. Accordingly, Financo Securities did not express an opinion or any other form of assurance on, and assumed no responsibility for, the accuracy, completeness or correctness (including, in the case of projections, forecasts and analyses or the assumptions upon which they may be based, the achievability) of the Information.

Financo Securities’ opinion was necessarily based upon economic, market and other conditions and circumstances as they existed and could be evaluated as of the date thereof. Although such conditions and circumstances may have changed and may change in the future, Financo Securities assumed no obligation to update, revise or reaffirm its opinion.

Financo Securities’ opinion was limited to the fairness, from a financial point of view, to the holders of shares of Company common stock of the merger consideration to be paid to them, and assumed that there will be no material changes to the financial terms of the merger agreement after February 3, 2012 or any other agreements related to the merger after February 3, 2012. Further, Financo Securities expressed no opinion as to the fairness of any consideration received in connection with any other agreements related to the merger. In addition, Financo Securities expressed no opinion as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees relative to the merger consideration. Furthermore, Financo Securities’ opinion did not address the Company’s underlying business decision to undertake the merger and its opinion did not address the relative merits of the merger as compared to any alternative transactions that might be available to the Company. Financo Securities expressed no view or opinion as to any terms or other aspects of the merger other than the merger consideration (including, without limitation, the form or structure of the merger).

In arriving at its opinion, Financo Securities did not conduct a physical inspection of the properties or facilities of the Company or of the Randa, and did not review any of the books and records of the Company or Randa other than those expressly referred to in the Opinion. Financo Securities neither made nor obtained any evaluations or appraisals from a third party of the assets of the Company or Randa. Furthermore, Financo Securities did not consider any tax, accounting or legal effects of the merger or the transaction structure on any person or entity. Financo Securities did not evaluate the solvency or fair value of the Company or Randa under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Financo Securities assumed that the merger would be consummated without waiver or modification, by any party thereto, of any of the material terms or conditions contained in the merger agreement prior to Financo Securities’ delivery of the Opinion and that the final form of the draft merger agreement would be substantially the same as the merger agreement reviewed by Financo Securities.

The following is a brief summary of the material analyses performed by Financo Securities in connection with the preparation of the Opinion. This summary describes the financial analyses used by Financo and deemed to be material, but does not purport to be a complete description of analyses performed by Financo in arriving at the Opinion. Certain of the summaries of financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses used by Financo Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

Comparable Companies Analysis

The comparable companies analysis method applied public market trading multiples of selected publicly traded companies to the Company to derive an indication of value ranges. Financo Securities selected public companies operating in the wholesale apparel, footwear and accessories industries similar to the Company’s based on its judgment as to the comparability of the operating and financial characteristics Financo Securities deemed relevant, such as revenues and channels of distribution of such companies to the Company (the “Trading Comparables Peer Group Companies”). The Trading Comparables Peer Group Companies included were:

•	Delta Apparel, Inc.

•	G-III Apparel Group, Ltd.

•	LaCrosse Footwear, Inc.

•	Perry Ellis International, Inc.

•	Rocky Brands, Inc.

•	Tandy Brands Accessories, Inc.

•	Tandy Leather Factory, Inc.

•	Weyco Group, Inc.

Financo Securities calculated and compared financial multiples and ratios of the Trading Comparables Peer Group Companies as of January 30, 2012 as follows:

(i)	the ratio of the enterprise value of each Trading Comparables Peer Group Company to its earnings before interest, taxes, depreciation and amortization, as adjusted for certain non-recurring or other special items (“EBITDA”) for the last publicly available four quarters then applicable (“LTM”) and its estimated EBITDA for calendar years 2011 (“2011E”) and 2012 (“2012E”), and

(ii)	the ratio of each Trading Comparables Peer Group Company’s market value as a multiple of its LTM net income as adjusted for certain non-recurring or other special items (“Net Income”) and its estimated Net Income for 2011E and 2012E.

Estimated information for 2011E and 2012E for the Trading Comparables Peer Group Companies represents publicly available consensus estimates as reported by Bloomberg L.P. as of January 30, 2012.

Based on an analysis of the multiples of the Trading Comparables Peer Group Companies and Financo Securities’ professional judgment and industry knowledge, Financo Securities applied a selected range of multiples to the Company’s LTM, 2011E and 2012E EBITDA and Net Income to calculate indications of implied enterprise value and eventually common equity value. The high end of each range was calculated as a percentage above the median while the low end of each range was calculated as an equivalent percentage below the median. The resulting values were divided by the number of shares of the Company’s common stock outstanding on a fully diluted basis, using the treasury stock method, which provides an implied common equity per share value range. As a result of the foregoing, Financo Securities determined an implied common equity per share value range of the Company’s common stock as follows, as compared to the $10.00 merger consideration per share provided in the merger agreement:

	Median Multiple	Multiple Range	Implied Common Equity Per Share Value Range
Enterprise Value to LTM EBITDA	5.8x	4.9x to 6.6x	$8.22 to $11.35
Enterprise Value to 2011E EBITDA	5.7x	4.9x to 6.6x	$8.13 to $11.23
Enterprise Value to 2012E EBITDA	4.9x	4.2x to 5.7x	$6.86 to $9.51
Market Value to LTM Net Income	8.4x	7.1x to 9.7x	$7.64 to $10.22
Market Value to 2011E Net Income	9.4x	8.0x to 10.9x	$8.43 to $11.29
Market Value to 2012E Net Income	7.1x	6.0x to 8.2x	$6.53 to $8.71

Precedent Transactions Analysis

Financo Securities reviewed and analyzed certain publicly available financial information of select target companies in the wholesale apparel, footwear and accessories industries in selected precedent merger and acquisition transactions, as listed and described below. In selecting the target companies, consideration was given to the similarity to the Company of the operating and financial characteristics of such targets, such as revenues and channels of distribution, that Financo Securities deemed relevant. Financo Securities found nine transactions within the apparel and accessories industries that had measures of comparability. In addition to the transactions listed below, Financo Securities’ presentation to our board also included additional transactions involving companies in the apparel and accessories industries. However, these transactions were not considered relevant or appropriate to this analysis based upon various factors in the professional judgment and industry knowledge of Financo Securities.

For each of the transactions included in Financo Securities’ analysis, Financo Securities determined the enterprise values of the target companies as a multiple of their LTM EBITDA. The transactions reviewed are as follows:

Announcement Date	Acquiror	Target
October 19, 2009	Li & Fung Ltd.	Cipriani Accessories
August 10, 2010	Hanesbrands Inc.	GearCo, Inc.
November 22, 2010	Li & Fung Ltd.	Oxford Apparel Group (Division of Oxford Industries, Inc.)
January 7, 2011	Perry Ellis International, Inc.	Rafaella Apparel Group, Inc.
January 28, 2011	R.G. Barry Corporation	Foot Petals, LLC
February 17, 2011	Brown Shoe Company, Inc.	American Sporting Goods Corporation
March 16, 2011	R.G. Barry Corporation	baggallini, Inc.
August 12, 2011	Merit Capital	Knights Apparel
October 12, 2011	J.C. Penney, Bluestar Alliance, Kohl’s	Monet, Kensie, Dana Buchman

Based on an analysis of the precedent transactions identified above and Financo Securities’ professional judgment and industry knowledge, Financo Securities applied a selected range of multiples to the Company’s estimated EBITDA for the fiscal twelve months ending December 2011 to derive a range of estimated implied enterprise values and eventually equity values of the Company. The high end of the range was calculated as a percentage above the median while the low end of the range was calculated as an equivalent percentage below the median. The resulting value ranges were divided by the number of shares of the Company’s common stock outstanding on a fully diluted basis, using the treasury stock method.

As a result of the foregoing, Financo Securities determined an implied common equity per share value range of the Company’s common stock as follows, as compared to the $10.00 merger consideration per shares provided in the merger agreement:

	Median Multiple	Multiple Range	Implied Share Range
Enterprise Value to 2011E EBITDA	6.2x	5.3x to 7.1x	$8.86 to $12.22

Discounted Cash Flow Analysis

Financo Securities calculated a range of equity values per share for the Company based on a discounted cash flow analysis, which is designed to imply a value of the Company as a standalone entity based on the present value of (i) projected future free cash flows of the Company for the five-year period including the fiscal twelve months ending December 2012 through December 2016, based on the Company’s management projections, and (ii) terminal values based on the Company’s estimated free cash flow for the fiscal twelve months ending December 2016, in each case based on the Company’s management projections for that five-year period. Free cash flow was calculated by the Company based on EBIT less assumed taxes paid on EBIT, plus estimated depreciation and amortization, less estimated capital expenditures and less estimated increases in working capital items. The free cash flows derived from this calculation were $3,112,000, $333,000, $3,844,000, $2,520,000 and $3,387,000 for each of the fiscal twelve months ended December 31, 2012, 2013, 2014, 2015 and 2016, respectively. The free cash flows derived for the twelve months ended December 31, 2013 reflects, among other things, additional planned capital expenditures in the aggregate amount of $2,000,000 for computer systems upgrades.

Financo Securities also calculated estimated terminal value ranges for the Company utilizing the perpetuity growth method based on calculated estimated free cash flow for the fiscal twelve months ending December 2016 and estimated perpetuity growth rates of 2.0% to 3.0%. The terminal values derived from this calculation ranged from $27,504,900 to $36,461,900. The free cash flows and the terminal values were discounted to present value using discount rates ranging from 12.6% to 14.6%, determined by Financo Securities in its judgment and experience based on its estimated weighted average cost of capital of the Company derived from the Trading Comparables Peer Group Companies and the general market factors.

The discounted cash flow analysis resulted in an implied value per share of Company common stock range of $4.01 to $5.21.

General

In connection with the review of the merger by the board of directors, Financo Securities performed financial and comparative analyses for purposes of rendering the Opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. The foregoing summary does not purport to be a complete description of the analyses performed by Financo Securities. In arriving at its opinion, Financo Securities considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered; rather, Financo Securities made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses. Financo Securities believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Financo Securities may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Financo Securities’ view of the actual per share value of the Company’s common stock.

In performing its analyses, Financo Securities made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions are beyond the control of the Company. Any estimates contained in Financo Securities’ analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Financo Securities conducted the analyses described above solely as part of its analysis of the fairness of the consideration pursuant to the merger agreement from a financial point of view to holders of shares of Company common stock and in connection with the delivery of the Opinion to the Company’s board of directors. These analyses do not purport to be appraisals or to reflect the prices at which shares of the Company common stock might actually trade. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

The merger consideration to be paid to the holders of shares of the Company common stock was determined through arm’s length negotiations between the Company and the Randa and was approved by the Company’s board of directors. Financo Securities provided advice to the Company’s board of directors during these negotiations. Financo Securities did not, however, recommend any specific consideration to the Company or its directors or that any specific consideration constituted the only appropriate consideration for the merger. Financo Securities’ Opinion and its presentation to our board was one of many factors taken into consideration by the board of directors in resolving, by unanimous vote, to adopt the merger agreement. Consequently, Financo Securities’ analyses as described above should not be viewed as determinative of the opinion of the Company’s directors with respect to the merger consideration, or of whether the Company’s directors would have been willing to agree to different consideration.

Under the terms of its engagement letter, dated May 9, 2011, Financo Securities provided the Company’s board of directors sale advisory services and the Opinion in connection with the merger, and the Company paid

Financo Securities $250,000 upon delivery of the Opinion, which we refer to as the “Opinion Fee”. The engagement letter also provides that Financo Securities is entitled to a fee, which we refer to as the “Closing Fee,” equal to 1.65% of the aggregate transaction value of the merger, which fee would be $945,615 based on a transaction value of approximately $57,310,000, payable upon the closing of the merger. If Financo Securities’ efforts in the “go-shop” process result in any incremental value to be paid by an acquirer of the Company, the amount of the Closing Fee payable upon consummation of the transaction will, accordingly, be higher. In any case, the $250,000 Opinion Fee already paid to Financo Securities will be credited against any such Closing Fee. The Company has agreed to pay Financo Securities an additional fee of $75,000 for any additional or updated opinions as a result of the exercise of go-shop or similar provisions. The Company has also agreed to reimburse Financo for its reasonable direct out-of-pocket expenses (including reasonable fees and disbursements of outside counsel to Financo Securities) incurred in connection with its services. In addition, the Company has agreed to indemnify Financo and any of its controlling persons, directors, officers, employees or agents against liabilities and expenses, including certain liabilities under the federal securities laws, relating to or arising out of Financo’s engagement, except in the case of gross negligence, willful misconduct and bad faith.

The Company understands that, other than the Opinion Fee, Financo will receive contingent compensation upon consummation of the merger. Under the terms of the Financo engagement letter, Financo will receive more compensation for obtaining a higher price for the Company’s stockholders. A contingent fee structure could create an inherent conflict of interest insofar as Financo could be viewed as having an incentive to provide an opinion that would not impede the closing of the merger. However, the Company believes that contingent compensation arrangements are not unusual in investment banker engagement letters and does not consider any inherent conflict from Financo’s contingent payment arrangement to be material.

Financo previously provided, but is not currently providing, investment banking or other financial advisory services to Randa and its affiliates and has received compensation for its services, and it has provided and is currently providing investment banking or other financial advisory services to the Company and its affiliates and has received compensation in connection with such services. Financo may also seek to provide services to Randa and the Company in the future and expects to receive compensation for the rendering of these services.

Certain Projections

The Company does not, as a matter of course, publicly disclose financial projections as to future financial performance, earnings or other results. However, in connection with the evaluation of a possible transaction, we provided certain projections, which we refer to as the Projections, to Financo Securities which contained certain non-public financial forecasts that were prepared by our management, and which Financo Securities used in connection with certain of its financial analyses, as summarized in “The Merger—Opinion of Financo” beginning on page 43.

A summary of the Projections, which were last updated by us on January 30, 2012, has been included below. This summary is not being included in this document to influence your decision whether to vote for or against the proposal to adopt the merger agreement. The inclusion of the summary of the Projections should not be regarded as an indication that Financo Securities, or any other person, considered, or now considers, the Projections to be material or to be necessarily predictive of actual future results, and they should not be relied upon as such. The Projections upon which the summary information included below was based are subjective in many respects. There can be no assurance that the Projections will be realized or that actual results will not be significantly higher or lower than forecasted.

In addition, the Projections were not prepared with a view toward public disclosure or toward complying with GAAP, published guidelines of the SEC regarding projections or the use of non-GAAP financial measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither our independent registered public accounting firm, nor any other independent accountants, have audited, compiled, examined or performed any procedures with respect to the Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

The Projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond our control. Important factors that may affect actual results and cause the Projections not to be achieved include, but are not limited to, risks and uncertainties relating to our business (including our ability to achieve goals, objectives and targets over the applicable periods), industry performance, general business and economic conditions, and other factors described in or referenced under “Cautionary Statement Concerning Forward-Looking Information” beginning on page 18. In addition, the Projections also reflect assumptions that are subject to change and do not any circumstances or event that may occur and that were not anticipated at the time the Projections were prepared. Accordingly, there can be no assurance that the Projections will be realized or that our future financial results will not materially vary from the Projections. No one has made or makes any representation to any stockholder or any other person regarding the information included in the Projections set forth below.

Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility to, update or otherwise revise the Projections to reflect circumstances existing after the date when made, or to reflect the occurrence of future events, even in the event that any or all of the assumptions on which the Projections were based are shown to be in error.

The following is a summary of the Projections for the Company described above:

	FY2012(1)	FY2013(1)	FY2014(1)	FY2015(1)	FY2016(1)
	(dollars in millions)
Net sales	$138,750	$139,179	$139,359	$142,962	$146,050
Cost of Sales	93,512	94,219	93,916	96,660	98,999
Gross Profit	45,238	44,960	45,444	46,301	47,051
Selling/Administrative Expense	34,975	34,383	34,576	35,422	36,174
EBITDA	10,619	10,932	11,443	11,454	11,462
EBIT	10,263	10,577	10,868	10,879	10,877
Income Taxes	3,891	4,050	4,164	4,188	4,198
Net income	6,079	6,202	6,378	6,415	6,430
Capital expenditures	295	2,750	750	750	750

(1)	Fiscal year information reflects the Company’s fiscal year ending on December 31 in the year noted. References to EBITDA are to earnings before interest, taxes, depreciation and amortization, and EBIT to earnings before interest and taxes.

The following are the key assumptions the Company used in the preparation of the Projections.

Historical Basis. The Projections were prepared on a basis consistent with our historical presentation of our financial statements.

Net Sales. Overall, we assumed that the domestic economy continues to slowly recover and volume growth from our core department and chain store customers remains muted and no further consolidation or loss of our customer base. Relatively high unemployment levels coupled with increasing energy prices are assumed to dampen consumer demand for our merchandise through 2012 and into 2013. Belt gross shipments to our domestic retail customers are assumed to increase in 2012 due to the introduction of certain new merchandise collections. Beyond 2012, we assume modest growth, reflecting the continued slow economic recovery, in our various product categories with total company gross shipments growing at between 1.2% and 2.6% throughout the period. We assume that no new license agreements will be signed during the projection period. Sales dilution, consisting mainly of accruals for customer returns, in-store markdowns, and cooperative advertising are projected to be at approximately historical levels for our respective product categories as a percentage of gross shipments.

Gross profit: We assumed that our gross margins as a percentage of net sales will remain under pressure throughout the projection period based on current trends noted above under the caption “Net Sales”. We assumed that the recent escalation costs for commodities and finished merchandise will continue through 2012, but will begin to abate by 2013 and that costs will begin to stabilize thereafter. Other cost of sales items are assumed to be based on historical trends and relationships based on current expense levels and projected sales volume. Royalty expense is based on the terms and conditions of our current license agreements.

Selling and Administrative Expense: These expenses were projected based on various factors including current headcount, operating expense levels, and historical trends. Variable selling costs are based on historical relationships.

Income taxes: We assume our effective tax rate over the period will be consistent with our customary experience and approximate current statutory blended state and federal income tax rates based on our current operations.

Capital expenditures: Capital expenditures are projected to be sufficient for the routine replacement of our fixed assets in the ordinary course of business. We also assume a substantial expenditure or approximately $2 million during 2013 in connection with a major upgrade to our management information systems platform.

Other: We also assumed no share repurchases or the issuance of any stock based compensation and an increase in depreciation in 2014-2016 as a result of the planned $2 million expenditure in 2013.

Financing of the Merger

Randa anticipates that the total funds needed to complete the merger, including the funds needed to pay our stockholders the amounts due to them under the merger agreement, which, based upon the shares (and our other equity-based interests) outstanding as of the record date, would be approximately $71,700,000, and to pay its fees and expenses related to the merger and the financing of the merger, will be funded by Randa through cash balances and cash equivalents on hand and by the proceeds of the debt financing.

Randa has obtained the debt financing commitment described below. Funding under the debt financing commitment is subject to certain conditions, including conditions that do not relate directly to the merger agreement. In addition, Randa, Intermediate Sub and Merger Sub have agreed in the merger agreement to maintain a consolidated tangible net worth through March 30, 2012 of not less than $40,000,000, including cash balances and cash equivalents reasonably acceptable to the Company of not less than $10,000,000, and have further agreed to maintain a consolidated tangible net worth of not less than $50,000,000, including cash balances and cash equivalents of not less than $20,000,000 commencing on March 31, 2012 until the earlier of (a) the effective time of the merger, (b) the termination of the merger agreement under any provision of the merger agreement other than a provision that requires a reverse termination fee or (c) two business days after a date the merger agreement is terminated, although Randa, Intermediate Sub and Merger Sub will be required to maintain a consolidated tangible net worth of $15,000,000, of which at least $2,500,000 shall be in cash or cash equivalents, for the period beginning on the day immediately after this two business day period and continuing until the earliest of the day on which (i) Randa pays the full reverse termination fee of $5,000,000 to the Company, (ii) Randa, Intermediate Sub or Merger Sub pays to the Company an amount less than the full reverse termination fee if a court of law or equity in an action brought under the provisions of the merger agreement has finally determined that a lesser amount is due or if such parties mutually agree to a lesser amount, or (iii) a court of law or equity in an action brought under the provisions of the merger agreement has finally determined that none of Randa, Intermediate Sub or Merger Sub owe all or any portion of the reverse termination fee. Randa and we believe the amounts committed under the debt financing commitment together with Randa’s anticipated cash balances and cash equivalents will be sufficient to complete the transactions contemplated by the merger agreement, but we cannot be assured that the full amount of the debt financing will be available or that the committed financing and anticipated cash balances and cash equivalents will be sufficient to complete the transactions contemplated by the merger agreement. For example, the amounts committed might be insufficient if, among other things, the conditions to the commitments to fund the amounts set forth in the debt financing commitment are not met, Randa, Intermediate Sub and Merger Sub breach their tangible net worth covenant, or, even if they are in compliance with their tangible net worth covenant, their collective cash balances and cash equivalents, when taken together with funds from anticipated financing sources, are not sufficient to consummate the merger. The failure of Randa, Intermediate Sub and Merger Sub to obtain any portion of the committed debt financing (or any alternative financing) and/or have available to them at the closing of the merger sufficient cash balances and cash equivalents may result in the failure of the merger to be consummated.

On January 30, 2012, Randa entered into a debt financing commitment with JPMorgan Chase Bank in its capacity as administrative and collateral agent, pursuant to which JPMorgan Chase Bank has committed to provide a five year revolving credit facility in the maximum aggregate principal amount of $65,000,000, which we refer to as the revolving commitment. Unless otherwise agreed by the parties, the debt financing commitment will terminate at 11:59 p.m., New York City time, on June 18, 2012. According to the debt financing commitment, JPMorgan Chase Bank currently anticipates holding 100% of the revolving commitment on the date that the definitive documentation relating to the debt financing is executed, which we refer to as the debt financing closing date, but reserves the right to assign a portion of its revolving commitments to one or more banks, financial institutions and other entities, which we refer to collectively as the lenders.

The debt financing will be secured by a first perfected security interest in all of the assets of the Randa, and all of its existing and future direct and indirect domestic subsidiaries, including the Company following the effective date of the merger, whether consisting of real, personal, tangible or intangible property, including a pledge of all of the outstanding shares of capital stock of the Company (following the closing of the merger) and all of Randa’s other direct or indirect subsidiaries (limited, in the case of foreign subsidiaries, to 65% of the capital stock of first tier foreign subsidiaries to the extent a pledge of a greater percentage could reasonably be expected to result in material adverse tax consequences).

Each borrower will unconditionally guarantee all of the indebtedness, obligations and liabilities of each other borrower arising under or in connection with loan documents (as defined below). In addition, any direct or indirect domestic subsidiary of Randa that is not a borrower shall unconditionally guarantee all of the indebtedness, obligations and liabilities of the borrowers arising under or in connection with the loan documents.

The debt financing contemplated by the debt financing commitment is subject to the following closing conditions on or before June 18, 2012:

•

the execution and delivery of definitive financing documentation with respect to the debt financing, which we expect will be signed at the closing of the debt financing, including a credit agreement, security documents and other legal documentation, which we refer to as loan documents;

•

receipt by the lenders and the administrative agent of all fees required to be paid, and all expenses for which invoices have been presented, which we expect will be paid at the closing of the debt financing closing date;

•

all governmental approvals necessary in connection with the merger, as well as all material third party approvals in connection with the debt financing contemplated by the debt financing commitment and the continuing operations of Randa and the Company, which we refer collectively to as the borrowers, and their subsidiaries (including stockholder approval by the Company’s stockholders of the merger agreement) shall have been obtained on reasonably satisfactory terms and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the merger or the debt financing, or any of the transactions contemplated by the debt financing commitment. We note that there are no material governmental approvals necessary in connection with the merger, and we are not aware of any action being taken by any governmental or other authority that would restrain, prevent or otherwise impose any conditions on the merger or the debt financing;

•

the administrative agent shall have received (i) reasonably satisfactory audited consolidated financial statements of each of Randa and the Company for the two most recent fiscal years ended prior to the debt financing closing date as to which such financial statements are available, (ii) reasonably satisfactory unaudited interim consolidated financial statements of each of Randa and the Company for each fiscal month and fiscal quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this bullet as to which such financial statements are available and (ii) each of Randa and the Company’s most recent projected income statement, balance sheet and cash flows on (x) a monthly basis for fiscal year 2012 and (y) an annual basis for fiscal years 2013 through 2016, in each case on a proforma combined basis for borrowers and their subsidiaries after giving effect to the closing of the merger. We have been advised that this is in process, that Randa and the Company will be providing 2011 fiscal year-end financial statements and interim 2012 first quarter financial statements shortly, and that substantially all of the projected financial statements have already been furnished to JPMorgan Chase;

•

receipt by the administrative agent of such closing documents as are customary for transactions of the type contemplated in the debt financing commitment or as the administrative agent may reasonably request, which will be provided at the closing of the debt financing;

•

the administrative agent shall have received and shall be satisfied to a reasonable extent with inventory appraisals of the borrowers and their subsidiaries from appraisers reasonably satisfactory to the administrative agent. We have been advised that the inventory appraisals have been completed;

•

the administrative agent or its designee shall have conducted a reasonably satisfactory field examination of the accounts receivable, inventory and related working capital matters and financial information of the borrowers and their subsidiaries and of the related data processing and other systems. We have been advised that all field examinations are scheduled to be completed by the first week in April;

•

receipt by the administrative agent of a borrowing base certificate as of a date specified by the administrative agent with customary supporting documentation and supplemental reporting to be agreed upon between the administrative agent and the borrowers. This is a closing date delivery;

•

the corporate structure, capital structure, other debt instruments, material accounts, and governing documents of the borrowers and their affiliates shall be acceptable to the administrative agent. This review is a continuing process and, as we believe is customary in lending transactions of this type, is expected to continue until the closing of the debt financing;

•

with regard to owned real property of the borrowers, the administrative agent has received and is satisfied to a reasonable extent with any requested environmental review reports from firm(s) satisfactory to the administrative agent; any environmental hazards or liabilities identified in any such environmental review report indicate the borrowers’ plans with respect thereto. The Company does not own or anticipate acquiring any real property. Assuming the Company does not acquire any new real property prior to the closing of the debt financing, this condition has been satisfied;

•

prepayment in full of all obligations under existing loan facilities, termination of the commitments thereunder and release of all liens, if any, granted thereunder. At the closing of the debt financing, proceeds of the debt financing will be used to pay in full all of our obligations, if any, under our current working capital facility;

•

all legal (including tax implications) and regulatory matters shall be satisfactory to the administrative agent and lenders to a reasonable extent, including, but not limited to, compliance with all applicable requirements of Regulations U, T and X of the Board of Governors of the Federal Reserve System; the administrative agent’s counsel shall have completed all legal due diligence, including, without limitation, a review of the terms and provisions of the licensing and vendor agreements for the borrowers and their subsidiaries. Due diligence by JPMorgan Chase has been ongoing and, as we believe is customary in lending transactions of this type, will continue through the closing of the debt financing.;

•

liens creating a first priority security interest in the assets of the borrowers serving as collateral for the debt financing shall have been perfected. These liens are granted by the documents to be signed by Randa and the Company at the debt financing closing;

•	minimum availability after giving effect to all borrowings on the debt financing closing date, of at least $10,000,000, and will be measured at the time of the debt financing closing;

•

the absence of any injunction or temporary restraining order which, in the judgment of the administrative agent, would prohibit the making of the loans or the closing of the merger; and the absence of litigation which would reasonably be expected to result in a material adverse effect on the Company and its subsidiaries. We are not aware of any such order or litigation;

•

satisfactory results of due diligence investigation of Randa, the Company and their subsidiaries (including, without limitation, contingent liabilities (e.g., environmental, retiree medical benefits, ERISA, etc.)) and contractual obligations, including, without limitation, under any licensing and vendor agreements for the borrowers and their subsidiaries, and reasonably satisfactory results of the administrative agent’s traveling auditors’ review; all financial, accounting, and tax aspects of the merger shall be acceptable. As we noted above, due diligence by JPMorgan Chase has been ongoing and, as we believe is customary in lending transactions of this type, will continue through the closing of the debt financing;

•	the merger shall have been consummated in accordance with applicable law and on satisfactory terms, which will be completed at the time of the merger;

•

the agreements evidencing the merger shall have satisfactory terms and conditions (including, without limitation, the amount and forms of the consideration to be paid in connection with the merger), and no provision of such documentation shall have been waived, amended, supplemented or otherwise modified in any material respect without approval of the lenders. JPMorgan Chase has already been furnished with and has reviewed the merger agreement, and prior to entering into the merger agreement, we made the changes required by JPMorgan Chase as set forth in the next bullet point. The actual documents to be filed with the Delaware Secretary of State are expected to be in customary form and we do not expect this will affect the closing of the debt financing;

•

the agreements evidencing the merger shall include an agreement by the Company that (i) any action or proceeding involving JPMorgan Chase Bank arising out of or relating to the merger, the debt financing or the performance of any services thereunder shall be subject to the exclusive jurisdiction of a state or federal court sitting in the County of New York, (ii) the Company will not, and the Company will not permit any of its subsidiaries to, bring or support anyone else in bringing any claim, action or proceeding in any other court, (iii) the Company waives any right to trial by jury in respect of any such claim, suit, action or proceeding, (iv) JPMorgan Chase Bank and its affiliates are third party beneficiaries of any liability cap or other limitation on remedies or damages in the agreements evidencing the merger, and (v) JPMorgan Chase Bank and its affiliates are express third-party beneficiaries of the provisions in the agreements evidencing the merger reflecting the foregoing agreements. As noted above, we inserted these provisions prior to entering into the merger agreement.;

•

the capitalization, structure and equity ownership of each loan party after the merger shall be satisfactory in all respects. As noted above, this type of review is a continuing process and, as we believe is customary in lending transactions of this type, is expected to continue until the closing of the debt financing;

•	the fees and expenses relating to the merger shall not exceed $12,500,000, and will be calculated at the closing of the merger;

•

the board of directors and the stockholders of the Company shall have duly approved of the merger and the merger agreement and the Company shall not have (i) announced that it will oppose the merger or (ii) commenced any action which alleges that the merger will violate applicable law;

•

receipt by the administrative agent and the lenders of a pro forma consolidated balance sheet, income statement and cash flow statement, which we refer to as pro forma opening statements, giving effect to the merger and projections, together with such information as the administrative agent may reasonably request to confirm the tax, legal, and business assumptions made in such pro forma opening statements and the projections. We have been advised that this is in process, that Randa and the Company will be providing 2011 fiscal year-end financial statements and interim 2012 first quarter financial statements shortly, and that substantially all of the pro forma financial statements have already been furnished to JPMorgan Chase;

•

the pro forma opening statements and the projections required to be provided under the debt financing commitment shall demonstrate, in the reasonable judgment of the administrative agent, together with all other information then available to the administrative agent, the ability of the borrowers and their subsidiaries to repay their debts and satisfy their respective other obligations as and when due and to comply with the financial covenants acceptable to the administrative agent. As noted in the immediately preceding bullet point, this is in process;

•	receipt by the administrative agent of a copy of the fairness opinion of Financo Securities. This has already been provided to JPMorgan Chase; and

•

receipt by the administrative agent of a solvency certificate from the chief financial officer of Randa that documents the solvency of the borrowers and their subsidiaries after giving effect to the merger and the other transactions contemplated by the debt financing commitment. As we believe is customary in transactions of this type, this will be delivered at the closing of the debt financing.

The debt financing commitment is not subject to a “market out” condition, which would allow the lenders not to fund their respective commitments if the financial markets are materially adversely affected. However, there is a risk that the conditions to the debt financing will not be satisfied and the debt financing may not be funded when required. As of the date of this proxy statement, we have been advised that no alternative financing arrangements or alternative financing plans have been made in the event the debt financing described in this proxy statement is not available as anticipated.

If all or any portion of the debt financing becomes unavailable in accordance with the terms of the debt financing commitment, then Randa must notify the Company promptly and Randa, Intermediate Sub and Merger Sub are required to use their respective reasonable best efforts to obtain any unavailable portion from alternative sources as promptly as practicable following the occurrence of that event, but in any event on or before June 17, 2012, on terms that would not reasonably be expected to prevent, materially delay or materially impair the ability of Randa, Intermediate Sub or Merger Sub to consummate the transactions contemplated by the merger agreement on or before the outside date, which we refer to as alternative financing. See “The Merger Agreement—Debt Financing Covenant; Company Cooperation” beginning on page 76.

Closing and Effective Time of Merger

The closing of the merger will occur no later than the second business day following the satisfaction or waiver of all of the closing conditions set forth in the merger agreement (described under “The Merger Agreement—Conditions to Closing the Merger” beginning on page 80) or at such other date as the parties may agree in writing.

Assuming timely satisfaction of the necessary closing conditions, we currently anticipate that the merger will be consummated in the second quarter of 2012. The effective time will occur as soon as practicable on the date of the closing of the merger upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date as the Company and Randa may agree and specify in the certificate of merger).

Payment of Merger Consideration and Surrender of Stock Certificates

Promptly after the effective time of the merger, a letter of transmittal will be mailed to each stockholder of record of shares of Company common stock (other than the excluded shares) describing how such holder should surrender its shares of Company common stock for the per share merger consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the exchange agent (described in “The Merger Agreement—Payment Procedures” beginning on page 72) without a letter of transmittal.

You will not be entitled to receive the per share merger consideration until you deliver a duly completed and executed letter of transmittal to the exchange agent. If your shares are certificated, you must also surrender your stock certificate or certificates to the exchange agent. If ownership of your shares is not registered in the transfer records of the Company, a check for any cash to be delivered will only be issued if the applicable letter of transmittal is accompanied by all documents reasonably required by the Company to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable. If your shares of Company common stock are beneficially owned and held in nominee or “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your nominee or “street name” shares of Company common stock in exchange for the per share merger consideration.

If you have lost a certificate, or if it has been lost, stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to make an affidavit of the loss, theft or destruction, and the execution and delivery of a customary indemnity agreement to provide indemnity against any claim that may be made it with respect to such certificate. In addition, if you hold 2,500 or more shares of Company common stock, you will be required to post a bond in such reasonable amount as the surviving corporation may require. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

The merger consideration relating to shares of Company common stock allocated to your accounts under the retirement plan will be paid to the retirement plan and allocated to your accounts under the retirement plan.

Interests of Certain Persons in the Merger

In considering the recommendation of our board of directors with respect to the merger agreement, you should be aware that the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally, as more fully described below. Our board of directors was aware of these interests and considered them, among other matters, in reaching the determination that the terms and conditions of the merger and the merger agreement were fair to, advisable and in the best interests of the Company and its stockholders and in making their recommendations regarding approval and adoption of the merger and the merger agreement as described in “The Merger—Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 38.

Please see the section of this proxy statement titled “The Merger—Interests of Certain Persons in the Merger—Termination of Termination Agreements and Amendments to Employment Arrangements” beginning on page 57 and “The Merger—Golden Parachute Compensation” beginning on page 66 for additional information with respect to the compensation that our named executive officers may receive in connection with the merger.

Treatment of Stock Options

Each outstanding option to purchase shares of Company common stock granted under the Company stock award plans will be cancelled as of the effective time of the merger. Each holder of a Company option to purchase shares of Company common stock that is outstanding and unexercised as of the effective time of the merger and that has an exercise price that is less than the merger consideration will be paid by the surviving corporation, in exchange for the cancellation of such Company stock award, an amount in cash, for each share of Company common stock subject to the option, equal to the excess of $10.00 over the exercise price per share of the Company common stock subject to such option. Any amounts payable will be paid less applicable tax withholding.

The following table sets forth, as of the effective date of the merger, for each person who has served as an executive officer of the Company since the beginning of its last fiscal year and who currently holds stock options: (a) the aggregate number of shares of Company common stock subject to stock options, assuming the executive officer remains employed by the Company at the effective time of the merger and (b) the aggregate pre-tax amount of consideration that we expect to pay to all such individuals with respect to their stock options in connection with the merger:

As of the record date and the effective date of the merger, the non-employee directors do not and will not hold any stock options of the Company.

Name	Shares	Value ($)(1)
John Tulin	65,000	$286,500
Eric P. Luft	50,000	$247,500
James E. Tulin	50,000	$222,000
Jerold R. Kassner	50,000	$247,500
Melvin Goldfeder	50,000	$247,500
Paul Duckett	50,000	$247,500

(1)	Calculated by multiplying (i) the excess of the $10.00 per share merger consideration over the respective per share exercise price of the stock option by (ii) the number of shares of Company common stock subject to such stock option.

Termination of Termination Agreements and Amendments to Employment Agreements

We are parties to termination agreements with certain of our executive officers and other employees. We call these the Termination Agreements. Under the Termination Agreements, in the event of a change of control, as described below, and which we refer to as a Change of Control, followed by the occurrence of certain events (described below in “The Merger—Interests of Certain Persons in the Merger—Existing Arrangements—Termination Agreements” beginning on page 58), these executive officers or employees, as applicable, may within two years thereafter terminate their employment and receive severance, payable in a lump sum and in cash. In addition, certain of the officers and employees who are parties to Termination Agreements are also parties to employment agreements or severance agreements providing for the payment of severance (but in a lesser amount) both in the event of a Change of Control and upon the occurrence of certain other events.

In order to meet Randa’s requirements relating to the transaction, these executive officers and other employees agreed to the termination of their Termination Agreements in exchange for a lump sum payment in order to eliminate the possibility that at or after the closing of the merger, the surviving corporation may be required to pay to such employees under the Termination Agreements (approximately $8,946,000 as of December 31, 2011).

The Termination Agreements and the employment agreements of these executive officers and employees are subject to Section 409A of Internal Revenue Code of 1986, as amended, which we refer to as the Code, which sets forth rules relating, among other things, to the cancellation or termination of certain severance arrangements. In order to eliminate and payout the Termination Agreements as required by the merger agreement prior to actual termination of the employee’s employment and avoid adverse tax consequences, including an additional 20% tax on the payments these officers and employees might receive upon termination of the Termination Agreements, Section 409A requires that all severance arrangements which are similar to the Termination Agreements, including those in the employment agreements and severance agreements of these executive officers, be relinquished by them.

Accordingly, each of these executive officers and other employees has entered into a release agreement with the Company, effective upon the effectiveness of the merger, terminating his or her Termination Agreement in exchange for a cash payment to him or her described below. In addition, in the case of John Tulin, Eric P. Luft, James E. Tulin, our Chief Financial Officer, Jerold R. Kassner, and Paul Duckett, a Senior Vice President of the Company, each also amended their respective employment agreements and, in the case of Mr. Kassner and Mr. Duckett, his severance agreement, to, among other things, relinquish their other severance arrangements with the Company, in each case in exchange for a payment to him or her described below. See “—Amendment and Release Agreements; Release Agreements” below.

The presentation below first describes existing arrangements between the Company and the persons named below. It then describes changes in those existing arrangements resulting from the execution by the Company and such persons of the release agreements or amendment and release agreements.

Existing Arrangements

A summary of the terms and provisions of the current Termination Agreements and of the current employment arrangements with Messrs. John Tulin, Eric P. Luft and James E. Tulin is set forth below.

Termination Agreements

We are parties to Termination Agreements with Messrs. John Tulin, Eric P. Luft and James E. Tulin, as well as certain of our other officers and employees. Each Termination Agreement had a stated termination date of October 31, 2011 (subject to earlier termination as provided therein), but contains an automatic annual one-year extension on each October 31 unless we give 30 days’ written notice prior to the then current expiration date that there will be no extension. The current expiration date is October 31, 2012. In the event of a Change of Control, followed by any of the following events, the officer may within two years thereafter terminate his employment and receive a lump sum cash payment equal to 2.99 times the officer’s “base amount” (as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended).

•

the failure to elect or appoint, or re-elect or re-appoint, any such officer, or the removal of any such officer from, his office and/or position with the Company as constituted immediately prior to the Change of Control;

•

a reduction in any such officer’s overall compensation (including any reduction in pension or other benefit programs or perquisites) or a significant change in the nature or scope of the authorities, powers, functions or duties normally attached to any such officer’s position with the Company;

•

a determination by any such officer made in good faith that, as a result of a Change of Control, he is unable to effectively carry out the authorities, powers, functions or duties attached to his position with the Company, and the situation is not remedied within 30 calendar days after receipt by the Company of written notice from any such officer of such determination;

•

a breach by the Company of any provision of the Termination Agreement not covered by the three immediately preceding bullet points, which is not remedied within 30 calendar days after receipt by the Company of written notice from any such employee of such breach;

•

a change in the location at which substantially all of such officer’s duties with the Company are to be performed to a location which is not within a 20-mile radius of the address of the place where any such employee is performing services immediately prior to the Change of Control; and

•	a failure by the Company to obtain the assumption of, and the agreement to perform, the Termination Agreement by any successor company,

A “Change of Control” under each Termination Agreement and amended and restated employment agreement (as described in more detail below) will be considered to have occurred if:

•	there has occurred a change in control as the term “control” is defined in Rule 12b-2 promulgated under the Exchange Act as in effect on the date of the Termination Agreements;

•

when any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), except for any employee stock ownership plan or trust (or any of the trustees thereof) becomes a beneficial owner, directly or indirectly, of our securities representing twenty-five (25%) percent or more of our then outstanding securities having the right to vote on the election of directors; except that John Tulin’s and James E. Tulin’s respective amended and restated employment agreements each provides that a Change of Control will have occurred when any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), except for the retirement plan or any employee stock ownership plan or trust (or any of the trustees thereof) or other of our benefit plans, becomes a beneficial owner, directly or indirectly, of our securities representing twenty-five (25%) percent or more of our then outstanding securities having the right to vote on the election of directors;

•

during any period of not more than two (2) consecutive years (not including any period prior to the execution of the Termination Agreements or amended and restated employment agreements), individuals who at the beginning of such period constitute the board of directors, and any new director (other than a director designated by a person who has entered into an agreement with us to effect a transaction described in the other bullet points in this section) whose election by the board or nomination for election by our stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute at least seventy-five (75%) percent of the entire board of directors;

•

when a majority of the directors elected at any annual or special meeting of stockholders (or by written consent in lieu of a meeting) are not individuals nominated by our incumbent board of directors;

•

our stockholders approve a merger or consolidation with any other corporation, other than a merger or consolidation which would result in the holders of our voting securities outstanding immediately prior thereto being the holders of at least eighty (80%) percent of the voting securities of the surviving entity outstanding immediately after such merger or consolidation;

•	our stockholders approve a plan of complete liquidation of the Company; or

•	our stockholders approve an agreement for the sale or disposition of all or substantially all of our assets.

No Change in Control will be deemed to have occurred as a result of any event specified in the first five bullet points immediately above if John Tulin shall remain as the chief executive officer of the Company following such event. John Tulin has advised us that he presently intends to continue to serve as the chief executive officer of the surviving corporation immediately after the merger. Accordingly, under the Termination Agreements and assuming Mr. Tulin actually remains as the chief executive officer of the Company, no Change of Control would immediately occur as a result of the merger and the employees of the Company who are parties to a Termination Agreement would not, at the time of the merger, immediately be entitled to payment under their respective Termination Agreements.

John Tulin Employment Agreement

We are a party to an amended and restated employment agreement with John Tulin. The original expiration date under this amended and restated employment agreement was December 31, 2009, but on each December 31 during the term, the term was automatically extended so that on that last day of each calendar year, the employment term will be a three calendar year period, unless either we or John Tulin gave the other at least 30 days notice that there will be no extension. The current expiration date under this amended and restated employment agreement is December 31, 2014. Under this amended and restated employment agreement, John Tulin is entitled to receive a minimum annual base salary of not less than $500,000, and such other compensation, if any, as the board of directors shall determine. He is also entitled (i) to participate in the retirement plan and any medical payment, disability, health or life insurance and other benefit plans and arrangements which may be or become available to executive officers of the Company in general; (ii) to receive a special annual allowance in the amount of $43,200 which is payable in substantially equal installments accordance with the Company’s regular pay intervals for its executive officers; (iii) to reimbursement of expenses reasonably incurred by him in furtherance of the business of the Company and in the performance of his duties under the amended and restated employment agreement; (iv) to receive an automobile leased by the Company; and (v) to four weeks vacation each year. Mr. Tulin’s aggregate total compensation, within the meaning of Item 402 of Regulation S-K under the Exchange Act, for calendar year 2011 was $1,118,387 and for calendar year 2010 was $820,974.28.

In addition, the agreement provides that for a period of 30 days from and after the occurrence of a Change of Control, John Tulin has the right to terminate his amended and restated employment agreement and receive payment of accrued but unpaid base salary and bonus compensation, if any, through the date of termination. If John Tulin’s amended and restated employment agreement is terminated without cause, and he complies with provisions of his amended and restated employment agreement that requires him to maintain the confidentiality of our trade secrets and confidential information, and restricts him from soliciting for hire or hiring our employees, or engaging in certain competing businesses and other activities, he will be entitled to receive a lump sum payment of an amount equal to his base salary through the then applicable expiration date of the amended and restated employment agreement as if no termination had occurred, plus accrued and unpaid bonus compensation, if any. If our agreement with John Tulin is terminated because of his disability, he is entitled to receive a lump sum payment of an amount equal to his average base salary and commission compensation for the three-calendar year period prior to disability, plus accrued but unpaid salary and bonus compensation, if any. If John Tulin dies during the employment term, his legal representatives are entitled to receive a lump sum payment of any amount equal to his base salary through the end of the following calendar year, plus an amount equal to his average base salary and commission compensation for the three-year calendar period prior to his death. Any payments to which Mr. Tulin may be entitled to receive under his Termination Agreement are to be offset by any payments to which he may be entitled under the amended and restated employment agreement in respect of such termination.

As noted above, Mr. Tulin has advised us that he intends to continue to serve as the chief executive officer of the Company immediately after the effective time of the merger, and, therefore, under his current employment arrangements, no Change of Control would immediately occur as a result of the merger and he would not, at the time of the merger, be entitled to payment under the Change of Control provisions of his amended and restated employment agreement. Mr. Tulin has entered into an amendment and release agreement with the Company, effective upon the effectiveness of the merger, terminating his Termination Agreement, relinquishing his right to severance under his amended and restated employment agreement, and amending certain other provisions of his amended and restated employment agreement. See “—Amendment and Release Agreements; Release Agreements—John Tulin” beginning on page 62.

Eric P. Luft Employment Agreement

We are a party to an amended and restated employment agreement with Eric P. Luft, pursuant to which Mr. Luft serves as President of the Company. The original expiration date under this amended and restated employment agreement was February 28, 2010, but on each February 28 during the term (or February 29 in the event of a leap year), the term was automatically extended for a one year period, unless either we or Eric Luft gave the other at least 30 days notice that there will be no extension. Under this amended and restated employment agreement, Mr. Luft is entitled to receive a base salary of $200,000 (which may be increased in the discretion of the board of directors at any time and from time to time), and commission compensation equal to the greater of (i) $128,000 and (ii) 0.5% of certain of our domestic net sales, plus such other compensation, if any, as the board of directors shall determine. He is also entitled (1) to participate in the retirement plan and any medical payment, disability, health or life insurance and other benefit plans and arrangements which may be or become available to executive officers of the Company in general; (2) to reimbursement of expenses reasonably incurred by him in furtherance of the business of the Company and in the performance of his duties under the amended and restated employment agreement; (3) to receive an automobile leased by the Company; and (4) to four weeks vacation each year.

In addition, this amended and restated employment agreement also provides that if at any time after a Change of Control (as described above in connection with the Termination Agreements), John Tulin shall no longer be the chief executive officer of the Company, then for a period of 15 days thereafter, Mr. Luft has the right to terminate his amended and restated employment agreement and receive payment of accrued but unpaid base salary and accrued but unpaid commission compensation, if any, through the date of termination of the amended and restated employment agreement. If Mr. Luft’s amended and restated employment agreement is terminated without cause, and he complies with provisions of his amended and restated employment agreement that require him to maintain the confidentiality of our trade secrets and confidential information, and restrict him from soliciting for hire or hiring our employees, or engaging in certain competing businesses and other activities, he will be entitled to receive a lump sum payment of an amount equal to a pro rata portion of $282,000 for the number of months from the preceding March 1 to the last day of the calendar month in which his employment terminates plus an amount equal to the sum of his average base salary and commission compensation for the three-calendar year period ending on December 31 of the year immediately preceding his termination. If this amended and restated employment agreement is terminated because of the disability of Mr. Luft, he is entitled to receive a lump sum payment of an amount equal to his average base salary and commission compensation for the three-calendar year period prior to disability, plus his base salary from the date of termination through the end of the month during which the termination occurs, plus accrued but unpaid salary, commission compensation and bonus compensation, if any. If Mr. Luft dies during the employment term, his legal representatives are entitled to receive a lump sum payment of an amount equal to his average base salary and commission compensation for the three-calendar year period prior to death, plus his base salary from the date of death through the end of the month during which his death occurs, plus accrued but unpaid salary, commission compensation and bonus compensation, if any. Any payments to which Mr. Luft may be entitled to receive under his Termination Agreement are to be offset by any payments to which he may be entitled under the amended and restated employment agreement in respect of such termination.

As noted above, Mr. Tulin has advised us that intends to continue to serve as the chief executive officer of the surviving corporation immediately after the effective time of the merger, and, therefore, no Change of Control would immediately occur as a result of the merger and Mr. Luft would not, at the time of the merger, be entitled to payment under the change of control provisions of his amended and restated employment agreement. Mr. Luft has entered into an amendment and release agreement with the Company, effective upon the effectiveness of the merger, terminating his Termination Agreement, relinquishing his right to severance under his amended and restated employment agreement, and amending certain other provisions of his amended and restated employment agreement. See “—Amendment and Release Agreements; Release Agreements—Eric P. Luft” beginning on page 63.

James E. Tulin Employment Agreement

We are a party to an amended and restated employment agreement, as amended to date, with James E. Tulin, under which he serves as a Senior Vice President of the Company. The current expiration date under this amended and restated employment agreement is December 31, 2012. James Tulin is entitled to receive a minimum annual base salary of $357,000, and such other compensation, if any, as the board of directors shall determine. He is also entitled (i) to participate in the retirement plan and any medical payment, disability, health or life insurance and other benefit plans and arrangements which may be or become available to executive officers of the Company in general; (ii) to reimbursement of expenses reasonably incurred by him in furtherance of the business of the Company and in the performance of his duties under the amended and restated employment agreement; (iii) to receive an automobile leased by the Company at a gross cost to the Company of not more than $1,500 per month; and (iv) to four weeks vacation each year.

In addition, the agreement provides that for a period of fifteen (15) days from and after the occurrence of a Change of Control (as described above in connection with his Termination Agreement) and if John Tulin shall no longer be the chairman of the board and chief executive officer of the Company, then James E. Tulin has the right to terminate his amended and restated employment agreement and receive payment of accrued but unpaid base salary and bonus compensation, if any, through the date of termination in addition to any amounts to which he may be entitled under his Termination Agreement (described above). If James E. Tulin’s amended and restated employment agreement is terminated without cause, and he complies with provisions of his amended and restated employment agreement that require him to maintain the confidentiality of our trade secrets and confidential information, and restrict him from soliciting for hire or hiring our employees, or engaging in certain competing businesses and other activities, he will be entitled to receive a lump sum payment of an amount equal to his base salary through the then applicable expiration date of the amended and restated employment agreement as if no termination had occurred, plus accrued but unpaid base salary and bonus compensation, if any. If this amended and restated employment agreement with James E. Tulin is terminated because of his disability, he is entitled to receive a lump sum payment of an amount equal to his base salary from the date of termination through the end of the month during which the termination occurs, plus accrued but unpaid salary and bonus compensation, if any. If James E. Tulin dies during the employment term, his legal representatives are entitled to receive a lump sum payment of an amount equal to his base salary through the end of the month during which death occurs, plus accrued but unpaid bonus compensation, if any. Any payments to which James E. Tulin may be entitled to receive under his Termination Agreement are to be offset by any payments to which he may be entitled under the amended and restated employment agreement in respect of such termination.

As noted above, John Tulin has advised us that he intends to continue to serve as the chairman of the board and chief executive officer of the surviving corporation immediately after the effective time of the merger, and, therefore, no change of control would immediately occur as a result of the merger and he would not, at the time of the merger, be entitled to payment under the Change of Control provisions of his amended and restated employment agreement. James E. Tulin has entered into an amendment and release agreement with the Company, effective upon the effectiveness of the merger, terminating his Termination Agreement, relinquishing his right to severance under his amended and restated employment agreement, and amending certain other provisions of his amended and restated employment agreement. See “—Amendment and Release Agreements; Release Agreements—James E. Tulin” beginning on page 64.

Amendment and Release Agreements; Release Agreements

John Tulin

We have entered into an amendment and release agreement, effective as of the effective time of the merger, with John Tulin. The amendment and release agreement amends and modifies John Tulin’s existing relationship with us and his rights upon the occurrence of a Change of Control of us. Pursuant to the amendment and release agreement, the Termination Agreement between Mr. Tulin and us will be terminated as of the effective time of the merger. In addition, Mr. Tulin’s amendment and release agreement amends his amended and restated employment agreement with the Company to make certain changes, including the following:

•

instead of a three-year term that is subject to annual extension, the term of Mr. Tulin’s amended and restated employment agreement has been reduced at two years and will expire, unless earlier terminated in accordance with its terms, on the second anniversary of the effective date of the merger and Mr. Tulin will be entitled to receive an annual base salary of $1,100,000;

•	Mr. Tulin will not have the right to terminate his amended and restated employment agreement upon the occurrence of a Change of Control;

•

Mr. Tulin will no longer be entitled to receive any severance payments under his amended and restated employment agreement, including if it is terminated upon his death or disability, but instead he, or in the event of death his legal representatives, will only be entitled to receive accrued but unpaid base salary and bonus compensation, if any through the date of termination;

•	the Company may not terminate Mr. Tulin without cause (as defined in his amended and restated employment agreement);

•

Mr. Tulin will no longer have the right to receive his annual $43,200 special allowance or an automobile leased by the Company or related automobile benefits, although he will continue to be entitled to participate in any medical payment, disability, health or life insurance and other benefit plans and arrangements which may be or become available to executive officers of the Company in general; and

•

Mr. Tulin’s non-competition covenant now expires 18 months after the end of his employment term, except that the non-competition covenant will not be applicable if his employment term is terminated by the surviving corporation without cause.

If Mr. Tulin were entitled to receive payment under his Termination Agreement, based on covered compensation under the applicable provisions of the Code, that payment would be $2,096.425.54. Pursuant to his amendment and release agreement, on the effective date of the merger, the Company will pay Mr. Tulin a single lump sum payment in the amount of $419,285.11.

During its review of Mr. Tulin’s amendment and release agreement, the board noted the increase in Mr. Tulin’s base salary. However, the Company’s executive compensation structure historically has been to maintain relatively stable base salary compensation for its executives and, mainly through annual bonuses and other incentive compensation, to reward an individual executive for his personal contribution to the Company’s overall performance during a given fiscal year. Accordingly, the board believed that the appropriate and a more accurate comparison of Mr. Tulin’s compensation after the merger was to review Mr. Tulin’s total compensation during 2010 and projected total compensation for the fiscal year of the Company ended December 31, 2011. In analyzing projected compensation, the board noted that under Mr. Tulin’s leadership as chief executive officer of the Company: it had just finished a year that would reflect a substantial increase in its net sales and net income; it was the third straight year of increases in net sales; and the central role of Mr. Tulin, as our chief executive officer, in those accomplishments. The board anticipated and discussed that based on historical and current compensation practices, and in light of the factors noted above, Mr. Tulin would be granted bonus compensation for fiscal 2011 that would result in an increase in his total compensation compared to 2010. The board also noted that Mr. Tulin’s amendment and release agreement eliminated his special allowance and his automobile benefits, which aggregated $67,058 for fiscal 2011, that he would in the future be entitled only to benefits available to the surviving corporation’s executive officers generally. After reviewing all of the foregoing, the board believed that any increase in Mr. Tulin’s compensation would be reasonable compared to his prior compensation.

Eric P. Luft

We also have entered into an amendment and release agreement, effective as of the effective time of the merger, with Eric P. Luft. The amendment and release agreement amends and modifies Mr. Luft’s existing relationship with us and his rights upon the occurrence of a Change of Control of us. Pursuant to his amendment and release agreement, the Termination Agreement between Mr. Luft and us will be terminated. In addition, Mr. Luft’s amendment and release agreement amendments his amended and restated employment agreement with the Company to make certain changes, including the following:

•

instead of a one-year term that is subject to annual extension, the term of Mr. Luft’s amended and restated employment agreement has been fixed at two years and will expire, unless earlier terminated in accordance with its terms, on the second anniversary of the closing date;

•	Mr. Luft will no longer have the right to terminate his amended and restated employment agreement upon the occurrence of a change of control;

•

Mr. Luft will no longer be entitled to receive any severance payments under his amended and restated employment agreement, including if it is terminated upon his death or disability but instead he, or in the event of death his legal representatives, will only be entitled to receive accrued but unpaid base salary and bonus compensation, if any, through the date of termination;

•	the Company may not terminate Mr. Luft without cause (as defined in his amended and restated employment agreement); and

•	Mr. Luft’s non-competition covenant now expires one year after the end of his employment term if his employment term is earlier terminated for cause or by Mr. Luft.

If Mr. Luft were entitled to receive payment under his Termination Agreement, based on covered compensation under the applicable provisions of the Code, that payment would be $1,726,375.61. Pursuant to his amendment and release agreement, on the effective date of the merger, the Company will pay Eric Luft a single lump sum payment in the amount of $345,275.12.

James E. Tulin

We have entered into an amendment and release agreement, effective as of the effective time of the merger, with James E. Tulin. The amendment and release agreement amends and modifies James E. Tulin’s existing relationship with us and his rights upon the occurrence of a Change of Control of us. Pursuant to the amendment and release agreement, the Termination Agreement between James E. Tulin and us will be terminated. In addition, James E. Tulin’s amendment and release agreement amends his amended and restated employment agreement with the Company to make certain changes, including the following:

•	James E. Tulin will no longer have the right to terminate his amended and restated employment agreement upon the occurrence of a change of control;

•

James E. Tulin will no longer be entitled to receive any severance payments under his amended and restated employment agreement, including if it is terminated upon his death or disability, but instead he, or in the event of death his legal representatives, will only be entitled to receive accrued but unpaid base salary and bonus compensation, if any, through the date of termination;

•	the Company may not terminate James E. Tulin without cause (as defined in his amended and restated employment agreement); and

•

Mr. Tulin’s non-competition covenant now expires one year after the end of his employment term, except that the non-competition covenant will not be applicable if his employment term is terminated for death or disability.

If Mr. Tulin were entitled to receive payment under his Termination Agreement, based on covered compensation under the applicable provisions of the Code, that payment would be $1,219,930.33. Pursuant to his amendment and release agreement, on the effective date of the merger, the Company will pay James E. Tulin a single lump sum payment in the amount of $243,986.07.

Other Officers

We have entered into an amendment and release agreement with Jerold R. Kassner, our Executive Vice President, Chief Financial Officer, Treasurer and Secretary, effective as of the effective time of the merger. Under his amendment and release agreement, Mr. Kassner has agreed to the termination of his Termination Agreement and the amendment of his severance agreement under which, among other things, (i) he was entitled to receive one-year’s base salary (currently $358,549.28); (ii) if he elected to receive group medical insurance for him and/or his family pursuant to the federal “COBRA” law, the Company would have reimbursed him or would have paid directly all premium costs associated therewith for one year following his termination to the extent such premium costs exceeded the premium costs he would have had to pay had he been employed during the one year period following his termination; and (iii) he would have been fully vested under the Company’s executive life insurance program, upon termination of his employment for any reason other than Cause or Disability (as those terms are defined in his severance agreement) or upon his death. If Mr. Kassner were entitled to receive payment under his Termination Agreement, based on covered compensation under the applicable provisions of the Code that payment would be $1,034,460.75. In consideration for the termination of his Termination Agreement and of his severance agreement the Company will pay Mr. Kassner, on the effective date of the merger, a single lump sum payment in the amount of $206,892.15.

We have entered into an amendment and release agreement with Paul Duckett, a Senior Vice President of the Company, effective as of the effective time of the merger. Under his amendment and release agreement, Mr. Duckett has agreed to the termination of his severance agreement under which, among other things, (i) he was entitled to receive one-year’s base salary (currently $277,000.00); (ii) if he elected to receive group medical insurance for him and/or his family pursuant to the federal “COBRA” law, the Company would have reimbursed him or would have paid directly all premium costs associated therewith for one year following his termination to the extent such premium costs exceeded the premium costs he would have had to pay had he been employed during the one year period following his termination; and (iii) he would have been fully vested under the Company’s executive life insurance program, upon termination of his employment for any reason other than Cause or Disability (as those terms are defined in his severance agreement) or upon his death. Mr. Duckett has also agreed to the termination of his Termination Agreement. If Mr. Duckett were entitled to receive payment under his Termination Agreement, based on covered compensation under the applicable provisions of the Code that payment would be $768,651.95. In consideration for the termination of his Termination Agreement and of his severance agreement the Company will pay Mr. Duckett, on the effective date of the merger, a single lump sum payment in the amount of $153,730.39.

In addition, we have entered into release agreements with Melvin Goldfeder, a Senior Vice President of the Company, as well as two other employees of the Company, in each case effective as of the effective time of the merger, pursuant to which the Termination Agreements with each of these individuals will be terminated as of the effective date of the merger and these individuals will not be entitled to receive any further payments or benefits under these Termination Agreements. If these individuals were entitled to receive payments under their respective Termination Agreements, based on covered compensation under the applicable provisions of the Code those payments would total $2,100,162.88. In consideration for the foregoing, the Company will pay these individuals single lump sum payments in an aggregate amount of $420,032.52.

Indemnification of Directors and Officers

From and after the effect time of the merger, Randa and/or Intermediate Sub will cause the surviving corporation to, and the surviving corporation will, indemnify and hold harmless our current directors and officers to the fullest extent permitted under applicable law and under certain circumstances to advance expenses to those directors and officers, against any and all costs, expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages and liabilities incurred in connection with any action, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission or matters existing or occurring at or prior to the effective time of the merger, including the transactions contemplated by the merger agreement, to the same extent as provided in the certificate of incorporation or bylaws of the Company, or any other applicable contract, in effect on the date of the merger agreement and disclosed in the merger agreement.

For a period of six years following the effective time of the merger, Randa and/or Intermediate Sub have agreed to cause the surviving corporation to maintain in effect for the benefit of the directors and officers of the Company and any subsidiaries who are covered by the officers’ and directors liability insurance policy as of the date of the merger agreement for acts or omissions occurring on or prior to the effective time of the merger, on terms of coverage no less favorable in the aggregate than those of the Company’s and any of its subsidiaries’ directors’ and officers’ insurance policy in effect of the date of the merger agreement. The obligation of surviving corporation to provide this insurance coverage is subject to a cap on annual premiums of 225% of the annual premium paid by the Company or any of its subsidiaries for such coverage in effect on the date of the merger agreement. If the surviving corporation cannot maintain the existing or equivalent insurance coverage without exceeding the 225% cap, the surviving corporation is required to obtain a policy with the greatest coverage available for a cost not exceeding the cap. The surviving corporation may satisfy the foregoing requirement by the purchase a “tail” directors’ and officers’ liability insurance under the Company’s or any of its subsidiaries’ policy covering the same persons and providing the same coverage and amounts and terms that are no less favorable in the aggregate when compared to those of the Company’s or any of its subsidiaries’ directors’ and officers’ insurance policy in effect of the date of the merger agreement.

Voting and Support Agreements

On February 3, 2012, each of the voting stockholders entered into a voting and support agreement with Randa, Intermediate Sub and Merger Sub. Under the voting and support agreements, the voting stockholders agreed, among other things, to vote certain shares of Company common stock as to which they have the right to vote (1,245,046 shares, or 22.4% of the outstanding shares of Company common stock on the record date) in favor of the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement. The shares of Company common stock subject to the voting and support agreements do not include the shares of Company common stock allocated to the accounts, if any, of the voting stockholders under the retirement plan. See “Voting and Support Agreements” beginning on page 92.

A copy of the form of voting and support agreement executed and delivered by each of the voting stockholders is attached to this proxy statement as Annex B.

Golden Parachute Compensation

Golden Parachute Compensation Table

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of John Tulin, Eric P. Luft and James E. Tulin that is based on or otherwise relates to the merger.

Golden Parachute Compensation

Name	Cash ($)	Equity ($)	Pension/ NQDC ($)	Perquisites/ Benefits ($)	Tax Reimburse- ments ($)	Other ($)	Total ($)
John Tulin,	$419,285	$286,500	—	—	—	—	$705,785
Chairman of the
Board and Chief
Executive Officer

Eric P. Luft,	$345,275	$247,500	—	—	—	—	$592,775
President

James E. Tulin	$243,986	$222,000	—	—	—	—	$465,986
Senior Vice President

Narrative to Golden Parachute Compensation Table

The lump sum payments equal to $419,285.11, $345,275.12 and 243,986.07 to be paid to Messrs. John Tulin, Eric P. Luft and James E. Tulin, respectively, are made pursuant to the arrangements discussed in the section of this proxy statement titled “The Merger—Interests of Certain Persons in the Merger—Termination of Termination Agreements and Amendments to Employment Agreements” beginning on page 57.

As described in “The Merger—Interests of Certain Persons in the Merger—Treatment of Stock Options,” each outstanding option to purchase shares of Company common stock granted under the Company stock award plans will be cancelled as of the effective time of the merger. Each holder of a Company option to purchase shares of Company common stock that is outstanding and unexercised as of the effective time of the merger and that has an exercise price that is less than the merger consideration will be paid by the surviving corporation, in exchange for the cancellation of such Company stock award, an amount in cash, for each share of Company common stock subject to the option, equal to the excess of $10.00 over the exercise price per share of the Company common stock subject to such option. Any amounts payable will be paid less applicable tax withholding. Randa and Intermediate Sub must cause the surviving corporation or the paying agent to make such payments promptly (and not later than five business days) after the effective time of the merger.

Advisory Vote on Golden Parachute Compensation

Section 14A of the Exchange Act and Rule 14a-21(c) under the Exchange Act require that the Company seek a nonbinding advisory vote from its stockholders to approve the “golden parachute” compensation that its named executive officers will receive in connection with the merger. As required by these provisions, we are asking our stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger, as disclosed in the table above in this proxy statement entitled “Golden Parachute Compensation” pursuant to Item 402(t) of Regulation S-K including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED.”

The board of directors recommends that you vote “FOR” approval of this nonbinding advisory proposal. Approval of this proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Company common stock in person or by proxy at the special meeting and entitled to vote on this proposal. Approval of this proposal is not a condition to completion of the merger. The vote with respect to this proposal is an advisory vote and will not be binding on the Company. Therefore, regardless of whether stockholders approve this proposal, if the merger is approved by our stockholders and completed, the “golden parachute” compensation will still be paid to the Company’s named executive officers to the extent payable in accordance with the terms of such compensation contracts and arrangements.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion summarizes the material U.S. federal income tax consequences of the merger to holders of Company common stock. This discussion is based upon the provisions of the Code, the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion assumes that holders of Company common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Company common stock in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to holders of Company common stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities and their partners or members, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their Company common stock through the exercise of options or otherwise as compensation, holders who hold their Company common stock as part of a hedge, straddle, constructive sale or conversion transaction, holders whose functional currency is not the U.S. dollar and holders who will own, actually or constructively, any stock of Randa or the surviving corporation at the effective time of the merger. This discussion does not address any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a holder.

We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the merger to holders of Company common stock. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the Internal Revenue Service may not agree with the tax consequences described in this proxy statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Company common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding Company common stock, you should consult your own tax advisor regarding the U.S. federal income tax consequences of the merger to you.

All holders should consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of Company common stock pursuant to the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•

a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

A “non-U.S. holder” is a beneficial owner (other than a partnership or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) of Company common stock that is not a U.S. holder.

U.S. Holders

The conversion of shares of Company common stock into cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the merger (determined before the deduction of any applicable withholding taxes) and such U.S. holder’s adjusted tax basis in the shares converted into cash pursuant to the merger. A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for such shares. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Company common stock at different times or different prices, such U.S. holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of Company common stock.

A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding at the applicable rate (currently, 28%) with respect to the cash received pursuant to the merger, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a payee’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner. All U.S. holders surrendering shares of Company common stock pursuant to the merger should complete and sign, under penalty of perjury, the Internal Revenue Service Form W-9 included as part of the Letter of Transmittal and return it to the exchange agent to provide the information, including such holder’s taxpayer identification number, and certifications necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to us and the exchange agent). Corporations are not subject to backup withholding.

Non-U.S. Holders

Any gain recognized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to U.S. federal income tax on such gain in the same manner as a U.S. holder, provided such non-U.S. holder provides an Internal Revenue Service Form W-8ECI and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax on the non-U.S. holder’s net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

•

the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of the Company’s outstanding common stock at any time during the five years preceding the merger, and the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during such non-U.S. holder’s ownership of more than 5% of the Company’s common stock. Although there can be no assurances in this regard, the Company does not believe that it is or was a “United States real property holding corporation” for U.S. federal income tax purposes.

A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding (currently, at a rate of 28%) with respect to the cash received by such holder pursuant to the merger, unless such non-U.S. holder certifies under penalties of perjury that it is not a United States person (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any. In order to avoid backup withholding, a non-U.S. holder should complete and sign a Form W-8BEN or other applicable Form W-8 which may be obtained from the exchange agent or at www.irs.gov/app/picklist/list/formsInstructions.html.

Appraisal Rights

Under specified circumstances a holder may be entitled to appraisal rights in connection with the merger. If a holder of Company common stock receives cash pursuant to the exercise of appraisal rights, such holder generally will recognize gain or loss, measured by the difference between the cash received and such holder’s tax basis in such stock. Interest, if any, awarded in an appraisal proceeding by a court would be included in such holder’s income as ordinary income for U.S. federal income tax purposes. Holders of Company common stock who exercise appraisal rights are urged to consult their own tax advisors as to the U.S. federal income tax consequences of their exercise of appraisal rights.

Retirement Plan Participants

In general, receipt of cash in exchange for the Company common stock held in the participants’ and beneficiaries’ retirement plan accounts as part of the merger will not be a taxable transaction for federal income tax purposes for participants and beneficiaries in the retirement plan. Retirement plan participants and beneficiaries will generally not be taxed on amounts held in the retirement plan until such amounts are distributed from the retirement plan in accordance with the terms of the retirement plan or following the termination of the retirement plan. Subject to terms of the retirement plan and the requirements of the Code, retirement plan participants may choose to roll such distributable amounts over to an individual retirement account (IRA) or another eligible retirement plan. Distributions that are rolled over are generally not subject to federal taxation at the time of their distribution from the retirement plan. Retirement plan participants and beneficiaries will receive additional information regarding distribution options available from the retirement plan, including information regarding how to roll such amounts over to an IRA or another eligible retirement plan and additional information regarding the federal tax consequences of each distribution option, prior to receiving a distribution from the retirement plan.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES RELEVANT TO COMPANY STOCKHOLDERS. THE TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER. YOU SHOULD CONSULT YOUR TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES OF THE MERGER TO YOU.

THE MERGER AGREEMENT

The following is a summary of the material terms and conditions of the merger agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety because it is the legal document that governs the merger.

Explanatory Note Regarding the Merger Agreement

The merger agreement is included to provide you with information regarding its terms. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement. The representations warranties and covenants made in the merger agreement by the Company, Randa, Intermediate Sub and Merger Sub are qualified and subject to important limitations agreed to by them in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue and allocating risk between the parties to the merger agreement, rather than establishing as facts the matters described therein. The representations and warranties may also be subject to a contractual standard of materiality different from that generally applicable to stockholders and reports and documents filed with the SEC and, in some cases, were qualified by matters contained in documents and other disclosures not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of the proxy statement, or may have changed since the date of the merger agreement.

The Merger

Under the terms of the merger agreement, Merger Sub, an indirect wholly-owned subsidiary of Randa, will merge with and into the Company, with the Company continuing as the surviving corporation of the merger. As a result of the merger, the separate corporate existence of Merger Sub will cease, and the Company will become an indirect wholly-owned subsidiary of Randa. The certificate of incorporation of the Company, as in effect immediately prior to the effective time of the merger (as explained below) will be the certificate of incorporation of the surviving corporation. The bylaws of the Merger Sub, as in effect immediately prior to the effective time of the merger, will be the bylaws of the surviving corporation. The directors of Merger Sub immediately prior to the effective time of the merger will be the initial directors of the surviving corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation and the initial officers of the surviving corporation will be the following current officers of the Company, John A. Tulin, Chairman of the Board and Chief Executive Officer, Eric P. Luft, President, Jerold R. Kassner, Executive Vice President—Chief Financial Officer, Secretary and Treasurer, James E. Tulin, Senior Vice President—Merchandising, Melvin Goldfeder, Senior Vice President, Special Markets Division and Arthur R. Gately, III, Vice President—Administration, Michelle Der, Senior Vice President, Christine Myerson, Vice President—Jewelry Merch., M. Bradley Seabaugh, Vice President—Belts Merch., Russell Allen, Vice President—Distribution, James Hall, Vice President—Purchasing, Walter Hogan, Vice President—Distribution, Clarence Luiz, Vice President—Export Sales and Brett Cambridge, Vice President—Finance, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

Effective Time of the Merger

The closing of the merger will occur no later than the second business day following the satisfaction or waiver, if permissible, of all of the closing conditions set forth in the merger agreement or at such other date as the parties may agree in writing. The merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State (or such later time as may be agreed by the Company and Randa and specified in the certificate of merger). We intend to complete the merger as promptly as practicable, subject to receipt of stockholder approval. Although we currently expect to complete the merger during the second quarter of 2012, we cannot specify when, or assure you that, all conditions to the merger will be satisfied or waived.

Merger Consideration

At the effective time of the merger, each issued and outstanding share of Company common stock, other than treasury shares, any shares owned by Randa, Intermediate Sub, Merger Sub or any other direct or indirect subsidiary of Randa, and shares owned by stockholders who have properly demanded and not effectively withdrawn or lost appraisal rights, will be cancelled and converted automatically into the right to receive $10.00 in cash, payable without interest and less applicable withholding taxes. Treasury shares and any shares of Company common stock owned by Randa, Intermediate Sub, Merger Sub or any other direct or indirect subsidiary of Randa, will automatically be cancelled without any conversion of such shares and no payment or distribution will be made with respect to such shares. Shares held by our stockholders who perfect their appraisal rights will be entitled to receive an amount in cash equal to the “fair value” of such shares, plus interest, if any, on the amount determined to be the fair value, as may be determined by the Delaware Court of Chancery under Section 262 of the DGCL.

Payment Procedures

Prior to the effective time of the merger, Randa will deposit, for the benefit of the holders of shares of Company common stock, cash with the paying agent in an amount sufficient to pay the aggregate merger consideration. Promptly after the effective time of the merger, Randa will cause the paying agent to mail to each person who was, at the effective time of the merger, a holder of record of Company common stock (i) a letter of transmittal (which will be in customary form and will specify that delivery will be effected, and risk of loss and title to the certificate evidencing such shares of Company common stock will pass, only upon proper delivery of such certificates) and (ii) instructions for use in effecting the surrender of the certificates evidencing the shares of Company common stock in exchange for the merger consideration. Upon surrender to the paying agent of a certificate evidencing shares of Company common stock for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such certificate will be entitled to receive in exchange therefor the merger consideration for each share of Common Stock formerly evidenced by such certificate, and such certificate shall then be canceled. In the event of a transfer of ownership of shares of Common Stock that is not registered in the transfer records of the Company, payment of the merger consideration may be made to a person other than the person in whose name the certificate evidencing the shares of Company common stock so surrendered is registered if the certificate evidencing the such shares of Company common stock is be properly endorsed or otherwise in proper form for transfer and the person requesting such payment has paid all transfer and other taxes required by reason of the payment of the merger consideration to a person other than the registered holder of such certificate or established to the reasonable satisfaction of the surviving corporation that such taxes either have been paid or are not applicable. No interest will be paid or will accrue on the cash payable upon the surrender of any certificate.

If any person’s certificates evidencing shares of Company common stock have been lost, stolen or destroyed, then such person will be entitled to obtain the merger consideration after such person makes an affidavit of the loss, theft or destruction, and the execution and delivery of a customary indemnity agreement to provide indemnity against any claim that may be made it with respect to such certificate. In addition, if such person holds 2,500 or more shares of Company common stock, such person will be required to post a bond in such reasonable amount as the surviving corporation may require. These procedures will be described in the letter of transmittal that holders of shares of Company common stock will receive, which should be read carefully in its entirety.

Any funds that have not been distributed to the holders of shares of Company common stock within one year after the effective time of the merger will be delivered to the surviving corporation. After that date, holders of certificates who have not complied with the instructions to exchange their certificates will be entitled to look only to surviving corporation for payment of the merger consideration.

Any merger consideration remaining unclaimed by holders of shares of Company common stock as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental authority will, to the extent permitted by applicable law, become the property of the surviving corporation free and clear of any claims or other encumbrances of any person previously entitled thereto.

You should not send your Company stock certificates (if any) to the paying agent until you have received transmittal materials from the paying agent. Do not return your Company stock certificates (if any) with the enclosed proxy.

Appraisal Rights

Shares of Company common stock held by a stockholder entitled to demand and who properly demands appraisal rights with respect to such shares, pursuant to, and who compiles in all respects with, the provisions of Section 262 of the DGCL, will not be converted into, or represent the right to receive, the merger consideration. Instead such stockholder will only be entitled to receive payment of the “fair value” of appraised value of such stockholder’s shares, plus interest, if any, on the amount determined to be the fair value, as determined by the Delaware Court of Chancery in accordance with Section 262 of the DGCL. In the event a stockholder fails to perfect or who otherwise has withdrawn or lost his, her or its rights to appraisal of such shares under Section 262 of the DGCL, then that stockholder’s shares will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration described above, without interest and subject to withholding.

We are required to give Randa prompt notice of any demands for appraisal of shares of Company Common Stock, and Randa has the right to participate in all negotiations and proceedings with respect to such demands. Except to the extent required by applicable law, prior to the effective time of the merger, the Company may not settle, make any payments with respect to, or offer to settle, any claim with respect to such shares without the prior written consent of Randa (which consent shall not be unreasonably withheld, conditioned or delayed) and following the effective time of the merger, the surviving corporation will have the power to direct all negotiations and proceedings with respect to demands received by the Company for appraisal rights and shall have the sole power to settle, make any payments with respect to, or offer to settle, any claim with respect to such shares.

These rights in general are discussed more fully under the section of this proxy statement entitled “Appraisal Rights” beginning on page 97.

Treatment of Options

Each outstanding option to purchase shares of Company common stock granted under the Company stock award plans will be cancelled as of the effective time of the merger. Each holder of a Company option to purchase shares of Company common stock that is outstanding and unexercised as of the effective time of the merger and that has an exercise price that is less than the merger consideration will be paid by the surviving corporation, in exchange for the cancellation of such Company stock award, an amount in cash, for each share of Company common stock subject to the option, equal to the excess of $10.00 over the exercise price per share of the Company common stock subject to such option. Any amounts payable will be paid less applicable tax withholding.

Representations and Warranties

In the merger agreement, the Company made representations and warranties to Randa, Intermediate Sub and Merger Sub, including those relating to the following:

•	the corporate organization, good standing and authority with respect to the Company and its subsidiaries;

•	the organizational documents of the Company and its subsidiaries;

•	the capitalization of the Company and its subsidiaries;

•

the Company’s authorization (including board of directors approval and direction to submit the merger agreement to a stockholder vote and recommendation of stockholder approval), execution, delivery and performance of the merger agreement and the transaction contemplated thereby and the enforceability of the merger agreement;

•

the existence, if any, of conflicts with, or violations of, the Company’s and any subsidiaries’ organizational documents, applicable law and certain agreements as a result of the Company’s execution of the merger agreement or consummation of the merger and the identification of government filings of the Company required in connection therewith;

•	compliance with applicable laws and permits;

•

our SEC filings since January 1, 2007, including financial statements contained therein, disclosure controls and procedures, compliance with the federal securities laws and internal accounting controls;

•	the existence of any undisclosed liabilities;

•	the absence of certain changes or events involving the Company since January 1, 2011;

•	the existence, if any, of pending or, to the Company’s knowledge, threatened litigation involving the Company;

•	the Company’s employee benefit plans, matters relating to the Employee Retirement Income Security Act of 1974, as amended, and other matters concerning employee benefits;

•	labor and employment matters;

•	the information included in this proxy statement;

•	the Company’s owned real property and its leased real property;

•	the Company’s material contracts;

•	the Company’s intellectual property;

•	the Company’s filing of tax returns, payment of taxes and other tax matters;

•	environmental matters with respect to the Company’s operations;

•	brokers’ fees and expenses;

•	termination of the Company’s rights plan;

•	the Company’s insurance policies;

•	related party transactions;

•	the absence of certain payments; and

•	matters related to suppliers and customers of the Company and its subsidiaries.

In the merger agreement, Randa, Intermediate Sub and Merger Sub made representations and warranties to the Company, including those relating to the following:

•	corporate organization, good standing and authority with respect to Randa, Intermediate Sub and Merger Sub;

•	authorization and enforceability of the merger agreement;

•

the existence, if any, of conflicts with, or violations of, Randa’s, Intermediate Sub’s or Merger Sub’s organizational documents, applicable laws or certain agreements as a result of such entities’ execution of the merger agreement or consummation of the merger and the identification of government filings of such entities required in connection therewith;

•	the information supplied by Randa, Intermediate Sub or Merger Sub included in this proxy statement;

•	the operations of Intermediate Sub and Merger Sub;

•	Randa’s, Intermediate Sub’s and Merger Sub’s ownership of shares of Company common stock;

•	the existence and status of the debt financing commitment;

•	the existence, if any, of pending or, to the knowledge Randa, threatened litigation involving Randa or any of its subsidiaries;

•	the tangible net worth of Randa, Intermediate Sub and Merger Sub, including the maintenance of minimum tangible net worth levels for specified periods;

•	brokers’ fees and expenses;

•	agreements or understandings, if any, with any of the officers and directors of the Company, its subsidiaries, or any of their affiliates; and

•	independent investigation of the Company

The representations and warranties contained in the merger agreement will not survive the merger.

Definition of Material Adverse Effect

Several of the representations and warranties made by us in the merger agreement are qualified by reference to whether the item in question would have a “Material Adverse Effect” on us. The merger agreement provides that a “Material Adverse Effect” means any change, event, condition, circumstance, development or effect, individually or when taken together with all other changes, events, conditions, circumstances, developments or effects, that is, or would reasonably be expected to be, materially adverse (i) to the business, results of operations, condition (financial or otherwise), assets or liabilities of the Company and its subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the merger agreement or timely consummate any of the transactions contemplated thereunder.

However, none of the following, or any change, event, condition, circumstance, development or effect relating to or resulting from, any of the following will be deemed, in and of itself, either alone or in combination, to constitute, and none of them will be taken into account in determining whether there has been or would be, a “Material Adverse Effect”:

•	economic, financial market, or geopolitical conditions in general;

•	general changes or developments in the industries in which the Company and its subsidiaries operate;

•

the announcement of the merger agreement and the transactions contemplated thereby, any actions or omissions of Randa or any of its affiliates related to the merger agreement, or any facts of circumstances concerning Randa or any of such affiliates related to the merger agreement;

•	changes in tax laws or regulations or applicable accounting regulations or principles or interpretations thereof;

•	changes in the market price or trading volume of the Company common stock;

•

the failure by the Company to meet any expected or projected financial or operating performance target, as well as any change by the Company in any expected or projected financial or operating performance target;

•	acts of God, national or international hostilities, war (whether or not declared) or terrorism;

•	compliance with the terms and conditions of the merger agreement by the Company or as consented to in writing by Randa, Intermediate Sub or Merger Sub; or

•	any breach of the merger agreement by Randa, Intermediate Sub or Merger Sub.

For purposes of the first, second, fourth and seventh bullet points, the change, event, condition, circumstance, development or effect on the Company and its subsidiaries, taken as a whole, may not be disproportionate to that on other companies in the industries in which the Company operates.

Debt Financing Covenant; Company Cooperation

Randa, Intermediate Sub and Merger Sub have agreed to use their respective reasonable best efforts to complete the debt financing contemplated by the debt financing commitment letter (which we refer to as the debt financing commitment) as promptly as practicable but in any event on or before the outside date, including to:

•

negotiate definitive agreements with respect to the debt financing on terms and conditions contained in the debt financing commitment, or on other terms and conditions that do not impose any conditions other than those set forth in the debt financing commitment, or adversely change in any material respect any debt financing condition, and would not reasonably be expected to prevent, materially delay or materially impair the ability of Randa, Intermediate Sub or Merger Sub to consummate the transactions contemplated in the merger agreement on or before the outside date;

•	satisfy on a timely basis all conditions applicable to Randa, Intermediate Sub and/or Merger Sub in such definitive agreements that are within their control; and

•

not permit any amendment or modification to be made to, or any waiver of, any material provision or remedy under, the debt financing commitment, if such amendment, modification or waiver (i) imposes any new or additional conditions or adversely changes in any material respect any condition set forth in the debt financing commitment or (ii) would reasonably be expected to prevent, materially delay or materially impair the ability of Randa, Intermediate Sub or Merger Sub to consummate the transactions contemplated by the merger agreement by the outside date.

If all or any portion of the debt financing becomes unavailable in accordance with the terms of the debt financing commitment, then Randa will notify the Company promptly and Randa, Intermediate Sub and Merger Sub will use their respective reasonable best efforts to obtain any such portion from alternative sources as promptly as practicable following the occurrence of such event, but in any event on or before the outside date on terms that would not reasonably be expected to prevent, materially delay or materially impair the ability of Randa, Intermediate Sub or Merger Sub to consummate the transactions contemplated by the merger agreement on or before the outside date, which we refer to an the alternative financing, and to obtain a new financing commitment letter with respect thereto, which we refer to as the alternative financing commitment.

If applicable, each of Randa, Intermediate Sub and Merger Sub will use their reasonable best efforts to take, or cause to be taken, all actions and things necessary, proper or advisable to arrange promptly and consummate the alternative financing on terms and conditions described in the alternative financing commitments as promptly as practicable but in any event on or before the outside date, including using reasonable best efforts to:

•

negotiate definitive agreements with respect to the alternative financing (i) on terms and conditions contained in the alternative financing commitment, or (ii) on other terms and conditions that (1) do not impose any new or additional conditions, or adversely change in any material respect any existing conditions, to the receipt for the alternative financing as set forth in the alternative financing commitment and (2) would not reasonably be expected to prevent, materially delay or materially impair the ability of Randa, Intermediate Sub or Merger Sub to consummate the transactions contemplated in the merger agreement on or before the outside date;

•	satisfy on a timely basis all conditions applicable to Randa, Intermediate Sub and Merger Sub in such definitive agreements that are within their control; and

•	upon satisfaction of such conditions, use their reasonable best efforts to cause the funding of such alternative financing.

Randa and Merger Sub will furnish to the Company a copy of any document contemplated by the debt financing or alternative financing promptly upon its execution and have agreed to keep the Company reasonably informed of the status of Randa’s efforts to arrange the debt financing or the alternative financing, as applicable.

Prior to the effective time of the merger, the Company will provide, and will cause its subsidiaries to, and will use their reasonable best efforts to cause their respective representatives to, provide all cooperation reasonably requested by Randa in connection with the debt financing or any alternative financing, including, without limitation:

•

reasonable participation in a reasonable number of meetings, presentations, and due diligence sessions with respect to the definitive financing arrangements for the debt financing or any alternative financing;

•

assistance with the preparation of customary materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses, business projections and financial statements and similar documents required in connection with the debt financing or any alternative financing;

•

execution and delivery of any pledge and security documents and other similar documents, other definitive financing documents, and other certificates and documents to be executed and delivered by the Company or any of its subsidiaries as may be reasonably requested by Randa (including a certificate of the chief financial officer of the Company or any subsidiary with respect to solvency matters) and otherwise facilitate the pledging of collateral, in each case so long as not effective until on or after the effective time of the merger;

•

furnishing Randa and its debt financing or alternative financing sources with readily-available historical financial and other pertinent information regarding the Company as may be reasonably requested by Randa, including all historical financial statements and financial data of the type required by Regulation S-X and Regulation S-K under the Securities Act of 1933, as amended, which we refer to as the Securities Act, and of the type and form customarily included in private placements under Rule 144A under the Securities Act, to consummate the debt financing or any alternative financing transaction executed in connection with the transactions contemplated by the merger agreement;

•

using reasonable best efforts to assist Randa in obtaining accountants’ comfort letters, legal opinions, surveys and title insurance as may be reasonably requested by Randa or the lenders under the debt financing commitment or any alternative financing commitment;

•

permitting the prospective lenders involved in the debt financing or any alternative financing to evaluate the Company’s current assets and cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements;

•

so long as not effective until on or after the effective time of the merger, establishing bank and other accounts and blocked account agreements and lock box arrangements in connection with any such collateral arrangements;

•

providing assistance in extinguishing existing indebtedness of the Company and its subsidiaries and releasing liens securing such indebtedness, in each case to take effect at the effective time of the merger;

•

taking all corporate actions, subject to the occurrence of the effective time of the merger, reasonably requested by Randa to permit the consummation of the debt financing or any alternative financing and to permit the proceeds thereof to be made available to the surviving corporation immediately after the effective time of the merger; and

•

causing its officers, in their capacities as officers, to deliver such customary management representation letters as any audit firm may request in connection with any comfort letters or similar documents required in connection with the debt financing or any alternative financing.

Tangible Net Worth Covenant

Through March 30, 2012, Randa, Intermediate Sub and Merger Sub have agreed to maintain a consolidated tangible net worth of at least $40,000,000, of which at least $10,000,000 must be in cash or cash equivalents reasonably acceptable to the Company. After March 30, 2012 through the effective time of the merger or the termination of the merger agreement (or, in the event of a termination of the merger agreement requiring payment of a reverse termination fee, two business days after the termination of the merger agreement), Randa, Intermediate Sub and Merger Sub have agreed to maintain a consolidated tangible net worth of at least $50,000,000, of which at least $20,000,000 must be in cash or cash equivalents reasonably acceptable to the Company. In addition, in the event of a termination of the merger agreement requiring payment of a reverse termination fee, Randa, Intermediate Sub and Merger Sub have agreed to maintain a consolidated tangible net worth of at least $15,000,000, of which at least $2,500,000 must be in cash or cash equivalents, until the earliest of the day on which:

•	Randa pays the $5,000,000 reverse termination fee to the Company;

•

Randa, Intermediate Sub or Merger Sub pays to the Company an amount less than the full $5,000,000 reverse termination fee, if it is finally determined by a court of law or equity that Randa, Intermediate Sub and Merger Sub owe the Company such lesser amount or if all parties to the merger agreement mutually agree to such lesser amount; or

•	it is finally determined by a court of law or equity that none of Randa, Intermediate Sub or Merger Sub owes the full $5,000,000 reverse termination fee or any portion thereof to the Company.

If Randa, Intermediate Sub and Merger have been in compliance with these tangible net worth covenant and it is finally determined by a court of law or equity that none of Randa, Intermediate Sub or Merger owe the $5,000,000 reverse termination fee to the Company, then the Company will be required to pay Randa simple interest (using the prime rate as published in The Wall Street Journal) on $2,500,000, plus the amount of costs and expenses actually incurred or accrued by Randa, Intermediate Sub and Merger Sub (including reasonable fees and expenses of counsel) in connection with the court action. Similarly, if it is finally determined by a court of law or equity that Randa, Intermediate Sub or Merger owe the $5,000,000 reverse termination fee to the Company, then Randa will be required to pay the Company, in addition to the $5,000,000 reverse termination fee, simple interest (using the prime rate as published in The Wall Street Journal) on $5,000,000, plus the amount of costs and expenses actually incurred or accrued by the Company (including reasonable fees and expenses of counsel) in connection with the court action.

Covenants Relating to the Conduct of the Company’s Business

During the period between the date of the merger agreement and the effective time of the merger, the Company has agreed with Randa, except as expressly provided in the merger agreement or the disclosure schedule attached to the merger agreement, as contemplated by the other transactions described in the debt financing commitment, or as required by applicable law, that Company will, and will cause each of its subsidiaries to:

•	conduct its business in all material respects in the ordinary course of business; and

•

use its reasonable best efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and its subsidiaries, and to preserve, in all material respects, the current relationships of the Company and its subsidiaries with customers, licensees, suppliers and other persons with which the Company or any of its subsidiaries has business relations.

In addition, without limiting the foregoing, except as otherwise contemplated by the merger agreement or the debt financing commitment, as is reasonably necessary for the Company to take all actions required by the merger agreement, neither the Company nor any of its subsidiaries will, between the date of the merger agreement and the effective time of the merger, directly or indirectly, do or agree to do, any of the following without the prior written consent of Randa (which will not be unreasonably withheld, delayed or conditioned):

•

make, revoke or change any material tax election, change any material method of tax accounting, settle, compromise or incur any material liability for taxes, fail to timely file any material tax return that is due, file any amended material tax return, surrender any right to claim a material tax refund, or consent to any extension or waiver of the statute of limitations period applicable to any material tax claim or assessment, in each case except as required by generally accepted accounting principles, which we refer to as GAAP, or applicable law;

•	make any material change in the accounting principles used by it unless required by a change in GAAP, applicable law or any governmental authority;

•	make any borrowings except for short-term borrowings incurred under its existing credit facility;

•	make any capital expenditures other than in the ordinary course of business;

•

except as set forth in the merger agreement or the sale of inventory in the ordinary course of business, sell, lease, license or dispose of (by merger, consolidation, sale of stock or assets or otherwise) any material assets;

•

except as set forth in the disclosure schedules to the merger agreement, make any change (and in the case of any consultant or service provider make any material change) in any compensation arrangement or contract with any present or former employee, officer, director, consultant or service provider, of the Company or any of its subsidiaries or establish, terminate or materially amend any employee benefit plan or materially increase benefits (including, except as contemplated by the merger agreement, acceleration of benefits) under any employee benefit plan, or grant any Company stock awards or other awards under any Company stock award plan, in each case other than (i) required pursuant to the terms of any employee stock plan as in effect on the date of the merger agreement, or (ii) as reasonably determined by the Company to be required to comply with applicable law;

•

declare, set aside or pay any dividend or make any other distribution with respect to any shares of capital stock of the Company or any of its subsidiaries, or otherwise make any payments to stockholders in their capacity as such;

•	effect a plant closing or mass layoff as those terms are defined in the Worker Adjustment and Retraining Notification Act or any applicable state law;

•

(i) except as otherwise required pursuant to an existing contract and as specifically set forth and described in the disclosure schedules to the merger agreement, issue, deliver, sell, pledge, transfer, convey, dispose or grant an encumbrance on any shares of capital stock of the Company, or any options, warrants, securities exercisable, exchangeable or convertible into any shares of capital stock of any right or voting debt of the Company other than the issuance of shares upon the exercise of Company stock awards outstanding as of the date of the merger agreement, or the allocation, vesting, distribution or purchase of any Company common stock under the retirement plan (ii) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding shares of capital stock other than under the retirement plan or (iii) split, combine, subdivide or reclassify any shares of capital stock;

•

enter into any material contract providing for the sale or license of any intellectual property of the Company, other than any such contract entered into with, between or among any of the Company’s subsidiaries;

•

license, lease, acquire, sublease, grant any material encumbrance affecting and/or transfer any material interest in any real property, or enter into any material amendment, extension or termination of any leasehold interest in any real property, other than as contemplated by the debt financing commitment;

•

make any acquisition of any person (whether by way of merger, consolidation, tender offer, share exchange or other activity), or make any capital contributions to, or investment in, any person, except for (A) capital contributions and investments not in excess of $250,000 in the aggregate or (B) acquisitions, capital contributions or investments of or in any of the Company’s subsidiaries;

•

except as otherwise permitted by the merger agreement, merge or consolidate with any person or otherwise acquire all or any substantial part of the assets of any person (other than mergers among wholly-owned subsidiaries of the Company and mergers between the Company and wholly-owned subsidiaries of the Company);

•	enter into, terminate or materially amend any material contract;

•	waive, release, assign, settle or compromise any material claims, or any material litigation or arbitration, other than in the ordinary course of business;

•	satisfy, discharge, waive or settle any material liabilities, other than in the ordinary course of business;

•	amend the certificate of incorporation or bylaws of the Company or any of its subsidiaries; or

•	enter into any contract, or agree or commit, in writing or otherwise, to do any of the foregoing.

Conditions to Closing the Merger

Conditions to Obligations of the Company, Randa, Intermediate Sub and Merger Sub

The obligations of the Company, Randa, Intermediate Sub and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permissible) of a number of conditions, at or following the effective time of the merger, including the following:

•	the adoption of the merger agreement by the affirmative vote of a majority of the then outstanding shares of Company common stock entitled to vote thereon; and

•

no court or other governmental authority in the United States shall have enacted, issued, promulgated, enforced or entered any statute, law, rule, interpretation, guidance, ordinance, rule, regulation, order, judgment or decree (whether temporary, preliminary or permanent) that then is in effect and has the effect of making the merger, the transactions contemplated by the merger agreement, or the debt financing and any alternative financing, illegal or otherwise preventing or prohibiting consummation of the merger, the transactions contemplated by the merger agreement, or the debt financing and any alternative financing.

Conditions to Obligations of Randa, Intermediate Sub and Merger Sub

In addition, the obligations of Randa, Intermediate Sub and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permissible) of a number of conditions, at or following the effective time of the merger, including the following:

•

the representations and warranties of the Company contained in the merger agreement are true and correct as of the date of the merger agreement and as of the effective time of the merger as though made at and as of the effective time of the merger (except for representations and warranties that address matters only as of a particular date, which shall have been true and correct as of such date), except where the failure of such representations and warranties to have been true and correct would not reasonably be expected to have a Material Adverse Effect (for purposes of determining the accuracy of such representations and warranties, all knowledge, materiality and material adverse effect qualifications and exceptions contained in such representations and warranties will be disregarded);

•

the Company shall have performed, in all material respects, all of its obligations and shall have complied with, in all material respects, its agreements and covenants to be performed or complied with by it under the merger agreement on or prior to the effective time of the merger;

•

Randa shall have received a certificate, dated as of the date of the closing of the merger, signed on behalf of the Company by an executive officer of the Company as to the satisfaction of the conditions described in the two immediately preceding bullet points;

•	the holders of not more than 15% of the outstanding shares of Company common stock shall have properly exercised (and not withdrawn) appraisal rights in accordance with applicable law;

•	the rights agreement, dated as of November 11, 2009, between the Company and American Stock Transfer & Trust Company shall have been terminated;

•	the stockholders agreement, dated March 1, 2006, by and among the Company, John Tulin and James E. Tulin shall have been terminated;

•	since the date of the merger agreement, there shall not have been a Material Adverse Effect;

•	all Company stock award plans and Company stock awards shall have been terminated as contemplated in the merger agreement;

•	all necessary and material governmental consents shall have been obtained and shall be in effect; and

•

within five days prior to the effective time of the merger, the Company shall have updated certain of the disclosure schedules to the merger agreement relating to the Company’s service providers, environmental permits, SEC filings and undisclosed liabilities, employees, intellectual property and the Company’s suppliers and customers, in each case, to be as of such date and such updated schedules shall have been delivered by the Company to Randa, Intermediate Sub and Merger Sub.

Conditions to Obligations of the Company

In addition, the obligations of the Company to consummate the merger are subject to the satisfaction or waiver (where permissible) of a number of conditions, at or following the effective time of the merger, including the following:

•

the representations and warranties of Randa, Intermediate Sub and Merger Sub contained in the merger agreement shall have been true and correct as of the date of the merger agreement and shall be true and correct in all material respects as of the effective time of the merger as though made at and as of the effective time of the merger (except for representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that particular date);

•

Randa, Intermediate Sub and Merger Sub shall have performed, in all material respects, all of their respective obligations or complied with, in all material respects, all agreements and covenants to be performed or complied with by them under the merger agreement on or prior to the effective time of the merger;

•

the Company shall have received a certificate, dated as of the date of the closing of the merger, signed on behalf of Randa by an executive officer of Randa as to the satisfaction of the conditions described in the two immediately preceding bullet points; and

•	Randa shall have deposited with the paying agent, for the benefit of the holders of the shares of the Company common stock, cash in the amount sufficient to pay the aggregate merger consideration.

Solicitation

Go-Shop Period.

During the period from the signing of the merger agreement until 11:59 p.m., New York City time, on March 9, 2012, which date we refer to as the “go-shop period end date,” we, our subsidiaries and any of our or our subsidiaries’ representatives are permitted to:

•

initiate, solicit, and encourage acquisition proposals (as described below) from third parties, including by way of public disclosure and by way of providing access to non-public information to any person, which we refer to as a solicited person, pursuant to one or more appropriate confidentiality agreements (provided that the Company promptly (and in any event within 24 hours) provided to Randa any material non-public information concerning the Company or its subsidiaries provided to any solicited person if not previously made available to Randa); and

•	enter into and maintain, or participate in, discussions or negotiations with respect to any acquisition proposal.

No later than the next calendar day immediately following the go-shop period end date, we are required to notify Randa, in writing, of the identity of each excluded party (as described below) and provide Randa a written summary of the material terms and conditions of each acquisition proposal received from any excluded party.

After Go-Shop Period.

Except as provided below, from the go-shop period end date until the earlier of the effective time of the merger or the termination of the merger agreement, none of the Company, its subsidiaries and any of its or their affiliates may:

•

initiate, solicit, or intentionally encourage (including by way of providing non-public information) the submission of any acquisition proposal or any other efforts or attempts that constitute or would reasonably be expected to lead to, any acquisition proposal or engage in any discussions or negotiations with respect thereto or otherwise knowingly cooperate with or knowingly assist or participate in, or knowingly facilitate any such inquiries, proposals, discussions or negotiations; or

•

approve or recommend, or publicly propose to approve or recommend, an acquisition proposal or enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement providing for or relating to an acquisition proposal or consummate any such transaction or enter into any agreement or agreement in principle requiring the Company to abandon, terminate, or fail to consummate the transactions contemplated by the merger agreement or breach its obligations under the merger agreement or resolve or agree to do any of the foregoing.

However, the Company or any of its subsidiaries may continue to take any actions described in the two immediately preceding bullet points from and after the go-shop period end date with respect to any party that has made an acquisition proposal after the date of the merger agreement which was received by the Company prior to the go-shop period end date and with whom the Company or any of its subsidiaries is having ongoing discussions or negotiations as of the go-shop period end date regarding an acquisition proposal, in each case, if the acquisition proposal constitutes or is reasonably likely to result in a superior proposal (as described below) as of the go-shop period end date. We sometimes refer to each such party as an excluded party. Any determination by the board that any acquisition proposal received prior to the go-shop period end date constitutes or is reasonably likely to result in a superior proposal must be made not later than one calendar day after the go-shop period end date.

We are required to promptly (and in any event within 24 hours), provide or make available to Randa any material non-public information concerning the Company or its subsidiaries provided to such other person and not previously provided to Randa.

We have also agreed that from and after the go-shop period end date, we will promptly (and in any event within 24 hours) notify Randa in writing if we or any of our representatives receives (i) an acquisition proposal from a person or group of related persons or a written indication that such person or group is considering making an acquisition proposal (including the material terms and conditions thereof and the identity of the person making such acquisition proposal), (ii) any request by any person or group of related persons for non-public information relating to the Company or any of its subsidiaries, other than requests in the ordinary course of business and reasonably believed by the Company to be unrelated to an acquisition proposal or (iii) any inquiry or request for discussions or negotiations regarding any acquisition proposal by any person or group of related persons. We have agreed to keep Randa apprised and promptly update Randa as to any developments, discussions and negotiations concerning such acquisition proposal. We have agreed to inform Randa in writing within 24 hours in the event that we determine to begin providing information or engaging in discussions or negotiations concerning an acquisition proposal.

Except as set forth in the merger agreement and as described below, at the go-shop period end date, other than with respect to excluded parties, the Company must immediately cease and terminate any solicitation, encouragement, discussion or negotiation with any solicited person conducted theretofore by the Company, any of its subsidiaries, or any of their respective representatives with respect to any acquisition proposal and use its (and will cause its representatives to use their) reasonable best efforts to cause to be returned or destroyed all confidential information provided or made available to such solicited person on behalf of the Company or any of its subsidiaries.

If at any time following the go-shop period end date, and prior to the time our stockholders adopt the merger agreement, (a) the Company receives a written acquisition proposal from any third party that the board believes in good faith to be bona fide, (b) such acquisition proposal was not solicited and did not otherwise result from a breach of the merger agreement relating to solicitations, and (c) the board determines in good faith, after consultation with outside financial and legal advisors, that (1) such acquisition proposal constitutes or is reasonably likely to result in a superior proposal and (2) the failure to take the actions referred to in the two bullet points below would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, then the Company its subsidiaries may:

•	furnish information with respect to the Company and its subsidiaries to such person making the acquisition proposal regarding the acquisition proposal; and

•	participate in discussions or negotiations with the persons making the acquisition proposal regarding the acquisition proposal.

We have agreed that we will not, and will cause our subsidiaries not to, allow any of our representatives to disclose any material non-public information to such person without entering into an acceptable confidentiality agreement, and will promptly (and, in any event, within 24 hours) provide or make available to Randa any material non-public information concerning our or our subsidiaries provided to such other person which was not previously provided to Randa.

An “acquisition proposal” means an inquiry, offer or proposal (other than from Randa, Intermediate Sub or Merger Sub or their respective affiliates) concerning:

•	any merger, consolidation, business combination, recapitalization, or similar transaction involving the Company;

•

any direct or indirect sale, lease or other disposition of assets or business of the Company or any of its subsidiaries representing 20% or more of the revenues, net income or assets of the Company and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions;

•

the issuance, sale or other disposition by the Company to any person or group (other than Randa, Intermediate Sub or Merger Sub or any of their respective affiliates) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company; or

•

any transaction or series of related transactions in which any person or group (other than Randa, Intermediate Sub or Merger Sub or any of their respective affiliates) acquires beneficial ownership, or the right to acquire beneficial ownership, of 20% or more of the outstanding shares of capital stock of the Company.

A “superior proposal” means any written acquisition proposal (except that references in the definition of “acquisition proposal” to 20% shall be replaced by 50%) that the board determines in its good faith judgment (after consultation with its outside legal and financial advisors) is more favorable, from a financial point of view, to the Company’s stockholders (in their capacity as such) than the transactions contemplated by the merger agreement (considering any changes to the merger agreement agreed in writing by Randa in response thereto) and which the board determines in good faith is reasonably likely to be consummated on the terms set forth therein, taking into account all material legal, financial, timing, regulatory and other material aspects of the proposal and the person making the proposal.

Restrictions on Change of Recommendation to Stockholders

Our board has agreed not to, directly or indirectly, withdraw or modify in a manner adverse to Randa, Intermediate Sub or Merger Sub, or publicly propose to withdraw or modify in a manner adverse to Randa, Intermediate Sub or Merger Sub, its recommendation in favor of the adoption of the merger agreement.

However, prior to the time stockholders adopt the merger agreement, our board may withdraw or modify in a manner adverse to Randa, Intermediate Sub or Merger Sub its recommendation in favor of the adoption of the merger agreement in the event that the board concludes in good faith, after consultation with its outside legal advisors, that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable law. In the event that the Company receives an acquisition proposal after the date of the merger agreement that was not solicited or otherwise result from a breach of our “no-solicitation” obligations under the merger agreement, and the board concludes in good faith, after consultation with its outside financial and legal advisors, that such acquisition proposal constitutes a superior proposal, the board may terminate the merger agreement to concurrently enter into a definitive agreement with respect to such superior proposal and/or withdraw or modify its approval of the merger agreement or its recommendation that the Company’s stockholders adopt the merger agreement.

Prior to terminating the merger agreement or effecting a change of recommendation or with respect to a superior proposal:

•

we must provide written notice to Randa, at least four business days in advance, of our board’s intention to withdraw or modify its approval of the merger agreement or terminate the merger agreement to enter into a definitive agreement with respect to such superior proposal, which notice shall include (i) if such action is intended to be taken in response to an acquisition proposal, a written summary of the material terms and conditions of such acquisition proposal (including the identity of the party making such acquisition proposal), which is accompanied by a copy of the relevant proposed transaction agreements with the party making such acquisition proposal and any other material documents relating thereto and (ii) if such action is intended to be taken under circumstances not in response to an acquisition proposal, a reasonably detailed written description of the underlying facts giving rise to such action; and

•

during that four business day period, we must negotiate with Randa, Intermediate Sub and Merger Sub in good faith (to the extent Randa, Intermediate Sub and Merger Sub desire to negotiate) to make such adjustments in the terms and conditions of the merger agreement, taking into account any changes to the financial and other terms of the merger agreement proposed by Randa in response to any such written notice, so that the need for terminating the merger agreement, or withdrawing or modifying the board’s approval of the merger agreement, is obviated.

In the event of any amendment to the financial terms or other material terms of such acquisition proposal, we must deliver a new written notice to Randa and Merger Sub and comply with the requirements set forth in the bullet points above with respect to such new written notice, except that the negotiation period will be reduced to two business days.

Termination

Randa, Intermediate Sub, Merger Sub and the Company may mutually agree to terminate the merger agreement at any time prior to the effective time of the merger, even after our stockholders have adopted the merger agreement at the special meeting.

In addition, Randa, Intermediate Sub, Merger Sub, on the one hand, and the Company, on the other hand, each have separate rights to terminate the merger agreement without the agreement of the other parties if, among other things:

•

the effective time of the merger has not occurred by the outside date, except that this right to terminate is not available to any party whose failure to fulfill any obligation under the merger agreement has been a principal cause of, or principally resulted in, the failure of the merger to occur on or before such date, and except that this right to terminate is not available to Randa, Intermediate Sub or Merger Sub if any party otherwise has the right to terminate because Randa, Intermediate Sub or Merger Sub has been unable to obtain debt financing or any alternative financing;

•

a governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered into a final and nonappealable award, writ, stipulation, injunction, judgment, order, decree, ruling, verdict or applicable law preventing or prohibiting consummation of the merger, except that this right to terminate is not available to any party whose failure to fulfill any obligation under the merger agreement has been the principal cause of, or principally resulted in, such award, writ, stipulation, injunction, judgment, order, decree, ruling or verdict to have been enacted, issued promulgated, enforced or entered; or

•	our stockholders do not vote to adopt the merger agreement at the special meeting (or any adjournment thereof).

Randa, Intermediate Sub or Merger Sub may also terminate the merger agreement if:

•

our board withdraws, amends, modifies or changes its recommendation of the adoption of the merger agreement in any manner adverse to Randa, Intermediate Sub or Merger Sub or has resolved or publicly proposed to do so;

•

our board recommends to stockholders an acquisition proposal or has resolved or publicly proposed to do so or has entered into any letter of intent or similar document or any contact accepting any acquisition proposal;

•

we fail to publicly reaffirm our recommendation of the merger within five business days after the receipt by us of a request of Randa, Intermediate Sub or Merger Sub to publicly reaffirm such recommendation following the receipt by the Company of any acquisition proposal (other than a tender offer or exchange offer) or any material modification thereto and the public announcement of such acquisition proposal or material modification;

•	under certain circumstances, we breach any provision of the merger agreement relating to solicitations;

•

a tender offer or exchange offer for 20% or more of the outstanding Company common stock is commenced (other than by Randa or its affiliates) and, within 10 days after the commencement of such tender or exchange offer, the board fails to recommend against acceptance of such tender offer or exchange offer (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

•	we or our board of directors board authorizes or publicly proposes any of the actions referred to in the five preceding bullet points;

•

under certain circumstances, if the Company breaches any of its representations, warranties, covenants or agreements contained in the merger agreement, or if any representation or warranty in the merger agreement becomes untrue, unless the breach is reasonably curable by the Company within 20 days after the occurrence of such breach through the exercise of its reasonable best efforts, and for so long as the Company continues to exercise its reasonable best efforts, except that Randa, Intermediate Sub or Merger Sub may not terminate the merger agreement if any of them has committed a material breach of any of its obligations or its representations or warranties under the merger agreement;

•	a Material Adverse Effect has occurred; or

•

Randa has notified us that Randa, Intermediate Sub and Merger Sub are unable to obtain the debt financing or alternative financing or have failed to obtain the debt financing or alternative financing as of the outside date, except that Randa, Intermediate Sub or Merger Sub may not terminate the merger agreement if any of them has committed a material breach of any of its obligations or its representations or warranties under the merger agreement in respect of their ability to obtain debt financing or alternative financing.

We may also terminate the merger agreement if:

•

under certain circumstances, Randa, Intermediate Sub or Merger Sub breaches any of their respective representations, warranties, covenants or agreements contained in the merger agreement, or if any representation or warranty in the merger agreement becomes untrue, unless the breach is reasonably curable by Randa, Intermediate Sub or Merger Sub within 20 days after the occurrence of such breach through the exercise of its reasonable best efforts, and for so long as it continues to exercise its reasonable best efforts, except that the Company may not terminate the merger agreement if it has committed a material breach of any of its obligations or its representations or warranties under the merger agreement;

•	the Company enters into a definitive agreement with respect to a superior proposal and the Company pays the termination fee to Randa; or

•

Randa has notified us that Randa, Intermediate Sub and Merger Sub are unable to obtain the debt financing or alternative financing or have failed to obtain the debt financing or alternative financing as of the outside date, except that the Company may not terminate the merger agreement if it have committed a material breach of any of its obligations or its representations or warranties under the merger agreement.

If the merger agreement is terminated, it will become void, and there will be no liability on the part of the Company, Randa, Intermediate Sub or Merger Sub or their respective affiliates or the directors, officers, employees, agents or representative of any of them, and all rights and obligations of the Company, Randa, Intermediate Sub or Merger Sub shall cease, except for certain provisions relating to confidentiality, public announcements, confidentiality agreements, effects of termination fees and expenses and general provisions, and except that the Company has reserved its rights to recover damages that it may suffer as a result of a termination of the agreement by Randa, Intermediate Sub or Merger Sub as a result of a claimed Material Adverse Effect and termination of the merger agreement will not relieve any party from liability for fraud or any willful breach of the merger agreement.

Fees and Expenses

Except as described below under “Termination Fees,” each of the parties will bear all fees and expenses it incurs in connection with the merger and the merger agreement.

Termination Fees

Payable by the Company

As long as none of Randa, Intermediate Sub or Merger Sub is in breach of any of its material obligations, representations or warranties under the merger agreement, we will be required to pay to Randa a termination fee of $2,000,000 if:

•

our board withdraws, amends, modifies or changes its recommendation of the adoption of the merger agreement in any manner adverse to Randa, Intermediate Sub or Merger Sub or has resolved or publicly proposed to do so;

•

our board recommends to the stockholders an acquisition proposal or has resolved or publicly proposed to do so or has entered into any letter of intent or similar document or any contact accepting any acquisition proposal;

•

we fail to publicly reaffirm our recommendation of the merger within five business days after the receipt by the Company of a request of Randa, Intermediate Sub or Merger Sub to publicly reaffirm such recommendation following the receipt by the Company of any acquisition proposal (other than a tender offer or exchange offer) or any material modification thereto and the public announcement of such acquisition proposal or material modification;

•	under certain circumstances, we breach any provision of the merger agreement relating to solicitations;

•

a tender offer or exchange offer for 20% or more of outstanding Company common stock is commenced (other than by Randa or its affiliates) and, within 10 business days after the commencement of such tender or exchange offer, the board fails to recommend against acceptance of such tender offer or exchange offer (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders; or

•	the Company or the board authorizes or publicly proposes any action referred to in the preceding five bullet points.

We also will be required to pay Randa a termination fee of $2,000,000 if we enter into a definitive agreement with respect to a superior proposal. However, if such definitive agreement is entered into on or prior to the go-shop period end date or with an excluded party, then the applicable termination fee will be $1,720,000. See “Solicitation—After Go-Shop Period” beginning on page 82.

We will also be required to pay to Randa a termination fee of $2,000,000 if the merger agreement is terminated by Randa, Intermediate Sub or Merger Sub if:

•

the merger is not consummated on or before the outside date and, at any time after the date of the merger agreement but prior to the termination of the merger agreement, an acquisition proposal has been publicly disclosed or otherwise known to the public and not withdrawn or terminated; or the Company’s stockholders do not vote to adopt the merger agreement at the special meeting (or any adjournment thereof) and, at any time after the date of the merger agreement and prior to the special meeting (including any adjournment thereof), an acquisition proposal has been publicly disclosed or otherwise known to the public and not withdrawn or terminated; or the Company breaches any of its representations, warranties, covenants or agreements contained in the merger agreement, or if any representation or warranty in the merger agreement becomes untrue, in either case such that would cause certain conditions to the obligations of Randa, Intermediate Sub or Merger Sub to consummate the closing of the merger not to be satisfied and, at any time after the date of the merger agreement but prior to the termination of the merger agreement, an acquisition proposal has been publicly disclosed or otherwise known to the public and not withdrawn or terminated; and

•

in each case within nine months after the date of termination, the Company enters into a definitive agreement with respect to or consummates an acquisition proposal (whether or not such acquisition proposal was made prior to termination of the merger agreement or by the same person).

Any termination fee payable by the Company is inclusive of all of Randa’s out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants to Randa and its affiliates) incurred by Randa or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of the merger agreement, the preparation, printing, filing or mailing of this Proxy Statement, the solicitation of stockholder approvals and all other matters related to the consummation of the transactions contemplated by the merger agreement.

Payable by Randa

As long as the conditions to the obligations of Randa, Intermediate Sub and Merger to consummate the merger agreement have been met, Randa will be required to pay us a reverse termination fee of $5,000,000 if the merger agreement is terminated by the Company as a result of either Randa notifying us that Randa, Intermediate Sub and Merger Sub are unable to obtain the debt financing or alternative financing or the failure of Randa, Intermediate Sub and Merger Sub to obtain the debt financing or alternative financing as of the outside date. However, the Company may not terminate the merger agreement under this scenario if it has committed a material breach of any of its obligations or its representations or warranties under the merger agreement.

Randa will also be required to pay us a reverse termination fee of $5,000,000 if the merger agreement is terminated by Randa as a result of either Randa, Intermediate Sub or Merger Sub notifying us that Randa, Intermediate Sub and Merger Sub are unable to obtain the debt financing or alternative financing or the failure of Randa, Intermediate Sub and Merger Sub to obtain the debt financing or alternative financing as of the outside date. However, Randa may not terminate the merger agreement under this scenario if Randa, Intermediate Sub or Merger Sub has committed a material breach of any of their respective obligations or its representations or warranties under the merger agreement in respect of their respective ability to obtain debt financing or alternative financing.

Randa will also be required to pay us a reverse termination fee of $5,000,000 if the merger agreement is terminated by the Company as a result of either Randa breaching any of its representations, warranties, covenants or agreements contained in the merger agreement or if any of Randa’s representations or warranties in the merger agreement becoming untrue, in either case such that would cause certain conditions to the obligations of the Company to consummate the closing of the merger not to be satisfied. However, the Company may not terminate the merger agreement under this scenario if it has committed a material breach of any of its obligations or its representations or warranties under the merger agreement.

In the event the merger agreement is terminated and Randa pays to us a reverse termination fee in the circumstances described above, the merger agreement will become void and there will be no liability on the part of any party thereto and all rights and obligations of each party thereto shall cease. Payment of the reverse termination fee by Randa is the Company’s sole remedy for breaches of the merger agreement other than liability for fraud or any willful breach of the merger agreement. The Company also reserved its rights and remedies with respect to a termination of the merger agreement for a Material Adverse Effect.

Any termination fee payable by Randa is inclusive of all of our out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants to us and our affiliates) incurred by us or on our behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of the merger agreement, the preparation, printing, filing or mailing of this Proxy Statement, the solicitation of stockholder approvals and all other matters related to the consummation of the transactions contemplated by the merger agreement.

Additional Agreements

Special Meeting; Proxy Statement

The Company has agreed to duly call, give notice of, convene and (unless the merger agreement has been terminated) hold a special meeting of its stockholders as promptly as practicable after the execution of the merger agreement for the purpose of considering and taking action upon the adoption of the merger agreement and the approval of the merger, including adjourning such meeting for up to 15 business days to obtain such approval. We have agreed to use reasonable best efforts to solicit the approval of the merger agreement by the stockholders of the Company and include in the proxy statement the board’s declaration of the advisability of the merger agreement and its recommendation to the stockholders of the Company that they adopt the merger agreement and approve the merger.

Access to Information

From the date of the merger agreement until the effective time of the merger and in compliance with applicable laws, subject to certain exceptions described in the merger agreement, the Company has agreed to, and to use its reasonable best efforts to cause each of its subsidiaries and the officers, directors employees, auditors, investment bankers, counsels, agents and other representatives of the Company and its subsidiaries to, give representatives of Randa, Intermediate Sub and Merger Sub reasonable access, upon reasonable notice, during normal business hours, to such properties, books, contracts, commitments, personnel and records of the Company and its subsidiaries as Randa, Intermediate Sub and Merger Sub reasonably requests and to use reasonable best efforts to furnish to Randa, Intermediate Sub and Merger Sub with such financial, operating, and other data and information as Randa or Merger Sub, through their officers, employees or agents, may reasonably request.

Directors’ and Officers’ Indemnification and Insurance

From and after the effect time of the merger, Randa and/or Intermediate Sub will cause the surviving corporation to, and the surviving corporation will, indemnify and hold harmless our current directors and officers to the fullest extent permitted under applicable law and under certain circumstances to advance expenses to those directors and officers, against any and all costs, expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages and liabilities incurred in connection with any action, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission or matters existing or occurring at or prior to the effective time of the merger, including the transactions contemplated by the merger agreement, to the same extent as provided in the certificate of incorporation or bylaws of the Company, or any other applicable contract, in effect on the date of the merger agreement and disclosed in the merger agreement.

For a period of six years following the effective time of the merger, Randa and/or Intermediate Sub have agreed to cause the surviving corporation to maintain in effect for the benefit of the directors and officers of the Company and any subsidiaries who are covered by the officers’ and directors liability insurance policy as of the date of the merger agreement for acts or omissions occurring on or prior to the effective time of the merger, on terms of coverage no less favorable in the aggregate than those of the Company’s and any of its subsidiaries’ directors’ and officers’ insurance policy in effect of the date of the merger agreement. The obligation of the surviving corporation to provide this insurance coverage is subject to a cap on annual premiums of 225% of the annual premium paid by the Company or any of its subsidiaries for such coverage in effect on the date of the merger agreement. If the surviving corporation cannot maintain the existing or equivalent insurance coverage without exceeding the 225% cap, the surviving corporation is required to obtain a policy with the greatest coverage available for a cost not exceeding the cap. The surviving corporation may satisfy the foregoing requirement by the purchase a “tail” directors’ and officers’ liability insurance under the Company’s or any of its subsidiaries’ policy covering the same persons and providing the same coverage and amounts and terms that are no less favorable in the aggregate when compared to those of the Company’s or any of its subsidiaries’ directors’ and officers’ insurance policy in effect of the date of the merger agreement.

Reasonable Best Efforts

Subject to the terms and conditions set forth in the merger agreement, each of the Company, Randa, Intermediate Sub and Merger Sub has agreed to use its reasonable best efforts to take, or cause to be taken, all actions, to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the merger agreement, including obtaining all consents, authorizations and approvals from governmental authorities and other third parties required for the consummation of the transactions contemplated by the merger agreement.

Public Announcements

The Company and Randa have agreed that no public release or announcement concerning the merger or the transaction contemplated by the merger agreement will be issued by either party without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

Amendment or Termination of the Retirement Plan.

At Randa’s, Intermediate Sub’s or Merger Sub’s discretion or the Company’s discretion, the board of directors will, effective before the effective time of the merger, amend and terminate the 401(k) portion of the retirement plan, pursuant to its terms, after which time the assets of the 401(k) portion of the retirement plan will be distributed to the 401(k) participants as soon as administratively practicable after termination, except that distribution may be delayed until receipt from the Internal Revenue Service of a final determination letter on the tax-qualified status of the 401(k) portion of the retirement plan at the time of termination. If Randa, Intermediate Sub or Merger Sub elects to file for an Internal Revenue Service determination letter on the tax qualified status of the 401(k) portion of the retirement plan at the time of termination, Randa, Intermediate Sub or Merger Sub will cause the Company to file an application for such a determination letter as soon as administratively practicable (and no later than 90 days) after the effective time of the merger and take such measures as the Internal Revenue Service may request to obtain such a determination letter.

Randa, Intermediate Sub or Merger Sub will cause the Company, as soon as administratively practicable (and no later than 30 days) after the effective time of the merger, to convert the ESOP component of the retirement plan into a profit sharing plan and terminate the converted ESOP component of the retirement plan, in accordance with its terms, after which time the assets of the converted ESOP component of the retirement plan will be distributed to the ESOP participants as soon as administratively practicable after termination, except that distribution may be delayed until receipt from the Internal Revenue Service of a final determination letter on the tax-qualified status of the converted ESOP component of the retirement plan at the time of termination. If Randa, Intermediate Sub or Merger Sub elects to file for an Internal Revenue Service determination letter on the tax-qualified status of the converted ESOP component of the retirement plan at the time of termination, Randa, Intermediate Sub or Merger Sub will cause the Company to file an application for such a determination letter as soon as administratively practicable (and no later than 90 days) after the effective time of the merger and take such reasonable measures as the Internal Revenue Service may request to obtain such determination letter.

Randa, Intermediate Sub or Merger Sub will cause the Company, as soon as administratively practicable (and no later than 30 days) after the effective time of the merger, to amend the retirement plan documents to permit participants to exercise control over the assets in their accounts in the converted ESOP component of the retirement plan and to direct investments in those accounts among the investment alternatives made available to participants for the 401(k) portion of the retirement plan immediately before the effective time of the merger.

Employee Matters

Except as set forth below or in the merger agreement, from and after the effective time of the merger, Randa and Intermediate Sub will, and will cause the surviving corporation to, honor and provide for payment of all obligations and benefits under all existing employee benefit plans maintained by the Company in accordance with their terms.

Randa and Intermediate Sub will cause, or will cause the surviving corporation or one or more of its subsidiaries to, provide employees of the Company who continue their employment after the effective time of the merger, whom we refer to as continuing employees, with employee benefit plans, programs and policies (other than equity-based awards, or to the extent not already a party to any such agreement, individual employment agreements) that are no less favorable in the aggregate to those employee benefits provided to similarly-situated employees of Randa and its subsidiaries.

Randa and Intermediate Sub will, or will cause the surviving corporation or one or more of its subsidiaries to, provide continuing employees with service credit under Randa’s employee benefit plans in which the continuing employees become eligible to participate for such continuing employees’ service with the Company for purposes of eligibility, participation, vesting and benefit accrual (other than under any defined benefit plan whether qualified or nonqualified). Randa and Intermediate Sub will, or will cause the surviving corporation or one or more of its subsidiaries to, credit continuing employees the amount of vacation and paid time off time that such employees had accrued under any applicable plan of the Company prior to the effective time of the merger. With respect to any welfare benefit plans maintained by Randa or its applicable subsidiaries for the benefit of the continuing employees on and after the effective time of the merger, Randa and Intermediate Sub will, or will cause the surviving corporation or one or more of its subsidiaries to, use reasonable best efforts to (i) give credit, in determining any deductible limitations, co-payments and out-of-pocket maximums to any amounts paid by such continuing employees for the calendar year in which the effective time of the merger occurs, with respect to similar plans maintained by the Company and (ii) with respect to any health benefit plans maintained by Randa or its applicable subsidiaries, ensure that no eligibility waiting periods, evidence of insurability requirements, or pre-existing condition limitations or exclusions shall apply with respect to the continuing employees (except to the extent any such requirement, limitation or exclusion applied prior to the effective time of the merger under a similar plan maintained by the Company).

Amendment and Waiver

Amendment

The merger agreement may be amended by the parties to the merger agreement by action taken by or on behalf of their respective boards of directors or other governing body at any time prior to the Effective Time, except that after the adoption of the merger agreement by the stockholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each share of Company Common Stock will be converted upon consummation of the merger or that would otherwise by law require approval of the stockholders of the Company, without approval of such stockholders. The merger agreement may only be amended pursuant to a written agreement signed by each of the parties to the merger agreement.

Waiver

At any time prior to the effective time of the merger, any party to the merger agreement may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other party to the merger agreement, (ii) waive any inaccuracy in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement and (iii) waive compliance with any agreement or condition contained in the merger agreement. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

VOTING AND SUPPORT AGREEMENTS

On February 3, 2012, each of the voting stockholders entered into a voting and support agreement with Randa, Intermediate Sub and Merger Sub. The following is a summary of the material terms and conditions of the merger agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the form of voting and support agreement, a copy of which is attached as Annex B and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the form of voting and support agreement carefully and in its entirety because it is the legal document that governs the merger.

Agreement to Vote

Under the voting and support agreements, the voting stockholders agreed, among other things, to vote certain shares of Company common stock as to which they have the right to vote (1,245,046 shares, or approximately 22.4% of the outstanding shares of Company common stock on the record date) in favor of the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement. The shares of Company common stock subject to the voting and support agreement do not include the shares of Company common stock allocated to the accounts of the voting stockholders under the retirement plan. Each voting stockholder also agreed:

•

to appear at each duly called meeting of stockholders of the Company (or any adjournment or postponement thereof), in person or by proxy, or otherwise cause the shares of Company common stock subject to the voting and support agreement to be counted as present for purposes of establishing a quorum;

•

to vote, in person or by proxy, all of the shares of Company common stock subject to the voting and support agreement against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the merger agreement or of such voting stockholders contained in the voting and support agreement;

•

(i) not to, individually or in concert with any person, make, or in any manner participate in, directly or indirectly, a solicitation of proxies or consents or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any shares of Company common stock in connection with any vote or other action on any matter, other than to recommend that stockholders of the Company vote in favor of adoption of the merger agreement, the merger and the other transactions contemplated by the merger agreement, (ii) not to, individually or in concert with any person, deposit any of the shares of Company common stock subject such voting stockholder’s voting an support agreement in a voting trust or subject any such shares of Company common stock to any arrangement or agreement with any person with respect to the voting of such shares of Company common stock, or (iii) not to, individually or in concert with any person, initiate, solicit or knowingly encourage or facilitate (including, in each case, by way of furnishing information) any inquiries or the making of any proposal or offer with respect to, or any indication of interest in, any acquisition proposal, engage in any negotiations or discussions concerning any acquisition proposal, or provide any non-public information or data to any person or any representatives thereof (other than Randa, Intermediate Sub, Merger Sub or any of their affiliates) that has made, or to such voting stockholder’s knowledge, is considering making an acquisition proposal, or make any public statements with respect to any acquisition proposal or any matter that relates to, supports, or could reasonably be expected to lead to any acquisition proposal;

•

during the term of the voting and support agreement, such voting stockholder will not, and will cause each if his or her affiliates not to, with Randa’s, Intermediate Sub’s and Merger Sub’s prior written consent, (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a transfer of, any or all of the shares of Company common stock subject to the voting and support agreement, except, in each case, for permitted transfers; (ii) grant any proxies or powers of attorney with respect to any or all of the shares of Company common stock subject to the voting and support agreement; (iii) grant in favor of any person any lien of any nature whatsoever with respect to any or all of the shares of Company common stock subject to the voting and support agreement; or (iv) knowingly or intentionally take any action that to the knowledge of such voting stockholder would have the effect of preventing, impeding, interfering with or adversely affecting such voting stockholder’s ability to perform its obligations under the voting and support agreements.

Each voting and support agreement expressly provides that no voting stockholder has made any agreement or understanding in any capacity other than in its capacity as a record holder and/or beneficial owner of the shares of Company common stock subject to such voting and support agreement, nothing in his or her voting and support agreement will limit or affect any action or inaction by him or her in any other capacity, including as a director, officer, or other fiduciary of the Company, or the retirement plan or any employee benefit plan of the Company, and that the voting stockholder will have no liability to Randa, Intermediate Sub or Merger Sub as a result of any action or inaction in his or her capacity as a director, officer, or other fiduciary of the Company or the retirement plan or any other employee benefit plan of the Company.

Termination

Each voting and support agreement will terminate upon the earliest of (i) the mutual written consent of Randa, Intermediate Sub, Merger Sub and the voting stockholder, (ii) the effective time of the merger, (iii) the date of termination of the merger agreement in accordance with its terms and (iv) the delivery of written notice by a voting stockholder to Randa following any amendment to the merger agreement to (1) decrease the merger consideration, or (2) decrease the amount of payable to the voting stockholder in exchange for cancellation of his or her stock options outstanding at the time of the merger, unless, in the case of clauses (1) or (2), as applicable, the merger agreement amendment has been consented to in advance by the voting stockholder.

The vote of the voting stockholders is not sufficient under Delaware law to adopt the merger agreement without the approval of any other stockholders of the Company.

MARKET PRICE OF COMPANY COMMON STOCK

The Company common stock is traded in the over-the-counter market and is quoted on the OTC Market under the symbol “SNKI.” The following table sets forth for each quarterly period during the last two full fiscal years, and from the beginning of the current fiscal quarter through the record date, the high and low bid prices for the Company common stock, as reported by yahoo.com (which prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions).

		Fiscal Quarters
	First	Second	Third	Fourth
Fiscal Year Ended December 31, 2010
High Bid	$3.00	$3.05	$2.98	$4.35
Low Bid	2.00	2.25	2.15	2.00
Fiscal Year Ended December 31, 2011
High Bid	5.70	5.20	5.00	4.75
Low Bid	3.37	3.60	3.66	3.07
Fiscal Year Ending December 31, 2012 (through [—], 2012)
High Bid	[—]	—	—	—
Low Bid	3.31	—	—	—

The closing bid price of Company common stock on the OTC Market on February 2, 2012, the last trading day prior to the public announcement of the merger agreement, was $4.75 per share of Company common stock. On the record date, the closing bid price for Company common stock on the OTC Market was $[—] per share of Company common stock. You are encouraged to obtain current market quotations for Company common stock in connection with voting your shares of Company common stock.

Our current loan agreement prohibits the payment of cash dividends on Company common stock. We have not paid cash dividends during the last two years. In accordance with the merger agreement, the Company cannot pay any cash dividends prior to the closing of the merger or termination of the merger agreement without the prior consent of Randa.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership by Certain Stockholders

The following table sets forth information at March 28, 2012 with respect to each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who is known to us to be the beneficial owner of more than 5% of the outstanding shares of Company common stock:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock, $.10 par value per share	The New Swank, Inc. Retirement Plan c/o Swank, Inc. 90 Park Avenue New York, NY 10016	1,972,555 (1) (2)	35.5%

Common Stock, $.10 par value per share	Reliance Trust Company 1100 Abernathy Road, NE, Suite 400 Atlanta, Georgia	1,972,555 (3)	35.5%

Common Stock, $.10 par value per share	John Tulin c/o Swank, Inc. 90 Park Avenue New York, NY 10016	651,406 (4)	11.6%

Common Stock, $.10 par value per share	James E. Tulin c/o Swank, Inc. 8800 N. Gainey Center Drive Scottsdale, AZ 85258	361,042 (5)	6.4%

Common Stock, $.10 par value per share	Melvin Goldfeder c/o Swank, Inc. 90 Park Avenue New York, NY 10016	298,222 (6)	5.3%

(1)	This amount includes 830,306 shares of Common Stock allocated to participants’ accounts in ESOP component of the retirement plan and as to which such participants may direct the trustees of the retirement plan as to voting on all matters.
(2)	This amount also includes 1,018,531 shares of Common Stock allocated to participants’ accounts in the retirement plan as to which participants may direct the trustee of the ESOP component of the retirement plan as to voting only on certain significant corporate events and as to which the trustees may vote on all other matters in their discretion. Shares allocated to such accounts as to which no voting instructions are received are required to be voted in the same proportion as shares allocated to accounts as to which voting instructions are received. This amount also includes 123,718 shares held in accounts under the retirement plan as to which participants may direct the independent trustee of the ESOP component of the retirement plan as to voting on all matters and may be disposed of in the discretion of such trustee.
(3)	Reliance Trust Company is the trustee of the ESOP component of the retirement plan. This amount includes 1,018,531 shares held in accounts as to which the trustee has sole voting power as to certain matters (see footnote 2 above) and 123,718 shares held in accounts under the retirement plan which may be disposed of in the discretion of the trustee (see footnote 2 above).
(4)	This amount includes 1,060 shares owned by John Tulin’s wife. John Tulin disclaims beneficial ownership of the shares held by his wife. This amount also includes 50,729 shares allocated to his accounts under the retirement plan and 65,000 shares which Mr. Tulin has the right to acquire within 60 days of March 28, 2012 upon the exercise of stock options.

(5)	This amount includes 142 shares held by James E. Tulin as custodian for his children, 50,000 shares which Mr. Tulin has the right to acquire within 60 days of March 28, 2012 upon the exercise of stock options, and 55,230 shares allocated to his accounts under the Retirement Plan.
(6)	This amount includes 37,748 shares allocated to his accounts under the retirement plan and 50,000 shares which Mr. Goldfeder has the right to acquire within 60 days of March 28, 2012 upon the exercise of stock options.

Ownership by Management

The following table sets forth information at March 28, 2012, as to the ownership of shares of Company common stock with respect to:

•	each of our directors and nominees for election as directors;

•

each executive officer named in the Summary Compensation Table under the caption “Executive Compensation—Summary Compensation Table” set forth in the Definitive Proxy Statement for our 2011 Annual Meeting filed with the SEC on July 15, 2011; and

•	all of our directors, nominees for election as directors, and executive officers as a group (9 persons).

We understand that, unless otherwise noted below, each person and each person in the group named below has sole voting and dispositive power with respect to the shares of common stock indicated as beneficially owned by such person or such group.

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
John J. Macht	5,000		*
John Tulin	651,406	(1)	11.6%
Eric P. Luft	178,379	(2)	3.2%
James E. Tulin	361,042	(3)	6.4%
Michael M. Rubin	—		*
All directors and executive officers as a group (8 persons)	1,796,073	(4)	32.1%

*	Less than one (1%) percent.
(1)	Includes the shares referred to in footnote 4 of the first table above under the caption “Security Ownership of Certain beneficial Owners and Management—Ownership by Certain Stockholders”.
(2)	Includes an aggregate of 49,379 shares of Company common stock allocated to Mr. Luft’s accounts under the retirement plan and 50,000 shares which Mr. Luft has the right to acquire within 60 days of February 16, 2012 through the exercise of stock options.
(3)	Includes the shares referred to in footnote 5 of the first table above under the caption “Security Ownership of Certain beneficial Owners and Management—Ownership by Certain Stockholders”.
(4)	Reference is made to footnotes (1) through (3) above. This amount also includes shares of common stock allocated to their respective accounts under the retirement plan and 315,000 shares which the Company’s directors and executive officers have a right to acquire within 60 days of March 28, 2012 through the exercise of stock options.

APPRAISAL RIGHTS

Holders of record of shares of Company common stock who do not vote for the adoption of the merger agreement at the special meeting and otherwise comply with the applicable statutory procedures of Section 262 of the DGCL, summarized herein, will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. In order to exercise and perfect appraisal rights, a stockholder of record of Company common stock must follow the steps prescribed in Section 262 of the DGCL and summarized below properly and in a timely manner.

Section 262 of the DGCL is reprinted in its entirety as Annex D to this proxy statement. Set forth below is a summary description of Section 262 of the DGCL and is qualified in its entirety by reference to Annex D. All references in this summary to “stockholder” are to the stockholder of record of the shares of Company common stock as to which appraisal rights are asserted. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

ANY COMPANY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX D CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, BECAUSE FAILURE TO TIMELY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

Under the DGCL, stockholders who do not vote in favor of the adoption of the merger agreement and who otherwise follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

Under Section 262 of the DGCL, where a merger agreement relating to a proposed merger is to be submitted for adoption at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders who was a stockholder on the record date for notice of such meeting with respect to shares for which appraisal rights are available, that appraisal rights are so available, and must include in each such notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice to the holders of Company common stock and a copy of Section 262 of the DGCL is attached to this proxy statement as Annex D. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so should review the following discussion and Annex D carefully and should consult his, her or its legal advisor, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

Stockholders wishing to exercise appraisal rights must not vote for the adoption of the merger agreement and must deliver to the Company, before the vote on the proposal to adopt the merger agreement, a written demand for appraisal of such stockholder’s shares of Company common stock. If you sign and return a proxy card that does not contain voting instructions, you will effectively waive your appraisal rights because such shares represented by the proxy will, unless the proxy is revoked, be voted for the adoption of the merger agreement. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement, nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262.

A demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of common stock. This written demand for appraisal must be separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. If you wish to exercise appraisal rights you must be the stockholder of record of such shares of Company common stock on the date the written demand for appraisal is made and you must continue to hold such shares of record through the effective time of the merger. Accordingly, a stockholder who is the stockholder of record of shares of common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective time of the merger, will lose any right to appraisal in respect of such shares.

Only a holder of record of shares of Company common stock on the record date, or a person duly authorized and explicitly purporting to act on such holder’s behalf, is entitled to assert appraisal rights for such shares of Company common stock registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the holder’s stock certificates, and must state that such person intends thereby to demand appraisal of his, her or its shares in connection with the merger. A demand for appraisal signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity must identify the record owner(s) and must be signed in such person’s fiduciary or representative capacity. If shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must identify and be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for such owner or owners.

A stockholder of record such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Company common stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. Where the number of shares of Company common stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in brokerage accounts or other nominee forms and wish to exercise your appraisal rights, you are urged to consult with your broker to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

All written demands for appraisal of shares must be mailed or delivered to: Swank, Inc., 656 Joseph Warner Boulevard, Taunton, Massachusetts 02780, Attention: Jerold R. Kassner.

Within 10 days after the effective time of the merger, we will notify each stockholder who properly asserted appraisal rights under Section 262 and has not voted for the adoption of the merger agreement of the effective time of the merger. Within 120 days after the effective time of the merger, but not thereafter, we or any stockholder who has complied with Section 262 of the DGCL and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the value of the shares held by all such stockholders. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. We are not under any obligation, and we have no present intention, to file a petition with respect to appraisal of the value of the shares. Accordingly, if you wish to exercise your appraisal rights, you should regard it as your obligation to take all steps necessary to perfect your appraisal rights in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of Company common stock not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal were received by us, and the aggregate number of holders of such shares. Such statement must be mailed within ten days after the written request therefor has been received by us or within ten days after expiration of the period for delivery of appraisal demands, whichever is later. A person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file an appraisal petition or request from us the statement described in this paragraph.

Upon the filing of a petition for an appraisal, a copy thereof shall be served upon us, and we will then be obligated, within 20 days after such service, to file with the Delaware Register in Chancery a duly verified list (the “Verified List”) containing the names and addresses of the stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached by us.

Upon the filing of a petition for an appraisal, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to us and all of the stockholders shown on the Verified List. Such notice also shall be published at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware or in another publication as the Delaware Court of Chancery deems advisable. The forms of these notices by mail and by publication shall be approved by the Court and the costs of these notices are borne by us. If a hearing on the petition is held, the Delaware Court of Chancery shall determine which stockholders are entitled to an appraisal of their shares. The Delaware Court of Chancery may require the stockholders who demanded appraisal of their shares of common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder.

Upon application by us or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal Any stockholder whose name appears on the Verified List and who has submitted his, her or its certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he, she, or it is not entitled to appraisal rights.

The appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Delaware Court of Chancery shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Delaware Court of Chancery shall take into account all relevant factors. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment.

The Delaware Court of Chancery shall direct the payment of the fair value of the shares, together with interest, if any, by us to the stockholders entitled thereto. Payment shall be so made to each such stockholder upon the surrender to us of his, her or its certificates. The Delaware Court of Chancery’s decree may be enforced as other decrees in the Delaware Court of Chancery may be enforced.

If you are considering seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as or less than the consideration you are entitled to receive pursuant to the merger agreement if you did not seek appraisal of your shares and that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a merger are not necessarily opinions as to fair value under Section 262 of the DGCL.

The costs of the proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the Court deems equitable. Upon application of a stockholder, the Delaware Court of Chancery may order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including without limitation reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses.

Any stockholder who has duly demanded and perfected an appraisal in compliance with Section 262 of the DGCL will not, after the effective time of the merger, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of Company common stock as of a date prior to the effective time of the merger.

At any time within 60 days after the effective time of the merger, any stockholder who has not commenced an appraisal proceeding or joined such a proceeding as a named party will have the right to withdraw his, her or its demand for appraisal and to accept the cash payment for his, her or its shares pursuant to the merger agreement by delivering to the Company a written withdrawal of the demand for appraisal. After this period, a stockholder may withdraw his, her or its demand for appraisal only with our written consent. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the effective time of the merger, a stockholder’s right to appraisal will cease and he or she will be entitled to receive the consideration for his, her or its shares pursuant to the merger agreement, as if he or she had not demanded appraisal of his or her shares. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned on such terms as the Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined such a proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective date of the merger or thereafter with our written approval.

If you properly demand appraisal of your shares of Company common stock under Section 262 and you fail to perfect, or effectively withdraw or lose, your right to appraisal, as provided in the DGCL, your shares will be deemed to have been converted at the effective time of the merger into the right to receive the consideration receivable with respect to such shares in accordance with the merger agreement. You will fail to perfect, or effectively lose or withdraw, your right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time of the merger, or if you deliver to us a written withdrawal of your demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the effective time of the merger will require our written approval.

If you desire to exercise your appraisal rights, you must not vote for the adoption of the merger agreement and you must strictly comply with the procedures set forth in Section 262 of the DGCL.

Failure to take any required step in connection with the exercise of appraisal rights will result in the termination or waiver of such rights.

THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. THOSE INDIVIDUALS OR ENTITIES WISHING TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL SHALL GOVERN.

DEREGISTRATION OF COMMON STOCK

If the merger is consummated, the Company intends to deregister its common stock under the Exchange Act and no longer file periodic reports with the SEC on account of the Company common stock.

OTHER MATTERS

Other Matters for Action at the Special Meeting

As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Stockholders Sharing the Same Address

Some banks, brokerages and other nominees may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders sharing the same address. The Company will promptly deliver a separate copy of this proxy statement to you if you direct your request to our Secretary, Jerold R. Kassner, at 656 Joseph Warner Boulevard, Taunton, Massachusetts 02780, telephone: (508) 977-4453. If you want to receive separate copies of our proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee, or you may contact us at the above address and telephone number.

Stockholder Proposals for 2012 Annual Meeting

If the merger is completed, we will not have public stockholders and there will be no public participation in any of our future stockholder meetings. However, if the merger is not completed, we expect to hold a 2012 annual meeting of stockholders in August 2012.

In order to be included in the proxy materials for our 2012 annual meeting of stockholders, stockholder proposals must be received by us on or before March 17, 2011. As to any proposal intended to be presented by a stockholder without inclusion in our proxy statement and form of proxy for our 2012 annual meeting of stockholders, the proxies named in our form of proxy for that meeting will be entitled to exercise discretionary authority on any such proposal unless we receive notice of the matter on or before May 31, 2012. However, even if such notice is timely received, such proxies may nevertheless be entitled to exercise discretionary authority on such matter to the extent permitted by Rule 14a-4(c)(2) of the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investor Relations section of our website, www.swankinc.com. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the

SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below (other than those documents or the portions of those documents not deemed to be filed).

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (filed with the SEC on March 31, 2011) and Amendment No. 1 on Form 10-K/A (filed with the SEC on May 13, 2011);

•

Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011 (filed with the SEC on May 13, 2011), June 30, 2011 (filed with the SEC on August 12, 2011) and September 30, 2011 (filed with the SEC on November 14, 2011);

•	Current Reports on Form 8-K filed with the SEC on August 19, 2011, January 5, 2012 and February 3, 2012; and

•	Definitive Proxy Statement for our 2011 annual meeting of stockholders filed with the SEC on July 15, 2011.

Any person, including any beneficial owner of shares of Company common stock, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us by written or telephonic request directed to Secretary, Jerold R. Kassner, at 656 Joseph Warner Boulevard, Taunton, Massachusetts 02780, telephone (508) 977-4453, or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMPANY COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [—], 2012. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SUBSEQUENT TO THAT DATE DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

among

RANDA ACCESSORIES LEATHER GOODS LLC,

SWING ACQUISITION LLC,

SWING MERGER SUB, INC.

and

SWANK, INC.

Dated February 3, 2012

A-i

(continued)

A-ii

(continued)

A-iii

AGREEMENT AND PLAN OF MERGER, dated February 3, 2012 (this “Agreement”), among Randa Accessories Leather Goods LLC, a Delaware limited liability company (“Parent”), Swing Acquisition LLC (“Intermediate Sub”), a Delaware limited liability company and a wholly owned subsidiary of Parent, Swing Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Intermediate Sub (“Merger Sub”), and Swank, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Boards of Directors or other governing body of each of Parent, Intermediate Sub, Merger Sub and the Company have each determined that it is in the best interests of their respective members or stockholders to consummate the merger (the “Merger”), upon the terms and subject to the conditions of this Agreement, of Merger Sub with and into the Company in accordance with the Delaware General Corporation Law (the “DGCL”) and such Boards of Directors or other governing bodies have approved this Agreement and declared its advisability (and, in the case of the Board of Directors of the Company (the “Board”), have recommended that this Agreement be adopted);

WHEREAS, the Board has unanimously approved this Agreement and the Merger, and such approval is sufficient to render inapplicable to this Agreement, the Merger and the other transactions and agreements contemplated by this Agreement (including the Voting Agreements) the restriction against the parties hereto and thereto engaging in any business combination as set forth in Section 203 of the DGCL and the Board has determined that this Agreement, the Merger and the other transactions contemplated hereby are advisable and in the best interests of the Company and its stockholders, and has resolved to recommend that its stockholders adopt this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to Parent’s, Intermediate Sub’s and Merger Sub’s willingness to enter into this Agreement, Parent, Intermediate Sub and Merger Sub are entering into Voting and Support Agreements with certain stockholders of the Company (each, a “Voting Agreement”) pursuant to which each of those stockholders has agreed, upon the terms and subject to the conditions set forth therein, to vote all Shares beneficially owned by such stockholders in accordance with the terms of such Voting Agreements; and

WHEREAS, upon consummation of the Merger, each issued and outstanding share of common stock, par value $0.10 per share, of the Company (the “Company Common Stock”), will be converted into the right to receive $10.00 per share in cash, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Intermediate Sub, Merger Sub and the Company hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Definitions. For purposes of this Agreement:

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains provisions that are no less favorable in any material respects to the Company than those contained in the Confidentiality Agreement.

“Acquisition Proposal” means any inquiry, offer or proposal (other than from Parent, Intermediate Sub or Merger Sub or their respective Affiliates) concerning any (a) merger, consolidation, business combination, recapitalization, or similar transaction involving the Company, (b) direct or indirect sale, lease or other disposition of assets or business of the Company or any of its subsidiaries representing 20% or more of the revenues, net income or assets of the Company and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, (c) issuance, sale or other disposition by the Company to any person or group (other than Parent, Intermediate Sub or Merger Sub or any of their respective Affiliates) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company, (d) transaction or series of related transactions in which any person or group (other than Parent, Intermediate Sub or Merger Sub or their respective Affiliates) acquires beneficial ownership, or the right to acquire beneficial ownership, of 20% or more of the outstanding Equity Interests of the Company.

“Action” means any action, arbitration, audit, hearing, litigation, suit or other similar proceeding (whether civil, criminal, administrative or governmental).

“Affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“beneficial owner” has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

“business day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York City.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Intellectual Property” means all Intellectual Property owned by the Company and its subsidiaries.

“Company Reference Balance Sheet” means the audited balance sheet of the Company and its subsidiaries as of December 31, 2010 contained in its Form 10-K, filed with the SEC on March 31, 2011.

“contract” means any agreement, contract, lease, mortgage, evidence of Indebtedness, letter of credit, license, instrument, obligation or other commitment, whether oral or written, that is legally binding (but excluding any sales or purchase order entered into in the ordinary course of business).

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

“Effective Time” means the date and time at which the Merger becomes effective.

“Encumbrance” means any charge, claim, easement, encumbrance, lien, mortgage, option, purchase right, pledge, or security interest, right of first refusal or other similar right of third parties.

“Environmental Laws” means Laws relating to, or establishing standards of conduct for, Hazardous Substances, or injury to or pollution or protection of the environment or natural resources, including air, land, soil, surface waters, ground waters, stream and river sediments and/or biota.

“Equity Interest” means (a) with respect to a corporation, any and all classes or series of shares of capital stock, (b) with respect to a partnership, limited liability company, trust or similar person, any and all classes or series of units, interests or other partnership/limited liability company interests and (c) with respect to any other person, any other security representing any direct equity ownership or participation in such person.

“Governmental Authority” means any United States or foreign federal, national, state, provincial, supranational, county or local government, governmental, regulatory or administrative authority, agency, self-regulatory body, instrumentality or commission, and any court, tribunal, or judicial or arbitral body and/or any political or other subdivision, department or branch of any of the foregoing.

“Hazardous Substances” means any chemicals, materials or substances regulated under Environmental Laws, including, without limitation, chemicals, materials or substances within the definition of “hazardous substances,” “hazardous wastes,” “extremely hazardous substances,” “hazardous materials,” “hazardous constituents,” “toxic substances,” “pollutants,” and “contaminants” under any Environmental Law.

“inactive subsidiary” means Joyas y Cueros de Costa Rica, S.A., a Costa Rican corporation.

“Indebtedness” means (a) any indebtedness for borrowed money or evidenced by bonds, notes, debentures or other similar instruments or letters of credit, whether or not contingent, (b) any obligations under conditional or installment sale contracts or other retention contracts relating to purchased property, (c) any capital lease obligations (as determined under GAAP), (d) any guarantee of any such indebtedness of any other person, (e) any indebtedness of others secured by a lien on any asset of the Company or any of its subsidiaries (whether or not such indebtedness is assumed by the Company or any of its subsidiaries), or (f) any arrangement having the economic effect of any of the foregoing.

“Intellectual Property” means (a) United States, international, and foreign patents and patent applications, patent disclosures and improvements thereto, including divisionals, continuations, continuations-in-part, reissues, reexaminations, and extensions thereof and counterparts claiming priority therefrom; utility models; invention disclosures; and statutory invention registrations and certificates; (b) United States and foreign registered, pending, and unregistered trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, domain names, Internet sites and web pages; and registrations and applications for registration for any of the foregoing, together with all of the goodwill associated therewith; (c) United States and foreign copyrights, and registrations and applications for registration thereof; rights of publicity; and copyrightable works; (d) all inventions and design rights (whether patentable or unpatentable) and all categories of trade secrets as defined in the Uniform Trade Secrets Act, including business, technical and financial information; (e) confidential and proprietary information, including know-how; and (f) all Internet domain names, social media names, and all corresponding websites, passwords, and login information.

“knowledge” or words of similar import means (a) with respect to the Company, the actual knowledge of John Tulin and/or Jerold R. Kassner and (b) with respect to Parent, Intermediate Sub and/or Merger Sub, the actual knowledge of Jeffrey Spiegel and/or John Hastings (in each case, with the term “knowledge” meaning the conscious awareness of information about a fact as at any date of determination, following consultation with other members of senior management (and in the case of the Company, solely with the “Named Officers” (as such term is defined in the Company’s definitive proxy statement filed with the SEC on July 15, 2011)) and counsel); provided, that, knowledge in respect of oral contracts shall be limited to the actual knowledge of John Tulin and Jerold R. Kassner without undertaking any investigation or consultation of any kind or nature whatsoever and all representations and warranties contained in this Agreement that relate in any way to oral contracts shall be deemed limited to such actual knowledge.

“Laws” means any foreign, federal, state or local statute, law, rule, ordinance, code or regulation, any Order, and any regulation, rule, interpretation, guidance or directive of any Governmental Authority, including, but not limited to COBRA, the Occupational Safety and Health Act of 1970 and the Worker Adjustment and Retraining Notification Act.

“liability” means any liability of any kind whatsoever (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due, and whether or not reflected or required by GAAP to be reflected on the Company Reference Balance Sheet).

“Material Adverse Effect” means any change, event, condition, change, circumstance, development or effect (any such item, an “Effect”), individually or when taken together with all other Effects, that is, or would reasonably be expected to be, materially adverse (a) to the business, results of operations, condition (financial or otherwise), assets or liabilities of the Company and its subsidiaries taken as a whole, or (b) the ability of the Company to perform any of its obligations under this Agreement or timely consummate any of the Transactions; provided, however, that none of the following, or any Effect relating to or resulting therefrom, shall be deemed in and of itself, either alone or in combination, to constitute, and none of them shall be taken into account in determining whether there has been or would be, a Material Adverse Effect: (i) economic, financial market, or geopolitical conditions in general, (ii) general changes or developments in the industries in which the Company and its subsidiaries operate, (iii) the announcement of this Agreement and the transactions contemplated hereby, any actions or omissions of Parent or any of its Affiliates related to this Agreement, or any facts or circumstances concerning Parent or any of such Affiliates related to this Agreement, (iv) changes in Tax laws or regulations or applicable accounting regulations or principles or interpretations thereof, (v) changes in the market price or trading volume of the Company Common Stock, (vi) the failure by the Company to meet any expected or projected financial or operating performance target, as well as any change by the Company in any expected or projected financial or operating performance target, (vii) acts of God, national or international hostilities, war (whether or not declared) or terrorism, (viii) compliance with the terms and conditions of this Agreement by the Company or as consented to in writing by Parent, Intermediate Sub or Merger Sub or (ix) any breach of this Agreement by Parent, Intermediate Sub or Merger Sub, so long as, in the case of clauses (i), (ii), (iv) and (vii), the Effect on the Company and its subsidiaries, taken as a whole, is not disproportionate to that on other companies in the industry in which the Company operates.

“Order” means any award, writ, stipulation, injunction, judgment, order, decree, ruling, or verdict entered, issued, made or rendered by any Governmental Authority.

“ordinary course of business” means the ordinary course of business of the Company and its subsidiaries consistent with past practice.

“Permits” means all franchises, grants, authorizations, licenses, permits, consents, certificates and approvals of any Governmental Authority.

“Permitted Encumbrances” means:

(a) statutory liens for Taxes, assessments and governmental charges or levies imposed upon the Company or any of its subsidiaries not yet due and payable or that are being contested in good faith by appropriate proceedings,

(b) mechanics’, materialmen’s or similar statutory liens for amounts not yet due or being diligently contested in good faith in appropriate proceedings,

(c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations,

(d) zoning, entitlement and other land use regulations by Governmental Authorities,

(e) easements, survey exceptions, leases, subleases and other occupancy contracts, reciprocal easements, restrictions and other customary encumbrances on title to real property that do not, in any such case, materially interfere with the intended use of such real property,

(f) encumbrances affecting the interest of the lessor of any Real Property, and

(g) liens relating to any Indebtedness for borrowed money identified on Section 1.01 of the Company Disclosure Schedule.

“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association, Governmental Authority or other entity.

“Real Property” means any real property and interests in real property currently or formerly owned, leased, subleased or operated by the Company or any of its past or present subsidiaries.

“Retirement Plan” means The New Swank, Inc. Retirement Plan, as originally effective as of January 1, 1980, and as most recently amended and restated effective as of January 1, 2011, and The New Swank, Inc. Retirement Plan Trust Agreement created under such plan, as amended.

“Shares” means the shares of Company Common Stock outstanding immediately prior to the Effective Time.

“subsidiary” means any person (other than, with respect to the Company, the inactive subsidiary) with respect to which a specified person directly or indirectly (a) owns a majority of the Equity Interests, (b) has the power to elect a majority of that person’s board of directors or similar governing body, or (c) otherwise has the power, directly or indirectly, to direct the business and policies of that person.

“Superior Proposal” means any written Acquisition Proposal that the Board determines in its good faith judgment (after consultation with its outside legal and financial advisors) is more favorable, from a financial point of view, to the Company’s stockholders (in their capacity as such) than the transactions contemplated by this Agreement (considering any changes to this Agreement agreed in writing by Parent in response thereto) and which the Board determines in good faith is reasonably likely to be consummated on the terms set forth therein, taking into account all material legal, financial, timing, regulatory and other material aspects of the proposal and the person making the proposal; provided, that, for purposes of the definition of “Superior Proposal”, the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%.”

“Tangible Net Worth” means total assets less the sum of (a) all assets classified as intangible assets as determined in accordance with GAAP and (b) total liabilities.

“Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts and other similar charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or other taxing authority, including: taxes or other similar charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers’ duties, tariffs and similar charges.

The following terms have the respective meanings set forth in the Sections set forth below:

Defined Term	Location of Definition
Agreement	Preamble
Alternative Financing	§ 7.09(b)
Alternative Financing Commitment	§ 7.09(b)
Appraisal Statute	§ 3.05
Award Payment	§ 3.04(b)
Board	Recitals
Certificate of Merger	§ 2.03
Certificates	§ 3.02(b)
Chase	§ 7.09(e)
Closing	§ 2.02
COBRA	§ 4.10(d)
Company	Preamble
Company Board Approval	§ 4.04(b)
Company Common Stock	Recitals
Company Disclosure Schedule	Article IV
Company Financials	§ 4.07(b)
Company Manufacturing Supply Contracts	§ 4.23(a)
Company Preferred Stock	§ 4.03(a)
Company Stock Award	§ 3.04(a)(ii)
Company Stock Award Plans	§ 3.04(a)(i)
Confidentiality Agreement	§ 7.02(c)
Continuing Employees	§ 7.15(b)
D&O Insurance	§ 7.04(b)
Debt Financing	§ 5.07
Debt Financing Action	§ 7.09(e)
Debt Financing Commitments	§ 5.07
Debt Financing Conditions	§ 7.09(a)
DGCL	Recitals
Dissenting Shares	§ 3.05
Dodd-Frank Act	§ 4.07(a)
Employees	§ 4.11(b)
Environmental Permits	§ 4.06(a)
ERISA	§ 4.10(a)
ERISA Affiliate	§ 4.10(h)
Exchange Act	§ 4.05(b)(i)
Excluded Party	§ 7.03(b)
Financing Agreements	§ 7.09(b)
GAAP	§ 4.07(b)
Go-Shop Period End Date	§ 7.03(a)
Indemnified Parties	§ 7.04(a)
Intermediate Sub	Preamble
IRS	§ 4.10(a)
Licensed Intellectual Property	§ 4.15(b)
Merger	Recitals
Merger Consideration	§ 3.01(a)
Merger Sub	Preamble
New York County Court	§ 7.09(e)
Notice Date	§ 7.03(c)(iii)
Notice Period	§ 7.03(d)

Defined Term	Location of Definition
Outside Date	§ 9.01(b)
Parent	Preamble
Parent Disclosure Schedule	Article V
Paying Agent	§ 3.02(a)
Payment Fund	§ 3.02(a)
Plans	§ 4.10(a)
Proxy Statement	§ 7.01(b)
Representatives	§ 7.02(a)
Requisite Stockholder Vote	§ 4.04(a)
Reverse Termination Fee	§ 9.03(c)
Rights	§ 4.03(b)(iii)
Rights Agent	§ 4.19
Rights Agreement	§ 4.19
Rights Amendment	§ 4.19
Sarbanes-Oxley Act	§ 4.07(a)
SEC	§ 4.05(b)(ii)
SEC Reports	§ 4.07(a)
Securities Act	§ 7.09(d)
Solicited Person	§ 7.03(a)
Special Meeting	§ 7.01(a)
Surviving Corporation	§ 2.01(c)
Takeover Law	§ 4.04(c)
Tax Returns	§ 4.16(a)
Tenant Leases	§ 4.13(a)
Terminating Company Breach	§ 9.01(e)
Terminating Parent Breach	§ 9.01(f)
Termination Agreements	§ 4.10(e)
Termination Date	§ 9.01
Termination Fee	§ 9.03(b)
Transactions	§ 4.04(a)
Transaction Costs	§ 9.03(a)
Voting Agreement	Recitals
Voting Debt	§ 4.03(d)

ARTICLE II

THE MERGER

SECTION 2.01 The Merger. Upon the terms of this Agreement and subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII, and in accordance with the DGCL, at the Effective Time, (a) Merger Sub shall be merged with and into the Company, (b) the separate corporate existence of Merger Sub shall cease and (c) the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

SECTION 2.02 Closing. Unless this Agreement shall have been terminated in accordance with Section 9.01, and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the closing of the Merger (the “Closing”) will take place at 10:00 a.m., New York City time, on a date to be specified by the parties, which shall be not later than the second business day after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII (other than those that by their terms are to be satisfied or waived at the Closing), at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, NY, 10022, unless another time, date, place or manner is agreed to in writing by Parent and the Company.

SECTION 2.03 Effective Time. At the Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL in connection with the Merger. The Merger shall become effective at such date and time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such subsequent date and time as Parent and the Company shall agree and specify in the Certificate of Merger.

SECTION 2.04 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in Section 259 and the other applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

SECTION 2.05 Certificate of Incorporation; Bylaws. At the Effective Time,

(a) the certificate of incorporation of the Company as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and as provided by applicable Law; and

(b) the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable Law, the certificate of incorporation of the Surviving Corporation and such bylaws.

SECTION 2.06 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the individuals listed on Section 2.06 of the Parent Disclosure Schedule (as defined below) shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

ARTICLE III

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 3.01 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

(a) Conversion of Company Common Stock. Each Share (other than any Shares to be canceled pursuant to Section 3.01(b) and any Dissenting Shares) shall be canceled and converted automatically into the right to receive $10.00 in cash (the “Merger Consideration”) payable, without interest, to the holder of such Share, upon surrender, in the manner provided in Section 3.02, of the Certificate that formerly evidenced such Share.

(b) Cancellation of Treasury Stock and Parent-Owned Stock. Each Share held in the treasury of the Company and each Share owned by Merger Sub, Intermediate Sub, Parent or any direct or indirect wholly owned subsidiary of Parent shall automatically be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.

(c) Equity Interests of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

SECTION 3.02 Surrender of Certificates.

(a) Prior to the Effective Time, Parent shall (i) appoint a bank or trust company reasonably acceptable to the Company (the “Paying Agent”), and (ii) enter into a paying agent agreement, in form and substance reasonably acceptable to the Company, with such Paying Agent for the payment of the Merger Consideration in accordance with this Article III. Prior to the Effective Time, Parent shall deposit with the Paying Agent, for the benefit of the holders of Shares, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to Section 3.01(a) (the “Payment Fund”). Except as contemplated by Section 3.02(d), the Payment Fund shall not be used for any other purpose. The Payment Fund shall be invested by the Paying Agent as directed by Parent; provided, that, such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in deposit accounts, certificates of deposit or banker’s acceptances of, repurchase or reverse repurchase contracts with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of $1 billion (based on the most recent financial statements of such bank which are then publicly available).

(b) Payment Procedures. Promptly after the Effective Time, Parent shall cause the Paying Agent to mail to each person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to Section 3.01(a): (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the “Certificates”) shall pass, only upon proper delivery of the Certificates to the Paying Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender to the Paying Agent of a Certificate for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly evidenced by such Certificate, and such Certificate shall then be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate representing such Shares shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall have paid all transfer and other Taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such Certificate or established to the reasonable satisfaction of the Surviving Corporation that such Taxes either have been paid or are not applicable. Until surrendered as contemplated by this Section 3.02, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration to which the holder of such Certificate is entitled pursuant to this Article III. No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article III.

(c) No Further Rights. From and after the Effective Time, holders of Certificates shall cease to have any rights as stockholders of the Company, except as provided in this Agreement or by applicable Law.

(d) Termination of Payment Fund. Any portion of the Payment Fund that remains undistributed to the holders of Shares one year after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Shares who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation for, and the Surviving Corporation shall remain liable for, payment of their claim for the Merger Consideration. Any portion of the Payment Fund remaining unclaimed by holders of Shares as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or other Encumbrance of any person previously entitled thereto.

(e) No Liability. None of the Paying Agent, Merger Sub, Intermediate Sub, Parent or the Surviving Corporation shall be liable to any holder of Shares or any other person for any such Shares (or dividends or distributions with respect thereto) or cash or other consideration delivered to a public official pursuant to any abandoned property, escheat or other Law.

(f) Withholding Rights. Each of the Paying Agent, the Surviving Corporation, Intermediate Sub and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to such payment under all applicable Laws. To the extent that amounts are so withheld by the Paying Agent, the Surviving Corporation, Intermediate Sub or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made.

(g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, (i) the execution and delivery by such person who holds less than 2,500 Shares of a customary indemnity agreement, or (ii) the posting by any other such person of a bond, in such reasonable amount as the Surviving Corporation may direct, in each case to provide indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay in respect of such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to Section 3.01(a).

SECTION 3.03 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Shares or Certificates shall cease to have any rights with respect to such Shares, or in the case of Certificates, the Shares evidenced thereby, except as otherwise provided in this Agreement or by applicable Law. On or after the Effective Time, any Certificates presented to the Paying Agent, the Surviving Corporation, Intermediate Sub or Parent for any reason shall be canceled against delivery of the Merger Consideration to which the holders thereof are entitled pursuant to Section 3.01(a).

SECTION 3.04 Employee Equity Awards.

(a) Prior to the Effective Time, the Company shall take all reasonably necessary action (which action shall be effective no later than the Effective Time) to:

(i) terminate the 1998 Equity Incentive Compensation Plan, 2008 Stock Incentive Plan and any stock options granted outside of a formal plan, in each case as amended through the date of this Agreement (collectively, the “Company Stock Award Plans”),

(ii) except as otherwise provided by the terms of any Company Stock Award Plan, provide that each outstanding option to purchase shares of Company Common Stock granted under the Company Stock Award Plans (each, a “Company Stock Award”) shall become fully vested, to the extent not already vested, subject to, and conditioned upon, the closing of the Merger and the holder’s continued employment with the Company until such time, and

(iii) cause any Company Stock Award that is not exchanged for cash as provided in Section 3.04(b) to be cancelled as of the Effective Time, without the payment of any compensation therefor.

(b) Each holder of a Company Stock Award including the beneficial owner of Company Common Stock under any of the Company Stock Award Plans that is outstanding, vested (including any Company Stock Award that is vested pursuant to Section 3.04(a)(ii)) and unexercised as of the Effective Time and has an exercise price per Share that is less than the Merger Consideration shall (subject to the provisions of this Section 3.04) be paid by the Surviving Corporation, in exchange for the cancellation of such Company Stock Award, an amount in cash (subject to any applicable withholding Taxes) equal to the product of (i) the excess of the Merger

Consideration over the applicable exercise price per share of such Company Stock Award, and (ii) the aggregate number of shares of Company Common Stock issuable upon exercise of such Company Stock Award (the “Award Payment”). Except as otherwise expressly provided for in any agreement between the Company and any such holder, Parent and Intermediate Sub shall cause the Surviving Corporation or the Paying Agent to make the Award Payments promptly (and not later than five (5) business days) after the Effective Time. Any such payments shall be subject to all applicable federal, state and local Tax withholding requirements.

(c) The Company shall promptly after the date hereof prepare and deliver to Parent for its review drafts of such documentation relating to or in connection with the termination of the Company Stock Award Plans and the cancellation of any Company Stock Award that is not eligible to be exchanged for cash as provided in Section 3.04(b), shall revise such documentation as Parent may reasonably request, shall deliver to Parent final documentation relating to or in connection with the termination of the Company Stock Award Plans and the cancellation of any Company Stock Award that is not eligible to be exchanged for cash as provided in Section 3.04(b) no later than 10 days prior to the Effective Time, and shall take any other actions required to be taken pursuant to this Section 3.04.

(d) The Company shall take all necessary action to approve the disposition of the Company Stock Awards in connection with the transactions contemplated by this Agreement to the extent necessary to exempt such dispositions under Rule 16b-3 of the Exchange Act.

SECTION 3.05 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, Shares held by any stockholder entitled to demand and who properly demands the appraisal for such Shares (the “Dissenting Shares”) pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (the “Appraisal Statute”) shall not be converted into, or represent the right to receive, the Merger Consideration. Any such stockholder shall instead be entitled to receive payment of the fair value of such stockholder’s Dissenting Shares in accordance with the provisions of the Appraisal Statute; provided, that, all Dissenting Shares held by any stockholder who shall have failed to perfect or who otherwise shall have withdrawn or lost such stockholder’s rights to appraisal of such Shares under the Appraisal Statute shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender in the manner provided in Section 3.02 of the Certificate or Certificates that formerly evidenced such Shares. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Except to the extent required by applicable Law, prior to the Effective Time, the Company shall not settle, make any payments with respect to, or offer to settle, any claim with respect to Dissenting Shares without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed) and following the Effective Time, the Surviving Corporation shall have the power to direct all negotiations and proceedings with respect to demands received by the Company for appraisal rights and shall have the sole power to settle, make any payments with respect to, or offer to settle, any claim with respect to Dissenting Shares.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (x) the Company disclosure schedule, which sets forth certain disclosures concerning the Company, its subsidiaries and its business (the “Company Disclosure Schedule”), or (y) the SEC Reports filed with the SEC on or after December 31, 2010 and prior to the date hereof, the Company hereby represents and warrants to Parent, Intermediate Sub and Merger Sub as follows:

SECTION 4.01 Organization and Qualification; Subsidiaries.

(a) The Company and each of its subsidiaries is an entity duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each of its subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not be reasonably expected to have a Material Adverse Effect.

(b) Section 4.01(b) of the Company Disclosure Schedule contains a true and complete list of each of the Company and its subsidiaries, together with the jurisdiction of incorporation or formation of each of the Company and its subsidiaries and each jurisdiction which each of the Company and its subsidiaries is qualified to do business. The outstanding Equity Interests of each of the Company’s subsidiaries are all duly and validly authorized and issued, fully paid and nonassessable, and free of preemptive rights. Except as set forth in Section 4.01(b) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries directly or indirectly owns any Equity Interest in, or any interest convertible into or exchangeable or exercisable for any Equity Interests in, any person and, except as set forth in Section 4.01(b) of the Company Disclosure Schedule, has never had any direct or indirect subsidiaries since January 1, 2007.

(c) Section 4.01(c) of the Company Disclosure Schedule lists the percentage ownership held by the Company of its inactive subsidiary. The inactive subsidiary does not own or hold any material assets or property and is not engaged in any business activity or operations and has not owned or held any material assets and has not engaged in any business activity or operations since January 1, 2007.

SECTION 4.02 Certificate of Incorporation and Bylaws. The Company has heretofore made available to Parent a complete and correct copy of the certificate of incorporation, bylaws or equivalent organizational documents, each as amended to date, of the Company and each of its subsidiaries. Such certificates of incorporation, bylaws or equivalent organizational documents are in full force and effect.

SECTION 4.03 Capitalization.

(a) The authorized Equity Interests of the Company consist of 43,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $1.00 per share (“Company Preferred Stock”). As of the date of this Agreement,

(i) 5,549,593 shares of Company Common Stock were issued and outstanding, which includes 1,972,555 shares of Company Common Stock held in the Retirement Plan, all of which were duly authorized, validly issued, fully paid and nonassessable, and were not issued in violation of any preemptive rights,

(ii) 879,502 shares of Company Common Stock were held in the treasury of the Company,

(iii) 375,000 shares of Company Common Stock were reserved for issuance upon exercise of outstanding stock options granted pursuant to the Company Stock Award Plans,

(iv) 956,284 shares of Company Common Stock were reserved and available for awards under the Company Stock Award Plans, and

(v) no shares of Company Preferred Stock were issued and outstanding.

(b) Except as set forth in Section 4.03(a) or under the Rights Agreement, on the date hereof, there are no:

(i) outstanding Equity Interests in the Company or securities issued by the Company that are exercisable or exchangeable for or convertible into any Equity Interests of the Company or any of its subsidiaries,

(ii) outstanding options, warrants, rights or contracts relating to the issued or unissued Equity Interests of the Company or any of its subsidiaries to which the Company or any of its subsidiaries is a party and obligating the Company or any of its subsidiaries to issue or sell any Equity Interests in the Company or any of its subsidiaries,

(iii) outstanding stock appreciation rights, stock awards, restricted stock, restricted stock awards, performance units, phantom stock, profit participation or similar rights with respect to the Company, any of its subsidiaries or any of their respective Equity Interests (collectively, “Rights”) to which the Company or any of its subsidiaries is a party and obligating the Company or any of its subsidiaries to issue or sell any such Right, or

(iv) voting trusts, proxies or other contracts with respect to the voting of any Equity Interests of the Company or any of its subsidiaries to which the Company or any of its subsidiaries is a party and giving any person any preemptive rights with respect to any future issuance of securities by the Company or any of its subsidiaries.

(c) All shares of Company Common Stock subject to issuance under the Company Stock Award Plans, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Equity Interests of the Company or any of its subsidiaries (other than those obligations of the Company under the Retirement Plan) or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, or any of the Company’s subsidiaries or any person (other than in connection with the Company’s and the Retirement Plan’s obligations under the Retirement Plan).

(d) Neither the Company nor any of its subsidiaries has outstanding any bonds, debentures, notes or other similar obligations the holders of which have the right to vote (or convertible into or exercisable or exchangeable for securities having the right to vote or other Equity Interests of the Company or any of its subsidiaries) with the stockholders of the Company or any of its subsidiaries on any matter (“Voting Debt”).

(e) Section 4.03(e) of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof of each current or former Employee, officer, director, consultant or other service provider of the Company and its subsidiaries who holds a Company Stock Award under the Company Stock Award Plans as of the date hereof, together with the number of shares of Company Common Stock subject to such Company Stock Awards, the date of grant of such Company Stock Awards, the exercise price of such Company Stock Awards, the expiration date of such Company Stock Awards and whether each such Company Stock Award is to be cancelled or eligible to be exchanged for cash. The Company has made available to Parent a true and complete list as of the date hereof of each participant in the Retirement Plan, together with the number of shares of Company Common Stock held in each such participant’s account within the Retirement Plan. The Company has made available to Parent true and complete copies of the Company Stock Award Plans and the forms of all stock option agreements evidencing the Company Stock Awards.

SECTION 4.04 Power and Authority.

(a) The Company has all necessary power and authority to (i) execute and deliver this Agreement, (ii) perform its obligations hereunder and (iii) perform all other transactions contemplated by this Agreement (collectively, the “Transactions;” for the avoidance of doubt, the term “Transactions” does not include the Debt Financing Commitments or the transactions contemplated thereby). The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the adoption of this Agreement by the holders of a majority of the then-outstanding shares of Company Common Stock (the “Requisite Stockholder Vote”) and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Parent, Intermediate Sub and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by principles of equity regarding the availability of remedies.

(b) The Board, by resolutions duly adopted by unanimous vote at a meeting duly called and held (the “Company Board Approval”), has duly (i) determined that this Agreement, the Merger and the Transactions contemplated hereby are advisable and in the best interests of the Company and its stockholders, (ii) approved this Agreement, the Merger and the Transactions and (iii) recommended that the stockholders of the Company adopt this Agreement and directed that the adoption of this Agreement be submitted for consideration by the Company’s stockholders in accordance with this Agreement.

(c) Based, in part, on the representations and warranties of Parent, Intermediate Sub and Merger Sub contained in Section 5.06 hereunder, no “fair price,” “moratorium,” “control share acquisition” or other similar antitakeover Law (each, a “Takeover Law”) is applicable to the Transactions. The Requisite Stockholder Vote is the only vote of the holders of any class or series of Equity Interests of the Company or any of its subsidiaries necessary to adopt this Agreement or approve the Transactions.

(d) The Board has received the opinion of Financo Securities, LLC, dated the date of this Agreement, to the effect that, as of the date of such opinion, the Merger Consideration is fair, from a financial point of view, to the stockholders of the Company, a copy of which opinion has been delivered to Parent.

SECTION 4.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the Transactions will not,

(i) conflict with or violate the certificate of incorporation, bylaws or equivalent organizational documents of the Company or any of its subsidiaries,

(ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and notifications described in Section 4.05(b) have been made, conflict with or violate any Law applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound, or

(iii) except as set forth in Section 4.05(a) of the Company Disclosure Schedule, require the consent or approval of any person under, or result in any breach, violation of or constitute a default (or an event that, with notice or lapse of time or both, would become a default) or termination under, any contract (including, but not limited to, each Tenant Lease and each contract listed in Section 4.14(a) of the Company Disclosure Schedule) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property or asset of the Company or any of its subsidiaries is bound, except, with respect to clauses (ii) and (iii) of this Section 4.05(a), in each case, for any such conflicts, violations, breaches or defaults that would not be reasonably expected to have a Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation of the Transactions by the Company will not, require any Permit of, or filing with or notification to, any Governmental Authority, except for

(i) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”),

(ii) the filing with the Securities and Exchange Commission (the “SEC”) of the Proxy Statement,

(iii) filing and recordation of appropriate merger documents as required by the DGCL and appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is qualified to do business, and

(iv) such Permits, filings and notifications, the failure of which to obtain or make would not be reasonably expected to have a Material Adverse Effect.

SECTION 4.06 Permits; Compliance.

(a) The Company and each of its subsidiaries is in possession of all Permits necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, including Permits required under Environmental Laws (the “Environmental Permits”), except where failure to be in possession of such Permits would not reasonably be expected to have a Material Adverse Effect. Section 4.06(a)(i) of the Company Disclosure Schedule contains a complete and accurate list as of the date hereof of all such material Permits. Except as listed in Section 4.06(a)(ii) of the Company Disclosure Schedule, the Company and each of its subsidiaries is, and has been, in compliance with the terms and conditions of such Permits, except where failure to so comply would not reasonably be expected to have a Material Adverse Effect and, as of the date of this Agreement, no notice of violation, suspension or cancellation of any such Permit is pending or, to the Company’s knowledge, threatened, except for such violations, suspensions or cancellations that would not reasonably be expected to have a Material Adverse Effect.

(b) Neither the Company nor any of its subsidiaries is in violation of any Law, except for such violations that would not be reasonably expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is (i) subject to any current or, to the Company’s knowledge, threatened investigation regarding a potential violation of Law, and (ii) has not received any outstanding or uncured written notice alleging any violation of Law or directing the Company or any of its subsidiaries to take any remedial action with respect to such Law and, to the knowledge of the Company, there are no facts, events or conditions that would reasonably likely to constitute violations of any Law, except as would not reasonably be expected to have a Material Adverse Effect.

(c) No representation or warranty is made under this Section 4.06 with respect to (i) forms, reports, statements and other documents (including all exhibits, supplements and amendments thereto) required to be filed with the SEC, (ii) ERISA or employee benefit matters, (iii) Taxes, (iv) Environmental Laws or (v) the Foreign Corrupt Practices Act of 1977 or other anti-bribery or improper payment Laws, which matters are exclusively covered by Sections 4.07(a), 4.10, 4.16, 4.17 and 4.22, respectively.

SECTION 4.07 SEC Filings; Financial Statements; Undisclosed Liabilities.

(a) Other than as set forth in Section 4.07 of the Company Disclosure Schedule, the Company has timely filed (after giving effect to all valid extensions of the time to file) all forms, reports, statements and other documents (including all exhibits, supplements and amendments thereto) required to be filed by it with the SEC since January 1, 2007 (collectively, with any amendments thereto, the “SEC Reports”). Except to the extent that the information in any SEC Report has been revised or superseded by a SEC Report filed prior to the date hereof, each SEC Report (including any financial statements or schedules included therein) (i) as of its date and if amended prior to the date hereof as of the date of such amendment complied in all material respects with the requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including, in each case, the rules and regulations promulgated thereunder, and the Dodd–Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and (ii) at the time of filing did not, or, if amended by a SEC Report filed subsequent to the date of this Agreement, as of the date of such amendment, contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No subsidiary of the Company is or since January 1, 2007, has been required to file any form, report or other document with the SEC.

(b) Each of the financial statements (including, in each case, any notes and schedules thereto) included (or incorporated by reference) in the SEC Reports (collectively, the “Company Financials”) (i) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act), and (ii) fairly presents in all material respects the financial position, results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein except as otherwise noted therein (except that the unaudited statements may not contain footnotes and are subject to normal and recurring year-end adjustments, none of which are or are expected to be material in nature or amount) all in accordance with GAAP and in all material respects in accordance with the applicable rules and regulations promulgated by the SEC.

(c) Neither the Company nor any of its subsidiaries has any liabilities, other than (i) liabilities reflected on the Company Reference Balance Sheet (or disclosed in the notes thereto) or reflected on balance sheets contained in SEC Reports filed for the Company’s first three fiscal quarters during the year ending December 31, 2011, (ii) liabilities incurred subsequent to the date of the Company Reference Balance Sheet in the ordinary course of the business of the Company and its subsidiaries, (iii) liabilities incurred in connection with the Transactions or as permitted or contemplated by this Agreement; and (iv) liabilities that would not be reasonably expected to have a Material Adverse Effect.

(d) The Company and its subsidiaries have (i) established and maintain disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 promulgated under the Exchange Act) designed to ensure that material information relating to the Company is made known to the Chief Executive Officer and Chief Financial Officer and (ii) have disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Company (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that would be reasonably likely to adversely affect the Company’s or any of its subsidiaries’ ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or any of its subsidiaries’ internal controls over financial reporting. To the knowledge of the Company, since January 1, 2007, the Company or any of its subsidiaries has not suffered, discovered or been informed of any material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act).

(e) Since January 1, 2007, to the Company’s knowledge, neither the Company, its subsidiaries, nor any director, officer, Employee, auditor, accountant or Representative of the Company or any of its subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its subsidiaries has engaged in questionable accounting or auditing practices.

SECTION 4.08 Absence of Certain Changes or Events. Except as set forth in Section 4.08 of the Company Disclosure Schedule, or as expressly contemplated by this Agreement, since January 1, 2011, the Company and its subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice and as of the date of this Agreement there has not occurred:

(a) any Effect, including any damage to, destruction or loss of any asset of the Company or any of its subsidiaries (whether or not covered by insurance), constituting or that would reasonably be expected to have a Material Adverse Effect;

(b) any payment of any dividend, or other distribution or capital return in respect of any Company Common Stock, or any redemption, repurchase or other acquisition by the Company or any of its subsidiaries of any Company Common Stock (other than as may have been effected under the Retirement Plan);

(c) any issuance or sale of stock, other securities, or any option, warrant or other securities convertible or exchangeable for stock or other securities of the Company or any of its subsidiaries;

(d) any material change in any method of accounting or accounting practice used by the Company or any of its subsidiaries, other than such changes as are required by GAAP;

(e) any increase in the compensation payable, or to become payable, by the Company or any of its subsidiaries to any director or officer of the Company or any of its subsidiaries under any employment, deferred compensation, severance or similar agreement entered into or amended by the Company or any of its subsidiaries except entering into any new employment agreement providing for compensation of less than $100,000 per annum, or any increase in the coverage or benefits available under any benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives, other than increases, payments or provisions which are in normal amounts and are made in the ordinary course of business consistent with past practice, or which are made pursuant to a contractual obligation or required by applicable Law;

(f) any sale, assignment, transfer, lease, license or other disposition, or agreement to sell, assign, transfer, lease, license or otherwise dispose of, any of the fixed assets of the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect;

(g) any acquisition (by merger, consolidation or other combination, or acquisition of stock or assets or otherwise) by the Company or any of its subsidiaries of any corporation, partnership or other business organization, or any division thereof, that would reasonably be expected to have a Material Adverse Effect; or

(h) any action or event that would require Parent’s consent under Section 6.01 if such action or event had occurred after the date of this Agreement.

SECTION 4.09 Absence of Litigation. Except as set forth in Section 4.09 of the Company Disclosure Schedule, as of the date hereof, there is no Action pending, or, to the Company’s knowledge, threatened, against the Company or any of its subsidiaries or any property or asset of the Company or any of its subsidiaries, that (a) involves an amount in controversy in excess of $100,000 or (b) seeks injunctive or other non-monetary relief. Neither the Company nor any of its subsidiaries, nor any property or asset of the Company or any of its subsidiaries, is subject, as of the date hereof, to any outstanding Order that (i) involves an amount in controversy in excess of $100,000 or (ii) seeks injunctive or other non-monetary relief. There is no Action pending or, to the knowledge of the Company, threatened as of the date hereof against the Company or any of its subsidiaries seeking to prevent, hinder, modify, delay or challenge the Transactions contemplated by this Agreement.

SECTION 4.10 Employee Benefit Plans.

(a) Section 4.10(a) of the Company Disclosure Schedule lists, with respect to the Company and its subsidiaries, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, (ii) all stock option, stock purchase, phantom stock, stock appreciation right, restricted stock, restricted stock unit, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, employee assistance, cafeteria benefits, dependent care, educational assistance, life insurance or accident insurance plans, programs, agreements or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs, agreements or arrangements, (iv) all other material fringe or employee benefit plans, programs, policies, agreements or arrangements and (v) all employment, change of control, retention or executive compensation or severance agreements which the Company or any of its subsidiaries sponsor or are a party to for the benefit of, or relating to, any present or former Employee, consultant or director of the Company or any of its subsidiaries, in each case, whether or not in writing (together, the “Plans”). With respect to each Plan (as applicable), the Company has made available to Parent complete and accurate copies of (A) the most recent three years’ annual reports on Form 5500, including all schedules thereto; (B) the most recent determination letter from the Internal Revenue Service (“IRS”) for any Plan that is intended to qualify under Section 401(a) of the Code; (C) the plan documents and summary plan descriptions, or a written description of the terms of any Plan that is not in writing; (D) any related trust agreements, insurance contracts, insurance policies or other documents of any funding arrangements; and (E) any notices to or from the IRS or any office or representative of the Department of Labor or any similar Governmental Authority relating to any compliance issues in respect of any such Plan within the last six (6) years.

(b) Any Plan intended to be qualified under Section 401(a) of the Code has obtained from the IRS a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by GUST (as defined in Revenue Procedure 2001-55), and the Company is not aware of any actions subsequent to the receipt of such favorable determination letter that could adversely affect the tax qualified status of such Plan, and the Company has applied to the IRS for a determination letter to include changes made by the Economic Growth and Tax Relief Reconciliation Act of 2001 prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements in which to apply for such determination letter.

(c) Except as set forth in Section 4.10(c) of the Company Disclosure Schedule, each Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by all applicable Laws (including ERISA and the Code), except as would not reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have performed all obligations required to be performed by them under, are not in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Plans, except as would not reasonably be expected to have a Material Adverse Effect. All material contributions and premiums required to be made by the Company or any of its subsidiaries to any Plan have been made on or before their due dates. Except as disclosed in Section 4.10(c) of the Company Disclosure Schedule, no Action has been brought, or to the knowledge of the Company is threatened, against or with respect to any such Plan, including any audit or inquiry by the IRS or United States Department of Labor, and, to the Company’s knowledge, no event has occurred and there currently exists no condition or set of circumstances in connection with which the Company or any of its subsidiaries could be subject to any liability, other than routine claims for benefits and funding obligations in the ordinary course.

(d) With respect to each Plan, the Company and its subsidiaries have complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and the regulations thereunder, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations thereunder, including, without limitation, the privacy and security rules, except where the failure to comply with the applicable requirements of such laws and regulations would not reasonably be expected to have a Material Adverse Effect.

(e) Except as disclosed in Section 4.10(e) of the Company Disclosure Schedule (which Section 4.10(e) of the Company Disclosure Schedule shall include those certain termination agreements dated as of November 1, 2008 (the “Termination Agreements”)) or as otherwise provided in this Agreement, the consummation of the Transactions (either alone or in conjunction with any other event) will not (i) entitle any current or former Employee, director or consultant of the Company or any of its subsidiaries to any payment (whether of severance pay, unemployment compensation, golden parachute, bonus or otherwise), (ii) accelerate, forgive Indebtedness, vest, distribute, or increase benefits or obligation to fund benefits with respect to any current or former Employee, director or consultant of the Company or any of its subsidiaries, or (iii) accelerate the time of payment or vesting of Company Stock Awards, or increase the amount of compensation due any current or former Employee, director or consultant.

(f) Except as set forth in Section 4.10(f) of the Company Disclosure Schedule (i) no amounts payable under any of the Plans will not be deductible for federal income tax purposes by virtue of Section 162(m) or Section 280G of the Code, and (ii) none of the Plans contains any provision requiring a gross-up pursuant to Section 280G of the Code or similar tax provisions, or pursuant to Section 409A of the Code.

(g) Except as set forth in Section 4.10(g) of the Company Disclosure Schedule, no Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former Employees after retirement or other termination of service (other than (i) coverage mandated by Section 4980B of the Code or any similar state Law, (ii) death benefits or retirement benefits under any “employee pension benefit plan,” as that term is defined in Section 3(2) of ERISA, or (iii) benefits, the full direct cost of which is borne by the current or former Employee (or beneficiary thereof)).

(h) Neither the Company, its subsidiaries, nor any trade or business (whether or not incorporated) which is treated as a single employer with the Company within the meaning of Section 414 of the Code (an “ERISA Affiliate”) has any liability with respect to any (i) employee pension benefit plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code, (ii) “multiemployer plan” as defined in Section 3(37) of ERISA, or (iii) “multiple employer plan” (as defined in Section 4063 or 4064 of ERISA).

(i) Each Plan that is a non-qualified deferred compensation plan or arrangement subject to Section 409A of the Code has been operated and administered in good faith compliance with Section 409A of the Code from the period beginning January 1, 2006 through the date hereof.

(j) Except where the failure to properly characterize would not be reasonably expected to have a Material Adverse Effect, all service providers to the Company have been properly characterized as employees or independent contractors.

(k) Except where the representation or communication would not be reasonably expected to have a Material Adverse Effect, no one authorized to make any such representation or communication on behalf of the Company has made any representation or communication, oral or written, with respect to the participation, eligibility for benefits, vesting, benefit accrual or provisions of any Plan to any current or former employees or directors of the Company (or any of their dependents or beneficiaries) that is inconsistent with the terms of the applicable Plan or would otherwise increase the benefits payable under the applicable Plan beyond that intended by its terms.

SECTION 4.11 Labor Matters; Employees.

(a) Except as set forth in Section 4.11(a) of the Company Disclosure Schedule, neither the Company nor its subsidiaries (i) is a party to any collective bargaining agreement or other labor union contract applicable to its Employees and (ii) has, during the past three years, recognized or bargained with any union or labor organization representing, claiming or seeking to represent its Employees.

(b) Except as set forth in Section 4.11(b) of the Company Disclosure Schedule, to the Company’s knowledge, there has not been within the past three years through the date hereof, nor is there pending on the date hereof (i) any strike, slowdown, picketing or work stoppage against the Company or any of its subsidiaries by or with respect to any current employees of the Company or any of its subsidiaries (“Employees”) or former employees of the Company or any of its subsidiaries, or (ii) any organizational campaigns, petitions or other activities or proceedings of any labor union, workers’ council or labor organization against the Company or any of its subsidiaries seeking recognition of a collective bargaining unit with respect to, or otherwise attempting to represent, any Employees or to compel the Company or any of its subsidiaries to bargain with any such labor union, workers’ council or labor organization.

(c) Section 4.11(c) of the Company Disclosure Schedule sets forth, as of the date hereof, a true and complete list of each person who has been employed by the Company or its subsidiaries at any time since January 1, 2011, the position with the Company of each such employee, the compensation (stating salary and bonus separately) for the past two years for each such employee. Any such person who is no longer employed by the Company on the date hereof has been appropriately identified.

SECTION 4.12 Proxy Statement. At the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company, the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that no representation or warranty is made by the Company with respect to any information contained in the Proxy Statement that is based on, and in conformity with, information supplied in writing by Parent, Intermediate Sub, Merger Sub or any of Parent’s, Intermediate Sub’s or Merger Sub’s representatives expressly for inclusion in the Proxy Statement). The Proxy Statement shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

SECTION 4.13 Real Property; Leases.

(a) Section 4.13(a) of the Company Disclosure Schedule contains a true, correct and complete list, as of the date hereof, of all real property leased or subleased by the Company or any of its subsidiaries from or to any person. The list set forth in Section 4.13(a) of the Company Disclosure Schedule sets forth, with respect to each such real properties, all existing leases, subleases, licenses or other occupancy contracts to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, and all amendments, modifications, extensions and supplements thereto (collectively, the “Tenant Leases”). Neither the Company nor any of its subsidiaries currently owns or, since January 1, 2007, has owned any real property.

(b) A true, correct and complete copy of each Tenant Lease has been furnished or made available to Parent. Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and each subsidiary, as applicable, has a valid and enforceable leasehold interest under each of the Tenant Leases, to the Company’s knowledge, free and clear of all Encumbrances other than Permitted Encumbrances, and each of the Tenant Leases is in full force and effect; (ii) neither the Company, its subsidiaries, nor, to the knowledge of the Company, any other party to any Tenant Lease is in breach of or in default under any of the Tenant Leases; and (iii) the Company and each subsidiary, as applicable, enjoys undisturbed possession under all Tenant Leases, except for such breaches of the right to undisturbed possession that do not materially interfere with the ability of the Company or any of its subsidiaries to conduct their respective businesses on such real property.

(c) The Company and its subsidiaries own or have valid and subsisting leasehold interests in, all tangible personal assets and properties used or leased for use by the Company or its subsidiaries and which are necessary to the current operation of their respective businesses, free and clear of all Encumbrances other than Permitted Encumbrances, except, in each case to the extent that the failure to so own or have such leasehold interests would not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.14 Contracts.

(a) Section 4.14(a) of the Company Disclosure Schedule lists as of the date hereof the following written contracts, and to the knowledge of the Company, oral contracts, to which the Company or any of its subsidiaries is a party or by which it is bound (other than any that constitute Plans):

(i) any contract with respect to the formation, creation, operation, management or control of a partnership, limited liability company or joint venture, or other similar agreement or arrangement;

(ii) any contract (or group of related contracts) involving the performance of services or the purchase of goods, materials or other assets by or to the Company or any of its subsidiaries, the performance of which will involve (A) annual payments to or from the Company and its subsidiaries of $100,000 or more, or (B) aggregate payments (including termination penalties) to or from the Company and its subsidiaries of $500,000 or more;

(iii) any contract that limits or otherwise restricts the Company or any of its subsidiaries (A) from engaging or competing in any line of business or in any geographic area, from selling to or purchasing from any person, (B) from hiring any person, (C) that grants any party any special discount or volume rights or any other form of “most favored nation” status, or (D) that provides for any standstill or similar obligations on the part of the Company or any of its subsidiaries (with respect to special discount or volume rights or other form of “most favored nation” status, the disclosure provided in this Section 4.14(a)(iii) shall relate solely to any counter party who during any fiscal year 2009, 2010 or 2011 transacted business with the Company in excess of $1,000,000);

(iv) any contract relating to collective bargaining;

(v) any license, royalty or other contract concerning Intellectual Property (other than “off-the-shelf” or shrink-wrap software and databases licensed to the Company or to any of its subsidiaries under nonexclusive software licenses granted to end-user customers by third parties in the ordinary course of business of such third parties’ businesses, and other than equipment leases (other than capital leases in accordance with GAAP, entered into in the ordinary course of business and that are not required to be listed on Section 4.14(a) of the Company Disclosure Schedule by another clause in this Section 4.14(a))), with such Company Disclosure Schedule indicating, in the case of any such license, whether the Company or any of its subsidiaries is the licensee or licensor;

(vi) any contract required to be filed as an exhibit to the SEC Reports as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K;

(vii) any contract relating to Indebtedness in excess of $100,000 individually or $250,000 in the aggregate;

(viii) any contract currently in effect or in effect at any time within the past five years involving the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests or pursuant to which the Company has continuing indemnification, guarantee, “earn-out” or other contingent payment obligations (other than acquisitions or dispositions of inventory in the ordinary course of business consistent with past practice);

(ix) any contract that by its terms calls for aggregate payment or receipt by the Company or any of its subsidiaries under such contract of more than $100,000 over the remaining term of such contract; or

(x) any contract that requires a consent to or otherwise contains a provision relating to a “change of control.”

(b) The Company has made available to Parent a correct and complete copy, as of the date of this Agreement, of each written contract listed in Section 4.14(a) of the Company Disclosure Schedule (other than any contract referred to in Section 4.14(a)(iii)(B) as to which the Company has provided a description thereof to Parent) and a summary of each oral contract listed in Section 4.14(a) of the Company Disclosure Schedule. With respect to each such contract (except as set forth in Section 4.14(a) of the Company Disclosure Schedule or as would not reasonably be expected to have a Material Adverse Effect): (i) the contract is legal, valid, binding and enforceable against the Company and, to the Company’s knowledge, the other party thereto, and is in full force and effect; (ii) the Company is not in breach or default, and, to the Company’s knowledge, no event has occurred that with the passage of time or giving of notice would constitute a breach or default by the Company, or permit termination or acceleration by the other party, under the contract; and (iii) to the Company’s knowledge, no other party to the contract is in breach or default, and no event has occurred that with the passage of time or giving of notice would constitute a breach or default by such other party, or permit termination or acceleration by the Company, under the contract.

SECTION 4.15 Intellectual Property.

(a) Section 4.15(a) of the Company Disclosure Schedule contains a true, correct and complete list as of the date hereof of all registered Company Intellectual Property and all applications for registration of Company Intellectual Property, including (i) for each patent and patent application, the number, issue date, title and priority information for each country in which such patent has been issued, or the application number, date of filing, title, priority information, and status for each country in which a patent application is pending; (ii) for each registered trademark or pending trademark application, tradename or service mark, the application serial number and/or registration number thereof, if applicable, the class of goods or the description of the goods or services covered thereby, the countries in which such tradename or trademark is registered or in which applications for registration are pending, the expiration date for each country in which such trademark or tradename has been registered, and the status of each pending application, and (iii) for each registered copyright, the number and date of registration thereof for each country in which a copyright has been registered. Section 4.15(a) of the Company Disclosure Schedule also contains, for each domain name or social networking name owned by the Company, a list of each such name, the registered owner of each name, the status of each name, and the registrar through which such name is registered.

(b) Such Intellectual Property will not cease to be valid rights of the Company and its subsidiaries by reason of the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, or the consummation by the Company of the transactions contemplated by this Agreement, except to the extent such cessation would not reasonably be expected to have a Material Adverse Effect. Except for the oral licenses, if any, for the manufacture of private label goods for third parties, Section 4.15(a) of the Company Disclosure Schedule contains a true, correct and complete list as of the date hereof of all license agreements for the manufacture and sale of goods in effect on the date hereof and to which the Company or any of its subsidiaries is a party (the “Licensed Intellectual Property”).

(c) Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries have all right, title and interest in and to all Company Intellectual Property, free and clear of all Encumbrances, other than Permitted Encumbrances, (ii) the Company and its subsidiaries have all necessary rights in and to all Licensed Intellectual Property, free and clear of all Encumbrances, other than Permitted Encumbrances, for the conduct of their businesses as currently conducted, (iii) the operations of the Company and its subsidiaries, as currently conducted, do not infringe, misappropriate or otherwise violate the Intellectual Property of any third party, and (iv) the Company Intellectual Property is valid, subsisting and enforceable. Except as set forth in Section 4.15(a) of the Company Disclosure Schedule, during the last two years, the Company has not received any written communication alleging that it has infringed or misappropriated the Intellectual Property rights of any third person or challenging the ownership or validity of any Company Intellectual Property or any Licensed Intellectual Property and the Company has provided to Parent, Intermediate Sub and Merger Sub a copy of each such communication. Except as set forth in Section 4.15(a) of the Company Disclosure Schedule, to the Company’s knowledge, there is no unauthorized use, infringement or misappropriation in any material respect of the Company Intellectual Property by any third party.

SECTION 4.16 Taxes.

(a) Except as set forth in Section 4.16(a) of the Company Disclosure Schedule, the Company and its subsidiaries have timely filed, or caused to be timely filed, all material federal, state, local and foreign Tax returns and reports required to be filed by them (collectively, “Tax Returns”) taking into account applicable extensions, and have paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financials have been established. As of the date hereof, there are no written claims or assessments pending against the Company for any alleged material deficiency in any Tax, and neither the Company nor any of its subsidiaries has been notified in writing of any proposed Tax claims or assessments against the Company or any of its subsidiaries (other than, in each case, claims or assessments that are being contested by the Company or any of its subsidiaries in good faith and for which adequate reserves in the Company Financials have been established and other than claims or assessments that are not material to the Company or any of its subsidiaries). There are no material liens for Taxes on the assets of the Company or any of its subsidiaries, except for Permitted Encumbrances.

(b) Neither the Company nor any of its subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock (to any person that is not a member of the consolidated group of which the Company or any of its subsidiaries is the common parent corporation) qualifying for tax-free treatment under Section 355 of the Code (i) within the two-year period ending on the date hereof or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

(c) Except as set forth in Section 4.16(c) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its subsidiaries is being audited by any foreign, federal or state taxing authority or, to the knowledge of the Company, has been notified by any foreign, federal or state taxing authority that any such audit is pending.

(d) Neither the Company nor any of its subsidiaries is and (i) has been at any time within the five-year period ending on the date hereof a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code and (ii) has ever been a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes other than a group of which the Company or any of its subsidiaries is or was the common parent corporation.

(e) Neither the Company nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity under which the Company or any of its subsidiaries could have liability for Taxes after the Closing.

(f) Neither the Company nor any of its subsidiaries has participated in any transaction that is, or is reasonably expected to become, a listed transaction within the meaning of Treasury Regulations Section 1.6011-4.

(g) No written claim has been made by a Governmental Authority in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns that the Company or any of its subsidiaries is subject to taxation in that jurisdiction.

(h) Except as set forth in Section 4.16(h) of the Company Disclosure Schedule, the Company and its subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any Employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(i) Neither the Company nor any of its subsidiaries has any liability for Taxes of any entity or person under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign law, as a transferee or successor.

SECTION 4.17 Environmental Matters. Except for such violations, activities and Actions as would not, collectively, reasonably be expected to have a Material Adverse Effect, and except as set forth in Section 4.17 of the Company Disclosure Schedule:

(a) neither the Company nor any of its subsidiaries is, to the Company’s knowledge, the subject of any investigation by any Governmental Authority, and neither the Company nor any of its subsidiaries has received any written notice or claim, or entered into any negotiations or agreements with any person, relating to any liability or remedial action under any applicable Environmental Laws;

(b) the Company and its subsidiaries have for the past five years complied, and are currently in compliance with, all Environmental Laws, except for failures to comply that would not reasonably be expected to have a Material Adverse Effect;

(c) neither the Company nor any of its subsidiaries has manufactured, treated, stored, disposed of, generated, handled or released any Hazardous Substances in a manner that has given or is reasonably expected to give rise to any liability to the Company or any of its subsidiaries under Environmental Laws, except for actions that would not reasonably be expected to have a Material Adverse Effect; and

(d) no Hazardous Substances have been released from or otherwise come to be located at any Real Property in a manner that has given rise to any liability to the Company or any of its subsidiaries under Environmental Laws, except for releases that would not reasonably be expected to have a Material Adverse Effect.

(e) the Company and its subsidiaries have provided copies of all environmental assessments, investigations, audits, studies, and other environmental reports in its possession that relate to any Real Property.

SECTION 4.18 Brokers. Except for Financo, Inc., the fees of which will be borne by the Company, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

SECTION 4.19 Rights Plan. The Board has approved, and the Company and American Stock Transfer & Trust Company (the “Rights Agent”) have entered into, an amendment to the Rights Agreement, dated as of November 11, 2009 (the “Rights Agreement”), between the Company and the Rights Agent in the form heretofore provided to counsel for Parent, Intermediate Sub and Merger Sub (the “Rights Amendment”).

SECTION 4.20 Insurance. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries are covered by valid and currently effective insurance policies issued in favor of the Company and its subsidiaries that provide insurance as is sufficient to comply with applicable Law and any applicable requirements under the contracts to which the Company and its subsidiaries are a party.

SECTION 4.21 Related Party Transactions. No Affiliate of the Company or any of its subsidiaries is a party to any contract, arrangement or understanding with or binding upon the Company or any of its subsidiaries or has engaged in any transaction with the Company or any of its subsidiaries within the last twelve (12) months, in each case, that is of a type that would be required to be disclosed in the Company SEC Reports pursuant to Item 404 of Regulation S-K that has not been so disclosed.

SECTION 4.22 Certain Payments. Since January 1, 2009, neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any of their respective directors, executives, representatives, agents or employees (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees, (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties or (e) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature, in each case.

SECTION 4.23 Suppliers and Customers.

(a) Section 4.23(a) of the Company Disclosure Schedule sets forth a complete and correct list as of the date hereof of each written (i) manufacturing agreement, (ii) any other contract that obligated the Company or any of its subsidiaries to pay or entitled the Company to receive an amount in excess of $100,000 in any 12-month period and under which the Company and its subsidiaries obtain services, products or raw materials for use in producing finished products (collectively with clause (i), the “Company Manufacturing Supply

Contracts”), and (iii) a true, complete and correct listing of all outstanding purchase orders of the Company as of a date within three (3) calendar days of the date hereof. The Company has delivered to Parent a true and complete copy of each Company Manufacturing Supply Contract.

(b) To the Company’s knowledge, there are no agreements with respect of any purchase, supply or service agreement for materials or services used by or in connection with the businesses of the Company or its subsidiaries that provides for historical or current price reductions in favor of any vendor of the Company in exchange for future price increases.

(c) Except as would not have a Material Adverse Effect, since January 1, 2009 and through the date hereof, (i) neither the Company nor any of its subsidiaries has received any written notice or threat of any change in relations with any of the major suppliers of the Company, and (ii) neither the Company nor any of its subsidiaries has received from any of the major suppliers of the Company or any of its subsidiaries any written notices of termination or alteration of any contract or business relationship governed thereby.

(d) Section 4.23(d) of the Company Disclosure Schedule identifies, and provides a reasonably detailed breakdown of the orders received from, the ten largest clients and customers of the Company and its subsidiaries for each of the calendar year 2010 and the nine months ended September 30, 2011. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received any written notice or other written communication indicating that any other party to any Company Manufacturing Supply Contract or any other material vendor which provides inventory or raw materials to be used to produce inventory intends to cease dealing with the Company or any of its subsidiaries on such terms, conditions and quantities consistent with past practices or otherwise reduce the volume of business transacted by such party with the Company or any of its subsidiaries below current levels. The Company shall promptly notify Parent if the Company or any of its subsidiaries receives such written notice or written communications.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT, INTERMEDIATE SUB AND MERGER SUB

Except as set forth in the Parent disclosure schedule, which sets forth certain disclosures concerning Parent, its subsidiaries and its business (the “Parent Disclosure Schedule”), as an inducement to the Company to enter into this Agreement, Parent, Intermediate Sub and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

SECTION 5.01 Corporate Organization. Each of Parent, Intermediate Sub and Merger Sub is an entity duly organized, validly existing and in good standing under the Laws of the state of its organization and has the requisite limited liability company or corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

SECTION 5.02 Authority Relative to This Agreement. Each of Parent, Intermediate Sub and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent, Intermediate Sub and Merger Sub and the consummation by Parent, Intermediate Sub and Merger Sub of the Transactions have been duly and validly authorized by all necessary action, and no other corporate proceedings on the part of Parent, Intermediate Sub or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by Parent, Intermediate Sub and Merger Sub and, assuming due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of each of Parent, Intermediate Sub and Merger Sub enforceable against each of Parent, Intermediate Sub and Merger Sub in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by principles of equity regarding the availability of remedies.

SECTION 5.03 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Parent, Intermediate Sub and Merger Sub do not, and the consummation of the Transactions will not,

(i) conflict with or violate the certificate of incorporation or bylaws or other organizational or governing documents of any of Parent, Intermediate Sub or Merger Sub,

(ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.03(b) have been obtained and all filings and notifications described in Section 5.03(b) have been made, conflict with or violate any Law applicable to Parent, Intermediate Sub or Merger Sub or by which any property or asset of any of them is bound, or

(iii) result in any breach or violation of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, any contract to which Parent, Intermediate Sub or Merger Sub is a party or by which Parent, Intermediate Sub or Merger Sub or any property or asset of any of them is bound except, with respect to clause (iii), for any such conflicts, violations, breaches or defaults that would not prevent or delay consummation of the Transactions or otherwise prevent Parent, Intermediate Sub or Merger Sub from performing their respective obligations under this Agreement.

(b) The execution and delivery of this Agreement by Parent, Intermediate Sub and Merger Sub do not, and the performance of this Agreement by Parent, Intermediate Sub and Merger Sub will not, require any consent, approval, authorization or Permit of, or filing with, or notification to, any Governmental Authority, except where the failure to obtain such consents, approvals, authorizations or Permits, or to make such filings or notifications, would not prevent or delay consummation of the Transactions, or otherwise prevent Parent, Intermediate Sub or Merger Sub from performing their respective obligations under this Agreement or for:

(i) applicable requirements, if any, of the Exchange Act,

(ii) the filing with the SEC of the Proxy Statement,

(iii) filing and recordation of appropriate merger documents as required by the DGCL and appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is qualified to do business, and

(iv) such Permits, filings and notifications the failure of which to obtain or make would not prevent or delay consummation of the Transactions or otherwise prevent Parent, Intermediate Sub or Merger Sub from performing their respective obligations under this Agreement.

SECTION 5.04 Proxy Statement. None of the information supplied by Parent, Intermediate Sub or Merger Sub in writing expressly for inclusion in the Proxy Statement shall, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 5.05 Interim Operations of Intermediate Sub and Merger Sub. Each of Intermediate Sub and Merger Sub was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions.

SECTION 5.06 Ownership of Company Equity Interests. As of the date of this Agreement, other than 36,897 shares of Company Common Stock held by Parent and any Shares of Company Common Stock which Parent, Intermediate Sub or Merger Sub may be deemed to be the beneficial owner of as a result of any Voting Agreement, none of Parent, Intermediate Sub or Merger Sub is the record or beneficial owner of any Equity Interests of the Company or any of its subsidiaries. For a period of at least 3 years prior to the date of this Agreement and any such Voting Agreement, none of Parent, Intermediate Sub or Merger Sub, or any of their respective affiliates or associates, was an interested stockholder (with the terms “affiliates,” “associates,” and “interested stockholder” having the respective meanings assigned to those terms in Section  203 of the DGCL).

SECTION 5.07 Financing. Section 5.07 of the Parent Disclosure Letter sets forth true and complete copies of executed written commitments, related term sheets, the market flex and securities demand letter and fee letters from the lenders to the borrower thereunder (collectively, the “Debt Financing Commitments”), pursuant to which the lenders party thereto have agreed, subject only to the terms and conditions set forth therein, to provide or cause to be provided to Parent, Intermediate Sub and/or Merger Sub debt financing in the amounts set forth therein for the purposes of financing the Transactions and related fees and expenses and the other purposes set forth therein (the “Debt Financing”). As of the date of this Agreement, none of the Debt Financing Commitments has been amended or modified, and the commitments contained in the Debt Financing Commitments have not been withdrawn or rescinded, in any respect. Parent, Intermediate Sub and/or Merger Sub has fully paid any and all commitment fees or other fees in connection with the Debt Financing Commitments that are required to be paid on or before the date of this Agreement in connection therewith or pursuant thereto. The Debt Financing Commitments are a valid and binding obligation and are in full force and effect as of the date hereof, subject to the terms and conditions set forth therein. There are no conditions precedent or other contingencies related to the funding of the full amount of the Debt Financing, other than as set forth in the Debt Financing Commitments. No event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of Parent, Intermediate Sub or Merger Sub under any of the Debt Financing Commitments. Subject to the terms and conditions of the Debt Financing Commitments, and subject to the terms and conditions of this Agreement, none of Parent, Intermediate Sub or Merger Sub is aware of any reason on the date hereof that (with or without notice, lapse of time, or both) would reasonably be expected to (w) make any of the assumptions or any of the statements set forth in the Debt Financing Commitments inaccurate in any material respect, (x) result in any of the conditions in the Debt Financing Commitments not being satisfied, (y) cause any of the Debt Financing Commitments to cease to be in full force and effect, or (z) otherwise result in the funding contemplated by the Debt Financing Commitments not being available by the Outside Date in order to consummate the Transactions. Subject to the terms and conditions of the Debt Financing Commitments, and subject to the terms and conditions of this Agreement, the aggregate proceeds contemplated by the Debt Financing Commitments, together with the cash on hand of Parent, Intermediate Sub and Merger Sub at the Effective Time, will be sufficient to pay the aggregate Merger Consideration and any other amounts required to be paid in connection with the consummation of the Transactions and to pay all related fees and expenses.

SECTION 5.08 Litigation. There is no Action pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries seeking to prevent, hinder, modify, delay or challenge the Transactions contemplated by this Agreement. Neither Parent nor any of its subsidiaries nor any of their respective properties is subject to any outstanding Order that would, or would reasonably be expected to, prevent, materially delay or materially impede the consummation of the transactions contemplated hereby.

SECTION 5.09 Tangible Net Worth. During the period from and including the date hereof to and including March 30, 2012, Parent, Intermediate Sub and Merger Sub, on a consolidated basis, shall maintain a Tangible Net Worth of not less than $40,000,000, of which not less than $10,000,000 shall be in cash or cash equivalents reasonably acceptable to the Company. On March 31, 2012 through the earliest to occur of (a) the Effective Time, (b) the termination of this Agreement under any provision hereof other than a provision that requires a payment of the Reverse Termination Fee (as defined below), or (c) two business days after the Termination Date, Parent, Intermediate Sub and Merger Sub, on a consolidated basis, shall maintain a Tangible Net Worth of not less than $50,000,000, of which not less than $20,000,000 shall be in cash or such cash equivalents, provided, however, that solely in the case where clause (c) applies, Parent, Intermediate Sub and Merger Sub, on a consolidated basis, shall maintain a Tangible Net Worth of $15,000,000, of which not less than $2,500,000 shall be in cash or cash equivalents, for the period beginning on the day immediately following the two business days after the Termination Date and continuing until the earliest of the day on which (i) Parent pays the Reverse Termination Fee to the Company, (ii) Parent, Intermediate Sub or Merger Sub pays to the Company an amount less than the full Reverse Termination Fee, if following the final adjudication by a court of law or equity in an Action brought under the provisions of this Agreement, Parent, Intermediate Sub and Merger Sub are determined to owe the Company such lesser amount or if such parties mutually agree to such lesser amount, or (iii) the final adjudication by a court of law or equity in an Action brought under the provisions of this Agreement that none of Parent, Intermediate Sub or Merger Sub owe the full Reverse Termination Fee or any portion thereof to the Company, provided, further, however, that in the case where clause (c) applies and Parent, Intermediate Sub and Merger Sub maintain a Tangible Net Worth of $15,000,000, of which not less than $2,500,000 shall be in cash or cash equivalents, and upon a final adjudication by a court of law or equity in an Action brought pursuant to this Agreement it is determined that none of Parent, Intermediate Sub or Merger Sub owe the Reverse Termination Fee to the Company, notwithstanding any provision to the contrary contained herein, the Company shall pay to Parent an amount equal to the sum of (A) interest at the prime rate as published in The Wall Street Journal from the first business day following the two business days after the Termination Date multiplied by $2,500,000 (the amount of cash or cash equivalents maintained by Parent, Intermediate Sub and Merger Sub) multiplied by a fraction which the numerator is the number of days (inclusive of such beginning and ending dates) beginning on the first day following the two business days after the Termination Date and ending on the date of such final adjudication, and the denominator is 365, plus (B) the amount of costs and expenses actually incurred or accrued by Parent, Intermediate Sub and Merger Sub (including reasonable fees and expenses of counsel) in connection with such Action; and further, provided, that in the case where clause (c) applies, upon a final adjudication by a court of law or equity in an Action brought pursuant to this Agreement it is determined that Parent, Intermediate Sub or Merger Sub owe the Reverse Termination Fee to the Company, notwithstanding any provision to the contrary contained herein, Parent shall pay to the Company, in addition to the Reverse Termination Fee and the Company’s costs and expenses in accordance with Section 9.03(d), an amount equal to interest at the prime rate as published in The Wall Street Journal from the first business day following the two business days after the Termination Date multiplied by $5,000,000 multiplied by a fraction which the numerator is the number of days (inclusive of such beginning and ending dates) beginning on the first day following the two business days after the Termination Date and ending on the date of such payment of the Reverse Termination Fee, and the denominator is 365. From the date of this Agreement and as long as Parent, Intermediate Sub and Merger Sub shall be required to maintain a minimum Tangible Net Worth pursuant to this Section 5.09, Parent, Intermediate Sub and Merger Sub shall furnish balance sheet data or related or supplemental information reviewed by Parent’s accountants to the Company, through its officers, employees, agents or Representatives, as the Company may reasonably request, in order to confirm compliance by Parent, Intermediate Sub and Merger Sub of their covenants contained in this Section 5.09. All information obtained by the Company from Parent, Intermediate Sub or Merger Sub pursuant to this Section 5.09 shall be kept confidential in accordance with the confidentiality agreement, dated September 22, 2011, between Parent and the Company.

SECTION 5.10 Brokers. Other than Peter J. Solomon Company, the fees of which will be borne by Parent, Intermediate Sub or Merger Sub, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent, Intermediate Sub or Merger Sub.

SECTION 5.11 Management Arrangements. As of the date hereof, none of Parent, Intermediate Sub or Merger Sub, or any of their respective Affiliates, has entered into any contract, agreement, arrangement or understanding with any of the officers or directors of the Company or any of its subsidiaries, or any of their respective Affiliates, that is currently in effect or that would become effective in the future (upon consummation of the Transactions or otherwise) and that has not been disclosed to the Company.

SECTION 5.12 Independent Investigation. In entering into this Agreement and each of the other documents and instruments relating to the Transactions, Parent, Intermediate Sub and Merger Sub have each relied upon its own investigation and analysis, and Parent, Intermediate Sub and Merger Sub acknowledge and agree (a) that, except for the specific representations and warranties of the Company contained in this Agreement (as qualified by the Company Disclosure Schedule and the SEC Reports), none of the Company, its Affiliates or any of its or their respective stockholders, controlling persons or Representatives makes or has made any representation or warranty, either express or implied, with respect to the Company or its subsidiaries or Affiliates or their business, operations, technology, assets, liabilities, results of operations, financial condition, prospects, projections, budgets, estimates or operational metrics, or as to the accuracy or completeness of any of the information (including any statement, document or agreement delivered pursuant to this Agreement and any financial statements and any projections, estimates or other forward-looking information) provided or made available (including in any management presentations, information or descriptive memorandum, certain “data rooms” maintained by the Company, supplemental information or other materials or information with respect to any of the above) or otherwise made available to Parent, Intermediate Sub and Merger Sub or any of their respective Affiliates or Representatives and (b) that, to the fullest extent permitted by applicable Law, none of the Company, its Affiliates or any of its or their respective stockholders, controlling persons or Representatives shall have any liability or responsibility whatsoever to Parent, Intermediate Sub or Merger Sub, their respective Affiliates or Representatives on any basis (including in contract or tort, at law or in equity, under federal or state securities Laws or otherwise) based upon any information provided or made available, or statements made (or any omissions therefrom) to Parent, Intermediate Sub or Merger Sub, their respective Affiliates or Representatives, except for the Company and then as and only to the extent expressly set forth in this Agreement; provided, however, that nothing herein shall relieve or release the Company, its Affiliates or any of its or their respective stockholders, controlling persons or Representatives from liabilities or responsibilities arising out of fraud by any such person.

ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 6.01 Conduct of Business by the Company Pending the Merger.

(a) Between the date of this Agreement and the Effective Time, except as set forth in Section 6.01 of the Company Disclosure Schedule, as otherwise contemplated by this Agreement, as contemplated by the other transactions described in the Debt Financing Commitments and Section 7.09 below or as required by applicable Law, the Company shall, and shall cause each of its subsidiaries to, (i) conduct its business in all material respects in the ordinary course of business; and (ii) use its reasonable best efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the current officers, Employees and consultants of the Company and its subsidiaries, and to preserve, in all material respects, the current relationships of the Company and its subsidiaries with customers, licensees, suppliers and other persons with which the Company or any of its subsidiaries has business relations.

(b) Without limiting the foregoing, except as otherwise contemplated by this Agreement or the Debt Financing Commitments, as is reasonably necessary for the Company to take all actions required by this Agreement, including, without limitation, Section 7.09, in connection with the Debt Financing, or as disclosed in Section 6.01 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly, do or agree to do, any of the following without the prior written consent of Parent (not to be unreasonably withheld, delayed or conditioned):

(i) make, revoke or change any material Tax election, change any material method of Tax accounting, settle, compromise or incur any material liability for Taxes, fail to timely file any material Tax Return that is due, file any amended material Tax Return, surrender any right to claim a material Tax refund, or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment, in each case except as required by GAAP or applicable Law;

(ii) make any material change in the accounting principles used by it unless required by a change in GAAP, applicable Law or any Governmental Authority;

(iii) make any borrowings except for short-term borrowings incurred under its existing credit facility;

(iv) make any capital expenditures other than in the ordinary course of business;

(v) except as set forth in Section 7.03, or the sale of inventory in the ordinary course, sell, lease, license or dispose of (by merger, consolidation, sale of stock or assets or otherwise) any material assets;

(vi) except as set forth in Section 6.01(b)(vi) of the Company Disclosure Schedule, make any change (and in the case of any consultant or service provider make any material change) in any compensation arrangement or contract with any present or former Employee, officer, director, consultant or service provider, of the Company or any of its subsidiaries or establish, terminate or materially amend any Plan or materially increase benefits (including, except as contemplated by this Agreement, acceleration of benefits) under any Plan, or grant any Company Stock Awards or other awards under any Company Stock Award Plan, in each case other than (A) required pursuant to the terms of any Plan as in effect on the date of this Agreement or (B) as reasonably determined by the Company to be required to comply with applicable Law;

(vii) declare, set aside or pay any dividend or make any other distribution with respect to Equity Interests of the Company or any of its subsidiaries, or otherwise make any payments to stockholders in their capacity as such;

(viii) effect a “plant closing” or “mass layoff,” as those terms are defined in the Worker Adjustment and Retraining Notification Act or any applicable state Law;

(ix) (A) except as otherwise required pursuant to an existing contract and as specifically set forth and described on Section 4.03(e) of the Company Disclosure Schedule, issue, deliver, sell, pledge, transfer, convey, dispose or grant an Encumbrance on any Equity Interests, or any options, warrants, securities exercisable, exchangeable or convertible into any Equity Interest or any Right or Voting Debt other than the issuance of Shares upon the exercise of Company Stock Awards outstanding as of the date of this Agreement, or the allocation, vesting, distribution or purchase of any Company Common Stock under the Retirement Plan (B) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding Equity Interests other than under the Retirement Plan or (C) split, combine, subdivide or reclassify any Equity Interests;

(x) enter into any material contract providing for the sale or license of Intellectual Property, other than any such contract entered into with, between or among any of the Company’s subsidiaries;

(xi) license, lease, acquire, sublease, grant any material Encumbrance affecting and/or transfer any material interest in any real property, or enter into any material amendment, extension or termination of any leasehold interest in any real property, other than as contemplated by the Debt Financing Commitments;

(xii) make any acquisition of any person (whether by way of merger, consolidation, tender offer, share exchange or other activity), or make any capital contributions to, or investment in, any person, except for (A) capital contributions and investments not in excess of $250,000 in the aggregate or (B) acquisitions, capital contributions or investments of or in any of the Company’s subsidiaries;

(xiii) except as otherwise permitted by Section 7.03, merge or consolidate with any person or otherwise acquire all or any substantial part of the assets of any person (other than mergers among wholly owned subsidiaries of the Company and mergers between the Company and wholly owned subsidiaries of the Company);

(xiv) enter into, terminate or materially amend any contract listed in Section 4.14(a) of the Company Disclosure Schedule or that would be required to be so listed had such contract been entered into prior to the date hereof, other than in the ordinary course of business;

(xv) waive, release, assign, settle or compromise any material claims, or any material litigation or arbitration, other than in the ordinary course of business;

(xvi) satisfy, discharge, waive or settle any material liabilities, other than in the ordinary course of business;

(xvii) amend the certificate of incorporation or bylaws of the Company or any of its subsidiaries; or

(xviii) enter into any contract, or agree or commit, in writing or otherwise, to do any of the foregoing.

SECTION 6.02 No Control of Company’s Business. Other than the requirement of consent of Parent contained in Section 6.01, nothing contained in this Agreement shall give Parent, Intermediate Sub or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its subsidiaries’ respective operations prior to the Effective Time. Prior to the Effective Time, consistent with the terms and conditions of this Agreement, each of the Company, on the one hand, and Parent, Intermediate Sub and Merger Sub, on the other hand, shall exercise complete control over its and its subsidiaries’ respective operations.

ARTICLE VII

ADDITIONAL AGREEMENTS

SECTION 7.01 Special Meeting; Proxy Statement. Following the execution of this Agreement, the Company, acting through its Board, shall, in accordance with applicable Law:

(a) as promptly as practicable, duly call, give notice of, convene and (unless this Agreement has been terminated) hold a special meeting of its stockholders (the “Special Meeting”) for the purposes of considering and taking action upon the adoption of this Agreement, including adjourning such meeting for up to fifteen (15) business days to obtain such approval. Except to the extent that the Board shall have withdrawn or modified its approval or recommendation of this Agreement as permitted by Section 7.03, the Company shall (i) use reasonable best efforts to solicit the approval of this Agreement by the stockholders of the Company and (ii) include in the Proxy Statement the Board’s declaration of the advisability of this Agreement and its recommendation to the stockholders of the Company that they adopt this Agreement, and include disclosure regarding the approval of the Board. Notwithstanding the foregoing, the Company may adjourn or postpone the Special Meeting (A) if and for so long as the Company is participating in discussions or negotiations with a third party with respect to an Acquisition Proposal not in violation of Section 7.03, provided, however, such period to adjourn or postpone shall terminate on the earlier of the date that the Company is no longer participating in negotiations with a third party with respect to such an Acquisition Proposal or the 15th calendar day immediately following the Go-Shop Period End Date, or (B) as and to the extent required by applicable Law;

(b) within fifteen (15) days after the date hereof, prepare and file with the SEC a preliminary proxy statement relating to the Transactions and this Agreement and, after consultation with Parent, respond as promptly as practicable to any comments made by the SEC with respect to the preliminary proxy statement (including filing as promptly as reasonably practicable any amendments or supplements thereto necessary to be filed in response to any such comments or as required by Law), use its reasonable best efforts to have the SEC confirm that it has no further comments and as promptly as practicable thereafter cause a definitive proxy statement, including any amendments or supplements thereto (the “Proxy Statement”), to be mailed to its stockholders promptly after the date that the SEC confirms it has no further comments; provided, however, that no amendments or supplements to the Proxy Statement will be made by the Company without prior consultation with Parent and its counsel; provided, further, however, that the Company shall not be required to mail the Proxy Statement to its stockholders, or convene or hold the Special Meeting, on or prior to the Go-Shop Period End Date; notwithstanding the foregoing, prior to filing or mailing of any preliminary proxy statement or the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall give Parent and its counsel a reasonable opportunity to review and comment on such document or response and shall give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent and its counsel; and

(c) notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the proxy statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the proxy statement. The Company shall give Parent a reasonable opportunity to comment on any correspondence with the SEC or its staff or any proposed material to be included in the proxy statement prior to transmission to the SEC or its staff and shall not, unless required by Law, transmit any such material to which Parent reasonably objects. If at any time prior to the Special Meeting there shall be discovered any information that should be set forth in an amendment or supplement to the Proxy Statement, after obtaining the consent of Parent to such amendment or supplement (which consent shall not be unreasonably withheld or delayed), the Company shall promptly transmit such amendment or supplement to its stockholders.

SECTION 7.02 Access to Information; Confidentiality.

(a) From the date of this Agreement to the Effective Time and compliance with applicable Laws, the Company shall, and shall use reasonable best efforts to cause each of its subsidiaries and the officers, directors, Employees, auditors, investment bankers, counsel, agents and other representatives (“Representatives”) of the Company and its subsidiaries to, afford to the Representatives of Parent, Intermediate Sub and Merger Sub, reasonable access, upon reasonable notice, during normal business hours, to all of the properties, books, contracts, commitments, personnel and records of the Company and its subsidiaries as Parent, Intermediate Sub and Merger Sub shall reasonably request, and shall use reasonable best efforts to furnish Parent, Intermediate Sub and Merger Sub with such financial, operating and other data and information as Parent, Intermediate Sub or Merger Sub, through their respective officers, employees or agents, may reasonably request.

(b) Notwithstanding Section 7.02(a), any investigation or request shall be conducted in such a manner as not to materially interfere with the business or operations of the Company or its subsidiaries or otherwise result in any material interference with the prompt and timely discharge by such Employees of their normal duties. Neither the Company nor any of its subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would reasonably be expected to jeopardize the attorney client privilege of the Company or its subsidiaries (provided, however, that such limitation shall not affect the Company’s obligation to provide or update the information contained on the Company Disclosure Schedule) or contravene any applicable Law or Order.

(c) All information obtained by Parent, Intermediate Sub or Merger Sub pursuant to this Section 7.02 shall be kept confidential in accordance with the confidentiality agreement, dated June 22, 2011, as amended on October 5, 2011 (the “Confidentiality Agreement”), between Parent and the Company, and any information heretofore or hereafter provided to Parent, Intermediate Sub or Merger Sub, or their respective Representatives (as defined in the Confidentiality Agreement), to the extent such information is subject to any confidentiality obligations of the Company, shall be kept confidential in accordance with the Confidentiality Agreement, without regard to any automatic expiration thereof, but in no event shall such information be kept confidential longer than eighteen (18) months from the date of the acquisition of such knowledge, except such information that (i) is or becomes generally available to the public (other than as a result of a disclosure by Parent, Intermediate Sub or Merger Sub or any of their respective Representatives (as defined in the Confidentiality Agreement) in violation of the Confidentiality Agreement or any other obligation of confidentiality or secrecy) or (ii) was within possession or available to Parent, Intermediate Sub and Merger Sub prior to it being furnished to Parent, Intermediate Sub or Merger Sub by or on behalf of the Company or any of its Representatives (as defined in the Confidentiality Agreement) or thereafter becomes available to Parent, Intermediate Sub or Merger Sub, in either case without being subject to any contractual, legal, fiduciary or other obligation of confidentiality or secrecy to the Company or any other person with respect to such information will cease to be confidential on the date of such clause (i) or (ii) occurs.

(d) No investigation pursuant to this Section 7.02 or otherwise shall affect or be deemed to modify any representation or warranty in this Agreement of any party hereto.

SECTION 7.03 Solicitation.

(a) Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the date of this Agreement and continuing until 11:59 p.m., New York City time, on March 9, 2012 (the “Go-Shop Period End Date”), the Company, its subsidiaries and their respective Representatives shall have the right, acting under the direction of the Board, to directly or indirectly: (i) initiate, solicit and encourage Acquisition Proposals, including by way of public disclosure and by way of providing access to non-public information to any person (each a “Solicited Person”) pursuant to (but only pursuant to) one or more Acceptable Confidentiality Agreements; provided, that, the Company shall promptly (and, in any event, within 24 hours) provide to Parent any material non-public information concerning the Company or its subsidiaries that is provided to any Solicited Person given such access which was not previously provided to Parent; and (ii) enter into and maintain, or participate in, discussions or negotiations with respect to Acquisition Proposals.

(b) Subject to Section 7.03(c), from the Go-Shop Period End Date until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article IX, none of the Company, its subsidiaries, or any of their respective Representatives shall, directly or indirectly, (i) initiate, solicit or intentionally encourage (including by way of providing non-public information) the submission of any Acquisition Proposal or any other efforts or attempts that constitute or would reasonably be expected to lead to, any Acquisition Proposal or engage in any discussions or negotiations with respect thereto or otherwise knowingly cooperate with or knowingly assist or participate in, or knowingly facilitate any such inquiries, proposals, discussions or negotiations, or (ii) approve or recommend, or publicly propose to approve or recommend, an Acquisition Proposal or enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement providing for or relating to an Acquisition Proposal or consummate any such transaction or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the Transactions or breach its obligations hereunder or resolve or agree to do any of the foregoing. Notwithstanding the foregoing, the Company or any of its subsidiaries may continue to take any of the actions described in clauses (i) and (ii) above from and after the Go-Shop Period End Date with respect to any party that has made an Acquisition Proposal after the date hereof which was received by the Company prior to the Go-Shop Period End Date and with whom the Company or any of its subsidiaries is having ongoing discussions or negotiations as of the Go-Shop Period End Date regarding an Acquisition Proposal, in each case, to the extent the requirements of Section 7.03(c)(i)(C)(1) can be satisfied on the Go-Shop Period End Date with respect to such Acquisition Proposal (each such party, an “Excluded Party”). Any determination by the Board that any Acquisition Proposal received prior to the Go-Shop Period End Date initially meets the requirements of Section 7.03(c)(i)(C)(1) must be made not later than one calendar day after the Go-Shop Period End Date. Notwithstanding anything contained in this Section 7.03 to the contrary, any Excluded Party shall cease to be an Excluded Party for all purposes under this Agreement immediately at such time as the Acquisition Proposal made by such party is withdrawn, is terminated or expires or fails to satisfy the requirements of Section 7.03(c)(i)(C)(1). The Company shall promptly notify Parent when an Excluded Party ceases to be an Excluded Party. Subject to Section 7.03(c)(i), at

the Go-Shop Period End Date, other than with respect to Excluded Parties, the Company shall immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any Solicited Person conducted theretofore by the Company, any of its subsidiaries, or any of their respective Representatives with respect to any Acquisition Proposal and use its (and will cause its Representatives to use their) reasonable best efforts to cause to be returned or destroyed all confidential information provided or made available to such Solicited Person on behalf of the Company or any of its subsidiaries.

(c) (i) Notwithstanding anything to the contrary contained in Section 7.03(b), if at any time following the Go-Shop Period End Date and prior to obtaining the Requisite Stockholder Vote, (A) the Company has received a written Acquisition Proposal from a third party that the Board believes in good faith to be bona fide, (B) such Acquisition Proposal was not solicited and did not otherwise result from a breach of this Section 7.03 and (C) the Board determines in good faith, after consultation with its outside financial and legal advisors, that (1) such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal and (2) the failure to take the actions referred to in clauses (x) and (y) of this Section 7.03(c)(i) would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, then the Company and its subsidiaries may (x) furnish information with respect to the Company and its subsidiaries to the person making such Acquisition Proposal and (y) participate in discussions or negotiations with the person making such Acquisition Proposal regarding such Acquisition Proposal; provided, that, the Company (I) shall not, and shall cause its subsidiaries not to, allow any of their respective Representatives to disclose any material non-public information to such person without entering into an Acceptable Confidentiality Agreement, and (II) will promptly (and, in any event, within 24 hours) provide or make available to Parent any material non-public information concerning the Company or its subsidiaries provided to such other person which was not previously provided to Parent.

(ii) Notwithstanding anything to the contrary contained in Section 7.03(b), prior to obtaining the Requisite Stockholder Vote, the Company or any of its subsidiaries shall be permitted to take the actions described in clauses (x) and (y) above with respect to any Excluded Party so long as such Excluded Party continues to qualify as such.

(iii) No later than the next calendar day immediately following the Go-Shop Period End Date (the “Notice Date”), the Company shall notify Parent, in writing, of the identity of each Excluded Party and will provide Parent a written summary of the material terms and conditions of each Acquisition Proposal received from any Excluded Party. From and after the Go-Shop Period End Date, the Company shall promptly (and in any event within 24 hours) notify Parent in writing if it or any of its Representatives receives (A) an Acquisition Proposal from a person or group of related persons or written indication that such person or group is considering making an Acquisition Proposal, including the material terms and conditions thereof and the identity of the person making such Acquisition Proposal, (B) any request by any person or group of related persons for non-public information relating to the Company or any of its subsidiaries other than requests in the ordinary course of business and reasonably believed by the Company to be unrelated to an Acquisition Proposal or (C) any inquiry or request for discussions or negotiations regarding any Acquisition Proposal by any person or group of related persons, and shall keep Parent apprised and shall promptly update Parent as to any developments, discussions and negotiations concerning such Acquisition Proposal. Without limiting the foregoing, the Company shall inform the Parent in writing within twenty-four (24) hours in the event that it determines to begin providing information or engaging in discussions or negotiations concerning an Acquisition Proposal pursuant to this Section 7.03.

(d) Neither the Board nor any committee thereof shall directly or indirectly withdraw or modify in a manner adverse to Parent, Intermediate Sub or Merger Sub, or publicly propose to withdraw or modify in a manner adverse to Parent, Intermediate Sub or Merger Sub, its recommendation in favor of the adoption of this Agreement; provided, that, at any time prior to obtaining the Requisite Stockholder Vote, in the event that the Board concludes in good faith, after consultation with its outside legal advisors, that the failure to so withdraw or modify its recommendation would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, the Board may (i) in the event that the Company receives an Acquisition Proposal after the date hereof and the Board concludes in good faith, after consultation with its outside financial and legal advisors, that such Acquisition Proposal constitutes a Superior Proposal, cause the Company to terminate this Agreement pursuant to Section 9.01(g) to concurrently enter into a definitive agreement with respect to such Superior Proposal and/or (ii) withdraw or modify its approval of this Agreement or its recommendation that the Company’s stockholders adopt this Agreement; provided, however, that the Company shall not terminate this Agreement pursuant to the foregoing clause (i) and any purported termination pursuant to the foregoing clause (i) shall be void and of no force and effect, unless concurrently with such termination the Company pays the Termination Fee payable pursuant to Section 9.03; and provided, further, that the Company may not terminate this Agreement pursuant to the foregoing clause (i) and the Board may not effect a withdrawal or modification of its approval of this Agreement pursuant to the foregoing clause (ii) unless the Company shall have provided prior written notice to Parent, at least four business days in advance (the “Notice Period”), of its intention to withdraw or modify its approval of this Agreement or terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal, which notice shall include (A) if such action is intended to be taken in response to an Acquisition Proposal, a written summary of the material terms and conditions of such Acquisition Proposal (including the identity of the party making such Acquisition Proposal), and shall have contemporaneously provided a copy of the relevant proposed transaction agreements with the party making such Acquisition Proposal and any other material documents relating thereto and (B) if such action is intended to be taken under circumstances not in response to an Acquisition Proposal, a reasonably detailed written description of the underlying facts giving rise to such action. During the Notice Period, the Company and its subsidiaries shall, and shall cause their respective Representatives to, negotiate with Parent, Intermediate Sub and Merger Sub in good faith (to the extent Parent, Intermediate Sub and Merger Sub desire to negotiate) to make such adjustments in the terms and conditions of this Agreement, and the Board shall take into account any changes to the financial and other terms of this Agreement proposed by Parent in response to any such written notice by the Company or otherwise, so that the need for taking such action is obviated (it being understood and agreed that, in the case of any action intended to be taken in response to an Acquisition Proposal, any amendment to the financial terms or other material terms of such Acquisition Proposal shall require a new written notice by the Company and the commencement of a new Notice Period (except that such new Notice Period shall be reduced to two business days)).

(e) Subject to this Section 7.03, the Company shall not terminate, waive, amend or modify any provision of, or grant permission or request under, any standstill or confidentiality agreement to which it is a party (including an Acceptable Confidentiality Agreement), and upon the written request of Parent, the Company shall use reasonable best efforts to enforce the provisions of any such agreement; provided, however¸ that the Company may permit a proposal to be made under a standstill agreement if the Board determines in good faith, after consultation with outside counsel, that failure to take such actions would be reasonably likely to be inconsistent with its fiduciary duties under applicable law. To the extent that prior to the date hereof the Company has entered into any confidentiality agreement that would prevent the Company from providing information to Parent that the Company would otherwise be required to provide to Parent pursuant to the terms of Section 7.02 or 7.03, the Company shall use its reasonable best efforts to obtain a waiver of such confidentiality or standstill agreement to enable the Company to provide such information to Parent in accordance with the terms of Sections 7.02 and 7.03 (but, in any event, the Company’s compliance with the terms of any confidentiality or standstill agreement entered into prior to the date hereof shall not constitute a breach of this Agreement).

(f) Nothing contained in this Section 7.03 or elsewhere in this Agreement shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012 of Regulation M-A promulgated under the Exchange Act or from otherwise making any disclosure to its stockholders that is required by applicable Law or if the Board concludes in good faith, after consultation with its outside legal advisors, that the failure to make such disclosure would be reasonably likely to be inconsistent with its fiduciary duties under applicable law. For the avoidance of doubt, in no event shall the issuance of a “stop, look and listen” statement (or other similar statement pursuant to any requirement of applicable Law) constitute a withdrawal or modification of the Board’s recommendation in favor of the adoption of this Agreement.

SECTION 7.04 Directors’ and Officers’ Indemnification.

(a) From and after the Effective Time, Parent and/or Intermediate Sub shall cause the Surviving Corporation to, and the Surviving Corporation shall, indemnify and hold harmless the current directors and officers of the Company to the fullest extent permitted under applicable Law (and Parent and/or Intermediate Sub shall cause the Surviving Corporation to, and the Surviving Corporation shall, also advance expenses to such persons as incurred to the fullest extent permitted under applicable Law; provided, that, the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification), each present and former director and officer of the Company and any of its subsidiaries (collectively, the “Indemnified Parties”) against any and all costs, expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages and liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission or matters existing or occurring at or prior to the Effective Time, including the Transactions, to the same extent as provided in the certificate of incorporation or bylaws of the Company, or any other applicable contract, in effect on the date hereof and disclosed to Parent in Section 7.04(a) of the Company Disclosure Schedule, provided, that, the Surviving Corporation shall not be required to provide indemnification to the Indemnified Parties with respect to claims initiated by the Indemnified Party, and not by way of defense, counterclaim or cross claim, except for (i) actions or proceedings brought by and Indemnified Party to establish a right under or to enforce an Indemnified Party’s indemnification agreement, (ii) such actions approved by the Board, or (iii) as otherwise required under applicable Law.

(b) For six years from the Effective Time, Parent and/or Intermediate Sub shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain in effect for the benefit of the directors and officers of the Company and any of its subsidiaries currently covered by the officers’ and directors’ liability insurance policies of the Company or any of its subsidiaries an insurance and indemnification policy that provides coverage for acts or omissions occurring on or prior to the Effective Time (the “D&O Insurance”) covering each such person on terms with respect to coverage and in amounts no less favorable in the aggregate than those of the Company’s and any of its subsidiaries’ directors’ and officers’ insurance policy in effect on the date of this Agreement; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 225% of the annual premium currently paid by the Company or any of its subsidiaries for such coverage; provided, further, that if the annual premiums for such insurance coverage exceed 225% of such annual premium, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount. The Surviving Corporation may satisfy its obligations under this Section 7.04(b) by purchasing a “tail” policy under the Company’s or any of its subsidiaries’ existing directors’ and officers’ insurance policy, that in either such case (i) has an effective term of six years from the Effective Time, (ii) covers each director and officer currently covered by the Company’s or any of its subsidiaries’ directors’ and officers’ insurance policy in effect on the date of this Agreement for actions and omissions occurring on or prior to the Effective Time, and (iii) contains the same coverage and amounts and contains terms that are no less favorable in the aggregate, in each case, when compared to those of the Company’s or any of its subsidiaries’ directors’ and officers’ insurance policy in effect on the date of this Agreement.

(c) The certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the certificate of incorporation and bylaws, respectively, of the Company, unless any modification thereof shall be required by Law and then such modification shall be made only to the minimum extent required by such Law, which provisions shall not be amended, repealed or otherwise modified, except as provided in this Section 7.04(c), for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors or officers of the Company or any of its subsidiaries.

(d) The provisions of this Section 7.04 are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

(e) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Party or any other party covered by directors’ and officers’ liability insurance, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 7.04 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

(f) If Parent, Intermediate Sub or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent, Intermediate Sub or the Surviving Corporation shall assume the obligations set forth in this Section 7.04.

SECTION 7.05 Reasonable Best Efforts. Subject to the terms and conditions herein provided, each party agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions, including obtaining all consents, authorizations and approvals from Governmental Authorities and other third parties required for the consummation of the Transactions. Upon the terms and subject to the conditions hereof, each party agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the conditions to the consummation of the Transactions to be satisfied by it. For purposes of this Agreement the reasonable best efforts of Parent, Intermediate Sub and Merger Sub shall not include the personal guaranty of payment or performance of any of the provisions of this Agreement or of the Debt Financing or Alternative Financing by any of the principals (including but not limited to Jeffrey Spiegel) or Affiliates (including but not limited to Randa Corp.) of Parent, Intermediate Sub or Merger Sub, or any necessary or desirable actions to be taken by such principals in their personal capacitates and not as officers or directors of Parent, Intermediate Sub or Merger Sub.

SECTION 7.06 Public Announcements. Parent and the Company agree that no public release or announcement concerning the Transactions or the Merger shall be issued by either party without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by Law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance; provided, however, that each of Parent and the Company may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not inconsistent with previous public releases or announcements made by Parent or the Company in compliance with this Section 7.06 and do not reveal non-public information regarding the other party; provided, further, however, that the Company may issue any public release or announcement, without prior consultation with Parent, contemplated by, or with respect to any action taken pursuant to, Section 7.03.

SECTION 7.07 Confidentiality Agreement. At the Effective Time, the Confidentiality Agreement shall be deemed to have terminated without further action by the parties thereto. If this Agreement is terminated, each party shall return to the other party or destroy any documents furnished by the other party and all copies thereof any of them may have made and will hold in confidence any information obtained from the other party except to the extent (a) such party is required to retain or disclose such information by applicable Law or such retention or disclosure is necessary in connection with the pursuit or defense of a claim or (b) such information becomes generally available to the public other than by breach of this Section 7.07. Prior to any disclosure of information pursuant to the exception in clause (a) of the preceding sentence, the party intending to disclose such information shall so notify the party that provided such information in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

SECTION 7.08 Advice of Changes; Advice of Certain Communications.

(a) The Company shall promptly advise Parent of any change or event (i) having or that would be reasonably expected to have a Material Adverse Effect or (ii) that constitutes a breach of any of its representations, warranties or covenants contained in this Agreement that would reasonably be expected to result in a failure of a condition set forth in Section 8.02(a) or 8.02(b); provided, that, no such notification shall affect the representations, warranties, covenants or agreements of the Company (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement. Parent shall promptly advise the Company of any change or event that constitutes a breach of any of its representations, warranties or covenants contained in this Agreement that would reasonably be expected to result in a failure of a condition set forth in Section 8.03(a) or 8.03(b); provided, that, no such notification shall affect the representations, warranties, covenants or agreements of Parent, Intermediate Sub or Merger Sub (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

(b) Each party hereto shall give prompt written notice to the other parties hereto of any notice or other communication (i) from any person and the response thereto of such party or any of its subsidiaries or its or their Representatives alleging that the consent of such person is or may be required in connection with this Agreement or the Transactions, and (ii) from any Governmental Authority and the response thereto of such party or any of its subsidiaries or its or their Representatives in connection with this Agreement or the Transactions.

SECTION 7.09 Financing.

(a) Each of Parent, Intermediate Sub and Merger Sub shall use their respective reasonable best efforts to complete the Debt Financing on the terms and conditions described in the Debt Financing Commitments as promptly as practicable but in any event on or before the Outside Date, including using their respective reasonable best efforts to (i) negotiate definitive agreements with respect thereto (A) on the terms and conditions contained in the Debt Financing Commitments or (B) on other terms and conditions that (x) do not impose any conditions other than those set forth in the Debt Financing Commitments (the “Debt Financing Conditions”), or adversely change in any material respect any Debt Financing Condition, and (y) would not reasonably be expected to prevent, materially delay or materially impair the ability of Parent, Intermediate Sub or Merger Sub to consummate the Transactions on or before the Outside Date, (ii) satisfy on a timely basis all conditions applicable to Parent, Intermediate Sub and/or Merger Sub in such definitive agreements that are within their control and (iii) not permit any amendment or modification to be made to, or any waiver of, any material provision or remedy under the Debt Financing Commitments, if such amendment, modification or waiver (A) imposes any new or additional conditions or adversely changes in any material respect any Debt Financing Condition or (B) would reasonably be expected to prevent, materially delay or materially impair the ability of Parent, Intermediate Sub or Merger Sub to consummate the Transactions on or before the Outside Date.

(b) If all or a portion of the Debt Financing becomes unavailable in accordance with the terms of the Debt Financing Commitments, then (i) Parent shall notify the Company promptly and (ii) Parent, Intermediate Sub and Merger Sub shall use their respective reasonable best efforts to obtain any such portion from alternative sources as promptly as practicable following the occurrence of such event, on terms that would not reasonably be expected to prevent, materially delay or materially impair the ability of Parent, Intermediate Sub or Merger Sub to consummate the Transactions on or before the Outside Date (the “Alternative Financing”), and to obtain a new financing commitment letter related to such Alternative Financing (the “Alternative Financing Commitment”). If applicable, each of Parent, Intermediate Sub and Merger Sub shall use their respective reasonable best efforts to take, or cause to be taken, all actions and things necessary, proper or advisable to arrange promptly and consummate the Alternative Financing on the terms and conditions described in the Alternative Financing Commitment as promptly as practicable but in any event on or before the Outside Date, including using reasonable best efforts to (A) negotiate definitive agreements with respect to the Alternative Financing (such definitive agreements, or any definitive agreements entered into under Section 7.09(a), the “Financing Agreements”) (x) on the terms and conditions contained in the Alternative Financing Commitment or (y) on other terms and conditions that (I) do not impose any new or additional conditions, or adversely change in any material respect any existing conditions, to the receipt of the Alternative Financing as set forth in the Alternative Financing Commitments and (II) would not reasonably be expected to prevent, materially delay or materially impair the ability of Parent, Intermediate Sub or Merger Sub to consummate the Transactions on or before the Outside Date, (B) satisfy on a timely basis all conditions applicable to Parent, Intermediate Sub and Merger Sub in such definitive agreements that are within their control, and (C) upon satisfaction of such conditions, to use their respective reasonable best efforts to cause the funding of such Alternative Financing.

(c) Parent, Intermediate Sub and Merger Sub shall, and shall use their respective reasonable best efforts to cause their respective Representatives to, comply in all material respects with the terms of the Debt Financing Commitments, any Alternative Financing Commitment, the Financing Agreements and any related fee and engagement letters. Parent shall (i) furnish to the Company complete, correct and executed copies of the Financing Agreements promptly upon their execution and (ii) otherwise keep the Company reasonably informed of the status of Parent’s efforts to arrange the Debt Financing or the Alternative Financing, as applicable, including providing to the Company copies of Financing Agreements in substantially final form following the negotiation thereof.

(d) Prior to the Effective Time, the Company shall provide, and shall cause its subsidiaries to, and shall use their reasonable best efforts to cause their respective Representatives, including legal and accounting, to, provide all cooperation reasonably requested by Parent in connection with the Debt Financing or any Alternative Financing, including, without limitation: (i) reasonable participation in a reasonable number of meetings, presentations, and due diligence sessions with respect to the definitive financing arrangements for the Debt Financing or any Alternative Financing; (ii) assistance with the preparation of customary materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses, business projections and financial statements and similar documents required in connection with the Debt Financing or any Alternative Financing; (iii) execution and delivery of any pledge and security documents and other similar documents, other definitive financing documents, and other certificates and documents to be executed and delivered by the Company or any of its subsidiaries as may be reasonably requested by Parent (including a certificate of the chief financial officer of the Company or any subsidiary with respect to solvency matters) and otherwise facilitate the pledging of collateral, in each case so long as not effective until on or after the Effective Time; (iv) furnishing Parent and its Debt Financing or Alternative Financing sources with readily-available historical financial and other pertinent information regarding the Company as may be reasonably requested by Parent, including all historical financial statements and financial data of the type required by Regulation S-X and Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and of the type and form customarily included in private placements under Rule 144A under the Securities Act, to consummate the Debt Financing or any Alternative Financing transaction executed in connection with the Transactions; (v) using reasonable best efforts to assist Parent in obtaining accountants’ comfort letters, legal opinions, surveys and title insurance as may be reasonably requested by Parent or the lenders under the Debt Financing Commitments or any Alternative Financing Commitment; (vi) permit the prospective lenders involved in the Debt Financing or any Alternative Financing to evaluate the Company’s current assets and cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements; (vii) so long as not effective until on or after the Effective Time, establish bank and other accounts and blocked account agreements and lock box arrangements in connection with any such collateral arrangements; (viii) providing assistance in extinguishing existing Indebtedness of the Company and its subsidiaries and releasing liens securing such Indebtedness, in each case to take effect at the Effective Time; and (ix) taking all corporate actions, subject to the occurrence of the Effective Time, reasonably requested by Parent to permit the consummation of the Debt Financing or any Alternative Financing and to permit the proceeds thereof to be made available to the Surviving Corporation immediately after the Effective Time. The Company shall cause its officers, in their capacities as officers, to deliver such customary management representation letters as any audit firm may request in connection with any comfort letters or similar documents required in connection with the Debt Financing or any Alternative Financing. The Company hereby consents to the use of its and its subsidiaries’ logos in connection with the Debt Financing or any Alternative

Financing, provided, that, such logos are used in a manner that is not intended to nor reasonably likely to harm or disparage the Company or the reputation or goodwill of the Company or any of its subsidiaries and its or their marks. Nothing contained in this Section 7.09 or otherwise shall require the Company or any of its subsidiaries to be an issuer or other obligor with respect to the Debt Financing or any Alternative Financing prior to the Effective Time. Nothing contained in this Section 7.09 or otherwise shall require the Company or any of its subsidiaries to pay any Transaction Costs related to the Debt Financing or any Alternative Financing other than the Transaction Costs related to such cooperation under this Section 7.09(d). Nothing in this Section 7.09 or otherwise shall require the Company or any of its subsidiaries or their respective Representatives to provide cooperation to the extent such cooperation materially interferes with or disrupts the ongoing operations of the Company and its subsidiaries.

(e) The Company agrees that (i) any Action involving JPMorgan Chase Bank, N.A. (“Chase”) arising out of or relating to the Merger, the Debt Financing or the performance of any services thereunder (a “Debt Financing Action”) shall be subject to the exclusive jurisdiction of a state or Federal court sitting in the County of New York, State of New York (a “New York County Court”), (ii) it will not, and it will not permit any of its subsidiaries to, bring or support anyone else in bringing any Debt Financing Action in any court, other than a New York County Court, (iii) it waives any right to trial by jury in respect of any such Debt Financing Action, (iv) Chase and its Affiliates are third party beneficiaries of the limitations on remedies and damages contained in Article IX hereof and (v) Chase and its Affiliates are express third-party beneficiaries of the provisions of this Section 7.09(e).

SECTION 7.10 Taxes. The Company and Parent shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other documents regarding (a) Taxes imposed on the Surviving Corporation, and (b) any Taxes which become payable in connection with the transactions contemplated by this Agreement. Each of Parent, Intermediate Sub and the Surviving Corporation agrees to assume liability for and pay any such Taxes, as well as any transfer, recording, registration and other fees that may be imposed upon, payable or incurred in connection with this Agreement and the Transactions.

SECTION 7.11 Resignations. The Company shall use its reasonable best efforts to obtain and deliver to Parent at the Closing evidence reasonably satisfactory to Parent of the resignation effective as of the Effective Time, of those directors of the Company or any subsidiary designated by Parent to the Company in writing at least 10 business days prior to the Closing.

SECTION 7.12 State Takeover Laws. Notwithstanding any other provision in this Agreement, if any state Takeover Law may become, or may purport to be, applicable to any of the Transactions, the Company and the members of its Board will, and the Company will cause its subsidiaries to, use reasonable best efforts to grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms and conditions contemplated hereby and otherwise act to eliminate the effect of any Takeover Law on any of the Transactions.

SECTION 7.13 Amendment or Termination of the Plans and the Retirement Plan.

(a) At Parent’s, Intermediate Sub’s or Merger Sub’s discretion or the Company’s discretion, the Board will, effective before the Effective Time, amend and terminate the 401(k) portion of the Retirement Plan, pursuant to its terms, after which time the assets of the 401(k) portion of the Retirement Plan will be distributed to the 401(k) participants as soon as administratively practicable after termination, except that distribution may be delayed until receipt from the Internal Revenue Service of a final determination letter on the tax-qualified status of the 401(k) portion of the Retirement Plan at the time of termination. If Parent, Intermediate Sub or Merger Sub elects to file for an IRS determination letter on the tax qualified status of the 401(k) portion of the Retirement Plan at the time of termination, Parent, Intermediate Sub or Merger Sub will cause the Company to file an application for such a determination letter as soon as administratively practicable (and no later than ninety (90) days) after the Effective Time and take such measures as the IRS may request to obtain such a determination letter.

(b) Parent, Intermediate Sub or Merger Sub shall cause the Company, as soon as administratively practicable (and no later than thirty (30) days) after the Effective Time, to convert the ESOP component of the Retirement Plan into a profit sharing plan and terminate the converted ESOP component of the Retirement Plan, in accordance with its terms, after which time the assets of the converted ESOP component of the Retirement Plan will be distributed to the ESOP participants as soon as administratively practicable after termination, except that distribution may be delayed until receipt from the IRS of a final determination letter on the tax-qualified status of the converted ESOP component of the Retirement Plan at the time of termination. If Parent, Intermediate Sub or Merger Sub elects to file for an IRS determination letter on the tax-qualified status of the converted ESOP component of the Retirement Plan at the time of termination, Parent, Intermediate Sub or Merger Sub will cause the Company to file an application for such a determination letter as soon as administratively practicable (and no later than ninety (90) days) after the Effective Time and take such reasonable measures as the IRS may request to obtain such determination letter.

(c) Parent, Intermediate Sub or Merger Sub shall cause the Company, as soon as administratively practicable (and no later than thirty (30) days) after the Effective Time, to amend the Retirement Plan and the related Trust Agreement, as necessary, to permit participants to exercise control over the assets in their accounts in the converted ESOP component of the Retirement Plan and to direct investments in such accounts among the investment alternatives made available to participants for the 401(k) portion of the Retirement Plan immediately before the Effective Time.

SECTION 7.14 Termination Agreements. Concurrently with the execution and delivery of this Agreement, the Company and each party to the Termination Agreements shall have executed and delivered a termination and release with respect to each such Termination Agreement, copies of which termination and releases have heretofore been provided to Parent, Intermediate Sub and Merger Sub.

SECTION 7.15 Employee Matters.

(a) Except as set forth below or on Section 7.15 of the Parent Disclosure Schedule, from and after the Effective Time, Parent and Intermediate Sub will, and will cause the Surviving Corporation to, honor and provide for payment of all obligations and benefits under all existing Plans maintained by the Company in accordance with their terms. Except as set forth on Section 7.15 of the Company Disclosure Schedule, nothing contained herein shall prevent Parent from altering the benefits offered to employees after the Effective Time, or otherwise modifying the terms of such Plans, to the extent permitted by the terms of such Plans and applicable Law.

(b) Parent and Intermediate Sub shall, or shall cause the Surviving Corporation or one or more of its subsidiaries to, provide employees of the Company who continue their employment after the Effective Time (the “Continuing Employees”) with employee benefit plans, programs and policies (other than equity-based awards or, to the extent not already a party to any such agreement, individual employment agreements) that are no less favorable in the aggregate to those employee benefits provided to similarly-situated employees of Parent and its subsidiaries.

(c) Parent and Intermediate Sub shall, or shall cause the Surviving Corporation or one or more of its subsidiaries to, provide Continuing Employees with service credit under Parent’s employee benefit plans in which the Continuing Employees become eligible to participate for such Continuing Employees’ service with the Company for purposes of eligibility, participation, vesting and benefit accrual (other than under any defined benefit plan whether qualified or nonqualified). Parent and Intermediate Sub shall, or shall cause the Surviving Corporation or one or more of its subsidiaries to, credit Continuing Employees the amount of vacation and paid time off time that such employees had accrued under any applicable Plan of the Company prior to the Effective Time. With respect to any welfare benefit plans maintained by Parent or its applicable subsidiaries for the benefit of the Continuing Employees on and after the Effective Time, Parent and Intermediate Sub shall, or shall cause the Surviving Corporation or one or more of its subsidiaries to, use reasonable best efforts to (i) give credit, in determining any deductible limitations, co-payments and out-of-pocket maximums to any amounts paid by such Continuing Employees for the calendar year in which the Effective Time occurs, with respect to similar plans maintained by the Company and (ii) with respect to any health benefit plans maintained by Parent or its applicable subsidiaries, ensure that no eligibility waiting periods, evidence of insurability requirements, or pre-existing condition limitations or exclusions shall apply with respect to the Continuing Employees (except to the extent any such requirement, limitation or exclusion applied prior to the Effective Time under a similar Plan maintained by the Company).

(d) Nothing contained in this Section 7.15, express or implied, shall be construed to create any third-party beneficiary rights in any present or former employee, service provider, independent contractor, consultant, any such person’s alternate payees, dependents or beneficiaries or any other person, whether in respect of continued service or resumed service, compensation, benefits or otherwise, nor shall be regarded as amending any Plan. Notwithstanding anything in this Agreement to the contrary, on and after the Effective Time, the employment of employees by the Surviving Corporation shall be subject to Parent’s usual terms, conditions and policies of employment, including, without limitation, Parent’s policies regarding modifications of the terms and conditions of employment.

ARTICLE VIII

CONDITIONS TO THE MERGER

SECTION 8.01 Conditions to the Merger. The obligations of each party to consummate the Merger shall be subject to the satisfaction or waiver (where permissible), at or prior to the Effective Time, of the following conditions:

(a) Stockholder Approval. The Requisite Stockholder Vote shall have been obtained in accordance with the DGCL and the governing documents of the Company.

(b) No Order. No Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) that is then in effect and has the effect of making the Merger, the Transactions or, the Debt Financing and any alternate financing, illegal or otherwise preventing or prohibiting consummation of the Merger, the Transactions or, the Debt Financing and any alternate financing.

SECTION 8.02 Conditions to the Obligations of Parent, Intermediate Sub and Merger Sub. The obligations of Parent, Intermediate Sub and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible), at or prior to the Effective Time, of the following additional conditions at or prior to the Effective Time:

(a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except for the representations and warranties that address matters only as of a particular date, which shall remain true and correct as of such date), except where the failure to be so true and correct would not reasonably be expected to have a Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all knowledge, materiality and “Material Adverse Effect” qualifications and exceptions contained in such representations and warranties shall be disregarded)).

(b) Agreements and Covenants. The Company shall have performed, in all material respects, all obligations and complied with, in all material respects, its agreements and covenants to be performed or complied with by it under this Agreement on or prior to the Effective Time.

(c) Officer Certificate. The Company shall have delivered to Parent a certificate, dated the date of the Closing, signed by any executive officer of the Company, certifying in such capacity but not as an individual as to the satisfaction of the conditions specified in Sections 8.02(a) and 8.02(b).

(d) Maximum Dissenting Shares. The holders of not more than 15% of the Company Common Stock outstanding shall have properly exercised (and not withdrawn) appraisal rights with respect thereto in accordance with applicable Law.

(e) Rights Agreement. The Company shall have terminated the Rights Agreement.

(f) Stockholders Agreement. The Stockholders Agreement, dated March 1, 2006, by and among the Company, John Tulin and James E. Tulin, shall have been terminated.

(g) No Material Adverse Effect. Since the date hereof, there shall not have occurred a Material Adverse Effect.

(h) Termination of Outstanding Stock Options. All Company Stock Award Plans and Company Stock Awards shall be terminated as contemplated in Section 3.04 hereof.

(i) Consents. All necessary material governmental consents shall have been obtained and shall be in effect.

(j) Updating of the Company Disclosure Schedule. Within five (5) days prior to the Effective Time, Sections 4.03(e), 4.06(a)(i), 4.09, 4.11(c), 4.13(a), 4.15(a) and 4.23(a) (but only with respect to the purchase order listing referred to in Section 4.23(a)(iii)) of the Company Disclosure Schedule shall be updated by the Company to be as of such date and such updated Sections shall be delivered by the Company to Parent, Intermediate Sub and Merger Sub on such date.

SECTION 8.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions, at or prior to the Effective Time:

(a) Representations and Warranties. Each of the representations and warranties of Parent, Intermediate Sub and Merger Sub contained in this Agreement (i) shall be true and correct as of the date of this Agreement and (ii) shall be true and correct in all material respects as of the Effective Time, as though made at and as of the Effective Time, provided, that, the representations and warranties that address matters only as of a particular date shall remain true and correct in all respects as of such date.

(b) Agreements and Covenants. Parent, Intermediate Sub and Merger Sub shall have performed, in all material respects, all obligations or complied with, in all material respects, all agreements and covenants to be performed or complied with by them under this Agreement on or prior to the Effective Time.

(c) Officer Certificate. Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by any executive officer of Parent, certifying in such capacity but not as an individual as to the satisfaction of the conditions specified in Sections 8.03(a) and 8.03(b).

(d) Merger Consideration. Parent shall have deposited with the Paying Agent, for the benefit of the holders of the Shares, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to Section 3.01(a).

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01 Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions (the date of any such termination, the “Termination Date”) as follows:

(a) By mutual written consent of each of Parent, Intermediate Sub, Merger Sub and the Company duly authorized by the Boards of Directors or other governing bodies of Parent, Intermediate Sub, Merger Sub and the Company; or

(b) By any of Parent, Intermediate Sub, Merger Sub or the Company, by written notice, if the Effective Time shall not have occurred on or before June 17, 2012 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the principal cause of, or principally resulted in, the failure of the Merger to be consummated on or before the Outside Date; provided, further, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to Parent, Intermediate Sub or Merger Sub if the Company would be permitted as of the Outside Date to terminate this Agreement under Section 9.01(h) or if Parent, Intermediate Sub or Merger Sub would be permitted as of the Outside Date to terminate this Agreement under Section 9.01(k); or

(c) By any of Parent, Intermediate Sub, Merger Sub or the Company, by written notice, if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Order or applicable Law that is, in each case, then in effect and is final and nonappealable and has the effect of preventing or prohibiting the consummation of the Merger; provided, however, that the right to terminate this Agreement under this Section 9.01(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the principal cause of, or principally resulted in, any such Order to have been enacted, issued, promulgated, enforced or entered; or

(d) By written notice of Parent, Intermediate Sub or Merger Sub if any of the following actions or events occur whether or not they are permitted by the terms hereof:

(i) the Board withdraws, amends, modifies or changes its recommendation of the adoption of this Agreement in a manner adverse to Parent, Intermediate Sub or Merger Sub or shall have resolved or publicly proposed to do so;

(ii) the Board shall have recommended to the stockholders of the Company an Acquisition Proposal or shall have resolved or publicly proposed to do so or shall have entered into any letter of intent or similar document or any contract accepting any Acquisition Proposal;

(iii) the Company fails publicly to reaffirm its recommendation of the adoption of this Agreement within five (5) business days after the receipt by the Company of a request of Parent, Intermediate Sub or Merger Sub to publicly reaffirm such recommendation following the receipt by the Company of any Acquisition Proposal (other than a tender offer or exchange offer) or any material modification thereto and the public announcement of such Acquisition Proposal or material modification;

(iv) the Company shall have materially breached any of its obligations under Section 7.03;

(v) a tender offer or exchange offer for twenty percent or more of the outstanding shares of Company Common Stock is commenced (other than by Parent or an Affiliate of Parent), and the Board fails to recommend within ten days against acceptance by its stockholders of such tender offer or exchange offer (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders); or

(vi) the Company or the Board shall authorize or publicly propose any of the foregoing.

(e) By written notice of Parent, Intermediate Sub or Merger Sub (if Parent is not in material breach of its obligations or its representations and warranties under this Agreement), if there has been a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case that would result in a failure of a condition set forth in Section 8.02(a) or 8.02(b) (a “Terminating Company Breach”); provided, that, if such

Terminating Company Breach is reasonably curable by the Company within 20 days after the occurrence of such Terminating Company Breach through the exercise of its reasonable best efforts and for as long as the Company continues to exercise such reasonable best efforts, Parent may not terminate this Agreement under this Section 9.01(e) until the earlier of the expiration of such 20-day period or the Outside Date;

(f) By written notice of the Company (if the Company is not in material breach of its obligations or its representations and warranties under this Agreement), if there has been a breach by Parent of any representation, warranty, covenant or agreement contained in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case that would result in a failure of a condition set forth in Section 8.03(a) or 8.03(b) (a “Terminating Parent Breach”); provided, that, if such Terminating Parent Breach is reasonably curable by Parent within 20 days of the occurrence of such Terminating Parent Breach through the exercise of its reasonable best efforts and for as long as Parent continues to exercise such reasonable best efforts, the Company may not terminate this Agreement under this Section 9.01(f) until the earlier of the expiration of such 20-day period or the Outside Date;

(g) By written notice of the Company in accordance with Section 7.03(d), if the Company or any of its subsidiaries shall have concurrently entered into a definitive agreement with respect to a Superior Proposal and paid the Termination Fee set forth in Section 9.03(b);

(h) By written notice of the Company (if the Company is not in material breach of its obligations or its representations and warranties under this Agreement) if (i) Parent shall have notified the Company that Parent, Intermediate Sub or Merger Sub is unable to obtain the Debt Financing or Alternative Financing or (ii) Parent, Intermediate Sub or Merger Sub has failed to obtain the Debt Financing or Alternative Financing as of the Outside Date (provided, that, all of the conditions set forth in Sections 8.01 and 8.02 have been satisfied or are capable of being satisfied as of the Outside Date);

(i) By written notice of Parent, Intermediate Sub, Merger Sub or the Company, if, at the Special Meeting (including any adjournment thereof), the Requisite Stockholder Vote is not obtained;

(j) By written notice of Parent, Intermediate Sub or Merger Sub, if a Material Adverse Effect has occurred; or

(k) By written notice of Parent, Intermediate Sub or Merger Sub (if none of Parent, Intermediate Sub or Merger Sub is in material breach of their respective obligations or their respective representations and warranties under this Agreement in respect to Parent’s, Intermediate Sub’s or Merger Sub’s ability to obtain Debt Financing or Alternate Financing), if (i) Parent, Intermediate Sub or Merger Sub is unable to obtain the Debt Financing or Alternative Financing or (ii) Parent, Intermediate Sub or Merger Sub has failed to obtain the Debt Financing or Alternative Financing as of the Outside Date.

SECTION 9.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto or any of their respective Affiliates or the directors, officers, employees, agents or Representatives of any of them, and all rights and obligations of each party hereto shall cease, except (a) as set forth in this Section 9.02 and in Section 9.03 and Article X; (b) nothing herein shall relieve any party from liability for fraud or any willful breach hereof; (c) Sections 7.02(c), 7.06, 7.07, this Section 9.02, Section 9.03 and Article X shall survive the termination of this Agreement; and (d) notwithstanding anything contained herein to the contrary, and without limiting or affecting any of the Company’s rights and remedies hereunder or under applicable law with respect to all matters in respect of this Agreement, the termination of this Agreement by Parent, Intermediate Sub or Merger Sub pursuant to Section 9.01(j) shall be without prejudice to any right or remedy the Company may have, including, without limitation, the right to recover any and all damages to which the Company may be entitled by reason of such termination, whether under this Agreement, applicable law, or otherwise, all of which are expressly reserved and shall survive any such termination.

SECTION 9.03 Fees and Expenses.

(a) Except as otherwise set forth in this Section 9.03, all Transaction Costs incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not any of the Transactions is consummated. As used in this Agreement, “Transaction Costs” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement, the preparation, printing, filing or mailing of the Proxy Statement, the solicitation of stockholder approvals and all other matters related to the consummation of the Transactions.

(b) The Company agrees that if this Agreement shall be terminated by

(i) Parent, Intermediate Sub or Merger Sub pursuant to Section 9.01(d) (if none of Parent, Intermediate Sub or Merger Sub is then in breach of any of its material obligations, representations or warranties under this Agreement);

(ii) the Company pursuant to Section 9.01(g);

(iii) Parent, Intermediate Sub or Merger Sub (A) (x) pursuant to Section 9.01(b) and, at any time after the date of this Agreement but prior to the termination of this Agreement, an Acquisition Proposal shall have been publicly disclosed or otherwise known to the public and not withdrawn or terminated, (y) pursuant to Section 9.01(i) and, at any time after the date of this Agreement and prior to the Special Meeting (including any adjournment thereof), an Acquisition Proposal shall have been publicly disclosed or otherwise known to the public and not withdrawn or terminated or (z) pursuant to Section 9.01(e) and, at any time after the date of this Agreement and prior to the Terminating Company Breach giving rise to the right of Parent, Intermediate Sub or Merger Sub to terminate this Agreement, an Acquisition Proposal shall have been publicly disclosed or otherwise known to the public and not withdrawn or terminated, and (B), in all cases (x), (y) and (z), within nine (9) months after the date of such termination, the Company enters into a definitive agreement with respect to or consummates an Acquisition Proposal (whether or not such Acquisition Proposal was made prior to termination of this Agreement or by the same person); provided, that, for the purposes of this Section 9.03(b)(iii) the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 1.01, except that the references to “20%” shall be deemed to be references to “50%”;

then the Company shall pay Parent the Termination Fee in immediately available funds (x) within two business days after the Termination Date, in the case of clause (i) of this Section 9.03(b), (y) concurrently with such termination, in the case of clause (ii) of this Section 9.03(b) and (z) upon entry into the definitive agreement with respect to the Acquisition Proposal, in the case of clause (iii). “Termination Fee” means $2,000,000 (inclusive of Parent’s Transaction Costs); provided, however, in the event that this Agreement shall be terminated by the Company pursuant to Section 9.01(g) in order to enter into (I) on or prior to the Go Shop Period End Date, a definitive agreement with respect to an Acquisition Proposal or (II) after the Go Shop Period End Date, a definitive agreement with respect to an Acquisition Proposal with an Excluded Party, then, in either case, the “Termination Fee” means $1,720,000 (inclusive of Parent’s Transaction Costs). In no event shall payment of more than one Termination Fee be made. Notwithstanding anything to the contrary contained in this Agreement: (i) Parent’s right to receive the Termination Fee pursuant to this Section 9.03(b) shall be Parent’s sole and exclusive remedy against the Company, any of its subsidiaries, or any of their respective Affiliates, stockholders, directors, officers, Employees, agents or Representatives for any loss, claim, damage, liability or expense suffered as a result of the failure of any of the Transactions to be consummated in circumstances giving rise to the obligation of the Company to pay the Termination Fee; and (ii) upon payment of the Termination Fee pursuant to this Section 9.03(b), none of the Company or any of its subsidiaries, or their respective Affiliates, stockholders, directors, officers, Employees, agents or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions (other than any obligation to pay any amounts due pursuant to the second sentence of Section 9.03(d)).

(c) Parent agrees that if this Agreement shall be terminated by the Company pursuant to Section 9.01(f) or (h), or by Parent, Intermediate Sub or Merger Sub pursuant to Section 9.01(k), then Parent shall pay the Company the Reverse Termination Fee in immediately available funds within two business days after the Termination Date. “Reverse Termination Fee” means $5,000,000 (inclusive of the Company’s Transaction Costs). Notwithstanding anything to the contrary contained in this Agreement: (i) the Company’s right to receive the Reverse Termination Fee pursuant to this Section 9.03(c) shall be the Company’s sole and exclusive remedy against Parent, Intermediate Sub, Merger Sub, Chase or any of their Affiliates, stockholders, directors, officers, Employees, agents or Representatives for any loss, claim, damage, liability or expense suffered as a result of the failure of any of the Transactions to be consummated in circumstances giving rise to the right to receive the Reverse Termination Fee; and (ii) upon payment of the Reverse Termination Fee pursuant to this Section 9.03(c), none of Parent, Intermediate Sub, Merger Sub, Chase or any of their Affiliates, stockholders, directors, officers, Employees, agents or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions (other than any obligation to pay any amounts due pursuant to the second sentence of Section 9.03(d)).

(d) The parties acknowledge that the agreements contained in this Section 9.03 are an integral part of the transactions contemplated by this Agreement and that without these agreements, the other party would not enter into this Agreement. If a party shall fail to pay the Termination Fee or Reverse Termination Fee, as applicable, when due, the party failing to pay shall reimburse the other party for all costs and expenses actually incurred or accrued by such party (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 9.03.

SECTION 9.04 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors or other governing body at any time prior to the Effective Time; provided, that, after the adoption of this Agreement by the stockholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger or that would otherwise by Law require approval of the stockholders of the Company, without approval of such stockholders. This Agreement may only be amended pursuant to a written agreement signed by each of the parties hereto.

SECTION 9.05 Waiver. At any time prior to the Effective Time, any party hereto may in its sole discretion (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE X

GENERAL PROVISIONS

SECTION 10.01 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be, except that the agreements set forth in Articles III and X and Section 7.04 shall survive the Effective Time and those set forth in Sections 7.02(c), 7.06, 7.07, 9.02 and 9.03 and Article X shall survive termination indefinitely.

SECTION 10.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by a recognized overnight courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

if to Parent, Intermediate Sub or Merger Sub:

Randa Accessories Leather Goods LLC

120 West 45th Street

38th Floor

New York, New York 10036

Attention: Jeffrey O. Spiegel, Chief Executive Officer

Facsimile: (212) 768-8585

Randa Accessories Leather Goods LLC

Columbia Centre 1

5600 N. River Road, Suite 500

Rosemont, IL 60018

Attention: John J. Hastings, Chief Financial Officer

Facsimile: (847) 518-8069

with a copy to:

Olshan Grundman Frome

Rosenzweig & Wolosky LLP

Park Avenue Tower

65 East 55th Street

New York, NY 10022

Attention: Robert H. Friedman, Esq.

Facsimile: (212) 451-2222

if to the Company:

Swank, Inc.

90 Park Avenue

New York, New York 10016

Attention: John Tulin, Chief Executive Officer

Facsimile: (212) 867-0203

Swank, Inc.

656 Joseph Warner Boulevard

Taunton, Massachusetts 02780

Attention: Jerold R. Kassner, Chief Financial Officer

Facsimile: (508) 977-4403

with a copy to:

Troutman Sanders LLP

The Chrysler Building

405 Lexington Avenue

New York, NY 10174

Attention: William D. Freedman, Esq.

Facsimile: (212) 704-5935

SECTION 10.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

SECTION 10.04 Entire Agreement; Assignment. This Agreement, the Confidentiality Agreement and any Voting Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties, and any assignment without such consent shall be null and void, except that Parent, Intermediate Sub and Merger Sub may assign all or any of their rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, provided, that, no such assignment shall relieve the assigning party of its obligations hereunder.

SECTION 10.05 Parties in Interest; No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except Chase as and to the extent provided in Section 7.09(e). Without limiting the generality of the foregoing, except (a) as provided in Sections 7.04 and 7.09(e) and (b) from and after the Effective Time, for the rights of holders of Shares to receive the Merger Consideration and for the rights of holders of Company Stock Awards to receive Award Payments (with respect to which such holders shall be third party beneficiaries solely to such extent), neither this Agreement nor any of the other documents and instruments executed pursuant to or in connection with this Agreement, is intended, nor shall any of them be deemed, to (i) confer any rights or remedies upon any person other than the parties hereto, or their respective permitted successors and assigns, (ii) create any agreement of employment with any person or (iii) otherwise create any third party beneficiary hereto or thereto. The representations and warranties and other terms and conditions in this Agreement and such other documents and instruments are the product of negotiations among the parties hereto and may represent the contractual allocation among the parties hereto and thereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto and thereto. Consequently, persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

SECTION 10.06 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with, the Laws of the State of Delaware without regard to the conflict of laws principles thereof. Subject to Section 7.09(e), all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware state or federal court. Subject to Section 7.09(e), the parties hereto hereby (a) submit to the exclusive jurisdiction of any Delaware state or federal court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 10.06 and shall not be deemed to be a general submission to the jurisdiction of such court or in the State of Delaware other than for such purposes.

SECTION 10.07 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any Action directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of any Action, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.07.

SECTION 10.08 Interpretation.

(a) When a reference is made in this Agreement to an Article, a Section or Exhibit, such reference shall be to an Article of, a Section of, or an Exhibit to, this Agreement unless otherwise indicated.

(b) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(d) The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(e) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(f) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

SECTION 10.09 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, Parent, Intermediate Sub, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

RANDA ACCESSORIES LEATHER GOODS LLC

By:	Humphreys Accessories LP, its general partner

By:	Humphreys GP Corp., its general partner

By:	/s/ Jeffrey O. Spiegel
	Name:	Jeffrey O. Spiegel
	Title:	President

SWING ACQUISITION LLC

By:	Randa Accessories Leather Goods LLC, its sole member

By:	Humphreys Accessories LP, its general partner

By:	Humphreys GP Corp., its general partner

By:	/s/ Jeffrey O. Spiegel
	Name:	Jeffrey O. Spiegel
	Title:	President

SWING MERGER SUB, INC.

By:	/s/ Jeffrey O. Spiegel
	Name:	Jeffrey O. Spiegel
	Title:	President

[Signature Page to Agreement and Plan of Merger]

SWANK, INC.

By:	/s/ John Tulin
	Name:	John Tulin
	Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex B

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is entered into as of February 3, 2012, by and among Randa Accessories Leather Goods LLC, a Delaware limited liability company (“Parent”), Swing Acquisition LLC (“Intermediate Sub”), a Delaware limited liability company and wholly owned subsidiary of Parent, Swing Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Intermediate Sub (“Merger Sub”) and [                    ] (“Stockholder”). Parent, Intermediate Sub, Merger Sub and Stockholder are each sometimes referred to herein as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, as of the date hereof, Stockholder has the sole right to vote the number of shares of common stock, par value $0.10 per share (the “Common Stock”), of Swank, Inc., a Delaware corporation (the “Company”), set forth opposite Stockholder’s name on Schedule I hereto (such shares of Common Stock, together with any other shares of Common Stock the voting power over which is acquired by Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (such period, the “Voting Period”), are collectively referred to herein as the “Subject Shares;” provided, that the term “Subject Shares” shall not be deemed to include any shares of Common Stock that are held from time to time in any of the accounts of Stockholder under The New Swank, Inc. Retirement Plan (the “Retirement Plan”), which shares of Common Stock are or shall be, as applicable, owned of record by the Retirement Plan and which Parent, Intermediate Sub and Merger Sub acknowledge and agree may be voted in certain circumstances by the trustee(s) of the Retirement Plan in its or their sole discretion).

WHEREAS, Parent, Intermediate Sub, Merger Sub and the Company contemporaneously herewith intend to enter into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Intermediate Sub (the “Merger”); and

WHEREAS, as a condition to the willingness of Parent, Intermediate Sub and Merger Sub to enter into the Merger Agreement, and as an inducement and in consideration therefor, Stockholder is executing this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Capitalized Terms. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For the avoidance of doubt, the term “Affiliate,” as used in this Agreement, shall have the meaning ascribed to such term in the Merger Agreement.

ARTICLE II

VOTING AGREEMENT AND IRREVOCABLE PROXY

Section 2.1 Agreement to Vote the Subject Shares. Stockholder hereby agrees that, during the Voting Period, at any duly called meeting of the stockholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of the Company, Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause his or her Subject Shares to be counted as present thereat for purposes of establishing a quorum, and he or she shall vote or consent (or cause to be voted or consented), in person or by proxy, all of his or her Subject Shares (a) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, and (b) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of Stockholder contained in this Agreement. This Agreement is intended to bind Stockholder only with respect to the specific matters expressly set forth in clauses (a), (b) and (c) above, and except as set forth in such clauses, Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the stockholders of the Company. Stockholder agrees not to enter into any agreement, commitment or arrangement with any person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Article II.

Section 2.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent, Intermediate Sub or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and direct and indirect economic benefits of and relating to the Subject Shares shall remain vested in and belong to Stockholder.

Section 2.3 Effect of Change of Recommendation; Company Breach. For the avoidance of doubt, Stockholder agrees that, during the Voting Period, the obligations of Stockholder specified in Section 2.1 shall not be affected by (a) any withdrawal or modification by the Board of its recommendation in favor of the Merger and the Merger Agreement or (b) any breach by the Company of any of its representations, warranties, agreements or covenants set forth in the Merger Agreement.

Section 2.4 No Obligation as Director, Officer or Fiduciary. Notwithstanding anything contained in this Agreement to the contrary, (a) Stockholder makes no agreement or understanding herein in any capacity other than in its capacity as a record holder and/or beneficial owner of the Subject Shares, (ii) nothing in this Agreement shall be construed to limit or affect any action or inaction by Stockholder or any Representatives of Stockholder in their respective capacity as a director, officer, or other fiduciary of the Company or any Plan of the Company, and (iii) Stockholder and the Representatives of Stockholder shall have no liability to Parent, Intermediate Sub, Merger Sub or any of their respective Affiliates under this Agreement as a result of any action or inaction by Stockholder or any such Representatives acting in their respective capacity as a director, officer, or other fiduciary of the Company or any Plan of the Company. The term “Representatives” shall mean any director, officer, employee, agent or other representative (collectively, “Representatives”) of Stockholder.

ARTICLE III

COVENANTS

Section 3.1 Generally.

(a) Stockholder agrees that during the Voting Period, except as contemplated by the terms of this Agreement, it shall not, and shall cause its Affiliates not to, without Parent’s, Intermediate Sub’s or Merger Sub’s prior written consent, (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Subject Shares, except, in each case, for Permitted Transfers (as hereinafter defined); (ii) grant any proxies or powers of attorney with respect to any or all of the Subject Shares; (iii) grant in favor of any person any lien of any nature whatsoever with respect to any or all of the Subject Shares; or (iv) knowingly or intentionally take any action that to the knowledge of such Stockholder would have the effect of preventing, impeding, interfering with or adversely affecting Stockholder’s ability to perform its obligations under this Agreement. The term “Permitted Transfers” shall mean the Transfer of Subject Shares (1) to any other person who shall have executed and delivered to Parent, Intermediate Sub and Merger Sub a voting and support agreement substantially on the same terms and conditions as this Agreement (2) to any spouse or lineal descendent (whether natural or adopted), sibling, parent, other family member, heir, executor, administrator, testamentary trustee, or (3) to any trust for the benefit of any spouse or lineal descendent (whether natural or adopted), sibling, parent, or other family member, or any other transfer for estate planning purposes; provided, that in each case referred to in clauses (1), (2) or (3), the assignee or transferee thereof agrees in writing, in form and substance reasonably satisfactory to Parent, Intermediate Sub and Merger Sub, to be bound by the terms of this Agreement; (4) to the Company in connection with the exercise of Company Stock Awards, (5) pursuant to the Stock Option Cancellation Agreement dated as of the date hereof between Stockholder and the Company, as the same may be amended, modified, supplemented or restated, and (6) pursuant to the requirements of the Merger Agreement.

(b) In the event of a stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, conversion, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction.

(c) Stockholder agrees, while this Agreement is in effect, not to knowingly or intentionally take or agree or commit to take any action that would make any representation and warranty of Stockholder contained in this Agreement inaccurate in any material respect.

Section 3.2 Standstill Obligations of the Stockholder. Stockholder covenants and agrees with Parent, Intermediate Sub and Merger Sub that, during the Voting Period:

(a) Stockholder shall not, and shall not act in concert with any person to, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any shares of Common Stock in connection with any vote or other action on any matter, other than to recommend that stockholders of the Company vote in favor of adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

(b) Stockholder shall not, and shall not act in concert with any person to, deposit any of the Subject Shares in a voting trust or subject any of the Subject Shares to any arrangement or agreement with any person with respect to the voting of the Subject Shares, except as provided by Article II of this Agreement.

(c) Stockholder shall not, and shall not act in concert with any person to, directly or indirectly, initiate, solicit or knowingly encourage or facilitate (including, in each case, by way of furnishing information) any inquiries or the making of any proposal or offer with respect to, or any indication of interest in, any Acquisition Proposal, engage in any negotiations or discussions concerning any Acquisition Proposal, or provide any non-public information or data to any person or any Representatives thereof (other than Parent, Intermediate Sub, Merger Sub or any of the Affiliates of Parent, Intermediate Sub or Merger Sub) that has made, or to Stockholder’s knowledge, is considering making an Acquisition Proposal, or make any public statements with respect to any Acquisition Proposal or any matter that relates to, supports, or could reasonably be expected to lead to any Acquisition Proposal.

(d) Stockholder shall cease immediately any and all existing discussions, conversations, negotiations and other communications with any person conducted heretofore with respect to any Acquisition Proposal or any matter which, to the knowledge of Stockholder, relates to, supports, or would reasonably be expected to lead to any Acquisition Proposal.

Section 3.3 Appraisal Rights. Stockholder agrees not to seek appraisal or assert any rights of dissent from the Merger that it may have under Section 262 of the DGCL (or otherwise) and, to the extent permitted by applicable Law, Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have under Section 262 of the DGCL.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder hereby represents and warrants to Parent, Intermediate Sub and Merger Sub as follows:

Section 4.1 Binding Agreement. Stockholder is of legal age to execute this Agreement and is legally competent to do so and (ii) has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement, assuming due authorization, execution and delivery hereof by Parent, Intermediate Sub and Merger Sub, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

Section 4.2 Ownership of Shares. Schedule I sets forth opposite Stockholder’s name the number of shares of Common Stock over which Stockholder has the sole right to vote or to direct the voting as of the date hereof. As of the date hereof, Stockholder is the lawful owner of such shares of Common Stock. Except as previously disclosed to Parent, Intermediate Sub and Merger Sub, Stockholder does not own or hold any right to acquire any additional shares of any class of capital stock of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company other than the Subject Shares. Stockholder has good and valid title to such shares of Common Stock, free and clear of any and all Encumbrances other than those created by this Agreement. Stockholder has not employed or engaged any investment banker, broker or finder that is or will be entitled to any commission or fee from Stockholder in connection with this Agreement or the transactions contemplated hereby.

Section 4.3 No Conflicts.

(a) No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or Permit of any other person is necessary for the execution of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby.

(b) None of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof shall (i) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Stockholder is a party or by which Stockholder or any of the Subject Shares or Stockholder’s assets may be bound, or (iii) violate any Order or Law applicable to Stockholder, except for any of the foregoing as could not reasonably be expected to impair Stockholder’s ability to perform its obligations under this Agreement.

Section 4.4 Company Takeover Proposal. Stockholder represents that it is not engaged in any discussions or negotiations with any person (other than Parent, Intermediate Sub, Merger Sub or any of the Affiliates of Parent, Intermediate Sub and Merger Sub) with respect to any Acquisition Proposal or any matter that, to Stockholder’s knowledge, relates to, supports, or would reasonably be expected to lead to any Acquisition Proposal.

Section 4.5 Reliance by Parent, Intermediate Sub and Merger Sub. Stockholder understands and acknowledges that Parent, Intermediate Sub and Merger Sub are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Stockholder.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT, INTERMEDIATE SUB AND MERGER SUB

Parent, Intermediate Sub and Merger Sub hereby represent and warrant to Stockholder as follows:

Section 5.1 Binding Agreement. Each of Parent, Intermediate Sub and Merger Sub is a Delaware corporation duly organized and validly existing under the laws of the jurisdiction of its organization. Each of Parent, Intermediate Sub and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent, Intermediate Sub and Merger Sub have been duly authorized by all necessary corporate action on the part of Parent, Intermediate Sub and Merger Sub. This Agreement, assuming due authorization, execution and delivery hereof by Stockholder, constitutes a legal, valid and binding obligation of each of Parent, Intermediate Sub and Merger Sub enforceable against each of Parent, Intermediate Sub and Merger Sub in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

Section 5.2 No Conflicts.

(a) No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or Permit of any other person is necessary for the execution of this Agreement by Parent, Intermediate Sub and Merger Sub and the consummation by Parent, Intermediate Sub and Merger Sub of the transactions contemplated hereby.

(b) None of the execution and delivery of this Agreement by Parent, Intermediate Sub and Merger Sub, the consummation by Parent, Intermediate Sub and Merger Sub of the transactions contemplated hereby or compliance by Parent, Intermediate Sub and Merger Sub with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of any of Parent, Intermediate Sub or Merger Sub, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Parent, Intermediate Sub or Merger Sub is a party or by which Parent, Intermediate Sub or Merger Sub or any of their respective assets may be bound, or (iii) violate any applicable Order or Law, except for any of the foregoing as could not reasonably be expected to impair Parent’s, Intermediate Sub’s or Merger Sub’s ability to perform their respective obligations under this Agreement.

Section 5.3 Reliance by the Stockholder. Each of Parent, Intermediate Sub and Merger Sub understands and acknowledges that Stockholder is entering into this Agreement in reliance upon the execution and delivery of the Merger Agreement by Parent, Intermediate Sub and Merger Sub.

ARTICLE VI

TERMINATION

Section 6.1 Termination. This Agreement shall automatically terminate, and none of Parent, Intermediate Sub, Merger Sub or Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earliest to occur of (a) the mutual written consent of Parent, Intermediate Sub, Merger Sub and Stockholder, (b) the Effective Time, (c) the date of termination of the Merger

Agreement in accordance with its terms and (d) the delivery of written notice by Stockholder to Parent following any amendment to the Merger Agreement to (i) decrease the Merger Consideration, or (ii) decrease any Award Payment applicable to Stockholder, unless, in the case of clauses (i) or (ii), as applicable, such amendment to the Merger Agreement has been consented to by Stockholder in writing prior to such Amendment, and after the occurrence of such applicable event this Agreement shall terminate and be of no further force or effect. The termination of this Agreement shall not prevent any Party hereunder from seeking any remedies (at law or in equity) against another Party hereto or relieve such Party from liability, in each case for such Party’s fraud or willful breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of Article VII shall survive the termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Publication. Stockholder hereby permits the Company, Parent, Intermediate Sub and Merger Sub to publish and disclose in any forms, schedules or other documents required to be filed with the SEC (including the Proxy Statement) by the Company, Parent, Intermediate Sub or Merger Sub, as applicable, Stockholder’s identity and ownership of the Subject Shares and the nature of its commitments, arrangements and understandings pursuant to this Agreement.

Section 7.2 Further Assurances. From time to time, at the other Party’s request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

Section 7.3 Fees and Expenses. Each of the Parties shall be responsible for its own fees and expenses (including, without limitation, the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby and by the Merger Agreement.

Section 7.4 Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by each of the Parties hereto. The failure of any Party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Party hereto with its obligations hereunder, and any custom or practice of the Parties at variance with the terms hereof shall not constitute a waiver by such Party of its right to exercise any such or other right, power or remedy or to demand such compliance.

Section 7.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a) If to Parent, Intermediate Sub or Merger Sub:

Randa Accessories Leather Goods LLC

120 West 45th Street

38th Floor

New York, New York 10036

Attention:  Jeffrey O. Spiegel, Chief Executive Officer

Facsimile:  (212) 768-8585

Randa Accessories Leather Goods LLC

Columbia Centre 1

5600 N. River Road, Suite 500

Rosemont, IL 60018

Attention:  John J. Hastings, Chief Financial Officer

Facsimile:  (847) 518-8069

with a copy (which shall not constitute notice) to:

Olshan Grundman Frome

Rosenzweig & Wolosky LLP

Park Avenue Tower

65 East 55th Street

New York, NY 10022

Attention:  Robert H. Friedman, Esq.

Facsimile:  (212) 451-2222

(b) If to Stockholder:

[                    ]

c/o Swank, Inc.

656 Joseph Warner Boulevard

Taunton, Massachusetts 02780

Attention:  Jerold R. Kassner, Chief Financial Officer

Facsimile:  (508) 977-4403

with a copy (which shall not constitute notice) to:

Troutman Sanders LLP

The Chrysler Building

405 Lexington Avenue

New York, NY 10174

Attention:  William D. Freedman, Esq.

Facsimile:  (212) 704-5935

Section 7.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 7.8 Entire Agreement; Assignment. This Agreement (together with the Merger Agreement, to the extent referred to herein, and Schedule I) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other Party, except that Parent, Intermediate Sub and Merger Sub may assign all or any of their respective rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Parent, Intermediate Sub or Merger Sub.

Section 7.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 7.10 Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. Whenever used in this Agreement, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

Section 7.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

Section 7.12 Specific Performance; Jurisdiction. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware, this being in addition to any other remedy to which such Party is entitled at law or in equity. In addition, each of the Parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware and (d) consents to service being made through the notice procedures set forth in Section 7.5. Each of the Stockholder, Parent, Intermediate Sub and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 7.5 shall be effective service of process for any proceeding in connection with this Agreement or the transactions contemplated hereby.

Section 7.13 Counterparts. This Agreement may be executed in counterparts (including by facsimile), each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 7.14 No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between Stockholder, on the one hand, and Parent, Intermediate Sub and Merger Sub, on the other hand, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between or among the parties hereto. Without limiting the generality of the foregoing sentence, Stockholder (a) is entering into this Agreement solely on its own behalf and shall not have any obligation to perform on behalf of any other holder of Common Stock or any liability (regardless of the legal theory advanced) for any breach of this Agreement by any other holder of Common Stock and (b) by entering into this Agreement does not intend to form a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law. Stockholder is not affiliated with any other holder of Common Stock entering into a voting agreement with Parent, Intermediate Sub and Merger Sub in connection with the Merger Agreement and has acted independently regarding its decision to enter into this Agreement and regarding its investment in the Company.

[Execution page follows.]

IN WITNESS WHEREOF, Parent, Intermediate Sub, Merger Sub and Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

RANDA ACCESSORIES LEATHER GOODS LLC

By:	Humphreys Accessories LP, its general partner

By:	Humphreys GP Corp, its general partner

By:
Name:
Title:

SWING ACQUISITION LLC

By:	Randa Accessories Leather Goods LLC, its sole member

By:	Humphreys Accessories LP, its general partner

By:	Humphreys GP Corp, its general partner

By:
Name:
Title:

SWING MERGER SUB, INC.

By:
Name:
Title:

[ ]

[Signature Page to Voting and Support Agreement]

SCHEDULE I

Ownership of Common Stock

Stockholder	Number of Shares

ANNEX C

February 3, 2012

Board of Directors

Swank, Inc.

90 Park Avenue

New York, NY 10016

Swank, Inc., a Delaware corporation (the “Company”) intends to enter into an Agreement and Plan of Merger dated February 3, 2012 (the “Merger Agreement”) with Randa Accessories Leather Goods LLC, a Delaware limited liability company, (the “Parent”), Swing Acquisition LLC (“Intermediate Sub”), a Delaware limited liability company and wholly-owned subsidiary of Parent, and Swing Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Intermediate Sub (“Merger Sub”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Proposed Transaction”). Pursuant to the Proposed Transaction, the Company will become a wholly-owned direct subsidiary of Intermediate Sub and a wholly-owned indirect subsidiary of Parent, and each outstanding share of the common stock, $.10 par value per share (the “Company Common Stock”), of the Company, other than shares held in treasury, or held by Parent, Intermediate Sub or Merger Sub, or as to which dissenters’ rights have been perfected, will be converted into the right to receive $10.00 in cash (the “Per-Share Consideration”). Financo Securities LLC (“Financo”, “our”, “us” or “we”) has been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the holders of shares of Company Common Stock of the Per-Share Consideration to be paid pursuant to the Merger Agreement. Financo’s opinion herein does not take into consideration, and we express no opinion on, the occurrence or amount of any adjustment to the Per-Share Consideration. All capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement. The terms and conditions of the Proposed Transaction are set forth in more detail in the Merger Agreement and related definitive documentation.

In arriving at our opinion, we have reviewed and analyzed such financial and other matters as we have deemed relevant, including, among other things, the following (collectively, the “Information”): (1) certain publicly available information concerning the Company that we believe to be relevant to our inquiry, including without limitation, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and Amendment No. 1 on Form 10-K/A filed with the SEC on May 13, 2011, the Company’s Forms 10-Q for the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011, and the Company’s definitive Proxy Statement on Schedule 14-A dated July 15, 2011 relating to its 2011 annual meeting of stockholders; (2) certain internal financial and operating information with respect to the past and current business operations, financial condition and prospects of the Company furnished to us by the Company and its advisors; (3) reported historic trading activity for the Company Common Stock, including prices and volume, for certain historic periods as well as a comparison of that trading history with those companies we deemed relevant to our analysis; (4) a comparison of the financial and operating information and valuations of other publicly-traded companies that we believe are generally comparable to the Company that we deemed relevant and appropriate,

Board of Directors

Swank, Inc.

February 3, 2012

(5) a comparison of the financial terms of the Proposed Transaction with the terms of certain other recent transactions that we deemed relevant, necessary or appropriate; (6) the Merger Agreement (not including the exhibits thereto except as expressly stated herein), and certain ancillary and related documents that we have deemed relevant, necessary or appropriate; (7) projected financial information provided to us by management of the Company; (8) certain financial information concerning the Parent provided to us by management of the Parent or its advisors; (9) the Commitment Letter, including the term sheet attached thereto, between JPMorgan Chase Bank, N.A. and Parent regarding the provision of debt financing to Parent in connection with the Proposed Transaction; and (10) such other financial, strategic and market information that we deemed relevant. In addition, we have had discussions with the management and staff of the Company and its advisors concerning the material terms of the Proposed Transaction and the Company’s business and operations, assets, present condition and future prospects, and undertook such other studies, analyses and investigations as we deemed relevant, necessary or appropriate.

In preparing this opinion, Financo assumed and relied upon the accuracy and completeness of, and did not independently verify, the Information (including without limitation the representations and warranties contained in the Merger Agreement) supplied or otherwise made available to Financo, discussed or reviewed by or for Financo or publicly available, and shall not assume any responsibility for, nor make any independent verification of, any of the Information. Financo further relied on the assurances of management and staff of the Company and its advisors that they were unaware of any facts that would make such portions of the Information supplied to Financo by Parent or the Company incomplete or misleading. We have assumed that any and all regulatory and third party approvals, consents and releases in respect of the Proposed Transaction have been or will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on Parent or the Company or the contemplated benefits of the Proposed Transaction. We have further assumed that all representations and warranties set forth in the Merger Agreement are and will be true and correct as of all the dates made or deemed made and that all parties to the Merger Agreement will comply with all covenants of such parties thereunder.

Financo did not subject the Information to either (i) any independent review of any kind by Financo or a third party or (ii) an audit in accordance with generally accepted accounting attestation standards or the Statement on Standards for Prospective Financial Information issued by the American Institute of Certified Public Accountants. Further, the preparation of this opinion did not include a detailed review of any Parent or Company transactions, and cannot be expected to identify errors, irregularities or illegal acts, including fraud or defalcations, that may exist. In addition, Financo assumed and relied upon the reasonableness and accuracy of all financial projections, forecasts and analyses provided to Financo, and assumed that such projections, forecasts and analyses were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Company’s management. Accordingly, Financo cannot express an opinion or any other form of assurance on, and assumes no responsibility for, the accuracy, completeness or correctness (including, in the case of projections, forecasts and analyses or the assumptions upon which they may be based, the achievability) of the Information.

Board of Directors

Swank, Inc.

February 3, 2012

Financo is acting as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee from the Company for our services, a significant portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement.

This opinion has been approved by a fairness opinion committee of Financo. This opinion is necessarily based upon economic, market and other conditions and circumstances as they exist and can be evaluated as of the date hereof. Although such conditions and circumstances may change, Financo assumes no obligation to update, revise or reaffirm this opinion. We do not express an opinion as to the prices at which the shares of Company Common Stock may trade at any time. This opinion is limited to the fairness, from a financial point of view, to the holders of shares of Company Common Stock of the Per-Share Consideration, and Financo has assumed that there will be no material changes to the financial terms of the Merger Agreement after the date hereof or any other agreements related to said Proposed Transaction (“Other Agreements”) after the date hereof. Further, Financo expresses no opinion as to the fairness of any consideration received in connection with any Other Agreements contemplated under the Proposed Transaction. In addition, Financo expresses no opinion as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees relative to the Per-Share Consideration. Furthermore, our opinion does not address the Company’s underlying business decision to undertake the Proposed Transaction, and our opinion does not address the relative merits of the Proposed Transaction as compared to any alternative transactions that might be available to the Company. We express no view or opinion as to any terms or other aspects of the Proposed Transaction (other than the Per-Share Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Proposed Transaction.

In arriving at our opinion, Financo has not conducted a physical inspection of the properties or facilities of the Company or of the Parent, and has not reviewed any of the books and records of the Company or Parent, except as expressly described herein. Financo has not made nor obtained any evaluations or appraisals from a third party of the assets of the Company or Parent. Furthermore, we have not considered any tax, accounting or legal effects of the Proposed Transaction or the transaction structure on any person or entity. We have not evaluated the solvency or fair value of the Company or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Financo’s opinion is necessarily based upon conditions as they exist and can be evaluated as of the date of this letter, and assumes that the Proposed Transaction will be consummated without waiver or modification, by any party thereto, of any of the material terms or conditions contained in the Merger Agreement prior to Financo’s delivery of this opinion and that the final form of the draft Merger Agreement will be substantially similar to the Merger Agreement reviewed by us.

Board of Directors

Swank, Inc.

February 3, 2012

In the past, Financo provided and in the future may provide investment banking or other financial advisory services to Parent and its affiliates and has received and, in the future may receive, compensation for rendering these services. Financo has also in the past provided, is currently providing and in the future may provide investment banking or other financial advisory services to the Company and its affiliates and has received and, in the future may receive, compensation for rendering these services.

This letter is for the benefit and use of the Board of Directors of the Company (solely in their capacity as directors) in connection with and for purposes of its evaluation of the Proposed Transaction, except that a copy of this opinion may be included in its entirety in filings and communications with the SEC and in communications with holders of the Company Common Stock (including participants in the Retirement Plan) in connection with the transactions contemplated by the Merger Agreement. Financo expresses no opinion or recommendation as to how the holders of the Company Common Stock (including participants in the Retirement Plan) should vote at the stockholders’ meeting to be held in connection with the transactions contemplated by the Merger Agreement.

Based upon and subject to the foregoing, Financo is of this opinion that, as of the date hereof, the Per-Share Consideration to be paid to the holders of shares of Company Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

ANNEX D

Section 262 of the General Corporation Law of the State of Delaware

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words ‘depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this sub-section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

EMPLOYEE STOCK OWNERSHIP COMPONENT OF

THE NEW SWANK, INC. RETIREMENT PLAN

Reliance Trust Company

Independent Trustee

[                     , 2012]

Dear Participant:

As you may have previously heard, Swank, Inc. (“Swank”) has signed an agreement to merge (the “Merger”) with a subsidiary of Randa Accessories Leather Goods, LLC (“Randa Accessories”). This Merger will only occur if the shareholders of Swank approve the Merger. If the Merger is approved, the shares of Swank stock held in The New Swank, Inc. Retirement Plan (the “Retirement Plan”) will be exchanged for $10.00 per share in cash. The shares of Swank stock held in the Retirement Plan are held in a portion of that plan which is referred to as the “ESOP component” of the Retirement Plan. The formal document describing the Merger accompanies this letter and you should read that document carefully.

There will be a special meeting of stockholders of Swank on [                    , 2012] (the “Special Meeting”) to consider and vote upon the Merger. Participants in the Retirement Plan have the right to direct Reliance Trust Company, as the Independent Trustee of the ESOP component of the Retirement Plan, as to how shares of Swank common stock allocated to their accounts under the Retirement Plan may be voted at that shareholders’ meeting. The Retirement Plan’s records indicate that there are shares of Swank common stock allocated to your account in the ESOP component of the Retirement Plan. The number of shares in your account in the ESOP component of the Retirement Plan is reflected on the enclosed Confidential Voting Instruction Card. The Confidential Voting Instruction Card is to be used by you to direct the Independent Trustee as to how you wish your shares of Swank common stock held in your account under the Retirement Plan to be voted in connection with the Merger.

To assist you in reaching a decision as to how you want to direct the Independent Trustee to vote on the Merger, this letter is accompanied by a copy of the proxy statement distributed by Swank to its stockholders of record. We have also included, in question and answer format, an ESOP Component Supplement which provides you with additional information related to the Retirement Plan. Finally, we have enclosed a Confidential Voting Instruction Card for the number of shares of Swank common Stock allocated to your accounts under the ESOP component of the Retirement Plan as of [                    ], 2012.

You will need to complete and return the Confidential Voting Instruction Card no later than 5:00 P.M., Eastern Standard Time, on [                    ], 2012 to allow the Independent Trustee to submit a proxy for the Special Meeting and vote the shares of Swank common stock allocated to your accounts in the ESOP component of the Retirement Plan. Instructions for completing and returning the Confidential Voting Instruction Card are included in the ESOP Component Supplement and on the Confidential Voting Instruction Card. If you do not direct the Independent Trustee as to how the shares of Swank common stock allocated to your accounts in ESOP component of the Retirement Plan are to be voted, then, except as set forth herein (See Q&A “Must the Independent Trustee follow my direction for voting shares allocated to my Retirement Plan accounts?” and Q&A “What if I do not provide a voting direction to the Independent Trustee?”), we will vote those shares in the same proportion as the shares of Swank common stock as to which we have received direction from other participants in the Retirement Plan whose accounts hold shares of Swank common stock.

We have engaged Stout Risius Ross, Inc. (“SRR”) as our independent financial advisor with respect to the proposed Merger and have requested its written opinion as of the closing as to whether the consideration to be received by the ESOP component of the Retirement Plan for its shares of Swank stock pursuant to the Merger is fair to the ESOP Component of the Retirement Plan from a financial point of view. In rendering its opinion to the Independent Fiduciary, SRR will rely, without independent verification, upon the accuracy and completeness of information supplied to it by Swank, its affiliates and their representatives, including, without limitation, Swank’s historical and projected financial statements. However, SRR will exercise its independent judgment in evaluating this information, and it will not rely on information it determines to be inadequate or incomplete. SRR will be paid a non-contingent fixed fee by Swank to provide the opinions described above. Swank has also agreed to indemnify SRR against certain liabilities arising out of the issuance of its opinions.

We strongly encourage you to read carefully the entire proxy statement along with the ESOP Component Supplement. Your vote is important and must be made voluntarily. Your vote cannot be coerced or unduly influenced by anyone. Your instructions will be kept strictly confidential and only an aggregate vote of all shares held by the ESOP component of the Retirement Plan will be delivered by us in connection with the Merger. If you have any questions or concerns about your vote or the voting process, please contact Howard L. Kaplan, Senior Vice President, Reliance Trust Company, at (404) 965-7227. If you have any questions about the Merger or the Retirement Plan, please contact Jerold R. Kassner, Swank’s Chief Financial Officer, at (508) 977-4484.

Please submit your Confidential Voting Instruction Card so that it is received by American Stock Transfer & Trust Company, no later than 5:00 P.M., Eastern Standard Time, on [                    ], 2012.

Sincerely,

Reliance Trust Company

Independent Trustee

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ESOP COMPONENT SUPPLEMENT

QUESTIONS AND ANSWERS

The following questions and answers briefly address some commonly asked questions regarding the proposed merger and its impact on the participants in the ESOP Component of The New Swank, Inc. Retirement Plan (the “Retirement Plan”) and the voting of the shares of common stock of Swank, Inc. (“Swank”) held by The New Swank, Inc. Retirement Plan Trust—ESOP Component (the “ESOP Trust”), which implements and forms a part of the Retirement Plan. These questions and answers may not address all questions that may be important to you as a participant in the Retirement Plan.

Q.	What matters will be voted upon at the Special Meeting?

A.	At the special meeting of the stockholders of Swank, to be held on [ , 2012] (the “Special Meeting”), the holders of the outstanding shares of Swank’s common stock entitled to vote at the Special Meeting will vote on a proposal to adopt the Agreement and Plan of Merger among Randa Accessories Leather Goods LLC (“Randa Accessories”), Swing Acquisition LLC, Swing Merger Sub, Inc. (“Merger Sub”), and Swank, dated as of February 3, 2012 (the “Merger Agreement”); to approve, on an advisory basis, the “golden parachute” compensation that will be payable to Swank’s named executive officers in connection with the Merger (as defined below) as reported on the Golden Parachute Compensation table on page [_] of the enclosed proxy statement; and to approve a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

Q.	What is the proposed transaction?

A.	If the Merger Agreement is adopted and all closing conditions are satisfied or waived, Merger Sub will be merged with and into Swank (the “Merger”), with Swank being the surviving corporation. As a result, Swank will become a subsidiary of Randa Accessories.

Q.	If the Merger is completed, what will the ESOP Trust receive for shares of Swank common stock allocated to my accounts in the Retirement Plan?

A.	The shares of Swank common stock allocated to your accounts will be converted into the right to receive cash equal to $10.00 per share.

Q.	What is the required vote to adopt the Merger Agreement?

A.	To adopt the Merger Agreement, holders of a majority of the outstanding shares of Swank common stock entitled to vote at the Special Meeting must vote FOR the proposal to adopt the Merger Agreement. Each outstanding share of common stock is entitled to one vote. Because the ESOP Trust holds approximately [35.8%] of the total outstanding shares of Swank common stock, it is important that you direct the Independent Trustee of the ESOP component of the Retirement Plan, Reliance Trust Company (the “Independent Trustee”), as to how it should vote the shares allocated to your accounts under the ESOP Trust. The Independent Trustee will vote the shares allocated to your accounts in the Retirement Plan in accordance with your direction, the Retirement Plan and applicable law. (See Q&A “Must the Independent Trustee follow my direction for voting shares allocated to my Retirement Plan accounts?”)

Q.	Who may vote at the Special Meeting?

A.

Only stockholders of record as of the close of business on [                    , 2012] may vote at the Special Meeting. As of the record date, Swank had [            ] shares of common stock outstanding and entitled to vote. Of this amount, the ESOP Trust held [            ] shares or approximately [35.8%] of the outstanding

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shares of Swank common stock entitled to vote. Shares held by the ESOP Trust are to be voted under the Retirement Plan and applicable law by the Independent Trustee based on the directions of participants as to the shares allocated to their accounts in the Retirement Plan.

Q.	What do I need to do now?

A.	After carefully reading and considering the information contained in this ESOP Component Supplement and the accompanying proxy statement, please direct the Independent Trustee how to vote the shares of Swank common stock allocated to your accounts in the Retirement Plan by signing, dating and returning the enclosed Confidential Voting Instruction Card to American Stock Transfer & Trust Company as soon as possible. The Confidential Voting Instruction Card must be received by American Stock Transfer & Trust Company no later than 5:00 P.M., Eastern Standard Time, on [ ], 2012.

Q.	Can I change my direction to the Independent Trustee?

A.	Yes. You can change your direction to the Independent Trustee by submitting by mail a new Confidential Voting Instruction Card dated after the date of the Confidential Voting Instruction Card being revoked. Your new direction, however, must be received within the deadlines set forth in the immediately preceding Question and Answer. You may not change your direction to the Independent Trustee at the Special Meeting. You will forfeit your right to direct the Independent Trustee as to how to vote your shares if you do not return a Confidential Voting Instruction Card by the deadline specified above.

Q.	Must the Independent Trustee follow my direction for voting shares allocated to my Retirement Plan accounts?

A:	The Internal Revenue Code and the terms of the Retirement Plan provide that you have the right to direct the trustee of the Retirement Plan with respect to the voting of shares allocated to your accounts in the ESOP component of the Retirement Plan for certain corporate transactions, such as the Merger. Generally, the Independent Trustee will follow the directions you provide on a timely basis. However, pursuant to the requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Independent Trustee must disregard your direction and vote the shares in the Independent Trustee’s discretion in circumstances where the direction provided is contrary to law or the Independent Trustee’s fiduciary duties under ERISA.

Q.	Can I vote in person at the Special Meeting?

A.	Stockholders of record as of the close of business on [ , 2012] may vote in person at the Special Meeting. However, you may not vote in person at the Special Meeting with respect to shares of Swank common stock allocated to your Retirement Plan accounts. Instead, you can only direct the Independent Trustee how to vote those shares as described in the preceding Questions and Answers.

Q.	What if I do not provide a voting direction to the Independent Trustee?

A.	If you do not direct the Independent Trustee as to how the shares of Swank common stock allocated to your accounts in the Retirement Plan are to be voted, then the Independent Trustee will vote those shares in the same proportion as the shares of Swank common stock as to which it has received direction from the other participants with Swank common stock allocated to their accounts within the ESOP Trust. However, pursuant to the requirements under ERISA, the Independent Trustee may, instead of voting your shares in the same proportion as the shares of Swank common stock as to which it has received direction from other participants, vote the shares allocated to your account in the Retirement Plan in the Independent Trustee’s discretion in circumstances where the direction it has received from the other participants is contrary to law or the Independent Trustee’s fiduciary duties under ERISA.

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Q.	What happens if I direct that my allocated shares be voted AGAINST the proposal to adopt the Merger Agreement and the Merger?

A.	If the holders of a majority of the outstanding shares of Swank common stock vote FOR the proposal to approve and adopt the Merger Agreement and the Merger, then, subject to the satisfaction or waiver of all other closing conditions, the Merger will occur regardless of whether you directed the Trustee to vote your allocated shares AGAINST approval and adoption. If the holders of a majority of the outstanding shares of Swank common stock do not vote FOR the proposal to adopt the Merger Agreement, then the Merger will not occur regardless of whether you directed the Trustee to vote your allocated shares FOR adoption.

Q.	Will I owe taxes with respect to my allocated shares of Swank common stock as a result of the Merger?

A.	The conversion of shares of Swank common stock owned by the ESOP Trust into cash pursuant to the Merger will not be a taxable event for the Retirement Plan or any participant in the Retirement Plan. The cash received by the Retirement Plan pursuant to the Merger will be held and invested in accordance with the Retirement Plan and distributed to participants in accordance with the terms of the Retirement Plan. Please see the section of the proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” for a discussion of the tax consequences of the Merger.

YOU SHOULD CONSULT YOUR TAX AND OTHER ADVISORS FOR ADDITIONAL INFORMATION REGARDING THE TAXATION OF ANY DISTRIBUTIONS FROM THE RETIREMENT PLAN.

Q.	When will I receive payment for the allocated shares in my Retirement Plan accounts?

A.	Under the terms of the Merger Agreement, the ESOP Component of the Retirement Plan will be terminated shortly after the Merger becomes effective and an application will be submitted to the Internal Revenue Service for a favorable determination letter on its tax-qualified status. Once the IRS issues its determination letter, which could take 12 or more months, you will be able to elect to receive your accounts in cash or to roll over such amounts (on a tax-free basis) to an “individual retirement account” or another qualified retirement plan that accepts rollover amounts.

Q:	How will the funds in my accounts in the ESOP Component of the Retirement Plan be invested before they are distributed to me?

A.	Shortly after the Merger, the ESOP Component of the Retirement Plan will also be amended to permit you to direct the investment of the funds in these accounts similar to the way those of you who contribute to our 401(k) plan invest those funds. So, while we are waiting for the IRS to confirm the tax-qualified status of the ESOP component of the retirement plan, the assets in your accounts in the ESOP component will continue to be held in the Retirement Plan for your benefit and you will be permitted to direct the investments in those accounts among the investment alternatives available under Swank’s 401(k) plan.

Q.	When does Swank expect to complete the Merger?

A.	Swank is working toward completing the Merger as quickly as practicable. The Merger cannot be completed until a number of closing conditions are satisfied, including adoption of the Merger Agreement by Swank’s stockholders at the Special Meeting. The Merger Agreement provides that the closing of the Merger will occur as promptly as practicable after the satisfaction or waiver of all of the conditions to the closing as set forth in the Merger Agreement. The closing of the Merger is currently expected to occur in the second calendar quarter of 2012.

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Q.	Who can help answer my questions?

A.	If you have any questions or concerns about your vote or the voting process, please contact Howard L. Kaplan, Senior Vice President, Reliance Trust Company, at (404) 965-7227. If you have any questions about the Merger or the Retirement Plan, please contact Jerold R. Kassner, Swank’s Chief Financial Officer, at (508) 977-4484.

We encourage you also to read the document titled Swank—FAQs, which was distributed to all of Swank’s employees, including participants in the ESOP Component of the Retirement Plan on [                    , 2012], for further information regarding the Merger and the Retirement Plan.

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SWANK, INC.

90 Park Avenue, New York, New York 10016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ___ _, 2012

The undersigned hereby constitutes and appoints Jerold R. Kassner and John Tulin, and each of them, with full power of substitution, as proxies of the undersigned, to attend the Special Meeting of Stockholders of SWANK, INC. (the “Company”) to be held at the Company’s offices at 656 Joseph Warner Blvd., Taunton, Massachusetts 02780, on ___ _, 2012 at 9:30 A.M. local time, and all adjournments thereof, to vote all shares of Common Stock of the Company which the undersigned may be entitled to vote upon the following matters:

(Continued and to be signed on the reverse side)

14475

SPECIAL MEETING OF STOCKHOLDERS OF

SWANK, INC.

, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON ___ _, 2012: The Proxy Statement is available at http://www.swankinc.com/proxy

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

- -

00030303000000000000 2

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

FOR AGAINST ABSTAIN

1. To adopt the merger agreement dated as of February 3, 2012, as it may be amended from time to time, by and among the Company, Randa

Accessories Leather Goods LLC, Swing Acquisition LLC and Swing

Merger Sub, Inc.

2. To approve, on a nonbinding advisory basis, the “golden parachute”

compensation under existing agreements with the Company that certain executive officers of the Company will receive in connection with the merger.

3. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies to approve proposal to adopt the merger agreement.

A PROPERLY EXECUTED PROXY WILL BE VOTED IN THE MANNER

DIRECTED BY THE STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THE

PROXY WILL BE VOTED “FOR” APPROVAL OF THE PROPOSAL TO ADOPT

THE MERGER AGREEMENT, “FOR” APPROVAL OF THE NONBINDING

ADVISORY PROPOSAL REGARDING “GOLDEN PARACHUTE”

COMPENSATION, AND “FOR” APPROVAL OF THE PROPOSAL TO ADJOURN

THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT

ADDITIONAL PROXIES.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL

MEETING. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE SIGN AND DATE

THIS FORM OF PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE

ENCLOSED ENVELOPE. The failure to vote your shares of Common Stock will have the same effect as a vote “AGAINST” the merger agreement.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SWANK, INC. 90 Park Avenue, New York, New York 10016 This Voting Instruction Card is furnished in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting of Stockholders to be held ___ _, 2012 The undersigned hereby directs Reliance Trust Company, as Trustee (the “Trustee”) of the ESOP Component of The New Swank, Inc. Retirement Plan (the “ESOP”), to vote all shares of the common stock of the Company, $.10 par value per share, allocated to the undersigned’s account in the ESOP at the Special Meeting of Stockholders of SWANK, INC. (the “Company”) to be held at the Company’s offices at 656 Joseph Warner Blvd., Taunton, Massachusetts 02780, on ___ _, 2012 at 9:30 A.M. local time, and at all adjournments thereof, as indicated on the reverse side of this Voting Instruction Card. The undersigned hereby acknowledges that the Trustee will vote these shares in accordance with his or her direction, the ESOP and applicable law, as more fully described on the reverse side of this Voting Instruction Card. (Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF SWANK, INC. ____ _, 2012 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON ___ _, 2012: The Proxy Statement is available at http://www.swankinc.com/proxy 00030303000000000000 2 Please sign, date and mail your voting instruction card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR DIRECTION IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. To adopt the merger agreement dated as of February 3, 2012, as it may be amended from time to time, by and among the Company, Randa Accessories Leather Goods LLC, Swing Acquisition LLC and Swing Merger Sub, Inc. 2. To approve, on a nonbinding advisory basis, the “golden parachute” compensation under existing agreements with the Company that certain executive officers of the Company will receive in connection with the merger. 3. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies to approve proposal to adopt the merger agreement. PLEASE SIGN AND DATE THIS VOTING INSTRUCTION CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. A PROPERLY EXECUTED VOTING INSTRUCTION CARD WILL BE ACTED UPON BY THE TRUSTEE IN ACCORDANCE WITH YOUR DIRECTION, THE ESOP AND APPLICABLE LAW. IF NO DIRECTION IS GIVEN, THE TRUSTEE WILL VOTE THE SHARES IN THE SAME PROPORTION AS THE SHARES AS TO WHICH IT HAS RECEIVED DIRECTION FROM OTHER PARTICIPANTS WITH SHARES ALLOCATED TO ACCOUNTS IN THE ESOP. IN CERTAIN CIRCUMSTANCES, THE TRUSTEE MAY DISREGARD YOUR DIRECTION AND VOTE YOUR SHARES IN THE TRUSTEE’S DISCRETION WHERE YOUR DIRECTION IS CONTRARY TO LAW OR THE TRUSTEE’S FIDUCIARY DUTIES UNDER LAW. Signature: Date: Note: Please sign exactly as your name or names appear on this Voting Instruction Card.